As filed with the Securities and Exchange Commission on March 11, 2008

Registration No. 333-141315

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4 to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

TIAA-CREF U.S. Real Estate Fund I, L.P.
(Exact Name of Registrant as Specified in its Governing Instruments)

c/o Teachers Insurance and Annuity Association of America 730 Third Avenue New York, NY 10017-3206 (212) 490-9000

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
Keith F. Atkinson, Esquire c/o Teachers Insurance and Annuity Association of America 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 (704) 988-5507
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to: Dennis M. Quinn, Esquire Mayer Brown LLP 71 S. Wacker Drive Chicago, IL 60606 (312) 701-7885

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Units of limited partnership interest	$1,000	$300,000,000	$9,210.00

(1) Calculated in accordance with the provisions of Rule 457(o) of the Securities Act of 1933, as amended.

(2) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 11, 2008

PROSPECTUS

TIAA-CREF U.S. Real Estate Fund I, L.P.

Up to $300,000,000 of units offered to the public
$150,000,000 of units minimum

TIAA-CREF U.S. Real Estate Fund I, L.P. (the “Fund”, “we” or “us”) is a closed-end fund organized as a Delaware limited partnership to invest primarily in a diversified portfolio of high quality core real estate assets. This will consist of operating properties, primarily in the office, retail, industrial and multifamily sectors. We are not a mutual fund or other entity registered under the Investment Company Act of 1940, as amended. Being a “closed-end” fund means, in our case, that we are offering a fixed number of units to investors during a fixed offering period, i.e., [18 months from the date of this prospectus] or such later date (in no event later than 24 months from the date of this prospectus) as our general partner and the distributing broker-dealer, Teachers Personal Investors Services, Inc. (TPIS), in their sole discretion, may agree. Additionally, our partnership agreement limits our term to seven years from the December 31 following the end of this offering with an extension of up to three additional years in the discretion of our general partner, at which time we must dissolve. Under certain circumstances, we may be dissolved sooner.

We are selling up to $300,000,000 worth of units of limited partnership interests to investors. The minimum initial investment in the units is $150,000 per investor. Subscription agreements will be effective only upon the Fund’s acceptance. However, once they are accepted by the Fund, the subscription agreements are binding and the investors will be subject to capital calls for the amounts committed to in their subscription agreements. Subscriptions will be placed in escrow until such time as subscriptions from public investors representing capital commitments of at least $150,000,000 have been received and accepted by us, which we refer to as the minimum offering. Subscribers may not withdraw their subscriptions from escrow once submitted.

	Price to Public	Selling Commissions	Proceeds Before Expenses(1)

Primary Offering

Per Unit	$1,000	$0	$1,000

Total Minimum(2)	$150,000,000	$0	$150,000,000

Total Maximum(2)	$300,000,000	$0	$300,000,000

(1)

The Fund will not pay any selling commissions or other underwriting fees. However, Teachers Advisors, Inc. (the Asset Manager) will re-allow a portion of its asset management fee to TPIS in connection with its services in the distribution of units. This reallowance will be based on a determination by TPIS of its costs and expenses incurred in performing distribution services, but in no event will exceed $2.5 million. Additionally, investment advisors may charge an advisory fee or receive other compensation from an investor in connection with a purchase of units. The proceeds to the Fund will not be affected by the payment of any such fees or other compensation.

(2)

The total minimum and maximum do not include the amount Teachers Insurance and Annuity Association of America (TIAA) will contribute for units. Units purchased by TIAA and its affiliates will not be counted for purposes of determining whether the minimum number of units has been sold.

This offering will terminate on or before [a date 18 months from the date of this prospectus], unless extended by our general partner and TPIS, a registered broker-dealer and an affiliate of our general partner and Asset Manager, in their discretion, to a date not later than two years from the date of this prospectus. This offering is a “best efforts, minimum/maximum offering.” See “Plan of Distribution.”

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

See Risk Factors beginning on page 22 for certain risk factors relevant to an investment in our units, including, among others:

■	We have no operating history;

■	We are a blind pool (i.e., no specific properties have yet been targeted for purchase) and you must rely totally upon the ability of our Asset Manager to select our investments;

■

This is a highly illiquid investment. The units will not be listed or quoted on an exchange and the transferability of the units will be substantially restricted, and you may only be able to sell them, if at all, at a substantial discount;

■

Except for a payment of cash related to amounts contributed during this offering, investors are not expected to receive any distributions prior to two years after the end of this offering (which, depending upon the length of this offering, may be as much as four years from the date of this prospectus), and the Fund is not obligated to make distributions at any particular time;

■	We will likely defer your payment of some or all capital contributions after you are admitted as a limited partner, but you will be subject to calls on short notice from time to time;

■	In the early years of the Fund, you will likely be required to make out-of-pocket payments to cover your tax liability arising from your investment in units;

■	Investment in the Fund involves a complex tax structure, which may result in delays in distributing important tax information to you.

■	Payments of fees to the Asset Manager will reduce cash available for investment and distribution;

■	Following the offering period, the value of your units may be uncertain, due to the nature of our valuation process and the infrequency of our performing an estimated unit valuation;

■

The terms of our asset management agreement, including the amount of fees to be paid, are not the result of arm’s length negotiations. Additionally, our Asset Manager may face conflicts of interest in its performance of management and investment advisory services for us, including conflicts involving its performance of similar services for TIAA, its affiliates and their clients and other funds they have sponsored or may sponsor in the future; and

■

We will be subject to risks generally associated with the ownership of real estate related assets, including changes in economic conditions, environmental risks, the cost of and ability to obtain insurance, and risks related to leasing of properties.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN OUR UNITS IS NOT PERMITTED.

The date of this prospectus is ________, 2008

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the units in any state where such offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

2  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

SUITABILITY STANDARDS

GENERAL

          TIAA-CREF U.S. Real Estate Fund I, L.P. (the “Fund”, “we” or “us”) is a finite-life entity, which means that we will sell our real estate investments, distribute the sale proceeds, if any, to our investors and terminate the Fund within a preset period of time. Our partnership agreement requires that we dissolve seven years after the December 31 following the termination of this offering. However, our general partner may extend our term by up to an additional three years in its discretion, and there are certain circumstances in which we may be required to dissolve earlier. Even though we are required to distribute proceeds from the sale of our investments, we generally do not intend to make any distributions (whether from our operations or sales) during the period lasting until two years after the termination of this offering, which we call our Investment Period. Depending upon the length of this offering, we may not make distributions for up to four years from the date of this prospectus. During the Investment Period, we expect to reinvest in real estate and real estate related investments funds that otherwise would have been distributed to our investors. Although we do not intend to make distributions for the periods described above, our investors may be allocated income on which they will be required to pay U.S. federal and state income taxes, even though we do not make a cash distribution.

          Accordingly, an investment in our units is only suitable for persons who have adequate financial means, desire a long-term investment commensurate with a multiple-year investment period for our real estate investments and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life real estate-based investment and who are able to hold their investment for a time period consistent with our investment strategy are those who may benefit from an investment in our partnership. On the other hand, we caution persons who require guaranteed income, particularly within the initial few years of the Fund’s term, or immediate liquidity not to consider an investment in our partnership as meeting these needs. An investment in the Fund involves significant risk.

          In consideration of these factors, we have established suitability standards for initial limited partners and subsequent purchasers of units from our investors.

          If the purchaser is an individual, including an individual beneficiary of a purchasing IRA, or if the purchaser is a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Transfer to Minors Act, such individual or fiduciary, as the case may be, must represent that he meets the suitability requirements. The requirements, which are set forth in the Subscription Agreement (the Subscription Agreement) attached as Exhibit B to this prospectus, include a requirement that any such individual, or in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the units, have a net worth, excluding the value of all homes, furnishings and automobiles (which, for purposes of this prospectus we refer to as net worth), equal to or greater than $3,000,000.

          Notwithstanding a potential investor’s net worth equaling or exceeding $3,000,000, the general partner and TPIS will consider a number of other relevant factors, including but not limited to the percentage of net worth which the proposed investment in units represents as well as the gross income of the potential investor. The general partner and TPIS do not intend to admit any investor as a limited partner of the Fund if such investor’s investment in units would exceed 8% of such investor’s net worth (taking into account, for purposes of such calculation, the investment in units), although they reserve the right to waive such requirement in their sole discretion.

          Notwithstanding the foregoing, the general partner and TPIS reserve the right to waive any minimum standards if, in their sole discretion, the investor’s particular circumstances warrant. However, the requirement of the $3,000,000 net worth minimum will not be waived except in limited circumstances for TIAA officers or trustees. Further, notwithstanding the fact that a potential investor certifies as to having met the net worth standards above, the general partner and TPIS reserve the right to request additional information from the investor and/or his or her authorized representative concerning the investor’s financial situation.

          Additionally, and importantly, each prospective investor will be required to certify in his or her Subscription Agreement that such investor has been represented and advised in the investment in our units by a registered investment advisor or a federally- or state-chartered trust company. We reserve the right to waive this requirement, but intend to waive only in limited circumstances.

          By executing the Subscription Agreement, which is attached as Exhibit B to this prospectus, you represent to our general partner, TPIS and our Asset Manager that you meet the foregoing applicable suitability standards. Our general partner and TPIS, unless they have waived any particular suitability standard in their discretion, will not accept a subscription from any investor who does not represent that it meets such standards. Our general partner has the unconditional right to accept or reject any subscription in whole or in part.

          Transferees of units will also be required to comply with applicable standards, except for transfers to family members for estate planning purposes, which shall include family trusts and transfers made by gift, inheritance or divorce. In the case of purchases of units by fiduciary accounts in California, the suitability standards must be met by the beneficiary of the account or, in those instances where the fiduciary directly or indirectly supplies the funds for the purchase of units, by such fiduciary.

          TPIS, as the broker-dealer selling units on our behalf, is required to:

TIAA-CREF U.S. Real Estate Fund I Prospectus |  3

•

make reasonable efforts to assure that each person purchasing units is suitable in light of such person’s age, investment objectives, net worth, educational level, knowledge of investments, financial situation and other pertinent factors;

•

ascertain that each person purchasing units has an apparent understanding of (1) the fundamental risks of the investment, (2) the risk that the person may lose the entire investment, (3) the lack of liquidity of the units, (4) the restrictions on transferability of the units, (5) the background and qualifications of the general partner, and (6) the tax consequences of the investment; and

•	maintain records for at least six years of the information used to determine that an investment in units is suitable and appropriate for each purchaser.

          The distribution agreement with TPIS, along with the escrow agreement with the escrow agent, will require TPIS, among other things, to (i) make inquiries diligently as required by law of a prospective purchaser in order to ascertain whether a purchase of units is suitable for the purchaser, and (ii) transmit promptly to an escrow agent all fully completed and duly executed Subscription Agreements.

          The minimum initial commitment is to purchase 150 units ($150,000) per investor. Once you hold units, unless our general partner grants its consent (which, with limited exception, may be withheld in its sole and absolute discretion), you may not transfer, fractionalize or subdivide your units such that (i) you transfer fewer than 50 units, (ii) you hold fewer than 50 units, if any, after such transfer or (iii) the transferee would hold fewer than 150 units. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. However, IRA investors are urged to consult their custodians for special rules, restrictions and custodial fees which may apply to an IRA investment in the units. You should note that an investment in units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Code).

          After you have purchased the minimum investment, or have satisfied minimum purchase requirements of the Fund, any additional purchase must be in increments of at least 10 units ($ 10,000). Further, any transfer of units (other than for estate planning purposes or transfers via gift, inheritance or divorce) must be made in an amount equal to or exceeding 50 units ($50,000).

          In order to ensure adherence to the suitability standards above, requisite criteria must be met, as set forth in the Subscription Agreement in the form attached hereto as Exhibit B. In addition, the general partner and TPIS must make reasonable efforts to determine that the purchase of our units is a suitable and appropriate investment for an investor. In making this determination, the general partner and TPIS will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed Subscription Agreements will be maintained in our records for six years.

          The units offered hereby are not obligations of either Teachers Insurance and Annuity Association of America (TIAA) or the College Retirement Equities Fund (CREF). Neither TIAA nor CREF, nor any affiliate thereof, offers any guarantee of the units offered hereby, and investors may not look to either TIAA or CREF, or any affiliate thereof (other than the Fund itself) for payments or distributions on the securities. Investors will bear the entire investment risk. Investors are cautioned to review the merits of this investment based on the disclosures contained in this prospectus (as opposed to evaluating the financial condition of either TIAA or CREF) prior to making a decision to invest in the units of limited partnership interest offered hereby.

          Kansas Investors: It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors may not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

          Arkansas Investors: Arkansas investors may not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

          In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the USA PATRIOT Act), the units offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Prohibited Partner,” which generally means anyone who is:

•

a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the

4  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

          If our general partner subsequently determines that a limited partner is a “Prohibited Partner,” our general partner may take such action as may be necessary or appropriate under the law, including freezing the limited partner’s distributions and units.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  5

CAUTIONARY STATEMENT REGARDING EXHIBITS

          The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to this prospectus or any amendment or supplement hereto are made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you and should not be relied on as accurately representing the current state of our affairs.

ABOUT THIS PROSPECTUS AND PROSPECTUS SUPPLEMENTS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement, or file an amendment to the registration statement with the SEC, that may add, update or change information contained in this prospectus. We may also reflect other relevant information concerning our continuous offering of units in periodic amendments to the registration statement.

          Any statements that we make in this prospectus, as supplemented, will be modified or superseded by any inconsistent or updated statement made by us in a subsequent prospectus supplement or amendment to the registration statement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus, together with the most recent prospectus supplement or supplements furnished to you, and the related exhibits filed with the SEC.

6  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

PROSPECTUS SUMMARY

          This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

TIAA-CREF U.S. REAL ESTATE FUND I, L.P.

          TIAA-CREF U.S. Real Estate Fund I, L.P. (the “Fund”, “we” or “us”) is a closed-end fund formed on February 2, 2007 as a Delaware limited partnership to invest primarily in a diversified portfolio of high quality core real estate assets. We are not a mutual fund or other entity registered under the Investment Company Act of 1940, as amended. Being a “closed-end” fund means, in our case, that we are offering a fixed number of units to investors during a fixed offering period, i.e., [18 months from the date of this prospectus] or such later date (in no event later than 24 months from the date of this prospectus) as our general partner and TPIS, in their sole discretion, may agree. Additionally, our partnership agreement limits our term to seven years from the December 31 following the end of this offering with an extension of up to three additional years in the discretion of our general partner. Under certain circumstances, we may be dissolved sooner.

          Our office is located at 730 Third Avenue, New York, New York 10017. Our telephone number is (212) 490-9000. A website is also maintained at www.tiaa-cref.org that contains information about our affiliates. The contents of that website expressly are not incorporated by reference in or otherwise made a part of this prospectus.

THE OFFERING
Maximum Offering	$300,000,000 of units
Minimum Offering	$150,000,000 of units
Minimum Initial Investment	$150,000 of units
Additional Investment	$10,000 increments

Per-Unit purchase price	$1,000 per unit

          The Fund will hold an initial closing upon our receipt and acceptance of subscriptions from public investors for no less than 150,000 units ($150,000,000). The Fund will not have more than two closings. The Fund intends to sell up to a maximum of 300,000 units ($300,000,000) to the public.

          In addition, TIAA, the parent entity of the sponsor of the Fund, has irrevocably committed to make a $50,000,000 contribution to the Fund to acquire 50,000 units ($1,000 per unit) of limited partnership interest. The general partner, on our behalf, may call all or any portion of TIAA’s commitment as needed at any time or times during the Investment Period, which commences with the date of this prospectus and continues until two years after the termination of this offering. Accordingly, the proceeds of TIAA’s contribution or contributions will be available to us even before the first date for the admission of investors to use for possible acquisitions of real estate and real estate related investments and payment of expenses while we raise funds from investors during this offering. Except for the fact that TIAA’s units will not have the right to vote on certain partnership matters, the rights and characteristics of TIAA’s units will be identical to the units offered to investors in this offering. Units purchased by TIAA and its affiliates will not be counted for purposes of determining whether the minimum number of Units have been sold in this offering.

          Limited partners will be obligated to pay the amounts of their capital commitments as agreed upon in their Subscription Agreements and our partnership agreement. Our general partner may call for investors to make their capital contributions at any time after the initial closing for this offering and the admission of investors as limited partners through the end of the Investment Period. Additionally, our general partner may call for capital contributions after the Investment Period for certain limited purposes, for example, to pay for investments for which we made commitments before the end of the Investment Period or to pay necessary expenses incurred after the Investment Period. In no event will any limited partner be required to make capital contributions for more than the amount of his or her capital commitment to the Fund. However, such limitation will not apply to certain expenses a limited partner may have to pay under certain circumstances, such as interest on a capital contribution in default.

          There are serious consequences for a limited partner who fails to pay the amount of his or her capital called by our general partner. If the amount is not paid in full by its due date, interest will accrue on the outstanding amount from the date due. Additionally, our general partner may, in its discretion, apply one or more of the following remedies:

•

prohibit the defaulting limited partner from participating in additional real estate related investments while still obligating the defaulting limited partner to make capital contributions for other purposes, such as to pay expenses of the Fund;

•	assess a 25% reduction in the defaulting limited partner’s interest in the Fund;

•

in lieu of the 25% reduction in the preceding clause, redeem, or arrange for a third party to purchase, the defaulting limited partner’s interest in the Fund for 75% of the capital account balance for such interest, reduced for any damages or expenses attributable to such default; or

•	commence legal proceedings to require payment of the defaulted amount, plus interest on such amount.

          Subscription Agreements of investors will be held in escrow with Boston Financial Data Services, Inc. (BFDS) as escrow agent until a closing occurs and such investors are admitted as limited partners. Prior to the initial closing at which investors are admitted as limited partners, all such Subscription Agreements will be held in trust with BFDS, and prior to the second closing (if any) at which investors are admitted as limited partners, all such Subscription Agreements will be held in trust with BFDS. An investor’s Subscription Agreement will only be released to the Fund at

TIAA-CREF U.S. Real Estate Fund I Prospectus |  7

the time when such investor is admitted as a limited partner in the Fund.

          In the event the minimum number of units is subscribed for in this offering by investors, a limited partner (including TIAA) admitted at or, in the case of TIAA as the initial limited partner prior to, the initial closing of investors who makes one or more capital contributions before the end of this offering, will be entitled to receive a cash payment from the Fund equal to the product of (i) the amount of each such capital contribution, multiplied by (ii) an initial rate equal to the average London Interbank Offered Rate for the preceding 30 days minus 0.25% per annum, multiplied by (iii) a fraction, (x) the numerator of which is the number of days from the day after each such capital contribution is made through the end of the fiscal quarter in which this offering terminates and (y) the denominator of which is 365. The rate on which the calculation is based may be modified prospectively at the end of any fiscal quarter in the sole discretion of our general partner. Payment will be made within 60 days after the end of the fiscal quarter in which the offering terminates. Such payment will be made prior to, and without regard to, any distributions from the Fund to which a limited partner might otherwise be entitled as described under “Distributions and Allocations” below.

TIAA-CREF

          Founded on philanthropic roots and with a nonprofit heritage, TIAA is a life insurance company founded in 1918 and is the companion organization of CREF. Together, TIAA and CREF form the principal retirement system for the nation’s academic, medical, cultural and research communities and one of the largest pension systems in the U.S., based on assets under management. TIAA-CREF serves approximately 3.2 million people and over 15,000 institutions and is a recognized leader in corporate governance. As of September 30, 2007, TIAA’s assets under management were approximately $195 billion and the combined assets under management for TIAA and CREF totaled approximately $437 billion.

          The units offered hereby are not obligations of either TIAA or CREF. Neither TIAA nor CREF, nor any affiliate thereof, offers any guarantee of the units offered hereby and investors may not look to either TIAA or CREF, or any affiliate thereof (other than the Fund itself) for payments or distributions on the securities. Investors will bear the entire investment risk. Investors are cautioned to review the merits of this investment based on the disclosures contained in this prospectus (as opposed to evaluating the financial condition of either TIAA or CREF) prior to making a decision to invest in the units of limited partnership interest offered hereby.

GENERAL PARTNER

          Our general partner is TIAA-CREF USREF I GP, LLC, a newly formed Delaware limited liability company and an indirect, wholly owned subsidiary of TIAA. Under our Amended and Restated Limited Partnership Agreement, the form of which is attached as Exhibit A to this prospectus (partnership agreement), our general partner has overall responsibility for the Fund’s affairs. Our general partner is not permitted to delegate its power and authority as general partner to manage and control the business and affairs of the Fund to an additional or substitute general partner of the Fund without the consent of limited partners holding more than 50.0% of the units, except that our general partner is permitted to admit as an additional or successor general partner any entity that is a direct or indirect wholly-owned subsidiary of TIAA or any entity that has, by merger, consolidation or otherwise, acquired all or substantially all of our general partner’s assets or stock and continued its business, in either case without the consent of the limited partners.

ASSET MANAGER

          Teachers Advisors, Inc., a registered investment adviser and an indirect, wholly owned subsidiary of TIAA, is the sponsor of the Fund and will act as the asset manager (the Asset Manager) providing asset and investment management services to the Fund. Under the terms of an asset management agreement, our general partner has delegated substantial discretion to the Asset Manager regarding asset selection, portfolio management, real estate and capital markets research, acquisition, disposition, development, financing, asset management, financial management and investor services, subject to the overall supervision and control of our general partner. Certain of these services will be provided by officers and employees of TIAA under a separate service arrangement between the Asset Manager and TIAA. Subject to the requirements of applicable law, the Asset Manager will have the right to assign its rights, responsibilities and obligations under the asset management agreement to another direct or indirect wholly owned subsidiary of TIAA under certain circumstances. The Asset Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the Advisers Act).

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RELATIONSHIP OF TIAA AND CERTAIN AFFILIATES.

          The diagram below shows the relationship among TIAA and certain of its affiliates that are involved in this offering.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  9

SUMMARY RISK FACTORS

          An investment in our units is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus, which begin on pages 22 and 58, respectively. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in our units:

•	We have no operating history.

•

This is a “blind pool” offering (which means that no specific properties have yet been targeted for purchase) and at the inception of this offering we own no properties. As a result, you may not be able to evaluate any of our investments before you purchase units, and you must rely totally upon the Asset Manager’s ability to select our investments.

•	You may not take part in an investment by, the management of or otherwise control the business of the Fund and its subsidiaries.

•	We may change our investment and operational policies in certain respects without your consent.

•	We will likely defer your payment of some or all capital contributions after you are admitted as a limited partner, but you will be subject to calls on short notice from time to time;

•

If you fail to make your requested capital contribution (up to the amount of your capital commitment) on a timely basis, you will be subject to interest on the amount of your unpaid contribution and you could lose a portion of your investment.

•

If a number of investors fail to contribute their required capital when called, we could fail to complete an otherwise attractive investment due to lack of funds, or we could suffer a loss of our investment in one or more properties through a foreclosure by a lender or otherwise, which would likely hurt our investment results and have adverse U.S. federal income tax consequences.

•

This is a highly illiquid investment. There is not currently, and likely never will be, a public market for the units; the units will not be listed or quoted on an exchange. In addition, our partnership agreement imposes substantial restrictions on a transfer of your units, and you may only be able to sell them, if at all, at a substantial discount.

•

We may not sell or otherwise dispose of some or all our properties for at least seven (7) and up to ten (10) years from the termination of this offering and in any event, the tax laws governing REITs make it highly unlikely that we will dispose of any property within the four years following such property’s acquisition. For this and other reasons, this offering is only suitable for long-term investors.

•

Our general partner intends to reinvest available cash generated by our investments in additional real estate related investments from the date of this prospectus through the end of the 24 month period following the termination of this offering (we refer to this entire period, which may extend as long as four years from the date of this prospectus, depending upon the length of this offering, as the Investment Period). As a result, you will likely be allocated taxable income (referred to as “phantom income”) without receiving a corresponding distribution of cash with which to pay your U.S. federal, state and local income taxes on such income. This would require you to make an out-of-pocket payment to cover the tax liability.

•	We may not call all of your capital committed for investment until the end of the Investment Period or, under certain circumstances, even after the Investment Period.

•	Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940, as amended (the Investment Company Act).

•

We will be subject to all of the risks involved in the ownership and operation of real estate, including unfavorable changes in market and economic conditions, that could reduce occupancy or rental rates and the market value of our real estate properties and our other real estate related assets.

•	Competition for investments and delays in the acquisition of real estate related investments may increase costs or otherwise adversely affect our investment results.

•

We will be subject to a number of legal and regulatory requirements, including environmental laws and regulations, which could increase our operating costs and present barriers to investment opportunities and otherwise adversely affect investors.

•

Our general partner and the Asset Manager have a conflict of interest in determining the terms of the asset management agreement, including the fees to be paid, and the terms of the asset management agreement are not the result of arm’s length negotiation. Additionally, the Asset Manager and its affiliates may face conflicts of interest with respect to the amount of time and attention rendered to the business of the Fund and with respect to the acquisition, leasing and sale of properties for us.

•

There are special considerations that apply to employee benefit plans and other retirement accounts investing in our units, including potential adverse effects under the Employee Retirement Income Security Act of 1974, as amended (ERISA) and the Internal Revenue Code of 1986, as amended (Code).

•

We intend to conduct the operations of the Fund so that the assets of the Fund will not be considered “plan assets” of any plan investor. However, if we fail to do so, our assets could be deemed “plan assets” and certain of our transactions could be “prohibited transactions” under ERISA and the Code.

10  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

•

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in our units of limited partnership interest. This could result in the imposition of additional tax, interest and penalties.

•	With respect to assets not held in a REIT subsidiary, unrelated business taxable income (UBTI) is likely to be generated with respect to tax-exempt investors.

ESTIMATED USE OF PROCEEDS

          We intend to contribute a substantial portion of the proceeds from this offering to our subsidiary, TIAA-CREF USREF I REIT, LLC, a Delaware limited liability company (TC REIT) that will elect to be taxed as a real estate investment trust under the Code (REIT), and possibly other subsidiaries that will elect to be taxed as REITs (collectively, with TC REIT, REIT subsidiaries) and will intend to conduct operations during the life of the Fund such that they will continue to qualify as REITs. The REIT subsidiaries will use those proceeds to make, directly or indirectly, investments in real estate, as well as for working capital purposes. The Fund and/or the REIT subsidiaries may also acquire other real estate related investments directly or form additional subsidiaries that will not elect to be taxed as REITs to acquire and hold such real estate related assets. For a more detailed discussion of our estimated use of proceeds, see “Estimated Use of Proceeds.”

INVESTMENT OBJECTIVES, STRATEGY AND GUIDELINES

          The investment objectives of the Fund are to:

•	Realize the potential for capital appreciation, primarily by investing in a high quality, diversified portfolio of U.S. core real estate, as well as other real estate related investments;

•	Preserve, protect and return your investment (on an inflation adjusted basis); and

•	Make modest distributions from current operations in the later years of the Fund.

          “Core” real estate generally refers to operating properties, primarily in the office, retail, industrial and multifamily sectors, which are expected to provide a stable, predictable income stream and cash flows, and which at the time of acquisition have (1) high occupancy levels, (2) credit-worthy, financially sound and reputable tenants, and (3) a low or modest level of projected near-term tenant turnover.

          The Fund’s investment strategy will be to create and actively manage a portfolio of U.S. real estate investments, diversified by asset type and geographic location, with a substantial majority of such properties to be located in the 50 largest U.S. markets. While our general partner, with the advice of the Asset Manager, will retain discretion over the size of a particular investment and the aggregate number of real estate investments made over the life of the Fund, management expects that the substantial majority of transactions will involve a gross asset value (including any leverage which may be incurred on a particular property) of between $10 million and $90 million.

          The Fund will seek favorable long-term returns primarily through appreciation of core real estate investments while preserving and protecting (on an inflation-adjusted basis) your investment. Distribution of cash from current operations is a lesser objective of the Fund. At least 80% of the Fund’s investment portfolio (determined at the end of the Investment Period but based on their gross asset values at the time of acquisition) is expected to consist of U.S. core real estate assets (office, retail, industrial and multifamily). The Fund will seek to acquire well located, well leased properties with an emphasis on current cash flow before debt service.

          In addition, all or some portion of the remaining 20% of the Fund’s portfolio (determined at the end of the Investment Period) may be invested in “value add” U.S. real estate assets, which means properties that (1) feature generally higher vacancy rates, (2) present more varied leasing opportunities and near-term lease expiration exposure and/or (3) may require capital infusions or physical enhancements (such as anchor tenant additions to a shopping center or lobby renovations) to enhance the leasing profile of such property. In addition, value add properties in which the Fund may invest may include hotel properties, development, redevelopment or repositioning properties.

          Generally, the Fund expects to have sole or controlling direct or indirect ownership of its core and value add portfolio assets, although joint venture investments may be utilized in connection with the purchase of either core or value add assets. However, in addition to or in lieu of value add assets, all or some portion of the remaining 20% of the portfolio (determined at the end of the Investment Period) may consist of limited control or passive investments, such as real estate debt, unimproved or non-income producing properties, privately held real estate securities such as interests in commingled funds that make real estate related investments or ventures where the Fund has limited voting rights, non-voting limited partnership interests or minority interests in real estate investment or operating companies, if the Asset Manager believes the investment is consistent with the Fund’s investment strategy and performance objectives.

USE OF LEVERAGE

          The Fund, either directly or through its subsidiaries, may use borrowed funds or “leverage” to acquire its real estate investments. The Fund and its subsidiaries will limit their use of leverage to no more than 50% of the portfolio’s gross asset value determined as of the date that is the later of the end of the Investment Period and the date such leverage is incurred. In calculating the 50% limit as well as the other percentage limitation mentioned below, we will include only the Fund’s or its subsidiary’s actual percentage interest in any borrowings in relation to its interest in the gross asset value of the property and not that of any joint venture partner. Leverage may be in the form of mortgage loans secured by individual properties in the portfolio or an unsecured credit facility. Mortgage indebtedness on a particular property may not

TIAA-CREF U.S. Real Estate Fund I Prospectus |  11

exceed 70% of the gross asset value of the property as of the date such indebtedness is incurred.

          Additionally, we intend to enter into an unsecured short-term credit facility provided by TIAA. See “—TIAA Credit Facility” below. However, overall indebtedness of the Fund and its subsidiaries may not exceed 50% of their aggregate gross asset value determined as described above. With the exception of the TIAA credit facility, we expect that leverage on our properties will be incurred through third-party lenders that are unaffiliated with TIAA, the general partner or Asset Manager and as such, we expect that interest rates and related fees and charges on such property-level leverage will be consistent with amounts that would be charged by unrelated lending institutions on comparable loans, for the same purpose in the locality of such property. However, while there is no current intent to do so, we may purchase a property which is subject to a mortgage in which TIAA or an affiliate of TIAA is a lender. Additionally, TIAA may be a member of a syndicate of lenders making a loan to us. See “Conflicts of Interest—TIAA as Lender”. Interest rates on borrowings may be fixed or variable.

TIAA CREDIT FACILITY

          We expect TC REIT and possibly one or more of our other subsidiaries to enter into a revolving short-term credit facility with TIAA on or prior to the time that they purchase real estate related investments. This credit facility, which will be unsecured, is currently expected to be in the principal amount of $25,000,000. While we expect to fund our acquisitions of investments through calls for capital contributions from TIAA and investors, we may use this credit facility for the purposes of acquiring real estate related investments as bridge financing in anticipation of a capital call. It is expected that TIAA will be paid an annual commitment fee of 0.1% of the annual weighted average of the unused portion of the credit facility (based upon a 360 day year). In addition, we expect that this credit facility will bear a variable interest rate equal to the federal funds rate (as such rate changes from time to time) plus 0.68% per annum (based on a 360 day year) and that each draw down on the facility will mature in full and be due and payable not more than 120 days following such draw (subject to 30 day extensions as may be authorized by TIAA in its sole discretion). We also expect that the term of the credit facility will initially be for 364 days, unless terminated upon 90 days’ advance notice by either the Fund or TIAA in its sole discretion, and that such 364 day term will automatically renew at the end of its term unless terminated upon prior written notice by either the Fund or TIAA as lender. At the end of each 364 day term, the interest rate under the credit facility will be subject to review and potential modification, which could result in an increase or decrease in such interest rate. If the credit facility is terminated, the Fund may be required to seek alternative financing from an unaffiliated third-party lender, and the terms of such financing may differ from those contained in the TIAA credit facility. Interest accruing under the line of credit will be payable to TIAA.

STRUCTURE OF THE FUND; REIT SUBSIDIARY

          The Fund will make its REIT qualifying investments indirectly through TC REIT and possibly through other subsidiaries that will elect to be taxed as REITs. TC REIT is a limited liability company subsidiary of the Fund that will elect to be taxed as a REIT. Certain officers of TIAA and its affiliates comprise the board of managers of TC REIT. The Fund is the controlling member of TC REIT, has sole control over its business and affairs, including the right to appoint its managers, and will own 99.9% of the economic interest in TC REIT, and will be entitled to all income and gains distributed by TC REIT in excess of the fixed dividends on the preferred shares issued by TC REIT to approximately 125 shareholders that will make an investment in TC REIT. Other REIT subsidiaries, if any, are expected to have a structure similar to TC REIT. See “Structure of the Fund.” The Fund may also invest in real estate related assets that would not be “REIT qualifying” directly or through one or more other subsidiaries, which may include an operating partnership.

          We expect to contribute to TC REIT a substantial portion of the net proceeds of this offering not used to pay fees and other expenses attributable to the Fund’s operations to make real estate related investments. In general, our interest in each subsidiary will entitle us to share in cash distributions from, and in the profits and losses of, such subsidiary in proportion to our percentage ownership.

          Pursuant to the terms of the asset management agreement, our general partner has delegated to the Asset Manager substantial discretion to act on our behalf, subject to the overall supervision and control of our general partner. See “Management—Asset Manager.”

12  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

          An organizational chart is set forth below for your reference.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  13

MANAGEMENT

          Under the terms of our partnership agreement, our general partner is responsible for the business and affairs of the Fund (and of any direct and indirect subsidiaries, including TC REIT). Pursuant to the terms of the asset management agreement, our general partner has delegated substantial discretion on our behalf to the Asset Manager regarding asset selection, portfolio management, real estate and capital markets research, acquisition, disposition, development, financing, asset management, selection of property managers and other service providers, financial management and investor services, subject to the overall supervision and control of our general partner. Property management, leasing and other property-related services are expected to be provided by third-party managers hired by the Fund or its subsidiaries. Also, our general partner may engage third parties as it deems necessary or appropriate to perform legal, technical or professional services (including, without limitation, engineering and/or environmental specialists) on behalf of the Fund and its subsidiaries.

COMPENSATION OF THE ASSET MANAGER AND ITS AFFILIATES

          The Asset Manager and its affiliates will perform services for us in connection with the selection and acquisition of our assets and the management, operation and disposition of our real property and other investments. The Asset Manager will receive a quarterly asset management fee equal to 1.25% per annum of the Fund’s gross asset value (including indebtedness) and an acquisition fee equal to 0.50% of the gross purchase price (including indebtedness) of real estate related investments acquired by the Fund, including real estate related investments acquired with cash flow generated by the operation, sale or refinancing of existing investments that is reinvested in additional real estate related investments. The Asset Manager will also receive reimbursement of certain expenses incurred on behalf of the Fund (including certain “Organizational Expenses,” as defined in the partnership agreement). Reimbursement of these expenses is contingent on the commencement of this offering. In addition, we expect to have TC REIT (and possibly other subsidiaries of the Fund) enter into an unsecured, revolving short-term credit facility with TIAA at an initial interest rate equal to the federal funds rate (as such rate changes from time to time) plus 0.68% per annum (based on a 360 day year). We also anticipate that TIAA will be paid an annual commitment fee of 0.1% of the annual weighted average of the unused portion of the credit facility (based on a 360 day year). Interest accruing under the line of credit will be payable to TIAA as lender. These fees and expenses will reduce the amount of cash available for investment in properties or distribution to limited partners.

14  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

The items of compensation are summarized in the following table:

Type of Compensation and Recipient	Description of Compensation	Estimated Amount for Minimum Public Offering (150,000 Units)(1)	Estimated Amount for Maximum Public Offering (300,000 Units)(1)

Organizational and Offering Stage

Organizational Expenses — Asset Manager(2)	Reimbursement for out-of-pocket expenses in connection with the organization of the Fund, the general partner and TC REIT and the offering of units.	Not to exceed $1,250,000	Not to exceed $1,250,000

Payment during the offering period — TIAA(3)

Based on the amount of TIAA’s capital contributions, if any, made during the offering period, multiplied by a rate initially equal to 30-day LIBOR less 0.25% per annum from the date each such capital contribution is made through the end of this offering.

		Not determinable at this time	Not determinable at this time

Acquisition Stage

Acquisition Fees — Asset Manager(4)	0.5% of gross purchase price (including indebtedness) of each real estate related investment acquired by the Fund directly or through a subsidiary.	$744,000 (no leverage) $1,488,000 (maximum leverage)	$1,493,750 (no leverage) $2,987,500 (maximum leverage)

Acquisition Expenses — Asset Manager(5)

Reimbursement for out-of-pocket expenses in connection with the acquisition of real estate related investments. Acquisition Expenses and the Acquisition Fee for a particular real estate related investment will not exceed 6% of its gross purchase price.

		Not determinable at this time	Not determinable at this time

Operational Stage

Asset Management Fee — Asset Manager(6)	1.25% per annum of the gross asset value (including indebtedness) of the Fund’s assets (payable quarterly in arrears).	Not determinable at this time	Not determinable at this time

Operating Expenses — Asset Manager(7)	Reimbursement for out-of-pocket expenses in connection with the operation and administration of the Fund and its assets. There is no cap on reimbursement to the Asset Manager for Operating Expenses.	Not determinable at this time	Not determinable at this time

Credit Facility Interest — TIAA(8)	Federal funds rate plus 0.68% per annum on outstanding borrowings.	Not determinable at this time	Not determinable at this time

Credit Facility Commitment Fee — TIAA(8)	0.1% of annual weighted average of unused portion of credit facility.	Not determinable at this time	Not determinable at this time

(1)

The minimum gross proceeds and maximum gross proceeds of the offering do not include the $50,000,000 contribution to be made by TIAA for the purchase of units, and the table does not include any fees or expenses attributable to such contribution (see Note 4). Units purchased by TIAA and its affiliates will not be counted for purposes of determining whether the minimum number of units has been sold.

(2)

Organizational Expenses include expenses paid (or reimbursed to the Asset Manager and its affiliates) by the Fund in connection with the organization of the Fund, our general partner and TC REIT and the offering of the units. Any amount of Organizational Expenses in excess of $1,250,000 will be paid by the Asset Manager.

(3)

TIAA, as well as investors who are admitted as limited partners and who make capital contributions during this offering, will be entitled to receive, with respect to each capital contribution, if any, made during the offering, a cash payment from the Fund equal to the product of (i) the amount of each such capital contribution, multiplied by (ii) a rate initially equal to the average London Interbank Offered Rate for the preceding 30 days, minus 0.25% per annum, multiplied by (iii) a fraction (x) the numerator of which is the number of days from the day after such capital contribution is made through the end of the fiscal quarter in which this offering terminates, and (y) the denominator is 365. The rate on which the calculation is based may be modified prospectively at the end of any fiscal quarter in the sole discretion of our general partner. The amount of such payment to TIAA, if any, is not determinable at this time.

(4)

We will pay the Asset Manager or its affiliates Acquisition Fees equal to 0.50% of the gross purchase price (including any indebtedness) of each real estate related investment for services rendered in connection with the acquisition of our real estate related investments. Acquisition Fees do not include Acquisition Expenses (see Note 5), which will be borne by the Fund. The estimates of Acquisition Fees are based on calculations which account for

TIAA-CREF U.S. Real Estate Fund I Prospectus |  15

alternative scenarios of the minimum amount of leverage (i.e., no borrowings) and the maximum amount of leverage (50% of gross asset value) we may use in connection with the ownership and operation of our real estate related investments and, solely for the purposes of this calculation, take into effect the Fund’s payment of Organizational Expenses in the amount of $1.25 million. The amounts shown in the table do not reflect any Acquisition Fees payable either in connection with the acquisition of properties using TIAA’s $50,000,000 capital commitment or upon reinvestment of available cash generated by our investments in additional real estate related investments. If the Acquisition Fees attributable to TIAA’s $50,000,000 capital commitment were included, the estimated aggregate Acquisition Fees would be as follows:

	Estimated Amount for Minimum Public Offering, plus TIAA’s Capital Commitment	Estimated Amount for Maximum Public Offering, plus TIAA’s Capital Commitment

Acquisition Fees – Asset Manager	$994,000	$1,743,750
	(no leverage)	(no leverage)
	$1,988,000	$3,487,500
	(maximum leverage)	(maximum leverage)

(5)

The Fund and its subsidiaries will pay all expenses (Acquisition Expenses) incurred in connection with the acquisition of our real estate related investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent third party appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses related to the selection and acquisition of real estate related investments by the Fund or any of its subsidiaries, whether or not acquired. While most of the Acquisition Expenses are expected to be paid to third parties, a portion of the out-of-pocket Acquisition Expenses, such as travel or due diligence expenses, may be reimbursed to the Asset Manager or its affiliates. The amount of such reimbursement is not determinable at this time. Acquisition Expenses, together with Acquisition Fees, for a particular real estate related investment will in no event exceed 6% of its gross purchase price.

(6)

The Asset Manager will re-allow a portion of the Asset Management Fee to reimburse TPIS for its expenses incurred in connection with its services in the distribution of units on behalf of the Fund. Such re-allowance, which amount will not exceed $2,500,000, will also compensate TPIS for its performance of ongoing investor services and account management. The exact amount will be based upon TPIS’s cost of performing distribution services and is not currently determinable, but in any case it will not increase the amount of the Asset Management Fee payable by the Fund.

(7)

In addition to the Asset Management Fee, the Fund and its subsidiaries will pay all of their other operating expenses, including legal and accounting fees and expenses, costs of independent appraisals, insurance premiums, taxes, travel expenses, interest and costs of preparation and distribution of reports to the limited partners. While most of the operating expenses are expected to be paid to third parties, a portion of the out-of-pocket operating expenses may be reimbursed to the Asset Manager or its affiliates. The amount of such reimbursement is not determinable at this time.

(8)	It is expected that TC REIT (and possibly other subsidiaries of the Fund) will enter into a revolving short-term credit facility with TIAA as lender in the maximum principal amount of $25,000,000.

16  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

CONFLICTS OF INTEREST

          We are subject to conflicts of interest arising out of our relationships with our general partner, the Asset Manager and their affiliates. The Asset Manager and our general partner each have certain conflicts of interests in dealing with the Fund. The terms of our asset management agreement, including the amount of fees to be paid, are not the result of arm’s length negotiations. Additionally, our Asset Manager may face conflicts of interest in its performance of management and investment advisory services for us, including conflicts involving its performance of similar services for TIAA, its affiliates and their clients and other funds they have sponsored or may sponsor in the future, such as with respect to the amount of time and attention rendered to the business of the Fund and the acquisition, leasing and sale of properties for us. The Asset Manager maintains an investment allocation procedure that seeks to address certain conflicts in connection with the allocation of investment opportunities among the Fund and TIAA, its affiliates and their clients and other funds they sponsor. Our general partner, as an affiliate of the Asset Manager, may also have an incentive to extend the duration of the Fund in order to allow payment of additional asset management fees to the Asset Manager. See “Conflicts of Interest.”

DESCRIPTION OF UNITS

          Each of our units will represent a capital commitment of $1,000 and will have the rights, privileges and restrictions as provided in our partnership agreement. Our units are subject to numerous transfer restrictions. See “Description of the Units,” “Distributions and Allocations” and “Summary of Partnership Agreement” sections of this prospectus for additional information about the rights, privileges and restrictions of the units.

SUMMARY OF PARTNERSHIP AGREEMENT

          Your rights and obligations as a limited partner of the Fund and your relationship with our general partner will be governed by our partnership agreement. Some of the significant features of our partnership agreement will include the following:

•

Voting Rights. Limited partners holding a simple majority of our units of limited partnership interest (excluding, for certain matters, the units held by TIAA and its affiliates, which will have no voting rights on such matters) may vote to:

•

Approve or disapprove of a sale or other disposition of all or substantially all of our real estate related assets (except for the sale or other disposition of real estate related assets in the ordinary course of the Fund’s business, including the sale or other disposition of the final real estate related assets remaining as the result of previous sales or dispositions);

	•	Dissolve the Fund;

	•	Remove our general partner and terminate the Asset Management Agreement;

	•	Elect a new general partner; and

	•	Amend our partnership agreement, subject to certain limitations set forth in our partnership agreement.

          In the event of any such vote, you will be bound by such vote even if you did not vote with the majority.

          There will not be any regularly scheduled annual or periodic meetings of our limited partners. Our general partner is, however, required to call a meeting of the limited partners upon the written request of limited partners (other than TIAA and its affiliates) holding at least 10% of the units.

•

Dissolution and Termination. The date for the dissolution of the Fund will be the end of the seventh year following the termination of this offering, unless our general partner in its sole discretion elects to make up to three extensions of one year each. Under certain limited circumstances, the Fund may be dissolved sooner. Upon its dissolution, the Fund will not be required to terminate right away, but our general partner (or other person authorized to liquidate the Fund’s assets) will commence to wind up the Fund’s affairs and will have discretion to determine the time and manner of sales of the Fund’s assets.

          For a discussion of provisions of our partnership agreement, see “Summary of Partnership Agreement.” A complete copy of our partnership agreement is included as Exhibit A to this prospectus.

PLAN OF DISTRIBUTION

          We are offering a maximum of 300,000 units of limited partnership interest to the public through TPIS, a registered broker-dealer that is an affiliate of TIAA, our general partner and the Asset Manager. The offering will terminate not later than [a date that is 18 months from the date of this prospectus], or such later date as may be determined by our general partner and TPIS, in their sole discretion. In no event will the offering extend beyond a date that is two years from the date of this prospectus. If subscriptions for at least 150,000 units from public investors are not received by the termination of the offering, no units will be sold. Units purchased by TIAA and its affiliates will not be counted for purposes of determining whether the minimum number of units has been sold.

          The units are being offered at a price of $1,000 per unit on a “best efforts” basis, which means generally that TPIS will be required to use only its best efforts to sell the units, and that it has no firm commitment or obligation to purchase any of the units. This offering must be registered or qualified in every state in which we offer or sell units. Generally, such registrations or qualifications are valid for a period of one year. Thus, we may have to stop selling units in any state in which the registration is not renewed prior to its expiration. See “Plan of Distribution.”

          We will accept or reject subscriptions within 30 days after we receive them. If your Subscription Agreement is rejected, it will be returned to you within ten (10) business days after the date of such rejection. If your subscription is accepted,

TIAA-CREF U.S. Real Estate Fund I Prospectus |  17

we will send you a confirmation of this fact. No subscription for units from an investor will be accepted until at least five (5) business days after the investor receives a copy of this prospectus (as supplemented, if applicable). After we have received and accepted subscriptions for no less than $150,000,000 of our units from the public, and have conducted an initial closing thereafter, we may admit new investors at one additional closing. The Fund will not have more than two closings (which will not include the date or dates on which our general partner may call for TIAA to contribute capital during this offering).

18  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

          Below are some questions (and accompanying answers) we anticipate investors interested in this offering may have. See “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering. You should read this entire prospectus and any prospectus supplement furnished to you before deciding to purchase our units.

Q: What is the Fund?

          A: The Fund is a Delaware limited partnership formed to invest in a diversified portfolio of high quality real estate assets. We anticipate that the Fund’s portfolio will be comprised primarily of U.S. core real estate investments, diversified by asset type and geographic location. At least 80% of the Fund’s investment portfolio, determined at the end of the Investment Period but based on the gross asset value as of the date of acquisition, is expected to consist of core real estate, which refers to operating properties, primarily in the office, retail, industrial and multifamily sectors, which are expected to provide a stable, predictable income stream and cash flows, and which have (1) high occupancy levels, (2) credit-worthy, financially sound and reputable tenants, and (3) a low or modest level of projected near-term tenant turnover, primarily in the 50 largest U.S. markets. In addition, up to 20% of the Fund’s portfolio may consist of value add U.S. real estate investments and limited control or passive real estate related investments.

Q: What is the ownership structure of the Fund and its subsidiaries?

          A: The Fund intends to make its investments primarily through a subsidiary, which will elect to be taxed as a REIT, or through one or more other subsidiaries of the Fund, which may or may not elect to be taxed as a REIT. The Fund may also own real estate related assets directly. Currently, the Fund is the controlling member of TIAA-CREF USREF I REIT, LLC, which will elect to be taxed as a REIT, and has sole control over its business and affairs. The Fund may also invest in real estate related assets that would not be “REIT qualifying” through other subsidiaries, including limited liability companies, joint ventures or partnerships with third parties.

Q: What is a real estate investment trust, or REIT?

          A: In general, a REIT is a company that:

•	must distribute to investors at least 90% of its annual REIT taxable income,

•	must have a certain percentage value of its assets comprised of interests in real property or any passive investments, and

•	must have a minimum number of equity investors, and also has limits on concentration of its “beneficial ownership.”

Q: What is the experience of the Fund’s management?

          A: Our management team has extensive experience investing in and managing commercial real estate properties. See “Management” for a detailed description of the experience of each of the executive officers of our general partner and the Asset Manager.

Q: How will the payment of the asset management fee and other fees and expenses affect my invested capital?

          A: The fees and expenses that we pay, including the asset management fee and the acquisition fee, will reduce the amount that will be available to us to invest in our portfolio of assets and, therefore, will reduce the Fund’s aggregate value.

Q: Does the Fund currently own any assets?

          A: No. This offering is a “blind pool” offering in that we do not own any properties and as of the date of this prospectus do not know of any specific real estate properties that we will acquire with the proceeds from this offering.

Q: Will the Asset Manager use any specific criteria when selecting a potential real estate property acquisition?

          A: Yes. The Asset Manager intends to focus the substantial majority (at least 80%) of the Fund’s investments on properties that are regarded as “core,” as noted above. We believe these properties will result in stable income and cash flows with the potential for capital appreciation, which we expect may provide the bulk of the total returns of our portfolio. The Fund will primarily seek to acquire well located, well leased properties with steady current cash flows before debt service. See “Investment Objectives, Strategy and Guidelines.”

Q: What are some of the risks involved in investing in this offering?

          A: An investment in our units involves significant risk. You should carefully read the “Risk Factors” and “Conflicts of Interest” sections of this prospectus for a detailed list and description of the risks facing the Fund and an investment in our units.

Q: How does a “best efforts” offering work?

          A: When units are offered to the public on a “best efforts” basis, a broker-dealer participating in the offering is only required to use its best efforts to sell the units and has no firm commitment or obligation to purchase any of the units.

Q: How does the Fund calculate the value of the Fund?

          A: Each unit represents a pro rata share of the net asset value of the Fund as of the time of determination. See “Valuation.”

Q: Do I need to be represented by an advisor before I invest?

          A: Yes. Each prospective investor will be required to certify on his or her Subscription Agreement that such investor has been represented and advised in the investment in our units by a registered investment advisor or a federally-or state-chartered trust company. We reserve the right to waive this requirement but intend to waive only in limited circumstances.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  19

Q: Can I purchase units through an IRA or other retirement plan and if so, are there any unique aspects of this type of investment?

          A: Investors may purchase units through an IRA or other retirement plan, but there are certain requirements which must be satisfied. Neither TIAA nor CREF (nor any affiliate thereof, including the Asset Manager and general partner) will act as a custodian for an investment in the Fund through an IRA or other retirement plan. For example, an investor will need to have an existing IRA with a custodian that is able to establish an account registered as the IRA custodian for the benefit of that investor, and that custodian and the Fund will need to ensure that the accurate and timely transmission of account information can be made between the two entities. For more information on investing through an IRA or retirement plan, an investor or an investor’s registered investment advisor should contact the Fund before completing a subscription agreement. IRAs as well as other tax-exempt entities investing in the Fund are likely to incur “unrelated business taxable income,” which could be substantial in amount. See “Certain U.S. Federal Income Tax Considerations—Unrelated Business Taxable Income.”

Q: Will I be charged a commission or other sales expenses?

          A: Neither the Fund, the Asset Manager nor any TIAA affiliate will impose a commission or sales charge upon the investor. However, investment advisors or trust companies may charge an advisory fee, sales charge or receive other compensation from an investor in connection with the purchase of units. The proceeds the Fund receives for your purchase of units will not be affected by the payment of any such fees or other compensation.

Q: If I buy units, how may I sell them in the future?

          A: There is no public trading market available for your units and we do not expect that one will develop. Also, our partnership agreement does not allow you to transfer your units without the consent of the general partner, and there are other significant restrictions on the transfer of units. In addition, we do not anticipate liquidating the Fund until at least seven years after the termination of this offering. As a result, you may find it very difficult to sell your units, and you should consider an investment in our units as a long-term investment.

Q: Will the units be listed on a public exchange?

          A: No. We will not list our units for trading on an exchange, broker-dealer quotation system or other trading market. See “Risk Factors—Risks Related to this Offering.” There is not currently, and likely never will be, a public market for our units.

Q: How do I subscribe for units?

          A: If you choose to purchase units in this offering, you will need to complete and sign a Subscription Agreement like the one contained in this prospectus as Exhibit B, for a specific number of units. For a detailed discussion of how to subscribe for units, see “Plan of Distribution—Subscription Process” and “How to Subscribe.”

Q: What does my subscription for units require?

          A: Under the terms of the Subscription Agreement and our partnership agreement, you will commit to contribute funds, up to the maximum dollar amount of your subscription for units. Your subscription will require you to contribute these funds to us from time to time when notified by the general partner to do so. In general, our general partner intends to notify you at least 15 days in advance to contribute funds to pay a portion of the cost of an investment and/or to pay fees (including the quarterly asset management fee to the Asset Manager), expenses and other operating costs of the Fund, or the REIT subsidiary or any other subsidiaries of the Fund. Under no circumstances will investors be required, or permitted, to contribute funds to us or our custodian until at least the minimum number of units have been subscribed for.

Q: What happens if the Fund doesn’t receive commitments to purchase at least 150,000 units?

          A: If minimum subscriptions for an aggregate of at least 150,000 units from the public, or $150,000,000, are not received and accepted by [a date 18 months from the date of this prospectus], subject to extension by our general partner and TPIS (in their sole discretion) until a date not later than two years from the date of this prospectus, we intend to terminate the offering and stop selling units. In such event, within ten (10) days after the termination of the offering, the escrow agent engaged to hold the investors’ subscription agreements will, at its option, either return your original subscription agreement or send you a notice confirming its destruction.

Q: If I buy units, will I receive distributions and how often?

          A: From the date of this prospectus through 24 months following the termination of the offering (this entire period, which may extend as long as four years from the date of this prospectus, depending upon the length of this offering, is referred to as the Investment Period), our general partner and Asset Manager intend to retain for reinvestment any excess net cash received by the Fund from its investments. After the end of the Investment Period, provided we have cash available from our operations or sales, financings or other dispositions of investments to make distributions, we intend to pay distributions to our limited partners on a quarterly basis. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate cash from operations for reinvestment or distribution to our limited partners. We are not obligated to make any distributions, and we do not expect to have any cash available for reinvestment or distribution before we make our initial investments, except for a possible distribution related to a return with respect to capital contributions, if any, made during the offering. See “Plan of Distribution—Allocation of Benefits during the Offering Period.”

20  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

Q: How do you calculate the payment of distributions to limited partners?

          A: Distributions generally will be allocated to our limited partners on a pro rata basis according to the number of units held. The amount of each distribution will be determined by our general partner and will typically depend on the amount of distributable funds, current and projected cash requirements, tax considerations, cash reserves and other factors.

Q: Will I be taxed in respect of your income regardless of cash distributions?

          A: Yes. Because we are a partnership, you will be taxed on your allocable share of income from operations (generally at ordinary income rates) and your share of any gains from sale or other disposition of property without regard to the amount of your cash distributions. During the Investment Period, our general partner expects to retain all excess net cash (including that from any sale or other disposition of assets) for reinvestment in real estate related investments. Thereafter, distributions may exceed current taxable income or you may be allocated more taxable income than you receive in distributions in any given tax year. We cannot assure you that cash flow will be available for distribution in any year in amounts sufficient to pay your allocated tax liability or in any amount for distribution. Additionally, reserves that we may establish of available cash may result in your receiving a distribution of less than your allocated tax liability. As a result, you will likely have to use funds from other sources to pay at least a portion of your tax liability. See “Certain U.S. Federal Income Tax Considerations.”

Q: Will I be notified of how my investment is doing?

          A: Yes. You will receive periodic updates on the performance of your investment with us, including:

•	Three detailed quarterly statements of investments and a discussion from management of the performance of the account;

•	An annual report which will contain detailed statements of investments, a discussion of the performance of the Fund and a summary of compensation paid to the Asset Manager and affiliates;

•	Supplements to this prospectus during the offering period, as appropriate;

•	An annual IRS Schedule K-1; and

•	After each fiscal year end (commencing with the first full fiscal year after the end of the offering period), the estimated net asset valuation of a unit of limited partnership interest.

          In addition, the Fund will be obligated to file quarterly, annual and current reports with the Securities and Exchange Commission (SEC), each of which will be accessible on the SEC’s free public website.

Q: Who can help answer my questions?

          A: If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact the Advisor Sales Team of TPIS at (888) 842-0318, Option 3.

          If we have accepted your Subscription Agreement, please contact your advisor with any questions, or please feel free to contact the Fund at the address contained in the partnership agreement.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  21

RISK FACTORS

          Investment in the units involves risks. You should carefully consider the following risk factors in addition to the other information contained in this prospectus and the latest prospectus supplement, if any, furnished to you before purchasing the units. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

RISKS RELATED TO THIS OFFERING

We have no operating history.

          The Fund has no operating history. The success of the Fund depends upon the skills of the Asset Manager in selecting, managing and disposing of the investments. No assurances can be given that the Fund will be profitable or that any particular investment return will be achieved.

You are participating in a “blind pool” offering and must rely totally on the Asset Manager and our general partner for identification and selection of properties.

          This offering is commonly referred to as a “blind pool” offering in that, as of the date of this prospectus, we do not own any properties and also as of such date, the Asset Manager and our general partner have not identified any properties in which there is a reasonable probability that we will invest. You must rely upon the ability of the Asset Manager and our general partner with respect to the investment in and management of unspecified properties, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the specific properties in which the proceeds of this offering will be invested. You should be aware that the appraisals we obtain for each property we acquire are merely estimates of value and should not be relied upon as accurate measures of true worth or realizable value. We cannot assure you that we will successfully obtain suitable investments or that, if we make investments, we will achieve our objectives.

TPIS has not conducted an independent review of this offering.

          TPIS, the broker-dealer selling the units on a “best efforts” basis, is an affiliate of our general partner and the Asset Manager. It has not made an independent due diligence review of us or this offering. Investors will not have the benefit of a due diligence review performed by an unaffiliated broker-dealer.

You may not take part in an investment by, the management of or otherwise control the business, of the Fund and its subsidiaries.

          Our general partner has overall responsibility for the business and affairs of the Fund, including its investment decisions. Our general partner has delegated substantial discretion to the Asset Manager with respect to the acquisition, management and disposition of our assets. An investor has no right to take part in an investment by, the management of or otherwise control the business of, the Fund and its subsidiaries. Accordingly, an investor must be willing to entrust substantially all aspects of investment, management and administration to the Asset Manager and our general partner.

Our general partner and the Asset Manager may change our investment and operational policies without investors’ consent, which may result in riskier investments.

          Although there is no intent to do so, our general partner and the Asset Manager may change our investment strategy or operational policies at any time without the consent of investors, which could result in the Fund making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in the Fund’s investment strategy may increase its exposure to interest rate and real estate market fluctuations.

We may not be able to raise sufficient funds to achieve diversification of our portfolio.

          Our ability to diversify our investments adequately, both geographically and by type of properties purchased, will be limited by the amount of funds available to us. The amount we have to invest will depend on the amount raised in this offering and the amount of money we are able to borrow. Lack of diversification would increase the potential adverse effect on us and you.

Although payment of capital contributions will be deferred, an investor will be obligated to make its capital contributions on short notice.

          Payment of some or all capital contributions by investors will be deferred and may be phased over an extended period of time after an investor’s Subscription Agreement is accepted by our general partner and after an investor is admitted as a limited partner at a closing. However, each investor will be subject to calls on short notice from time to time and will be required to contribute its capital contributions within the time frame specified in the capital call, or be deemed a defaulting partner subject to various consequences, and the exercise of remedies by the Fund, as described under “—Consequences of an investor’s failure to make a capital contribution” below.

There are consequences to an investor’s failure to make a capital contribution.

          If an investor defaults on its obligation to contribute a required capital contribution (up to the amount of its capital commitment) when called by the general partner, the entire unpaid balance will continue to bear interest until paid, and such defaulting investor could lose a portion of its investment in the Fund and be subject to the exercise of multiple remedies available to the Fund. See “Description of the Units—Failure to make a capital contribution.”

22  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

Possible default by a number of investors could result in material adverse consequences to the Fund.

          The failure of a number of investors to contribute their required capital when called could have a material adverse effect on the Fund, its assets and operations and the interests of the other investors. Such failure by investors to contribute on a timely basis, or at all, may cause the Fund to fail to complete or delay an otherwise attractive investment due to lack of funds, cause the Fund to obtain short-term financing to make up any shortfall (including accessing the TIAA credit facility), or to suffer a loss of its investment in one or more properties through a foreclosure by a lender or otherwise, which would likely hurt the Fund’s investment results and could result in adverse U.S. federal income tax consequences.

We may not be able to invest capital commitments during the Investment Period.

          We have a period that begins immediately following the date of this prospectus and ends 24 months from the date of the termination of this offering (this entire period is referred to as the Investment Period) in which to select and acquire suitable real estate related investments to purchase with your capital commitments. Our general partner may not call all of your capital commitment for investment during the Investment Period or, under certain circumstances, may not call all of it even after the Investment Period. If we are unable to find and acquire a sufficient number of such investments before the end of the Investment Period, we will only use any remaining portion of your unused capital commitments for certain purposes. See “Description of the Units—Capital Contributions.” Our inability to invest all of the proceeds represented by your capital commitments may limit our ability to achieve the degree of diversification, both geographically and by type of properties, that we seek.

Investors generally will not receive distributions during the Investment Period and the Fund is not obligated to make distributions at any particular time.

          The Fund intends to re-invest its cash flow (whether received as distributions from TC REIT or otherwise) in additional real estate related assets during the Investment Period. Depending upon the length of this offering, that period could be as long as four years from the date of this prospectus. Even though you do not receive distributions, you will still be allocated your respective share of any taxable income from the Fund. As a result, you may be required to make an out-of-pocket payment for any U.S. federal, state or local income taxable liability you incur as a result of your investment in the Fund.

          After the Investment Period, the Fund will not be required to make distributions at any particular time, although the Fund expects to make quarterly distributions of available cash after the Investment Period. See “The availability and the timing of cash distributions are uncertain” below.

This is a highly illiquid investment, there is not currently, and likely never will be, a public market for the units, and an investment in units is suitable only for long-term investors.

          There is no public trading market available for the units, it is not likely that a public market will develop and further, it is not likely that an active private market will develop. The Fund will not list the units for trading on any securities exchange or any inter-dealer quotation system at any time. The partnership agreement contains restrictions on the transferability of units, and transferability of the units is subject to compliance with applicable securities laws and tax law requirements (including requirements in the Fund’s partnership agreement that no transfer will be allowed if it causes any of the REIT subsidiaries to fail to qualify as a REIT or causes the Fund to be a “publicly traded partnership” under the Code) and to the consent of our general partner. Also, even if a transfer is permitted under applicable law and our partnership agreement, there may not be an acceptable purchaser for the units and the Fund has no obligation to find a purchaser for the units if an investor desires to sell. Any such purchaser would also need to satisfy the suitability requirements that investors purchasing units in this offering must satisfy. Accordingly, you may find it difficult to sell your units for cash or you may have to sell your units at a substantial discount. You may not be able to sell your units in the event of an emergency, and your units are not likely to be accepted as collateral for a loan. We do not anticipate completely liquidating and winding up the Fund for at least seven (7) years after the termination of this offering. As a result, you should consider the purchase of units as a long-term investment.

Covenants in our debt agreements could adversely affect our financial condition.

          The Fund and its subsidiaries may incur substantial borrowings to finance the acquisition of properties. We will use debt financing, which may include borrowings under a line of credit and debt secured by individual properties, to finance our acquisition activities and for working capital. If we are unable to obtain debt financing from these or other sources, or to refinance existing indebtedness upon maturity, our ability to achieve our investment objectives and policies, including, without limitation, appreciation in the value of our investments and preservation of your capital, could be materially adversely affected.

          The mortgages on our properties will likely contain customary covenants such as those that will limit our ability, without the prior consent of the lender, to immediately repay the mortgage without penalty, to further mortgage the applicable property or to discontinue insurance coverage. In addition, each draw down under the credit facility with TIAA is expected to be due and payable in full within 120 days following such draw (subject to 30 day extensions as may be authorized by TIAA in its sole discretion). If we breach covenants in our debt agreements, the lenders could declare a default, and we may then be required to repay such debt with capital from other sources, or, if the debt is secured, the

TIAA-CREF U.S. Real Estate Fund I Prospectus |  23

lenders could take possession of the property securing the defaulted loan through the foreclosure of their mortgage rights. In addition, our debt agreements may contain specific cross-default provisions with respect to specified other indebtedness, giving such lenders the right to declare a default on otherwise non-defaulted loans if we are in default under other loans in some circumstances. Further, in the future our ability to satisfy a lender’s insurance requirements may be adversely affected if lenders generally insist upon greater insurance coverage than is available to us in the marketplace or on commercially reasonable terms.

Increases in interest rates could increase the amount of future debt payments and limit our ability to pay distributions to our limited partners.

          Higher interest rates will increase our cost of borrowing. Additionally, some of our borrowings may bear interest at variable rates. Interest rate increases would increase our interest cost on such borrowings. These factors would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay debt in the future during periods of higher interest rates, we might sell one or more of our investments (rather than obtain new financing) in order to repay the debt, which sale at that time might not permit realization of the maximum return on such investments.

Payment of fees and expenses to the Asset Manager and its affiliates will reduce cash available for investment and distribution.

          The Fund and its subsidiaries will pay the Asset Manager acquisition and asset management fees for services in connection with the selection, acquisition and management of our assets, as well as reimburse the Asset Manager for certain expenses. In addition, we expect to enter into a short-term revolving line of credit pursuant to which TIAA will be paid interest on our borrowings under the line of credit, as well as a commitment fee. These fees and expenses will reduce the amount of cash available for investment in properties or distribution to limited partners. Moreover, these fees and expenses will be paid regardless of the profitability of the Fund. See “Compensation of the Asset Manager and its Affiliates.”

Following the offering period, the value of your units may be uncertain, and appraisals of our real estate properties and valuations of our investments in other real estate related assets are estimates of market value and may not necessarily correspond to realizable value.

          Among other reasons, for purposes of (1) determining, on a quarterly basis, the Fund’s gross asset value in connection with the calculation of the asset management fee payable to the Asset Manager, and (2) deriving the estimated value of units following the offering period, we intend to conduct internal and external appraisals of our properties. These appraisals may also be used in determining the redemption value of units in the event that all or some of a limited partner’s units are required to be redeemed or sold under certain circumstances. See “Description of the Units—Failure to make a capital contribution” and “Summary of the Partnership Agreement—Plan Asset Event” and “Exclusion or Mandatory Withdrawal of a Limited Partner.” We intend to have each real property appraised at least annually by an independent state-certified appraiser who is a member of a professional appraisal organization. In addition, we intend that the Asset Manager, or an affiliate thereof, will perform an internal valuation of each real property on at least a quarterly basis. Alternatively, some or all of these quarterly valuations may be performed instead by independent appraisers. Further, we intend to receive appraisals on properties at the time we acquire them.

          Appraisals are inherently subjective in certain respects and rely on a variety of assumptions, including assumptions about projected cash flows for the remaining holding periods for the properties. Furthermore, appraisals are based in large part on information as of the end of a calendar quarter, and market, property and other conditions may change materially after that date. Accordingly, such appraised values may not accurately reflect the actual market values of the properties and, thus, may not accurately reflect valuation information. See “Valuation.”

The availability and the timing of cash distributions are uncertain.

          We cannot assure you that sufficient cash will be available after the Investment Period to make distributions to you from either net cash from operations or net proceeds from the sale of properties. We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of net cash from operations to be distributed to our partners. In addition, our general partner, in its discretion, may retain any portion of such funds for tenant improvements, leasing commitments, tenant refurbishments and other lease-up costs or for working capital reserves.

          The amount of cash available for distribution will depend upon a number of variables, including our ability to attract and retain tenants at our properties, the lease rates we are able to achieve and the overall operating performance of our properties, as well as the performance of our other real estate related investments, in addition to many other factors. We may not be able to maintain or increase distributions over time and, under some circumstances, may not be able to make any distributions. Among the factors that may affect our ability to make distributions after the Investment Period are possible lower than anticipated cash flows from our properties and other real estate related investments due to a decline in general economic or real estate market conditions or unexpected increases in operating costs or capital expenditures for our properties. We cannot assure you of the timing or amount of any distributions we will be able to make.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

          We do not intend to register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply

24  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting and proxy disclosure requirements; and

•	other rules and regulations that would significantly increase our operating expenses.

          Generally, a company is an “investment company” and required to register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. We intend to conduct our operations so as not to have to register under the Investment Company Act.

          To maintain compliance with the exemptions from the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase. If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

The admission of ERISA investors to the Fund may reduce your investment return.

          As discussed under “Certain Considerations Applicable to ERISA, Governmental and Other Plan Investors,” our general partner intends to conduct the operations of the Fund so that the assets of the Fund will not be deemed to constitute “plan assets” of investors which are subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA), or the prohibited transaction rules of Section 4975 of the Code (Benefit Plan Investors). If, however, the Fund were deemed to hold “plan assets” of Benefit Plan Investors, (i) ERISA’s fiduciary standards would apply to the Fund and might materially affect the operations of the Fund, and (ii) any transaction with the Fund could be deemed a transaction with each Benefit Plan Investor and may cause transactions into which the Fund might enter in the ordinary course of business to constitute prohibited transactions under ERISA and Section 4975 of the Code. In order to avoid having the Fund’s assets treated as “plan assets,” our general partner may seek to manage the assets and activities of the Fund so as to qualify as an “operating company,” and that may adversely affect the operations of the Fund. For example, our general partner may decide not to make an otherwise favorable investment because it would not count as a qualifying investment for purposes of the operating company requirements, or our general partner may decide to liquidate a given investment at an otherwise disadvantageous time based on these requirements. As an alternative means of avoiding the Fund’s assets being treated as “plan assets,” the Fund may satisfy the requirements of the “publicly-offered securities” exception. See “Certain Considerations Applicable to ERISA, Governmental and Other Plan Investors.”

GENERAL RISKS RELATED TO INVESTMENTS IN REAL ESTATE

Unfavorable changes in market and economic conditions could reduce occupancy or rental rates and the market value of our real estate properties and adversely affect the value of our other real estate related assets, which in turn could have a material adverse effect on our cash flow and therefore our ability to achieve our investment objectives.

          The markets and economic conditions in the markets where our properties will be located may significantly affect occupancy or rental rates. Decreased occupancy and/or rental rates or rising expenses in connection with the operations of our properties in those markets would decrease our cash flow, which in turn, could significantly affect our ability to achieve our investment objectives, including those of capital appreciation and preservation of capital. The risks that may affect conditions in those markets include, but are not limited to, the following:

•	the economic climate, which may be adversely impacted by business closings, industry slowdowns;

•	employment losses and other factors;

•	conditions of real estate property sectors such as an oversupply of, or a reduced demand for, certain types of real estate properties;

•	limited availability of financing for our real estate investments on favorable terms if at all;

•	decline in population or shifting demographics that adversely affects occupancy or rental rates;

•	the inability or unwillingness of lessees to pay rent increases;

•	increases in tax rates, utility costs, insurance premiums, repairs, maintenance and other operating costs;

•

the potential effect of rent control or rent stabilization laws, or other laws regulating housing, on any of our multifamily properties, which could prevent us from raising rents to offset increases in operating costs; and

•	the rental market conditions which may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates.

          To the extent that the Fund invests in properties that are under development or to be renovated or for which construction or redevelopment has not been completed at the time of its investment, the Fund will be subject to the risks of development and construction of properties, including possible cost overruns and reliance on the ability and financial capacity of the developer to complete

TIAA-CREF U.S. Real Estate Fund I Prospectus |  25

construction or renovation of the property in accordance with the approved plans and specifications.

          If the Fund invests in a property for which the seller or a joint venture partner agrees to provide or guarantee a certain minimum level of income or cash flow, the Fund will be subject to the risk that the seller or joint venture partner may not have, or be able to maintain, the financial ability to fulfill such obligation during the term of such agreement or guarantee, and in the event it is not able to do so, the Fund could suffer a loss in value for the property.

A property that incurs a vacancy could be difficult to sell or lease.

          A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In the case of a default under a lease, we may experience a delay in, or an inability to effect, the enforcement of our rights against the defaulting tenant and the collection of rent due, including the defaulting tenant’s share of operating costs and real estate taxes, particularly if the default is due to the tenant’s bankruptcy. A significant delay, as well as the possible substantial expense incurred, in collecting rent from a defaulting tenant, may have an adverse effect on our revenues. Further, in the event a tenant vacates its space at our property, whether as a result of a default, the expiration of the lease term or otherwise, we may not be able to re-lease the vacant space for as much as the rent payable under the previous lease or not at all, and we may not be able to re-lease such space without incurring substantial expenditures for tenant improvements and other lease-up related costs. A delay in re-leasing vacant space or in releasing such space at acceptable rental rates may have an adverse effect on our revenues.

          Further, in some instances, our properties may be specifically suited to the particular needs of a certain tenant based on the type of business the tenant operates. For example, many companies desire space with an open floor plan. We may have difficulty obtaining a new tenant for any vacant space in our properties, particularly if the floor plan limits the types of businesses that can use the space without major renovation, which may require us to incur substantial expense in re-planning the space.

          Regardless of the reason, if a vacancy on any of our properties continues for a long period of time, we may suffer increased expenditures, reduced revenues or both. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

The terms of new or renewal leases may result in a reduction in our income.

          Even if we are successful in obtaining new or renewal leases at our properties, the terms of any such new or renewal leases may be less favorable to us than the previous lease terms. Certain significant expenditures that we, as a landlord, may be responsible for, such as mortgage payments, real estate taxes, utilities and maintenance costs, generally are not reduced as a result of a reduction in rental revenues. If lease rates for new or renewal leases are substantially lower than those for the previous leases, our rental income might suffer a significant reduction that may adversely affect our ability to make distributions and the value of our properties may decrease.

Uncertain market conditions and the broad discretion of the Asset Manager relating to the future disposition of properties could adversely affect the return on your investment.

          We generally will hold the various real properties in which we invest until such time as the Asset Manager determines that the sale or other disposition thereof appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. The real estate market is affected by a number of factors beyond our control, including, among others, the availability of financing, interest rates and the supply of and demand for available tenant space. We cannot predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties for their full value or at a profit in the future. For any particular property, we may be required to make expenditures for improvements to, or to correct defects in, the property before we are able to sell it. Additionally, we may not be able to sell a property at the price, on the terms or within the time frame we may seek. Accordingly, the timing of liquidation of the Fund and the extent to which you may receive distributions and realize potential appreciation on our real estate investments may be dependent upon fluctuating market conditions.

          The price we obtain from the sale of a property will depend upon various factors such as the property’s operating history, demographic trends in the property’s locale and available financing for, and the tax treatment of, real estate investments. We may not realize significant appreciation and may even incur losses on our properties and other investments. The recovery of any portion or all of your investment and any potential return thereon will depend on the amount of net proceeds we are able to realize from a sale or other disposition of our properties and other real estate related investments.

We may not have funding for future tenant improvements, lease commitments, tenant refurbishments or other needs.

          When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements, lease commitments and tenant refurbishments to the vacated space and other lease-up costs. Substantially all of our net offering proceeds available for investment will be used for investment in our properties, and we do not anticipate that we will maintain substantial permanent working capital reserves. We have no identified external funding source (i.e., outside of our ability to call our limited partners’ capital up to

26  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

the amount of their commitments or our ability to generate cash flow from the operations and sales or financings of our properties) to provide funds which may be required in the future for tenant improvements, lease commitments, tenant refurbishments and other lease-up costs in order to attract new tenants, and we do not intend to use our credit facility with TIAA to fund such lease-up. Further, if the TIAA credit facility, which is terminable by either party at the end of each 364 day term, is terminated by either the Fund or TIAA, the Fund may be required to seek alternative financing from an unaffiliated third-party lender, and the terms of such financing may not be as favorable to the Fund as those under the TIAA credit facility. We cannot assure you that any such source of funding will be available to us for such purposes in the future.

Our retail properties will be subject to risks in addition to those discussed elsewhere.

          Some of the properties we expect to own and operate will be retail properties. In addition to various risks discussed elsewhere, these properties will be subject to the following risks as well. In general, tenants at traditional retail centers face possible changing consumer preferences, as well as increased competition from other forms of retail selling such as discount shopping centers, outlet centers and internet sales.

          A number of leases at our retail properties may include a provision for rent in addition to or in lieu of a base amount that is dependent upon a specified percentage of sales our retail tenants achieve. Under leases that contain such percentage rent clauses, rental revenues we receive may increase as a result of increased sales revenues of such tenants. During a general economic downturn, retail tenants generally experience reduced revenues. As a result, the portion of revenues we may obtain from percentage rents may also decline in a general economic downturn.

          In the event an anchor tenant at a retail center we own (i.e., typically a tenant occupying a large portion of the gross leaseable area of the retail center) becomes insolvent, suffers a downturn in its business or does not renew its lease, our retail center will experience a reduction or cessation of rental revenue that could have a significant adverse effect on that property. Additionally, other tenants at the retail center may have provisions in their leases that permit them to terminate their leases or pay reduced rent if an anchor tenant’s lease is terminated or if an anchor tenant does not remain open for business at the center. Even without such a lease provision, other tenants may not renew their leases at the expiration of their terms due to an anchor tenant’s lease termination or cessation of operation at the center. In any of these instances, we may experience increased vacancies or reduced rental revenues above and beyond that resulting from the anchor tenant’s situation. Additionally, if we are not able to re-lease the anchor tenant’s space to another anchor tenant, we may have to incur substantial expense in order to subdivide or remodel the space for rent to more than one tenant.

Properties we acquire may have liabilities or other adverse conditions.

          We intend to perform appropriate due diligence for each property or other real estate related investment we acquire. We also will seek to obtain appropriate representations and indemnities from sellers in respect of such properties or other investments. We may, nevertheless, acquire properties or other investments that are subject to uninsured liabilities or that have problems involving environmental conditions, physical defects, state of title, compliance with zoning laws or building codes or other matters, whether or not we are aware of such liabilities or other conditions at the time of acquisition. In some instances, we may have only limited or perhaps even no recourse for any such liabilities or other conditions or, if we have received indemnification from a seller, the resources of such seller may not be adequate to fulfill its indemnity obligation. As a result, we could be required to resolve or cure any such liability or other adverse condition, and such payment could have an adverse effect on our cash flow available to meet other expenses or to make distributions to our partners.

Our investments will be subject to risks from the use of borrowed funds.

          We intend to acquire our properties subject to existing financing or by borrowing funds. We may also incur or increase our indebtedness by obtaining loans secured by certain of our properties or other investments in order to use the proceeds for acquisition of additional properties.

          Under our investment guidelines, we may incur indebtedness on any one property of up to 70% of its gross asset value at the date such indebtedness is incurred and up to 50% of the gross asset value of our investment portfolio, determined at the later of the end of the Investment Period and the date such indebtedness is incurred. In general, for any particular property, we will expect that the property’s cash flow will be sufficient to pay the cost of its mortgage indebtedness, in addition to the operating and related costs of the property. However, if there is insufficient cash flow from the property, we may be required to use funds from other sources to make the required debt service payments, which generally would reduce the amount available for distribution to our partners. The incurrence of mortgage indebtedness increases the risk of loss from our investments since one or more defaults on mortgage loans secured by our investment properties could result in foreclosure of those mortgage loans by the lenders with a resulting loss of our investment in the properties securing the loans. For tax purposes, a foreclosure of one of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the indebtedness secured by the mortgage. If that outstanding balance exceeds our tax basis in the property, we would recognize a taxable gain as a result of the foreclosure, but we would not receive any cash proceeds as a result of the transaction. See “Certain U.S. Federal Income Tax Considerations—Tax Consequences Relating to Real Estate Investment Trusts—Foreclosure Property” for a discussion of certain tax consequences of a foreclosure by a REIT Subsidiary.

          We may, under some circumstances, provide a guaranty on behalf of a joint venture or other entity that owns one of our properties. In this case, we would be liable to the lender for payment of the indebtedness if it is not paid by the

TIAA-CREF U.S. Real Estate Fund I Prospectus |  27

borrowing entity. If any mortgage loans we incur have cross-collateralization provision (i.e., so that more than one property secures the same mortgage loan) or cross-default provisions (i.e., so that a default under one mortgage loan constitutes a default under another mortgage loan), there is a risk that more than one property may be affected by a default.

          Mortgage loans or other financing arrangements with balloon payments in which all or a substantial portion of the original principal amount of the loan is due at maturity, may involve greater risk of loss than those financing arrangements in which the principal amount of the loan is amortized over its term. At the time a balloon payment is due, we may or may not be able to obtain alternative financing on favorable terms, or at all, to make the balloon payment or to sell the property in order to make the balloon payment out of the sale proceeds.

          If interest rates are higher when we obtain replacement financing for our existing loans, the cash flows from our properties, as well as the amounts we may be able to distribute to our partners, could be reduced. We may also not be able to borrow as much when we refinance our indebtedness since higher interest rates will increase our borrowing costs and reduce the amount of debt service our properties are able to pay.

          In some instances, we may only be able to obtain recourse financing, in which case, in addition to the property or other investment securing the loan, the lender may also seek to recover against our other assets for repayment of the debt. Accordingly, if we do not repay a recourse loan from the sale or refinancing of the property or other investment securing the loan, the lender may seek to obtain repayment from one or more of our other assets.

We may have shared control for certain of our joint venture investments, which involve various risks.

          There may be shared control with respect to some of our joint venture investments. Those investments may involve risks not present in other types of investments, such as the possibility that the other co-venturer may become bankrupt or have economic or business interests or goals inconsistent with those of the Fund. Actions taken by the co-venturer may subject the investment to liabilities in excess of or other than those contemplated by the Fund. It may also be more difficult for the Fund to sell its interest in the joint venture. If control over a joint venture is shared with another person, deadlocks could result which could delay the execution of the business plan for the joint venture, require the Fund to engage in a buy-sell of the joint venture with the co-venturer or partner or conduct the forced sale of such joint venture’s investment or otherwise adversely affect the investment’s returns or value. In addition, joint ventures and other entities in which the Fund invests may provide compensation to the other joint venturer or other parties in connection with the acquisition, financing, asset management, property management, leasing, development, construction and disposition of investments.

Our limited control and passive investments will lack liquidity and be subject to other risks.

          Up to 20% of aggregate capital commitments may consist of limited control or passive investments, such as ventures where the Fund has limited voting rights, non-voting limited partnership interests, mortgage loans or minority interests in operating companies. The success of such investments may depend on the success of such companies or, in the case of mortgage loans, the borrowers. The Fund is unlikely to have any control over the management of any such operating company and is likely to have only limited ability to oversee the borrower’s operation of its property. The securities will not be publicly held and may be thinly traded and relatively illiquid, or may cease to be traded after acquisition. Because of this the Fund may not be able to promptly liquidate the investments if the need should arise. Further, the sale of thinly traded securities could depress the market value of such securities and increase any losses associated with such sale. Investments in securities are subject to market forces and risk the permanent loss of capital as a result of adverse market developments, which can be unpredictable.

Uninsured losses relating to real property may adversely affect your returns.

          The Asset Manager will attempt to assure that all of our properties are comprehensively insured (including liability, fire, and extended coverage) in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. However, to the extent of any such deductible and/or in the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such loss. Also, certain types of losses, generally of a catastrophic nature, resulting from, among other things, earthquakes, floods, hurricanes or terrorist acts may not be insurable or even if they are, such losses may not be insurable on terms commercially reasonable to the Fund. Further, we may not have a sufficient external source of funding to repair or reconstruct a damaged property, and we cannot assure you that any such source of funding will be available to us for such purposes in the future.

          As stated elsewhere in this prospectus, the Fund intends to hold substantially all of its real estate related assets through TC REIT and possibly through other direct or indirect subsidiaries of the Fund. To the extent that TC REIT acquires its ownership interests in each real estate related asset directly and not through a special purpose subsidiary of TC REIT, in the event any one investment suffers a major loss or liability in excess of the value of the investment, the other assets of TC REIT (and thus, indirectly, assets in which the Fund has an interest) would be available to satisfy TC REIT’s obligations with respect to this investment without requiring the claimants to pierce the corporate veil of a special purpose entity. See “The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and cash available for any distributions” below.

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Competition for investments may increase costs and reduce returns.

          We will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. We compete against other potential purchasers of properties of high quality commercial properties leased to creditworthy tenants and residential properties and, as a result of the weakened U.S. economy, there is greater competition for the properties of the type in which we invest. Some of these competing entities may have greater financial and other resources allowing them to compete more effectively. This may result in our paying higher prices to acquire properties than we otherwise would, or we may be unable to acquire properties that we believe meet our investment objectives and are otherwise desirable investments.

          In addition, our properties may be located close to properties that are owned by other real estate investors and that compete with us for tenants. These competing properties may be better located and more suitable for desirable tenants than our properties, resulting in a competitive advantage for these other properties. We may face similar competition from other properties that may be developed in the future. This competition may limit our ability to lease space, increase our costs of securing tenants, limit our ability to charge rents and/or require us to make capital improvements we otherwise would not to make our properties more attractive to prospective tenants. As a result, we may suffer reduced cash flow with a decrease in distributions we may be able to make to our partners.

Delays in acquisitions of properties may adversely affect your investment.

          Delays we encounter in the selection and acquisition of properties could adversely affect your returns. This may result in delays in the distribution of cash to investors and may reduce your overall return from your investment in units.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

          All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

          Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. Some of these laws and regulations may impose joint and several liability for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell such property or to use the property as collateral for future borrowing.

          It may be difficult or impossible to sell a property following discovery of hazardous substances or wastes on the property. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Terrorist attacks or other acts of violence or war may affect the industry in which we operate, our operations and our profitability.

          Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly or indirectly impact the value of the property we own or that secure our loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in our properties due to the adverse effect on the economy and thereby reduce the value of our properties.

We will be subject to risks related to the geographic concentration of the properties in which we invest.

          While we intend to acquire properties throughout the United States, we expect that the substantial majority of our transactions will relate to properties located in the 50 largest U.S. metropolitan areas. If the commercial or residential real estate markets or general economic conditions in these geographic areas decline, we may experience a greater rate

TIAA-CREF U.S. Real Estate Fund I Prospectus |  29

of default by tenants on their leases with us with respect to properties in these areas and the value of the properties in these areas could decline. Any of these events could materially adversely affect our business, financial condition or results of operations more so than if our investments were more geographically diversified.

We will be subject to a number of legal and regulatory requirements.

          Federal and state laws and regulations generally regulate the ownership, leasing and operation of real estate, including, without limitation, the Americans with Disabilities Act. Violations of those laws and regulations could materially adversely affect our business, financial condition and results of operations. We cannot predict the extent to which any law or regulation that may be enacted or enforced in the future may affect our operations. In addition, the costs to comply with these laws and regulations may adversely affect our profitability. Future changes to the laws and regulations affecting us, including changes affecting the ownership and operation of real estate, such as environmental and zoning laws and regulations, and the methods or manner in which to comply with such laws and regulations, and changes to the Code applicable to the taxation of limited partnerships or REITs, could make it more difficult or expensive for us to comply with such laws or otherwise harm our business.

A potential change in United States accounting standards regarding operating leases may make the leasing of facilities less attractive to our potential tenants, which could reduce overall tenant demand for our properties.

          Under Statement of Financial Accounting Standard No. 13, Accounting for Leases, if the present value of a company’s minimum lease payments equal 90% or more of a property’s fair value, the lease is classified as a capital lease, and the lease obligation is included as a liability on the company’s balance sheet. If, however, the present value of the minimum lease payments is less than 90% of the property’s value, the lease is considered an operating lease, and the obligation does not appear on the company’s balance sheet, but rather in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet. The SEC has conducted a study of off-balance-sheet financing, including leasing, and the Financial Accounting Standards Board and the International Accounting Standards Board recently indicated that they will be jointly studying the leasing accounting rules and guidance relating to such rules, and they may propose changes to the current rules. If the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing the net offering proceeds from this offering, and make it more difficult for us to enter into leases on terms the Asset Manager finds favorable.

RISKS RELATED TO OUR RELATIONSHIP WITH THE ASSET MANAGER AND ITS AFFILIATES

The Fund will approve very broad investment guidelines for the Asset Manager, which will provide asset and investment management services to the Fund.

          The Asset Manager will be authorized to follow very broad investment guidelines and will have great latitude within the broad parameters of our investment guidelines in determining the types of assets it may select as proper investments for us. Accordingly, subject to the overall supervision and control of our general partner, the Asset Manager will exercise substantial discretion in connection with the acquisition of real estate related investments, as well as in connection with the management, operation and disposition of such investments. Accordingly, our ability to achieve our investment objectives will depend to a substantial extent on the Asset Manager’s exercise of its discretion in selecting, negotiating and managing investments on our behalf. Our general partner will review our investment guidelines on at least an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as it deems appropriate.

Conflicts involving the asset management agreement.

          Our general partner and the Asset Manager determined the terms of the asset management agreement, including the amount of acquisition and asset management fees to be paid, and such terms are not the result of arm’s length negotiation. Additionally, our general partner, as an affiliate of the Asset Manager, may have an incentive to shorten the holding period for our real estate investments and sell them sooner in order to permit the Asset Manager to receive acquisition fees on the reinvestment of the net proceeds from such sales. Our general partner may also have an incentive to extend the duration of our term from seven years to as many as 10 years in order to allow further payment of asset management fees to the Asset Manager.

The Asset Manager will face conflicts of interest relating to time management.

          During times of intense activity in other programs and investments, the Asset Manager may devote less time and resources to our business than otherwise since the officers of the Asset Manager and its affiliates are also significantly involved in real estate investments for TIAA and its affiliates. Because the Asset Manager and its affiliates have interests in other real estate programs and accounts and also engage in other business activities, they will have conflicts of interest in allocating their time between our business and these other activities. You should note that our partnership agreement does not specify any minimum amount of time or level of attention that our general partner or the Asset Manager is required to devote to the Fund. If the Asset Manager, for any reason, is not able to obtain investment opportunities for us consistent with our investment objectives in a timely manner, or to effectively manage the investments we do acquire, we may have lower returns on our investments.

30  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

The Asset Manager and its affiliates will face conflicts of interest relating to the purchase, sale and leasing of properties.

          We may be buying properties at the same time as TIAA and its affiliates that have similar investment objectives to those of the Fund. There is also a risk that the Asset Manager will choose a property that provides lower returns to us than a property purchased by TIAA and its affiliates. Further, we will likely acquire properties in geographic areas where TIAA and its affiliates own properties. In addition, the Fund may desire to sell a property at the same time another TIAA affiliate is selling a property in an overlapping market. Conflicts could also arise because some properties owned by TIAA and its affiliates may compete with the Fund’s properties for tenants. Among other things, if one of the TIAA entities attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. TIAA has adopted allocation policies and procedures applicable to the purchasing conflicts scenario, but we cannot assure you that the resolution of such conflicts will not be economically disadvantageous to the Fund. As a result of the Asset Manager’s obligations to TIAA and its affiliates, including other current and potential TIAA-sponsored investment vehicles with similar objectives to those of the Fund, we cannot assure you that the Fund will be able to take advantage of every attractive investment opportunity that otherwise is in accordance with the Fund’s investment objectives. For a discussion of the relevant allocation policies and procedures TIAA has established, see “Investment Objectives, Strategy and Guidelines—Allocation Procedure.”

Our general partner has a limited net worth.

          Our general partner is responsible for the affairs and the management of the Fund. The net worth of our general partner consists primarily of a promissory note issued by TIAA, its parent company, and this note is limited to $1,000,000 in principal amount. Accordingly, our general partner will not be in a position, and has no obligation, to render us financial assistance if the need arises.

The termination or replacement of the Asset Manager could trigger a default or repayment event under our mortgage loans for some of our properties.

          Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of Teachers Advisors, Inc. as our Asset Manager an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate not to include such provisions, lenders may require them. If an event of default or repayment event occurs with respect to any of our properties, our ability to achieve our investment objectives, including, without limitation, appreciation in the value of our properties, could be materially adversely affected. In that event, we may be required to find replacement financing to repay the existing loan, and the terms of the replacement financing may not be as favorable as those of the existing loan. If replacement financing is not available, we may be required to sell the property, and the timing and terms of such sale may not be as favorable to us as those that could be obtained in a future sale. Alternatively, the existence of such provisions in our loan agreements may, as a practical matter, limit the right of a majority in interest of our limited partners to terminate the asset management agreement.

Our rights and the rights of our limited partners to recover claims against our general partner and its affiliates are limited.

          Our partnership agreement provides that neither our general partner nor any affiliate thereof engaged in the performance of services on behalf of the Fund (the indemnified parties) will be liable or accountable to the Fund or any partner for any act or omission performed or omitted by them or for any losses, claims, costs, damages or liabilities arising from such act or omission if the general partner or the Asset Manager has determined, in good faith, that such act or omission was in the best interest of the Fund and such losses, claims, costs, damages or liabilities were not the result of misconduct or negligence by the indemnified party and that, subject to certain limitations, the indemnified parties will be indemnified by the Fund against any losses, claims, costs, damages or liabilities suffered by them by reason of any act or omission arising out of activities on behalf of the Fund or in furtherance of the interests of the Fund if the general partner or the Asset Manager has determined, in good faith, that the act or omission which caused the losses, claims, costs, damages or liabilities was in the best interest of the Fund and such losses, claims, costs, damages or liabilities were not the result of misconduct or negligence on the part of the indemnified party. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, is contrary to public policy and therefore unenforceable on the part of the indemnified party. As a result, we and our limited partners may have more limited rights against our general partner and its affiliates than might otherwise exist in the absence of such provisions. In addition, we may be obligated to fund the defense costs incurred by our general partner in some cases, and our general partner may require limited partners to contribute their unfunded capital commitments in order to satisfy such obligations. For further discussion of the duties of our general partner, see “Fiduciary Duty of Our General Partner.”

TIAA and its affiliates may have substantial influence in voting on certain matters.

          Because TIAA and its affiliates will own a large percentage of the units, they may have substantial influence on, or as a practical matter, be in a position to block, matters that become subject to a vote of the limited partners. While TIAA and its affiliates may not vote their units on an issue of removal of the general partner or the Asset Manager or on other transactions between the Fund and the general partner and the Asset Manager, TIAA and its affiliates may

TIAA-CREF U.S. Real Estate Fund I Prospectus |  31

vote their units on other issues, including the approval or disapproval of the sale of all or substantially all of the Fund’s real estate related assets, a dissolution of the Fund, the election of a new general partner in the event of a removal of the current general partner and various amendments to the partnership agreement. As a result, the manner in which TIAA and its affiliates vote their units may, to a large extent, determine how the matter subject to the vote will be decided. See “Summary of the Partnership Agreement—Voting Rights of the Limited Partners.”

Counsel does not represent the Fund or the limited partners.

          Mayer Brown LLP acts as legal counsel to our general partner, the Asset Manager, TIAA and TPIS. It does not represent the Fund or the limited partners (other than TIAA) with respect to the Fund, although it may represent an individual or entity which becomes a limited partner in the Fund in another matter. An investor may wish to retain separate counsel to ensure that its interests with respect to the Fund are protected.

Our annual statement of value will be an estimate only and may not represent realizable value.

          The net asset value of each unit will be deemed to be $1,000 until the end of the first full fiscal year following the completion of this offering. Thereafter, the Asset Manager will estimate the net asset value of each unit. The annual statement of value that we will send will only be an estimate as of the close of our fiscal year and may not reflect the actual value of our units. The value will be based upon an estimated amount the Asset Manager determines could be received if our properties and other assets were sold and the sale proceeds, together with our other funds, were distributed after payment of all expenses and liabilities pursuant to a liquidation. It is possible that (i) the estimated value in any annual statement may not be realized by us or by our partners upon our liquidation; (ii) our partners may not realize that estimated value if they were to sell their units; or (iii) an annual statement of value may not comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

U.S. FEDERAL INCOME TAX RISKS

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in our units of limited partnership interest.

          An investment in units involves U.S. federal, state and local income tax risks. You are urged to consult with your own tax advisor with respect to the U.S. federal, state and local tax considerations of an investment in our units. We will not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein.

Investors may realize taxable income without cash distributions, and you may have to use funds from other sources to pay your tax liabilities.

          As our limited partner, you will be required to report your allocable share of our taxable income on your personal U.S. federal and state (and possibly local) income tax returns regardless of whether you have received any cash distributions from us. Your limited partnership units may be allocated taxable income in excess of your cash distributions. In general, we do not intend to make distributions between the inception of the Fund and the end of the Investment Period, but rather expect to reinvest any excess cash. In addition, we may establish reasonable reserves for working capital. The establishment and maintenance of these reserves will reduce the amount of cash otherwise distributable to you and could result in your not being distributed cash equal to your taxable income that results from the allocation of income from us. In such event, you may be required to make an out-of-pocket payment for any tax liability resulting from such excess taxable income.

We could be characterized as a publicly traded partnership taxed as a corporation, which would have an adverse tax effect on you.

          If the Internal Revenue Service were to classify us as a publicly traded partnership, we could be taxable as a corporation, and distributions made to you could be treated as portfolio income to you rather than passive income. We believe that we will be classified as a partnership and not as an association or publicly traded partnership taxed as a corporation. However, we cannot assure you that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be treated as a corporation due to the following factors:

•	the complex nature of the Internal Revenue Service safe harbors;

•	the lack of interpretive guidance with respect to such provisions; and

•	the fact that any determination in this regard will necessarily be based upon facts that have not yet occurred.

The Internal Revenue Service may challenge our allocations of profit and loss, and any reallocation of items of income, gain, deduction and credit could reduce anticipated tax benefits.

          The U.S. federal income tax rules applicable to allocation of items of taxable income and loss are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will depend upon facts that will occur in the future and that cannot be predicted with certainty or completely controlled by us. If the allocations we use are not recognized, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and

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penalties. Our limited partners might also be required to incur the costs of amending their individual returns.

We may be audited, which could result in the imposition of additional tax, interest and penalties.

          Our U.S. federal income tax returns may be audited by the Internal Revenue Service. Any audit of us could result in an audit of your tax return that may require adjustments of items unrelated to your investment in us, in addition to adjustments to various partnership items. In the event of any such adjustments, you might incur attorneys’ fees, court costs and other expenses contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each partner, and our general partner is primarily responsible for contesting U.S. federal income tax adjustments proposed by the Internal Revenue Service. In this connection, our general partner may extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the Internal Revenue Service. Further, our general partner may cause us to elect to be treated as an electing large partnership. If it does, we could take advantage of simplified flow-through reporting of partnership items. Adjustments to partnership items would continue to be determined at the partnership level, however, any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our general partner will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the partnership level.

We may not be able to successfully qualify each REIT subsidiary as a REIT.

          A REIT subsidiary must satisfy certain tests in order to qualify for tax status as a REIT. Such tests include requirements with respect to the composition of a REIT subsidiary’s owners, its gross income and assets, the amount, timing and manner of distributions, and certain other requirements. In general, the gross income and asset tests require that a REIT subsidiary’s assets and operations are focused on real estate, including the ownership of rental real estate and/or mortgages and certain related instruments.

          Although we intend to operate each REIT subsidiary so that it qualifies as a REIT, no assurance can be given that the Internal Revenue Service will not challenge a REIT subsidiary’s qualification as a REIT, or that each REIT subsidiary will be able to operate in accordance with REIT requirements in the future.

          In the event that a REIT subsidiary fails to qualify as a REIT in any taxable year, and certain relief provisions do not apply, the REIT subsidiary would be subject to U.S. federal and state (and possibly local) income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to the investors. Distributions made by a REIT subsidiary to us in any year in which it fails to qualify as a REIT would not be deductible by such REIT subsidiary, nor would such REIT subsidiary be required to make such distributions. Unless a REIT subsidiary is entitled to relief under specific statutory provisions, such REIT subsidiary would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

Even if a REIT subsidiary qualifies as a REIT, it may be subject to certain taxes.

          Even if a REIT subsidiary (including TC REIT) qualifies as a REIT, the REIT subsidiary may be subject to U.S. federal (as well as state and possibly local) income, excise, and certain other taxes in various circumstances. For example, the REIT subsidiary will be subject to U.S. federal income tax on earnings that are not distributed, may be subject to alternative minimum tax, certain excise taxes if its distributions are not timely, and certain penalty taxes to the extent that it needs to rely upon specific relief provisions following the violation of a REIT qualification requirement in order to maintain its status as a REIT. A REIT is also subject to a 100 percent tax on gains from “prohibited transactions,” which are sales of assets that it holds as inventory or dealer property, including generally, but not limited to, sales of condominium units.

          We intend to make investment decisions and to structure each REIT subsidiary’s investments in a manner that takes into account REIT qualification requirements and income and other tax considerations, including the potential for tax on prohibited transactions.

Impact of taxable REIT subsidiaries.

          Each REIT subsidiary may hold certain assets and conduct certain operations through taxable subsidiary entities, known as “Taxable REIT subsidiaries,” in order to satisfy the REIT income, asset or other qualification requirements, or to avert liability for the 100 percent tax on prohibited transactions. Net income generated by such subsidiaries will generally be subject to regular corporate income tax (currently at a 35 percent U.S. federal rate plus state tax) at the subsidiary level.

          To the extent that the Internal Revenue Service successfully challenges the pricing of intercompany transactions between a REIT subsidiary and a Taxable REIT subsidiary, certain penalty taxes could also apply.

Unrelated business taxable income (UBTI) may be generated with respect to tax-exempt investors.

          While our general partner and Asset Manager intend to use commercially reasonable efforts to minimize UBTI consistent with its goal of maximizing pre-tax income, we may incur UBTI for our tax-exempt investors. In particular, we expect to generate UBTI with respect to certain debt-financed property. A tax-exempt limited partner that has UBTI in any tax year from all sources of more than $1,000 will generally be subject to taxation on such income and be

TIAA-CREF U.S. Real Estate Fund I Prospectus |  33

required to file tax returns reporting such income. See “Certain U.S. Federal Income Tax Considerations—Unrelated Business Taxable Income”.

Legislative or regulatory action could adversely affect investors.

          In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the U.S. federal income tax laws applicable to investments similar to an investment in our units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a limited partner. Any such changes could have an adverse effect on an investment in our units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our units.

Adverse tax considerations for IRA investors and other retirement plan investors may result because of minimum distribution requirements.

          If you intend to purchase units through your IRA, or if you are a trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, you must consider the limited liquidity of an investment in our units as it relates to applicable minimum distribution requirements under the Code. If units are held and our investments have not generated sufficient income at such time as mandatory distributions are required to begin to an IRA beneficiary or qualified plan participant, Sections 408(a)(6) and 401(a)(9) of the Code will likely require that a distribution-in-kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution-in-kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability attributable to any such distribution. Also, a fiduciary of a retirement plan should consider that, for distributions subject to mandatory income tax withholding under Section 3405 of the Code, the fiduciary may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations. There may also be similar state and/or local tax withholding or other obligations that should be considered.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

          This prospectus contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

          The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to the units.

          For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

34  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

ESTIMATED USE OF PROCEEDS

          The following table presents our estimate of how we currently expect to use the proceeds raised in this offering. Estimations of the acquisition fees are based on calculations which account for alternative scenarios of the minimum amount of leverage (i.e., no borrowings) and the maximum amount of leverage that we may use in connection with our ownership and operation of our real estate related investments. We may use borrowings of up to 50% of the gross asset value of all our real estate related investments in connection with their acquisition and ownership. Within such parameters, we cannot predict the exact amount of leverage which we may use at any one time, or over the life of the Fund, and as a result, the following table should be viewed only as illustrative of the aggregate amount of fees reflected in the table that may be payable by the public investors from offering proceeds.

          The impact of TIAA’s $50,000,000 equity contribution is not reflected in the table below, but TIAA will be responsible for its pro rata share of Fund fees and expenses (which will be payable on the same terms), including the asset management fee and the acquisition fees, with respect to TIAA’s capital contribution the same as the capital contributions of all other limited partners in the Fund. The table shows figures assuming the sale of the minimum public offering amount of $150,000,000 and the maximum public offering amount of $300,000,000. (The effective percentages of gross proceeds of the offering below are shown after rounding.)

	Minimum Offering(1)			Maximum Offering(1)
			Effective Percentage			Effective Percentage

Gross Offering Proceeds(2)	$150,000,000		100%	$300,000,000		100%

Organizational Expenses(3)	$1,250,000		0.83%	$1,250,000		0.42%

Amount of Gross Offering Proceeds Available for Investment	$148,750,000		99.17%	$298,750,000		99.58%

Acquisition Fees(4)	$744,000		0.50%	$1,493,750		0.50%
	(no leverage	)		(no leverage	)
	$1,488,000		0.99%	$2,987,500		1.00%
	(maximum leverage	)		(maximum leverage	)

Acquisition Expenses(5)	$444,000		0.30%	$891,750		0.30%
	(no leverage	)		(no leverage	)
	$888,000		0.60%	$1,783,500		0.60%
	(maximum leverage	)		(maximum leverage	)

Reserves(6)	$1,500,000		1.00%	$3,000,000		1.00%

Amount of Gross Offering Proceeds	$146,062,000		97.37%	$293,364,500		97.78%
Invested in Properties(7)	(no leverage	)		(no leverage	)
	$144,874,000		96.58%	$290,979,000		96.99%
	(maximum leverage	)		(maximum leverage	)

(1)	The minimum gross proceeds and maximum gross proceeds of the offering do not include the $50,000,000 contribution to be made by TIAA.

(2)

Our general partner intends to notify limited partners (including TIAA) from time to time and generally upon not less than 15 days advance notice to contribute capital in connection with the acquisition of real properties and other real estate related investments and the payment of fees and expenses and the establishment of reserves of the Fund and its subsidiaries. Pending the use of capital contributions for these purposes, the contributed funds may be invested in short-term, liquid investments, including government securities, bank certificates of deposit, money market funds, interest-bearing accounts and short-term debt obligations.

(3)

Organizational Expenses include expenses paid (or reimbursed to the Asset Manager and its affiliates) by the Fund in connection with the organization of the Fund, our general partner and TC REIT and the offering of the units. Organizational Expenses paid or reimbursed by the Fund will not exceed $1,250,000. Any amount of such expenses in excess of $1,250,000 will be paid by the Asset Manager. See “Summary of Partnership Agreement—Expenses.”

(4)

We will pay the Asset Manager or its affiliates Acquisition Fees equal to 0.50% of the gross purchase price (including any indebtedness) in connection with the acquisition of our real estate related investments. Acquisition Fees do not include Acquisition Expenses, which will be borne by the Fund. The estimates of Acquisition Fees are based on calculations which account for alternative scenarios of the minimum amount of leverage (i.e., no borrowings) and the maximum amount of leverage (50% of gross asset value) we may use in connection with the ownership and operation of our real estate related investments.

(5)

Acquisition Expenses include expenses incurred in connection with the acquisition of real estate related investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent third party appraisals), non-refundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses relating to the selection and acquisition of real estate investments by the Fund or any of its subsidiaries, whether or not acquired. While most of the Acquisition Expenses are expected to be paid to third parties, a portion of the out-of-pocket Acquisition Expenses, such as for travel or due diligence, may be reimbursed to the Asset Manager or its affiliates. The estimates of Acquisition Expenses are based on calculations which account for alternative scenarios of the minimum amount of leverage (i.e., no borrowings) and the maximum amount of leverage (50% of gross asset value) we may use in connection with the ownership and operation of our real estate related assets. Actual Acquisition Expenses may be greater or less than these estimated amounts. Acquisition Expenses, together with Acquisition Fees, for a particular real estate related investment will in no event exceed 6% of its gross purchase price.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  35

(6)

Our general partner expects to establish reserves from the gross proceeds of the offering, out of cash flow generated by operating properties, out of net sale proceeds or other available funds. These reserves are expected to be used for working capital purposes and may also include amounts deemed reasonably necessary to satisfy our contingent or unforeseen liabilities or obligations. Reserves are not expected to exceed one percent (1%) of the capital commitments of the limited partners (including TIAA).

(7)	Includes estimated amounts of the gross proceeds of this offering we could invest in our real estate related investments, net of fees and expenses.

36  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

INVESTMENT OBJECTIVES, STRATEGY AND GUIDELINES

Investment Objectives

The investment objectives of the Fund are:

•	Realize the potential for capital appreciation, primarily by investing in a high quality portfolio of U.S. core real estate, as well as other real estate related investments;

•	Preserve, protect and return your investment (on an inflation adjusted basis); and

•	Make modest distributions from current operations in the later years of the Fund.

          “Core” real estate generally refers to operating properties, primarily in the office, retail, industrial and multifamily sectors, which are expected to provide stable, predictable income stream and cash flows, and which at the time of acquisition have (1) high occupancy levels, (2) credit-worthy, financially sound and reputable tenants, and (3) a low or modest level of projected near-term tenant turnover.

          There can be no assurance that the Fund will achieve its investment objectives.

          Investment Strategy

          The Fund’s investment strategy will be to create and actively manage a portfolio of U.S. real estate related investments, diversified by asset type and geographic location, a substantial majority of such properties to be located in the 50 largest U.S. markets. While our general partner, with the advice of the Asset Manager, will retain discretion over the size of a particular investment and the aggregate number of real estate investments over the life of the Fund, management currently expects that the substantial majority of transactions will involve a gross asset value (including any leverage which may be incurred on a particular property) of between $10 million and $90 million.

          The Fund will seek favorable long term returns primarily through appreciation of core real estate investments while preserving and protecting (on an inflation-adjusted basis) your investment. Distribution of cash from current operations is a lesser objective of the Fund.

          Generally, the Fund expects to have sole or controlling direct or indirect ownership of its core and value add portfolio assets, although joint venture investments may be utilized in connection with the purchase of either core or value add assets. However, up to 20% of the investment portfolio (determined at the end of the Investment Period but based upon gross asset values at the time of acquisition) may consist of limited control or passive investments, such as real estate debt, privately held real estate securities, joint ventures in which the Fund has limited voting rights, non-voting limited partnership interests or interests in other real estate investment or operating companies, if the Asset Manager believes the investment is consistent with the Fund’s investment strategy and performance objectives.

          Investment Guidelines

          The Asset Manager, through its Investment Management Committee, will develop and maintain detailed Investment Guidelines consistent with the Fund’s general investment strategy and which reflect then current market conditions. These Investment Guidelines will be reviewed by our general partner on at least an annual basis and, as appropriate, may be revised from time to time, although there is no current intent to do so.

          The Asset Manager and our general partner retain flexibility to adjust investment strategy as well as Investment Guidelines and financing limitations in light of changing conditions in the real estate investment and capital markets, although there is no current intent to do so. The Asset Manager reviews investment strategy and such limitations from time to time and may, at its discretion, with the consent of our general partner modify, amend or repeal any of them or make exceptions to them. In no event, however, will the strategy of the Fund change from its core investment strategy of seeking to invest at least 80% of its assets (as determined at the end of the Investment Period but based on gross asset values at the time of acquisition) in high quality, stabilized real properties in the office, retail, industrial and residential sectors and located primarily in the 50 largest U.S. markets.

          The Fund is designed to provide capital appreciation through a high quality portfolio of U.S. real estate assets diversified by asset type and geographic location. Leverage of up to 50% of the Fund’s gross asset value may be used to enhance Fund returns and portfolio diversification. This leverage will be incurred by the Fund and its subsidiaries, and with the exception of the TIAA credit facility, is expected to be incurred through third-party lenders, although there is no assurance this will always be the case. For example, the Fund may acquire a real property on which TIAA or an affiliate is the holder of a mortgage loan at the time of acquisition. The portfolio will be actively managed to take advantage of changing conditions within the U.S. property and capital markets, and assets will be financed and sold as deemed appropriate to achieve the performance objectives in the context of changing economic and market conditions.

          We believe that adding investment in real estate, and equity real estate investments in particular, to investment portfolios consisting of stocks and bonds lowers overall portfolio volatility and could increase risk-adjusted returns. Within real estate investing, we believe that a combination of REIT and other real estate investments can lower volatility and enhance the risk-adjusted returns of a stock and bond portfolio.

          Allocation by Investment Style

          With the limited exceptions discussed below under “—Other Policies—Liquid Assets,” as determined at the end of the Investment Period but based on the gross asset value at the time of acquisition, at least 80% of the Fund’s investment portfolio is expected to consist of U.S. core real estate assets (office, retail, industrial and multifamily), as

TIAA-CREF U.S. Real Estate Fund I Prospectus |  37

described in more detail elsewhere in this prospectus. The Fund will seek to acquire well located, well leased properties with an emphasis on current cash flow before debt service.

          In addition, as determined at the end of the Investment Period but based upon the gross asset value at the time of acquisition, up to 20% of the Fund’s portfolio may be invested in value add U.S. real estate assets and limited control or passive investments. “Value add” real estate assets are properties that (1) feature generally higher vacancy rates, (2) present more varied leasing opportunities and near-term lease expiration exposure and/or (3) may require capital infusions or physical enhancements (such as anchor tenant additions to a shopping center or lobby renovations) to enhance the leasing profile of such property. In addition, value add properties in which the Fund may invest may include hotel properties, development, redevelopment or repositioning properties. Limited control or passive investments include real estate debt, unimproved or non-income producing properties, privately held real estate securities, such as interests in commingled funds that make real estate related investments or ventures where the Fund has limited voting rights, non-voting limited partnership interests or minority interests in real estate investment or operating companies, if the Asset Manager believes the investment is consistent with the Fund’s investment strategy and performance objectives. Unlike its investments in core and value add real estate assets, which will all be located in the United States, the Fund may invest in limited control or passive investment vehicles, such as commingled funds, that could own some real estate related assets in foreign countries.

          The Asset Manager intends to focus the majority of the Fund’s investments on properties that are regarded as core. Core properties are high quality office, retail, industrial and multifamily real estate assets located in desirable geographic locations, with high-occupancy rates and financially sound tenant compositions. Due to the high occupancy levels and/or a high probability of leasing to responsible and reputable tenants and a low or modest level of projected tenant turnover, we believe these properties will result in stable cash flows to the Fund. The Fund will seek to acquire well located, well leased properties with an emphasis on current cash flow, which will be used in large part to make debt service payments on borrowings by the Fund or its subsidiaries to finance acquisition of properties. Generally, the Fund expects to have sole or controlling direct or indirect ownership of its portfolio assets, with the exceptions being primarily the limited control or passive investments described above.

          Allocation by Property Type

          The real estate group of the Asset Manager (TIAA-CREF Global Real Estate) has extensive experience in every major property sector. As a result of its constant participation in each property sector, the Asset Manager believes it is likely that it will concentrate its investments in the four major property types, which are office, retail, industrial and multifamily. To enhance total returns, management of the Fund intends to manage holding periods to take advantage of performance cycles by varying the weightings throughout these four major property types.

          Allocation Procedure

          The Asset Manager and TIAA intend to allocate new investments among TIAA’s General Account, the TIAA Real Estate Account, another core property investment fund that commenced operations approximately three and a half years ago, the Fund and any other real estate accounts or funds that may be established by TIAA and which either TIAA or the Asset Manager manage in the future, in accordance with a written procedure as adopted by TIAA from time to time (the Allocation Procedure). The TIAA General Account provides the guaranteed or fixed-income portion of a TIAA participating institution’s pension plan. A majority of the TIAA General Account’s assets at December 31, 2006 consisted of debt securities, but a portion of the General Account’s assets include holdings in direct and indirect real estate interests, including mortgages. See “Prior Performance” and “Conflicts of Interest—Interests in Other Investment Programs” for more information concerning the TIAA Real Estate Account and the core property investment fund.

          Under the Allocation Procedure as currently in effect, the Managing Director-Domestic Acquisition prepares a weekly transaction pipeline report. A team of real estate professionals that report to the Managing Director-Domestic Acquisitions then prepares a memorandum for each transaction that fits the investment strategy of one or more TIAA accounts or funds. The portfolio managers for each of the TIAA accounts or funds which invest in real estate or real estate related investments then identify the acquisition opportunities that conform to the investment strategy of their specific account or fund.

          If more than one account or fund expresses an interest and no resolution is reached informally, then the transaction is referred to an internal Asset Allocation Committee (the Allocation Committee). The Allocation Committee is made up of the heads of TIAA-CREF Global Real Estate, Asset Management and Real Estate Portfolio Management groups and the portfolio managers for each account or fund. In making its decisions, the Allocation Committee considers a number of factors, including the investment strategy of the bidding account or fund, the relative cash available for investment by each fund or account and the time period the fund or account has had cash available for investment, liquidity requirements, portfolio diversification, whether the property would be at a competitive disadvantage to properties owned by another TIAA account or fund in the subject market and such other factors deemed relevant by the Allocation Committee, and subject to any investment limitations or other requirements in our partnership agreement, our Investment Guidelines or applicable laws or regulations (including ERISA and insurance laws). Approval by the Allocation Committee must be unanimous.

38  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

          If the Allocation Committee is unable to agree on an allocation, investments will be allocated through a strict rotation system (except that an account or fund not electing to pursue such transaction will remain in its rotation position and the other TIAA accounts and funds will rotate). The secretary of the Allocation Committee will prepare a quarterly report describing the allocations made during the previous quarter based on the Allocation Procedure. This report will also be reviewed by a committee of senior TIAA executives (the Allocation Review Committee) which is separate from the Allocation Committee and which functions as an internal monitor of compliance with the Allocation Procedure.

          Investments by Geographic Region

          The geographic market forecasts developed by the Asset Manager’s real estate professionals as part of the strategic planning process are based on a disciplined, proprietary process of screening economic, demographic and real estate market data within a risk-adjusted return framework. The Asset Manager’s real estate professionals will assess (1) economic, financial and real estate supply and demand fundamentals, (2) examine the historical accuracy of forecasts in each potential real estate market, and (3) evaluate the historical and projected liquidity within each potential real estate market, which is all designed to provide maximum insight as to potential net operating income, property valuation and property-level returns. The goal of the analysis is to produce a target list of recommended U.S. geographic markets by property type from the 50 largest U.S. markets.

          Although the Fund will consider investments in any of the recommended markets, the Asset Manager employs a screening process to create a focused list of target metropolitan statistical areas (MSAs) by property type. The target market list is discussed with senior management to further hone in on locations with superior investment potential, while providing appropriate liquidity. This process allows acquisition professionals and asset managers to offer their insights to improve the selection process with hands on, local market knowledge and experience. The selection process for geographic markets will be assessed annually during the strategic planning process. By combining these disciplined investment processes and methodologies with local, regional and property-specific market insight, the Fund is designed to generate both sustained income and capital appreciation.

          The Use of Leverage in the Fund

          The Fund has the ability to utilize property level and portfolio level financing. The Fund and its subsidiaries may use leverage of up to 50% of the portfolio’s gross asset value as of a date that is the later of the end of the Investment Period and the date of incurrence of such leverage. Property level financing will be limited to not more than 70% of the gross asset value of the specific property as of the date of incurrence of such leverage. In calculating these percentage limitations, we will include only the Fund’s or its subsidiary’s actual percentage interest in any borrowings in relation to its interest in the gross asset value of the property and not that of any joint venture partner. The Fund may seek traditional mortgage financing on an asset by asset basis. Interest rates on mortgage financing may be either fixed or variable depending on the Asset Manager’s review of market opportunities.

          Commercial mortgage financing will be utilized primarily to increase purchasing power and to enhance capital appreciation. The use of leverage will enable the Fund to acquire large single assets as well as purchase more individual properties to enhance diversification. Risks associated with the use of leverage may be mitigated by limiting the use of leverage as described above. The added volatility of property cash flows that is associated with leverage is intended to be mitigated to some extent by the 50% maximum leverage on the portfolio as a whole. Although we do not expect to deviate from the leverage limitations discussed in this prospectus, our general partner will have discretion to change our financing limitations in light of changing conditions in the real estate investment and capital markets. Any such change could result in higher or lower limits on the amount of leverage we may use on either an individual property or portfolio basis or both.

          With the exception of the TIAA credit facility, we expect that leverage on our properties will be incurred through third-party lenders that are unaffiliated with TIAA, the general partner or Asset Manager and as such, we expect that interest rates and related fees and charges on such property-level leverage will be consistent with amounts that would be charged by unrelated lending institutions on comparable loans, for the same purpose in the locality of such property. However, while there is no current intent to do so, we may purchase a property which is subject to a mortgage in which TIAA or an affiliate of TIAA is a lender, or we may obtain financing from a syndicate of lenders in which TIAA or an affiliate is a participant. See “Conflicts of Interest—TIAA as Lender.”

          When the Fund or any of the REIT subsidiaries assumes or obtains a mortgage on a property, it will bear the expense of mortgage payments.

          Investment Strategy Execution

          The Fund will execute its investment strategy using a combination of “top-down” and “bottom-up” analyses. Top-down investing refers to the use of macroeconomic or overall market factors to choose investments. Bottom-up investing, by contrast, starts from detailed information about particular real estate investments and markets.

          At the macroeconomic level, the Asset Manager will use its proprietary research, including an econometric model and a database of real estate properties and property sales, to select geographic markets and property types with the most promising potential for risk-adjusted returns. The Asset Manager collects and analyzes various real estate data as part of this process.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  39

          At the microeconomic level, the Asset Manager reviews thousands of potential real estate opportunities annually in connection with its duties to the TIAA-CREF clients it serves. As a result, the Asset Manager’s investment professionals also have access to extensive information concerning leasing and purchase opportunities in each target market and will seek to optimize returns by executing individualized property strategies and through strategic financing and disciplined sales activity.

          The Fund will utilize, among other things:

•

Multiple relationships derived from TIAA’s breadth of experience in all major sectors of real estate related investments (real estate equity, mortgages, collateralized mortgage backed securities and REITs);

•

Franchise value, brand recognition and established national network of brokers, developers, property managers, facility managers, leasing agents and investors as one of the country’s largest real estate investment managers;

•

Constant presence in multiple local markets with more than $100 million of investments in each of 50 different domestic MSAs; we believe this provides our investment professionals with an uninterrupted flow of information regarding leasing and purchase opportunities in each of our target markets;

•	Investment professionals with significant experience in real estate, organized into dedicated geographic and property type teams to bring local market perspective and in depth property type knowledge;

•	Diverse, experienced staff with both geographic and sector focus; allowing evaluation of physical property characteristics;

•	Sector expertise derived through thought leadership and active conference participation;

•	Dedicated acquisitions, asset management, portfolio management and dispositions teams to tailor these broad capabilities to specific client goals; and

•	Real estate investment services teams with detailed experience in appraisal, engineering, environmental, risk management, insurance, legal, compliance and accounting.

          The Asset Manager’s separate research, acquisition, asset management and disposition teams will provide local market knowledge, financial skills and operations oversight. Though we expect to engage unaffiliated third-party property managers and leasing agents, the Asset Manager will execute oversight over such third parties, including oversight as to (1) the execution of leasing strategy, (2) the development and implementation of annual property business plans and budgets, (3) the implementation of capital improvements, (4) management of day to day property operations, and (5) assessment of tenant satisfaction.

          Additional Investment Structures

          The Fund may form additional direct or indirect subsidiaries, including other companies in addition to TC REIT that will elect to be taxed as REITs or one or more operating partnerships or other entities. These subsidiaries may be used in instances in which it is appropriate to separate a particular property from the larger portfolio in order to achieve a structured ownership arrangement to satisfy legal, regulatory, tax or similar considerations or for other reasons.

          Real Estate Properties

          Purchase of Properties. The Fund generally will have one or more REIT subsidiaries, including TC REIT, buy direct ownership interests in existing or newly constructed income-producing properties, including office, retail, industrial and multifamily properties. The Fund may also acquire real estate investments that do not qualify as REIT investments either directly or through a subsidiary that does not elect to be taxed as a REIT, including limited liability companies, joint ventures or partnerships with third parties. The Fund will invest mainly in established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or for which a seller agrees to provide certain minimum income levels.

          Purchase-Leaseback Transactions. The Fund may enter into purchase-leaseback transactions (leasebacks) in which it typically will buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee will be responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Fund may also give the lessee an option to buy the land and improvements.

          In some leasebacks, the Fund may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Fund will often seek to share (or “participate”) in any increase in property value from building improvements or in the lessee’s revenues from the building above a base amount. The Fund can invest in leasebacks that are subordinated to other interests in the land, buildings and improvements (e.g., which are first mortgages); in that case, the leaseback interest will be subject to greater risks.

          Other Real Estate Related Assets

          The Fund may invest in the following vehicles, all subject to the Fund’s aggregate 20% limitation on passive investments.

          Real Estate Investment Trusts: The Fund may invest, directly or indirectly, in REITs, privately-owned entities that lease, manage, acquire, hold mortgages on, and develop real estate. It is anticipated that the Fund will buy the common or preferred stock of a REIT, although at times it may purchase REIT debt securities. REITs often seek to maximize share value and increase cash flows by acquiring and developing new projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute at least 90% of their taxable income to shareholders in order to benefit from a

40  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

special tax structure, which means they may pay higher dividends than other real estate entities. The value of a particular REIT can be affected by such factors as cash flow, the skill of its management team, and defaults by its lessees or borrowers.

          Stock of Companies Involved in Real Estate Activities. The Fund may invest, directly or indirectly, in common or preferred stock of U.S. companies whose business involves real estate. These stocks will not be publicly traded securities.

          Mortgage-Backed Securities. The Fund may invest, directly or indirectly, in mortgage-backed securities and other mortgage-related or asset-backed instruments, including commercial mortgage-backed securities (CMBSs), residential mortgage-backed securities, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities.

          Investment Vehicles Involved in Real Estate Activities. The Fund may hold, directly or indirectly, interests in limited partnerships, funds, and other commingled investment vehicles involved in real estate-related activities, including owning, financing, managing, or developing real estate. In the event that the Fund invests in a limited partnership, fund, commingled investment vehicle or similar entity that charges its investors (or pays out of its revenues) an asset management or similar fee, the Asset Manager will offset against the amount of such fee attributable to the Fund’s investment, on a dollar-for-dollar basis up to (but not in excess of) the portion of the Asset Manager’s asset management fee attributable to such investment of the Fund.

         Non-Real Estate Related Investments

          Our non-real estate related investments which the Fund may invest in generally on a temporary basis, may include investments in the following:

•	U.S. government or government agency securities;

•	money market instruments, cash and other cash equivalents, usually high-quality, short-term investments;

•	debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances; and

•	repurchase agreements, interest-bearing time deposits, and short-term corporate debt securities.

          See “—Other Policies—Liquid Assets.”

          Other Investments

          We may, but do not presently intend to, make investments other than as previously described. We do not intend to engage in trading, underwriting or the agency distribution or sale of securities of other issuers.

          General Investment and Operating Policies

          Standards for Real Estate Investments

          General Criteria for Buying Commercial Real Estate Properties. Before the Fund purchases real estate, the Asset Manager will consider such factors as

•	the location, condition, and use of the underlying property, and

•	its operating history, and its future income-producing capacity.

          The Asset Manager will analyze, among other factors, the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates, and expenses), as well as the general economic conditions in the area where the property is located.

          Diversification. We have not placed percentage limitations on the type and location of properties that the Fund may buy. However, the Fund will seek to diversify its investments by asset type and geographic location. Also, while our general partner, with the advice of the Asset Manager, will retain discretion over the size of a particular investment and the aggregate number of real estate investments made over the life of the Fund, management currently expects that the substantial majority of transactions will involve a gross asset value (including any leverage which may be incurred on a particular real property) of between $10 million and $90 million. Management expects the substantial majority of our transactions to relate to properties located in the 50 largest U.S. markets. How much the Fund diversifies will depend upon, among other things, whether suitable investments are available, the locations and types of such investments and how much the Fund has available to invest at the time.

          Selling Real Estate Investments. We intend to hold the various real properties in which we invest until such time as a sale or other disposition appears advantageous to achieve our investment objectives or until it appears that such objectives will not be achieved. In deciding whether to sell a real property investment, we will consider such factors as potential capital appreciation or loss, net cash flow, potential lease expirations, overall market conditions in which the property is located, the physical attributes of the property and U.S. federal income tax consequences as well as other factors. We do not, however, currently intend to dispose of any of our real property investments held by a REIT subsidiary within four years from the date of purchase, as a result of the potential adverse tax consequences to the Fund under the REIT tax rules. Our general partner, with the advice of the Asset Manager, will have discretion whether and when to sell our real property investments and is not

TIAA-CREF U.S. Real Estate Fund I Prospectus |  41

obligated to sell our real property investments at any particular time. Similarly, the Asset Manager intends to use a variety of factors in recommending whether and when to dispose of non-real property investments, such as privately placed securities and other passive investments. These factors will include, among other things, overall market conditions, the composition of the Fund’s investment portfolio at such time and the actual and potential gain or loss on such investment.

          Other Real Estate Related Policies

          Reinvestment. During the Investment Period, we will generally reinvest in additional real estate related investments any excess cash flow from operations or net sale, financing or other disposition proceeds. Accordingly, you will likely be allocated taxable income as a result of the Fund’s operations or sales of its real estate related investments without a corresponding distribution of cash with which to pay your taxes on such income. See “Certain U.S. Federal Income Tax Considerations—Allocation of Fund’s Profits and Losses.” Following the Investment Period, after the Fund disposes of a real estate related asset, it intends to make a distribution of cash to its investors based on the net proceeds from such disposition.

          Joint Investments. The Fund may hold property jointly through general or limited partnerships, joint ventures, leaseholds, tenancies-in-common, or other legal arrangements. However, the Fund will not hold real property jointly with TIAA or its affiliates.

          Property Management and Leasing Services. The Fund intends to hire third-party property management companies to perform the day-to-day property management services for each of the Fund’s properties, including supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on major repairs and capital improvements. The property manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by responsible tenants. The Fund also expects to hire third-party leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the property management company, along with any leasing commissions and expenses, will reduce the Fund’s cash flow from a property. While there is no intent to do so, if, during the life of the Fund, an affiliated property management company or leasing company is engaged to provide services to the Fund, any compensation paid to such company or companies will be on terms commensurate with that paid on an arms-length basis to third-party, unaffiliated service providers in the applicable region and otherwise in accordance with the conditions set forth in our partnership agreement.

          Insurance. We intend to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Fund’s real properties, including those subject to purchase-leaseback transactions. Currently, the Fund intends to participate in property, casualty and other related insurance programs as part of TIAA’s property insurance programs, in which case, the Fund will bear the cost of insuring only the properties it owns. Also, we intend to obtain policies on the Fund’s properties which include some coverage for terrorist acts, but we cannot assure you that we will be able to obtain such coverage or that any such coverage will be adequate to cover all losses. We also cannot assure you that we will be able to obtain coverage for terrorist acts at an acceptable cost, if at all, when a current policy expires.

          Other Policies

          Liquid Assets. At times, during the Investment Period (in particular, during the early stages of the Fund’s activities), a significant percentage of our portfolio may be invested in liquid assets (which may or may not be real estate-related) while we look for suitable real property investments or during a short period of time immediately preceding the application of funds to purchase a real estate related investment. We may, on a temporary basis, increase the percentage of the Fund’s liquid assets above the 20% limitation on passive investments under some circumstances, including the lack of suitable real estate investments, or a need for greater liquidity.

          Investment Company Act. We do not believe that the Fund will be classified as an “investment company” under the Investment Company Act, nor do we intend to operate the Fund so that it will have to register as an “investment company” under the Investment Company Act. This will require, among other things, monitoring the Fund’s portfolio so that it will not have more than 40 percent of total assets, other than U.S. government securities and cash items, in investment securities. As a result, the Fund may be unable to make some potentially profitable investments.

VALUATION

         General

          Our Asset Manager intends to arrange for the valuation of our real estate related assets on a quarterly basis using internal valuations made by the Asset Manager or its affiliates and by independent third party appraisers. The Fund intends to have each real property appraised at least annually by an independent state-certified appraiser who is a member of a professional appraisal organization. In addition, the Fund intends that the Asset Manager, or an affiliate thereof, will perform an internal valuation of each real estate property on at least a quarterly basis (other than the quarter in respect of which the annual independent appraisal for the real property is obtained). Alternatively, some or all of these quarterly valuations may be performed instead by independent appraisers. These valuations will be used to determine, on a quarterly basis in arrears as of the last day of each fiscal quarter, the gross asset value of the Fund for purposes of calculating, on a quarterly basis and at a rate of 1.25% per annum of the gross asset value of the Fund’s real estate related assets, the amount of the asset management fee payable to the Asset Manager. In addition, the Asset Manager

42  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

currently intends to arrange for an estimated annual valuation of our units, as discussed in the paragraphs below.

          A fiduciary of an employee benefit plan subject to ERISA is obligated to make an annual determination of the fair market value of each of the plan’s assets as of the plan’s fiscal year end and file a report with the Department of Labor that reflects such value. In addition, a trustee or custodian of an Individual Retirement Account (IRA) must provide the IRA participant with an annual statement of the value of the IRA. To satisfy its obligation to value the assets of a plan, the fiduciary subject to ERISA must act in accordance with the requirements of the plan and the fiduciary standards of ERISA. In order to assist fiduciaries in satisfying their valuation and annual reporting obligations in regard to our units, we intend to provide annually to our limited partners an estimated value of a unit, together with a summary of the procedure used in determining such value. However, any such estimated value is not intended to represent the amount that a limited partner would receive for a unit if our assets were sold and the proceeds distributed to you, nor the amount for which you could sell a unit. Any sale of a unit would likely be at a significant discount to its share of the Fund’s net asset value. Investors should note that there are significant restrictions on the transfer of units. See “Description of the Units—Transferability of Units.”

          The Asset Manager will estimate the Fund’s value per unit (net of indebtedness and other liabilities) after the end of each fiscal year (commencing with the first full fiscal year after the end of the offering period) by subtracting the Fund’s liabilities, including the accrued and unpaid asset management fee and other expenses attributable to the Fund’s operations, from the Fund’s assets, which will consist of the value of the directly held assets, its interests in each of its subsidiaries and any other Fund assets. The value of the Fund’s interest in each of its subsidiaries generally will be equal to the Fund’s percentage interest in such subsidiary multiplied by the difference between the subsidiary’s assets (including its commercial real estate properties, real estate related assets and liquid investments) and its liabilities (including its debt and the accrued and unpaid expenses attributable to its operations). In each case, the amount of indebtedness for borrowed money will be based upon the valuation of such indebtedness pursuant to a marked-to-market policy. The per unit value of the Fund as of the end of any fiscal year will be determined by dividing the net asset value of the Fund by the number of its units outstanding as of the end of business on such day. Our general partner will disclose in each annual report to investors commencing with the annual report for the first full fiscal year after the termination of the offering the estimated value per unit, the general method by which the estimated value was developed and the date of the data used to develop the estimated value.

          Appraisals. The Fund’s real estate appraisal and valuation requirements and procedures will be under the supervision of TIAA’s internal appraisal and valuation units (collectively, Appraisal Unit), which use different personnel from those of the Asset Manager. The Asset Manager and the Appraisal Unit will propose, and our general partner will adopt, valuation guidelines that contain a comprehensive set of methodologies that will be used in valuing the Fund’s commercial real estate properties and other assets and liabilities in connection with the calculation of the Fund’s value. These valuation methodologies will be largely based upon standard appraisal and valuation industry practices used by real estate funds. The Appraisal Unit will direct the valuation of the Fund’s real estate properties.

          Prior to making an acquisition of real property, the Appraisal Unit, on behalf of the Fund, intends to obtain an appraisal of the property by a TIAA-approved independent third party appraiser that is both state-certified and a member of a professional appraisal organization. The Fund generally does not intend to acquire the real estate for more than the concluded value of such appraisal, although it reserves the right to do so at our general partner’s discretion. The Asset Manager will make such recommendations on a case by case basis.

          Subsequent to the initial appraisal, the Fund’s real properties will be appraised or valued once a year by an independent third party appraiser and internally by the Appraisal Unit staff on a quarterly basis. However, independent third party appraisers may be utilized to prepare some or all of the quarterly valuations in lieu of the internal Appraisal Unit conducting such valuation. Each independent appraisal, both prior to the initial purchase of real estate and subsequently through the term of the Fund, will be maintained by our Asset Manager for a period of at least five years after such appraisal is obtained, and will be available for inspection and duplication by investors.

          The Appraisal Unit will retain multiple independent appraisers to prepare the initial and subsequent annual third-party appraisals. The independent appraisers retained will be approved by TIAA’s Appraisal Unit and will also be MAI-designated members of the Appraisal Institute and state certified appraisers from national or regional firms with relevant property type experience and market knowledge.

          We intend that the overarching principle when valuing our real estate investments will be to produce a valuation that represents a fair and accurate estimate of the fair value of our investments, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

TIAA-CREF U.S. Real Estate Fund I Prospectus |  43

•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

          While the methodologies contained in the valuation guidelines will be designed to produce such results under most circumstances, it is possible that in certain unanticipated situations or after the occurrences of a certain extraordinary event (such as a terrorist attack or an act of nature) a more accurate valuation for one or more investments could be obtained by using different assumptions. In these unusual circumstances, the Asset Manager may propose that a different methodology be used to value our investments and such methodology will be used if approved by our Appraisal Unit and our general partner. The Asset Manager will provide our general partner with periodic valuation reports. In its discretion, our general partner will have the right to engage additional independent experts to confirm the valuation of our investments. At all times, the individuals responsible for oversight of the valuation policies and procedures on behalf of the Fund will be separate and distinct from the investment professionals which will identify and consummate investments for the Fund.

          Valuation Guidelines

          The following description is a summary of the valuation guidelines that are intended to be proposed by the Asset Manager and the Appraisal Unit, and adopted by our general partner:

          Valuation of Commercial Real Estate Properties. Commercial real estate properties consist of investment interests in income-producing commercial real estate properties such as retail, office, industrial and multifamily properties.

          Wholly Owned Commercial Real Estate Properties

          Initial Valuations. Wholly owned commercial real estate properties will initially be valued at the lower of their cost or appraisal value obtained in connection with their acquisition. Costs and expenses incurred in connection with the acquisition of multiple wholly owned commercial real estate properties that are not directly related to any single wholly owned commercial real estate property generally will be allocated among the applicable wholly owned commercial real estate properties pro rata based on relative appraised values. The Fund may, at times, value properties purchased together as a portfolio as a single asset, to the extent we believe that the property will likely be sold as one portfolio. The value assigned to the portfolio as a whole may be more or less than the sum of the valuation of each property individually.

          Valuing Real Property Encumbered by Debt. As referenced elsewhere in this prospectus, the Fund may encumber a given property up to 70% of its gross asset value. In general, when we value a Fund property subject to a mortgage, the Fund’s net asset value will include the value of the Fund’s interest in the property (with the property valued as described above). The value of the mortgage will be recorded as a liability based on a valuation performed by the Appraisal Unit independently of the property.

          Quarterly Valuations. Every calendar quarter, the Appraisal Unit will value all of the Fund’s wholly owned commercial real estate properties that are not being valued by independent appraisers during such quarter as provided below. In undertaking these valuations the Appraisal Unit will use methodologies consistent with industry practice and will take into consideration the specific criteria and parameters applied in the most recent independent valuation described below. In some instances third party appraisers may prepare the quarterly valuations.

          The scope of work, report format, and contents of the quarterly appraisal report may vary depending upon the complexity of the property being appraised, but in general will consist of a format which meets the reporting requirements of both the Uniform Standards of Professional Appraisal Practice (USPAP) and the Appraisal Institute. The scope of work will include the research and analyses necessary to develop credible results (for quarterly reporting purposes this will most likely be the Income Approach utilizing discounted cash flow analysis), and will usually be reported in a Restricted Use Appraisal Report prepared in accordance with Standards Rule 2-2c of USPAP. The appraiser will review the prior period’s appraisal and the last external appraisal. The appraiser will discuss the property with both the internal asset manager and the outside property manager in order to obtain and understand any changes to the property and leasing. The appraiser will also analyze current economic and market conditions as well as recent comparable data, and incorporate this information in arriving at an updated current estimate of value.

          Independent Valuations. At the beginning of each calendar year, the Appraisal Unit will develop a staggered valuation plan with the objective of having approximately one-fourth of all of our wholly owned commercial real estate properties, by value, valued each quarter by independent appraisers. The valuation plan will be updated quarterly as necessary such that each wholly owned commercial real estate property will be valued by an independent appraiser at least once during every calendar year in accordance with the Uniform Standards of Professional Appraisal Practice. The Fund may elect to engage independent appraisers to perform valuations of each real property more often than once per year, in lieu of a quarterly internal appraisal.

          Commercial Real Estate Properties Held Through Joint Ventures.

          Investments in joint ventures that hold commercial real estate properties will be valued in a manner which is consistent with the guidelines described above for wholly owned commercial real estate properties. Any real estate investment in which the Fund owns less than a 100% direct or indirect interest will be valued by beginning with the value of the entire underlying real estate investment (determined in the same manner as described above) and adjusting that

44  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

value to equal what the Fund would receive in the event the entire underlying real estate investment were sold for that value, based on the specific terms of the applicable joint venture agreement. In this regard, dependent upon specific facts and circumstances, we expect an in-exchange valuation premise to be utilized which is based on a hypothetical fair value disposition of the joint venture assets and distribution of the proceeds in accordance with the provisions of the applicable joint venture agreement.

          Off-Cycle Valuations

          Wholly owned commercial real estate properties and joint ventures may be valued more frequently than quarterly if either the Asset Manager or the Appraisal Unit believes that the value of the wholly owned commercial real estate property or joint venture has changed materially since the most recent quarterly appraisal. For example, a sudden dislocation in the capital markets, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a wholly owned commercial real estate property to change materially.

          Valuation of Other Real Estate Related Assets. Other real estate related assets may include conventional, participating and mezzanine mortgage loans, mortgage-backed securities, common and preferred stock in real estate investment trusts and ownership interests in other entities whose primary business operations involve real estate and real estate related assets. Real estate related assets will be valued upon acquisition or issuance and then quarterly thereafter. Off-cycle valuation of real estate related assets that generally are valued quarterly may be conducted if the Asset Manager believes the value of the applicable asset has changed materially since the most recent valuation. In addition, the Asset Manager or our general partner may, from time to time, retain additional experts to assist with the valuation of real estate related assets.

          Valuing Other Investments (including certain Real Estate Related Investments)

          Debt Securities and Money Market Instruments. We will value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). We will derive these values utilizing an independent pricing service, except when we believe the prices do not accurately reflect the security’s fair value. We will value money market instruments with maturities of one year or less in the same manner as debt securities, or derive them from a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. All debt securities may be valued at fair value as determined in good faith by the Investment Management Committee of the Asset Manager in lieu of the methods described above. See “Management” for a description of the Investment Management Committee of the Asset Manager.

          Mortgage-Backed Securities. We will value mortgage-backed securities in the same manner in which we value debt securities, as described above.

          Investments Lacking Current Market Quotations. We will value securities (including our minority interests in REIT securities) and debt instruments for which current market quotations are not readily available at fair value as determined in good faith and in a manner consistent with the policies and procedures of the Investment Management Committee of the Asset Manager. In evaluating fair value for the Fund’s interest in certain commingled investment vehicles, the Fund will generally look to the value periodically assigned to the interests by the issuer, if available. When practicable, the Fund will seek to have input in formulating the issuer’s valuation methodology.

          Review and Changes to the Guidelines. The Appraisal Unit and the Asset Manager will review the valuation guidelines and methodologies applicable to commercial real estate properties with the general partner on an annual basis or as often as deemed necessary. In addition, the Asset Manager will review our valuation guidelines and methodologies applicable to other real estate related assets and liquid non-real estate related assets with our general partner on an annual basis or as often as deemed necessary. Any changes to the valuation guidelines proposed by the Asset Manager must be approved by our general partner, and any such changes that impact the valuation of commercial real estate properties must also be approved by the Appraisal Unit.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  45

PRIOR PERFORMANCE

          TIAA Real Estate Account

          TIAA established the TIAA Real Estate Account (the Account) in February 1995 as an insurance company separate account of TIAA. The Account offers accumulating annuity contracts (with contributions made on a pre-tax or after-tax basis), as well as individual lifetime and term-certain variable payout annuity contracts (including the payment of death benefits to beneficiaries). The Account intends to invest between 75 and 90 percent of its assets directly in real estate or real estate-related investments and can also invest in conventional mortgage loans, joint ventures that hold real property, common or preferred stock of REITs or other companies whose operations involve real estate and collateralized mortgage obligations. Generally, the Account hires third-party property managers to perform day to day management services for the Account’s properties, and the Account’s properties are typically appraised on a quarterly basis (each year, at least one of such appraisals being performed by an independent appraiser).

          All investment management, advisory and administrative services for the Account are performed by TIAA and its employees, under the direction and control of TIAA’s Board of Trustees. Distribution services are performed by TIAA-CREF Individual & Institutional Services, LLC, its affiliated distributing broker-dealer (TC Services). All services provided for the Account by TIAA and TC Services are provided on an at cost basis.

          As of June 30, 2007, the Account’s real estate holdings, including real estate joint ventures and limited partnerships, represented 83.7% of the Account’s total investments, and 16.3% of the Account’s total investments were in market risk sensitive instruments, comprised of marketable securities (including high-quality short-term debt instruments such as commercial paper and government agency bonds) and an adjustable rate mortgage loan receivable. A substantial portion of the Account’s non-real estate holdings is comprised of commercial paper (representing 11.77% of the Account’s total investments as of June 30, 2007). The Account is not a registered investment company under the Investment Company Act.

          While their investment objectives are not dissimilar, the Account differs from the Fund in a number of significant ways, including the following:

•	Unlike the Fund, the Account may make direct foreign investments (which are not expected to comprise more than 25% of the Account’s total assets).

•	The Account may only borrow in the aggregate up to 30% of its total net asset value at the time of incurrence.

•	The Account is a variable annuity product that is available only to a properly qualified participant base.

•

The Account is regulated by New York Insurance Law and the several state insurance departments and is offered as part of TIAA’s proprietary suite of pension products (which are all similarly regulated).

•

Unlike the Fund, the Account pays no acquisition fees or asset management fees that are tied to the value of the Account’s assets and all services provided to the Account by TIAA and TC Services are provided at cost.

•	The costs of the Account are spread over a much larger base of assets than the Fund will ever have. Lower costs can improve performance figures.

•

TIAA provides a liquidity guarantee to the Account, which guarantees that there will be sufficient funds available to meet investor withdrawal or transfer requests at all times (meaning, if the Account does not have those funds, TIAA will step in and contribute those funds in exchange for purchasing Account units). The TIAA liquidity guarantee, however, is not a guarantee of investment performance or returns. Further, the U.S. Department of Labor granted a specific prohibited transaction exemption (the PTE) in connection with this liquidity guarantee (due to technical issues the guarantee raised under ERISA), and one aspect of the PTE vests an independent, third-party fiduciary with oversight rights, and in some cases approval rights, with respect to the Account’s investment guidelines and valuations (among other things).

•	The Account is an open-ended investment vehicle that conducts a continuous offering of its securities and has no fixed term.

•

Unlike the Fund, the Account calculates a net asset value per unit each valuation day (generally, each business day) by applying valuation policies and procedures it has adopted for its real estate and real estate related investments. This unit value is reflected net of expenses. Deductions are made each valuation day from the net assets of the Account for various services provided to the Account (including those services required to manage investments, administer the Account and the annuity contracts, and to cover certain risks borne by TIAA).

•

Subject to specified restrictions (including those imposed by the participant employer’s benefit plan, the terms of the annuity contract or tax law), participants may make transfers and withdrawals throughout the year.

46  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

          TIAA Real Estate Account Performance Data

          Set forth below is specified information with respect to the historical investment performance, activity and operating data for the Account.

          Prospective investors in the Fund are cautioned that there are significant differences between the purpose and objectives, regulatory environment and structure of the Account and the Fund. As a result, investors should not draw any conclusions or inferences that the Fund’s performance will approximate the historical performance of the Account, or that the composition of properties ultimately held by the Fund will approximate that which have been, or are currently held by, the Account. Investors in the Fund will have no interest in the investments held by the Account as a result of the acquisition of units of limited partnership interest offered by this prospectus. None of the information herein concerning the Account is covered by an independent registered public accountant’s report.

RETURN AND UNIT VALUE HISTORY

Year		Beginning Unit Value (at January 1)*	Investment Income, Net**	Net Realized and Unrealized Gain (Loss) on Investments and Mortgage Loans Payable**	Ending Unit Value (at December 31)*

1995	***	$100.00	$2.54	$0.03	$102.57
1996		102.57	6.83	1.71	111.11
1997		111.11	7.20	3.99	122.30
1998		122.30	9.29	0.58	132.17
1999		132.17	9.63	1.17	142.97
2000		142.97	11.24	4.00	158.21
2001		158.21	11.19	(1.24)	168.16
2002		168.16	10.36	(4.62)	173.90
2003		173.90	10.55	2.49	186.94
2004		186.94	10.19	13.31	210.44
2005		210.44	10.77	18.74	239.95
2006		239.95	11.65	22.05	273.65

*	Beginning Unit Values and Ending Unit Values reflect the Net Asset Value of the Account on the dates indicated, per accumulation unit outstanding.

**

Data shown in these columns are a representation of the Account’s operations indicated on a per accumulation unit basis, based on the average number of units outstanding throughout each year. All returns include net income and gains from real estate related and other investments. Investment income, net represents the per accumulation unit contribution of (1) rental income less real estate property level expenses added to (2) other income less Account-level expenses.

Net realized and unrealized gain (loss) on investments and mortgage loans payable represents the per accumulation unit contribution of (1) realized gains and losses of investments sold added to (2) unrealized gains and losses of investments adjusted to fair market value.

The summation of the net investment income and net realized and unrealized gains (losses) on investments represents the total increase in the Account’s accumulation unit value for the respective year.

***	The Account began offering Accumulation Units to eligible participants on October 2, 1995 and accordingly, the figures presented represent three months of data.

HISTORICAL PERFORMANCE RETURNS

          The following table shows the Account’s total return since the first full year of the Account’s operations.

1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006

8.33%	10.07%	8.07%	8.17%	10.66%	6.29%	3.41%	7.50%	12.57%	14.02%	14.04%

          The following table shows the average annual total return of the Account for the one-, three-, five- and ten-year periods through December 31, 2006.

1 Year	3 Year	5 Year	10 Year

14.04%	13.53%	10.22%	9.43%

TIAA-CREF U.S. Real Estate Fund I Prospectus |  47

TOTAL NUMBER OF PROPERTIES HELD

          The following table indicates the total number of real estate property investments held by the Account (including those held in joint ventures) as of December 31 in each of the last three years, as well as the aggregate value of such investments and the aggregate value of mortgage notes payable as of such dates. Further, this table indicates the aggregate office, industrial, multifamily and retail property investments held as of such dates.

As of December 31,	Total	Office	Industrial	Multifamily	Retail	Other*	Aggregate Value as of December 31**	Value of Mortgage Notes Payable as of December 31***

2004	102	42	30	21	8	1	$6,649,362,254	$499,479,256

2005	109	45	30	24	9	1	9,199,637,315	973,502,186

2006	121	49	35	23	13	1	12,412,232,640	1,437,149,148

*	Represents a portfolio of storage facilities located in various regions across the U.S.

**	The Account’s joint venture holdings are stated at the Account’s equity in the net assets of the underlying entities.

***	Mortgage debt on the Account’s wholly-owned properties is valued independently of the properties, and fair value is reported separately.

          The following charts reflect the diversification of the Account’s real estate assets by region and property type and list the Account’s top five overall market exposures by metropolitan area, based on metropolitan divisions, which are subsets of metropolitan statistical areas. All information is based on the values of the properties as stated in the Account’s unaudited financial statements as of June 30, 2007.

REAL ESTATE ASSETS
DIVERSIFICATION BY MARKET VALUE

	East (30)	West (36)	South (38)	Midwest (8)	Various* (3)	Foreign** (2)	Total (117)

Office (51)	21.3%	18.0%	10.8%	2.6%	0.0%	3.1%	55.8%

Apartment (22)	1.7%	6.6%	5.4%	0.0%	0.0%	0.0%	13.7%

Industrial (27)	1.7%	5.8%	2.7%	1.4%	0.5%	0.0%	12.1%

Retail (16)	1.7%	0.9%	6.4%	0.1%	7.0%	1.8%	17.9%

Other (1)***	0.0%	0.0%	0.0%	0.0%	0.5%	0.0%	0.5%

TOTAL (117)	26.4%	31.3%	25.3%	4.1%	8.0%	4.9%	100.0%

( )	Number of property investments in parenthesis.

*	Represents a portfolio of storage facilities, a portfolio of industrial properties, and a portfolio of primarily retail properties located in various regions across the U.S.

**	Represents real estate investments in the United Kingdom and France.

***	Represents a portfolio of storage facilities.

Properties in the “East” region are located in: ME, NH, VT, MA, RI, CT, NY, NJ, PA, DE, MD, DC, WV, VA, NC, SC, KY

Properties in the “Midwest” region are located in: WI, MI, OH, IN, IL, MN, IA, MO, KS, NE, ND, SD

Properties in the “South” region are located in: TN, MS, AL, GA, FL, OK, AR, LA, TX

Properties in the “West” region are located in: MT, ID, WY, CO, NM, AZ, UT, NV, WA, OR, CA, AK, HI

TOP FIVE OVERALL METROPOLITAN AREA EXPOSURE

Metropolitan Area	% Leased	# of Property Investments	Metro Area as a % of Total Real Estate Portfolio	Metro Area as a % of Total Investments

Washington-Arlington-Alexandria DC-VA-MD-WV	99.2%	10	11.23%	9.20%

Boston-Quincy MA	94.9%	6	6.68%	5.47%

Los Angeles-Long Beach-Glendale CA	96.1%	8	6.55%	5.36%

San Francisco-San Mateo-Redwood City CA	94.5%	4	6.17%	5.05%

Seattle-Bellevue-Everett WA	97.7%	5	5.16%	4.23%

48  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

          Core Property Investment Fund

          The Asset Manager also maintains a private, unregistered core property investment fund which, since its establishment approximately three and a half years ago, has primarily invested in and managed institutional quality office, retail, industrial, multifamily and hospitality real estate assets, which real estate assets are (to date) exclusively operating properties upon acquisition. Like the Account (and unlike the Fund), this investment fund is an open-ended investment vehicle with an infinite life that makes a continuous offering of its units. This fund offers its units at a net asset value. Subject to specified restrictions, participants in this investment fund may effect redemptions of all or part of their investment periodically throughout a year and such redemptions are based on the prevailing net asset value of the fund. This investment fund may use leverage of up to 30% of the fund’s aggregate gross asset value. At June 30, 2007, this fund had raised gross proceeds of approximately $616 million from an aggregate of 35 investors (including both institutions and individual investors and TIAA).

          As of June 30, 2007, this core property investment fund had purchased 15 commercial properties at an aggregate purchase price of $564 million, including acquisition costs. All such properties were already constructed and occupied at the time of purchase. The portfolio consists of five office properties (representing approximately 41% of the overall portfolio based on purchase price), five industrial properties (representing approximately 21% of the overall portfolio based on purchase price), three retail properties (representing approximately 32% of the overall portfolio based on purchase price) and two apartment properties (representing approximately 6% of the overall portfolio based on purchase price). The portfolio is also diversified by region as follows: six properties in the South, four in the West, three in the East and two in the Midwest. A summary of the properties purchased by this investment fund appears in Part II of the registration statement of which this prospectus comprises a part, and will be made available, without charge, upon prior written request by investors and prospective investors in the Fund. As of the date hereof, this fund has not sold any properties.

          In connection with serving as asset manager of this core property investment fund, the Asset Manager is paid an annual asset management fee, quarterly in arrears, and this fee is calculated with respect to each investor’s interest in the fund’s net asset value (exclusive of cash and short term investments). This fee ranges from 1.10% to 0.80% per annum calculated with respect to the amount of an investor’s share of the Fund’s net assets (excluding cash and short-term securities). The Asset Manager also receives a cash management fee, payable quarterly in arrears, which is equal to the product of the investor’s share of the Fund’s consolidated cash and short-term investments and a percentage that is either 1% or the percentage fee charged by a TIAA-CREF money market fund.

          Investors should not draw any conclusions or inferences that the Fund’s performance will approximate the historical performance of this core property investment fund or that the composition of the properties ultimately held by the Fund will approximate those which have been, or are currently held by, this core property investment fund. Investors in the Fund will have no interest in the investments held by this core property investment fund as a result of the acquisition of units of limited partnership interest offered by this prospectus. None of the information herein concerning this core property investment fund is covered by an independent registered public accountant’s report.

UNIT VALUE HISTORY

          The following table indicates the value of one unit of limited partnership interest in the core property investment fund at the commencement of the fund’s operations, and as of the dates indicated.

Date	Unit Value

August 2, 2004 (Inception)	$500.001

December 31, 2004	$530.048

December 31, 2005	$601.043

December 31, 2006	$644.709

TOTAL NUMBER OF PROPERTIES HELD

          The following table indicates the total number of real property investments held by this core property investment fund at December 31 in each of the last three years, as well as the aggregate value of such investments and the aggregate value of mortgage notes payable as of such dates. Further, this table indicates the aggregate office, industrial, multifamily and retail properties held as of such dates.

As of December 31,	Total	Office	Industrial	Multifamily	Retail	Estimated Market Value as of December 31*	Mortgages and Notes Payable as of December 31

2004	5	3	2	0	0	$166,122,250	$37,000,000

2005	12	3	4	2	3	423,642,000	71,600,000

2006	13	4	4	2	3	498,121,652	116,200,000

*	Estimated market value based on third-party appraisals.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  49

DIVERSIFICATION BY MARKET VALUE

          The following chart reflects the diversification of the core property investment fund’s assets by region and property type, based on holdings and market values as of December 31, 2006.

	East (2)	West (4)	South (6)	Midwest (1)	Total (13)

Office (4)	3.9%	25.3%	10.0%	0.0%	39.2%

Apartment (2)	3.5%	0.0%	4.1%	0.0%	7.6%

Industrial (4)	0.0%	7.5%	6.6%	2.3%	16.4%

Retail (3)	0.0%	9.7%	27.1%	0.0%	36.8%

TOTAL (13)	7.4%	42.5%	47.8%	2.3%	100.0%

( ) Number of investments in parentheses.

Properties in the “East” region are located in: ME, NH, VT, MA, RI, CT, NY, NJ, PA, DE, MD, DC, WV, VA, NC, SC, KY

Properties in the “West” region are located in: MT, ID, WY, CO, NM, AZ, UT, NV, WA, OR, CA, AK, HI

Properties in the “South” region are located in: TN, MS, AL, GA, FL, OK, AR, LA, TX

Properties in the “Midwest” region are located in: WI, MI, OH, IN, IL, MN, IA, MO, KS, NE, ND, SD

          Investors and potential investors are encouraged to examine the Prior Performance Tables beginning on page 105 of this prospectus for more detailed information regarding certain performance data of the Account and the core property investment fund. Additionally, Table VI contained in Part II of the registration statement of which this prospectus comprises a part, provides certain additional information relating to properties acquired by the Account and the core property investment fund and, upon prior written request by investors and potential investors, will be made available without charge.

50  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

STRUCTURE OF THE FUND

          The Fund intends to make investments through TC REIT or through another subsidiary or subsidiaries of the Fund, including one or more other subsidiaries that elect to be taxed as a REIT. The Fund may also own real estate related assets directly. The Fund is the controlling member of TC REIT and has sole control over its business and affairs, including the power to appoint its managers. Certain officers of TIAA and its affiliates comprise the board of managers of TC REIT. The Fund may also invest in real estate related assets that would not be “REIT qualifying” through subsidiaries other than TC REIT or other REIT subsidiaries.

          Investment through a REIT may be a tax-efficient vehicle for certain investors investing in real estate because generally a REIT is not subject to U.S. federal income tax if certain requirements are met. In addition, certain U.S. tax-exempt investors, such as corporate-sponsored private pension plans and private foundations may be required to recognize “unrelated business taxable income” (UBTI) when a partnership directly acquires a real estate investment utilizing indebtedness. For such investors, as long as certain requirements are met, a REIT acts so that such tax-exempt investors in the Fund who are allocated income derived from the REIT do not incur UBTI with respect to investments made by the REIT.

          However, in order for a REIT to maintain its status as a REIT, it is required to distribute at least 90% of its REIT taxable income each year, which could limit its opportunities to reinvest in real estate and grow its portfolio of assets. In our situation, by having a limited partnership as the primary shareholder of a REIT subsidiary, such REIT subsidiary can satisfy its income distribution requirement since such REIT subsidiary can distribute its taxable income to the limited partnership and other shareholders. The Fund is then able to reinvest those distributions in a REIT subsidiary rather than make a corresponding distribution to its partners. This effectively permits the reinvestment and growth of the portfolio of real estate assets.

          It is expected that TC REIT and any other REIT subsidiary will have approximately 125 shareholders in order to satisfy the requirement applicable to a REIT that there be no fewer than 100 owners of the REIT’s shares. The shareholders of a REIT subsidiary, other than the Fund, are expected to have an investment in the REIT (likely as little as $1,000 each) and hold preferred shares that will have a specified, fixed dividend with no voting rights (except in very limited circumstances in which their interests in the REIT subsidiary would be affected). It is not expected that affiliates of TIAA will be shareholders of a REIT subsidiary. The Fund will own approximately 99.9% of the equity in each REIT subsidiary, will in general have 100% of any voting rights and will be entitled to all income and gains distributed by a REIT subsidiary in excess of the dividend on the preferred shares. The REIT subsidiaries (including TC REIT) will not generate additional fees, such as asset management fees, for the Asset Manager or its affiliates.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  51

MANAGEMENT

          General Partner and Executive Officers of the Fund

          Our general partner, TIAA-CREF USREF I GP, LLC, is a newly formed Delaware limited liability company and an indirect, wholly-owned subsidiary of TIAA. Our general partner will at all times have ultimate responsibility for oversight and policy-making duties for all our assets, activities and operations, including responsibility for the acquisition, management and disposition of assets, governance, financial controls, compliance and disclosure with respect to the Fund and its subsidiaries. The executives of our general partner who function as the executives of the Fund, and the executives of the Asset Manager, do not have a contractual obligation to devote any specified amount of time to the activities of the Fund or other TIAA investment vehicles. See “Conflicts of Interest—Other Activities of Our Asset Manager and Its Affiliates.” Further, our general partner may engage third parties as it deems necessary or appropriate to perform legal, technical or professional services (including, without limitation, engineering and/or environmental specialists) on behalf of the Fund and its subsidiaries. Limited partners will have no right to participate in the management of the general partner, and we do not expect to hold annual meetings of the limited partners.

          The two managers of our general partner and our principal executive and principal financial and accounting officers are the following:

Scott C. Evans	Principal Executive Officer of the Fund

Glenn A. MacFarlane	Principal Financial and Principal Accounting Officer of the Fund

Thomas C. Garbutt	Manager of general partner and manager of TC REIT

Philip J. McAndrews	Manager of general partner and manager of TC REIT

          Messrs. Evans and MacFarlane are the Principal Executive Officer and Principal Financial Officer of our Asset Manager, respectively, and as such, will have, on behalf of the Fund, executive oversight responsibility for the operations of the Asset Manager and TIAA personnel serving the Asset Manager. While serving in such capacities, Messrs. Evans and MacFarlane will, among other things, execute the Fund’s certifications required under the Sarbanes-Oxley Act of 2002.

          Set forth below is certain biographical information for the above-named managers of our general partner and our principal executive officer and principal financial and accounting officer:

          Scott C. Evans

          Scott C. Evans, age 48, has served as Executive Vice President of TIAA-CREF since 1999 and Head of Asset Management since 2006 of TIAA and CREF, the TIAA-CREF Mutual Funds, the TIAA-CREF Institutional Mutual Funds, the TIAA-CREF Life Funds and TIAA Separate Account VA-1 (these funds and account are collectively referred to as the “TIAA-CREF Funds”). He also served as Chief Investment Officer of TIAA between 2004 and 2006 and the TIAA-CREF Funds between 2003 and 2006. Mr. Evans also currently serves as President and Chief Executive Officer of Investment Management and Advisors and Director of the Asset Manager and TIAA-CREF Life Insurance Company. Prior to 2003, he also served as the head of CREF Investments. Mr. Evans joined TIAA-CREF in 1985. Mr. Evans received his B.A. degree from Tufts University in Massachusetts, and a Master of Management degree from the Kellogg School of Management at Northwestern University in Illinois.

          Glenn A. MacFarlane

          Glenn A. MacFarlane, age 44, has served as Chief Financial Officer, Asset Management, for TIAA and the Asset Manager since March 2006. Between 2003 and 2006, Mr. MacFarlane served as Vice President, Product Management Finance of TIAA-CREF where he oversaw the financial operations of all products offered by the organization. Mr. MacFarlane joined TIAA-CREF in March 2001 as Vice President, Insurance Finance and Planning where he headed the sale of the Group Insurance and Long Term Care businesses. Immediately prior to joining TIAA-CREF, Mr. MacFarlane was the Chief Financial Officer of Horizon Mercy, a provider of healthcare services. Mr. MacFarlane received his B.S. degree in Business Administration and Accounting from Iona College in New York.

          Thomas C. Garbutt

          Thomas C. Garbutt, age 48, is a Managing Director and Head of Global Real Estate for TIAA and the Asset Manager, where he is responsible for TIAA’s global equity real estate activities, including acquisitions, sales, portfolio and asset management, product development and sales and marketing. He also currently serves on the Investment Management Committee of TIAA and the Asset Manager. Mr. Garbutt has overseen TIAA-CREF’s real estate investment activities for the past 10 years and has worked in various positions in the real estate finance and investment areas within TIAA-CREF since 1981. Mr. Garbutt holds a B.S. in Business Administration from Binghamton University in New York and an M.S. in Real Estate Investment from New York University.

          Philip J. McAndrews

          Philip J. McAndrews, age 49, is a Managing Director and Head of Real Estate Portfolio Management for TIAA-CREF Global Real Estate and the Asset Manager, where he is responsible for overseeing portfolio investment strategies for TIAA-CREF Global Real Estate. He assumed this role in 2005. Between 2003 and 2005, he served as the portfolio manager for the TIAA Real Estate Account (a variable annuity separate account of TIAA). Between 1997 and 2003, Mr. McAndrews served as the Head of the Real Estate Acquisitions and Joint Ventures group. He joined TIAA-

52  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

CREF in 1990. Mr. McAndrews holds a B.S. in Finance from the State University of New York and a J.D. from the University of Toledo in Ohio.

          Messrs. Evans, MacFarlane, Garbutt and McAndrews are also officers of the Asset Manager and TIAA, as well as certain other affiliated companies of TIAA and CREF.

          Our general partner has delegated certain acquisition, asset management, disposition and related responsibilities to the Asset Manager pursuant to the asset management agreement, subject to the overall supervision and control of our general partner.

          Asset Manager

          The Asset Manager, an indirect wholly owned subsidiary of TIAA that is a Delaware corporation, is a registered investment adviser under the Investment Advisers Act and performs investment management services and acts as an investment adviser for various entities, including investment companies registered under the Investment Company Act. In performing its duties delegated to it under the asset management agreement, the Asset Manager will draw upon the expertise of TIAA and its other affiliates by engaging TIAA for certain professional services by its officers and employees including, among other things, determining investment strategy and providing research, acquisition, portfolio management, asset management, client service, administration and financial accounting. The Asset Manager has a long-standing working relationship with the professionals of TIAA, as they have been providing such services for the Asset Manager in connection with its other investment activities. The Asset Manager believes that the level of service provided by the professionals of TIAA and its other affiliates will be a significant benefit to the Fund.

          Management Team and Investment Management Committee of the Asset Manager

          By agreement between the Asset Manager and TIAA, the Asset Manager’s responsibilities, including creation and execution of the Fund’s investment program and management of the Fund’s portfolio, will be carried out by a team of TIAA executives and employees (the Management Team), which will include at least one individual who (prior to the winding down of the Fund’s operations) will serve as the Fund’s Portfolio Manager. The Portfolio Manager will direct the day-to-day management of the Fund, with input and assistance from the Management Team. The Portfolio Manager will devote his or her time to the operations of the Fund as the Asset Manager determines appropriate under the circumstances. Other members of the Management Team perform similar functions with respect to TIAA’s general account and separate real estate account.

          Subject to the overall supervision and control of our general partner, decisions regarding investments for the Fund will be made by the Management Team, which has authority delegated by an Investment Management Committee of the Asset Manager to make such decisions. The Investment Management Committee consists of not less than five members, with a simple majority constituting a quorum. Subject to the approval of the general partner, the Investment Management Committee determines the Investment Guidelines for the Fund and delegates the approval of certain investment transactions for the Fund, including acquisitions, dispositions, financings and major capital improvements, to various officer-level real estate investment professionals of the Asset Manager in a standardized authorization process.

          We expect these real estate investment professionals comprising the Management Team to include the following officers of the Asset Manager:

Thomas C. Garbutt	Managing Director and Head of the Global Real Estate Equity Division

Philip J. McAndrews	Managing Director and Head of Real Estate Portfolio Management

Suman P. Gera	Managing Director for TIAA-CREF Global Real Estate and Portfolio Manager for the Fund

Martha S. Peyton	Managing Director and Head of Real Estate Investment Strategy and Research

Mark J. Wood	Managing Director and Head of Real Estate Asset Management

Trevor L. Michael	Managing Director and Head of U.S. Real Estate Acquisitions and Joint Ventures

Charles W. Wyllie	Managing Director and Head of Real Estate and Mortgage Sales

          Mr. Garbutt is also a member of the Investment Management Committee. Further, Ms. Gera and Mr. Wood are also expected to serve as managers of TC REIT. The biographical information for Messrs. Garbutt and McAndrews is set forth above under “General Partner and Executive Officers of the Fund.” Certain biographical information for the other above-named officers of the Asset Manager is as follows:

          Suman P. Gera

          Suman P. Gera, age 51, the portfolio manager for the Fund, is a Managing Director for TIAA-CREF Global Real Estate and the Asset Manager, where she will have responsibility for overseeing portfolio investment strategy for the Fund. She assumed this role effective August 2007. Between 2006 and 2007, she served as an asset manager responsible for ground up developments for the TIAA General Account. Between 2005 and 2006, Ms. Gera was Senior Vice President and Head of Asset Management for Thor Equities, LLC, where she was responsible for overseeing asset strategies for real estate, including value add and opportunistic real estate.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  53

Prior to 2005, Ms. Gera was Principal and Senior Vice President at Lend Lease Real Estate Investments (formerly Equitable Real Estate Investments), where she was a portfolio manager for ten years overseeing primarily core real estate strategies, risk manager for five years and underwriter appraiser for five years. Ms. Gera holds a B.B.A. in Business Administration from Georgia State University and a Bachelor of Commerce from Delhi University in India. Ms. Gera is Certified Commercial Investment Manager (CCIM) and is a Certified Public Accountant (CPA).

          Martha S. Peyton

          Martha S. Peyton, age 55, is a Managing Director and Head of Real Estate Investment Strategy and Research for TIAA-CREF Global Real Estate and the Asset Manager, where she is responsible for providing investment research and portfolio strategy for TIAA’s fixed income and real estate portfolios and analytic interface between investment management, product management and client services. She has held substantially this position since 1997. Ms. Peyton joined TIAA-CREF in 1993 and between 1993 and 1997 managed the company’s commercial mortgage and real estate division. Ms. Peyton holds a Ph.D. in Economics from Fordham University in New York as well as a B.A. and M.A. from Fordham University.

          Mark J. Wood

          Mark J. Wood, age 45, is a Managing Director and Head of Real Estate Asset Management for TIAA-CREF Global Real Estate and the Asset Manager. In this position, which he has held since 2005, he directs and has responsibility for the overall strategy, performance and day-to-day activities of TIAA’s real estate investments. Previously, from 2002 to 2005, he was the portfolio manager for TIAA’s General (pension) Account real estate portfolio. He joined TIAA-CREF in 1989 and prior to 2002, he held various regional positions within TIAA-CREF’s Mortgage and Real Estate Division. Mr. Wood holds a B.S. in Marketing from Georgetown University (D.C.).

          Trevor L. Michael

          Trevor L. Michael, age 49, is a Managing Director and Head of U.S. Real Estate Acquisitions and Joint Ventures for TIAA-CREF Global Real Estate and the Asset Manager. He has served in this capacity since 2003. Between 1997 and 2003, Mr. Michael served as an officer on TIAA’s Real Estate Acquisitions and Joint Ventures group. He originally joined TIAA-CREF in 1988. Mr. Michael holds a B.S. in Political Science from the University of Rochester in New York and a J.D. from Quinnipiac School of Law in Connecticut.

          Charles W. Wyllie

          Charles W. Wyllie, age 55, is a Managing Director and Head of Real Estate and Mortgage Sales for TIAA-CREF Global Real Estate and the Asset Manager and has served in this role since 2005. From 1996 through 2005, Mr. Wyllie held various positions within TIAA-CREF, where his duties involved managing mortgage securitizations, special loan situations, workouts and restructures, and mortgage loan sales. He joined TIAA-CREF in 1989. Mr. Wyllie holds a B.A. in history from Fordham University in New York and a J.D. from the Fordham University School of Law.

          The Asset Management Agreement

          Services

          Pursuant to the terms of the asset management agreement, the Asset Manager will (subject to the direction and control of the general partner), among other things:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives, strategy and guidelines;

•	research and identify investment opportunities consistent with our investment objectives, strategy and guidelines;

•	structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of commercial real estate properties and real estate related assets will be made;

•	actively oversee and manage our investment portfolio for purposes of meeting our investment objectives;

•	provide executive and administrative personnel for the benefit of the Fund;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture and strategic partners, structure corresponding agreements and oversee and monitor these relationships;

•	arrange for property management and leasing services for the Fund’s equity investments in real properties; and

•	arrange for financing and refinancing of our assets.

          The above summary is provided to illustrate certain material functions which the Asset Manager will perform for us as the Asset Manager and it is not intended to include all of the services which may be provided to us by the Asset Manager or third parties. The Asset Manager reserves the right to engage independent third party service providers, to provide services to the Fund such as portfolio accounting, recordkeeping and other related matters, and the Asset Manager intends to engage Boston Financial Data Services, Inc. (BFDS), an independent third party, to serve, among other things, as the escrow agent to maintain the investors’ originally executed subscription agreements pending each closing.

          Term and Termination Rights

          The initial term of the asset management agreement will be for one year from the date of this prospectus, with an automatic one-year renewal at the end of each year thereafter, unless either the Fund and the general partner, on the one hand, or the Asset Manager, on the other hand, provide written notice of non-renewal to the other at least 60 days prior to the renewal date. Under the terms of our partnership agreement, the limited partners may cause a termination of

54  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

the asset management agreement on behalf of the Fund and removal of the general partner by a vote of the limited partners (other than TIAA and its affiliates) holding a majority of the units. Subject to the requirements of applicable law, the Asset Manager may assign its responsibilities, rights and obligations under the asset management agreement to another direct or indirect wholly owned subsidiary of TIAA that performs similar functions for other TIAA accounts and investment vehicles. The asset management agreement may be terminated:

•

immediately by us (i) upon the bankruptcy of the Asset Manager, (ii) for a material breach of the asset management agreement by the Asset Manager, subject to a 30-day cure period, (iii) for fraud or criminal activity of the Asset Manager in the performance of its obligations under the asset management agreement, or (iv) for a willful violation of any provision of the asset management agreement;

•	without cause by us, upon 60 days’ written notice; or

•	without cause by the Asset Manager, upon 60 days’ written notice.

          TIAA

          As indicated above, the managers of our general partner, executive officers of the Fund and officers of the Asset Manager are also officers of TIAA. TIAA is the companion organization of CREF. Together, TIAA and CREF form the principal retirement system for the nation’s academic, medical, cultural and research communities and one of the largest pension systems in the U.S., based on assets under management. TIAA-CREF serves approximately 3.2 million people and over 15,000 institutions. As of September 30, 2007, TIAA’s assets under management were approximately $195 billion and the combined assets under management for TIAA and CREF totaled approximately $437 billion.

          TIAA-CREF Global Real Estate

          With its 60 years in the real estate business and (as of September 30, 2007) an approximately $69 billion global portfolio of direct and indirect real estate related investments, including approximately $20 billion in conventional mortgage loans, approximately $22 billion in commercial mortgage-backed securities, approximately $21 billion in global direct real property holdings, and approximately $6 billion in other interests in real estate (including public and private REIT securities and real estate fund investments), TIAA-CREF is one of the largest institutional real estate investors in the nation and is among the top five managers of U.S. institutional real estate assets (based on assets under management as of June 30, 2007), according to Pension & Investments, a division of Crain Communications, Inc. TIAA-CREF Global Real Estate, through the accounts it manages, directly owns approximately $19 billion in U.S. real estate assets as of September 30, 2007, made up primarily of high quality properties in the office, retail, industrial, and multifamily sectors. Investments are both domestic—covering more than 40 states and the District of Columbia—and foreign—in Canada and Western Europe. Overall, TIAA-CREF’s Global Real Estate team is comprised of more of 150 professionals.

          In particular, TIAA-CREF’s Global Real Estate equities investment team consists of approximately 70 real estate professionals as of December 31, 2007, and features, among others, the following distinct teams: U.S. Acquisitions (consisting of 16 professionals as of December 31, 2007), Portfolio Management (consisting of 11 professionals as of December 31, 2007), Real Estate Research (consisting of five professionals as of December 31, 2007), Asset Management (consisting of 31 professionals as of December 31, 2007) and Dispositions and Financings (consisting of three professionals as of December 31, 2007). As discussed elsewhere in this prospectus, investors should note that the Fund will only use those team resources that the Asset Manager deems appropriate to carry out the investment objectives and strategy of the Fund. We believe our extensive and comprehensive real estate infrastructure serves as a strategic foundation and tactical guide to portfolio structure and management.

          Overall, TIAA-CREF’s Global Real Estate equities team (on behalf of each of its General Account, Real Estate Account and core property investment fund) reviews more than 3,000 potential acquisition opportunities annually and purchased (in over 300 transactions) an aggregate of approximately $3.1 billion, $3.2 billion and $3.7 billion in gross asset value of real property investments, and disposed of an aggregate of approximately $0.7 billion, $1.3 billion and $1.6 billion in real property investments, in fiscal 2004, 2005 and 2006, respectively.

          See “Conflicts of Interest” for a description of conflicts of interest arising out of the activities of TIAA, the Asset Manager and other affiliates of our general partner.

          Ownership of Our General Partner and the Asset Manager

          All of the outstanding interests of our general partner are owned by TIAA-CREF LPHC, LLC, a Delaware limited liability company, which is a wholly owned subsidiary of TIAA. Our general partner is capitalized primarily with a $1,000,000 demand promissory note issued by TIAA. Our general partner is not prohibited from paying dividends to its parent company. All of the outstanding shares of the Asset Manager are owned by TIAA-CREF Enterprises, Inc., a Delaware corporation and a wholly owned subsidiary of TIAA.

          Investors who purchase units will not acquire any ownership of the outstanding interests in our general partner or of the outstanding shares of the Asset Manager, or in their respective assets, by virtue of acquiring or owning units and becoming limited partners of the Fund.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  55

COMPENSATION OF THE ASSET MANAGER AND ITS AFFILIATES

          The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to the Asset Manager and its affiliates during the various phases of our organization and operation.

Type of Compensation and Recipient	Description of Compensation	Estimated Amount for Minimum Public Offering (150,000 Units)(1)	Estimated Amount for Maximum Public Offering (300,000 Units)(1)

Organizational and Offering Stage

Organizational Expenses — Asset Manager(2)	Reimbursement for out-of-pocket expenses in connection with the organization of the Fund, the general partner and TC REIT and the offering of units.	Not to exceed $1,250,000	Not to exceed $1,250,000

Payment during the offering period — TIAA(3)

Based on the amount of TIAA’s capital contributions, if any, made during the offering period, multiplied by a rate initially equal to 30-day LIBOR less 0.25% per annum from the date each such capital contribution is made through the end of this offering.

		Not determinable at this time	Not determinable at this time

Acquisition Stage

Acquisition Fees — Asset Manager(4)	0.5% of gross purchase price (including indebtedness) of each real estate related investment acquired by the Fund directly or through a subsidiary. (maximum leverage)	$744,000 (no leverage) $1,488,000 (maximum leverage)	$1,493,750 (no leverage) $2,987,500

Acquisition Expenses — Asset Manager(5)

Reimbursement for out-of-pocket expenses in connection with the acquisition of real estate related investments. Acquisition Expenses and the Acquisition Fee for a particular real estate related investment will not exceed 6% of its gross purchase price.

		Not determinable at this time	Not determinable at this time

Operational Stage

Asset Management Fee — Asset Manager(6)	1.25% per annum of the gross asset value (including indebtedness) of the Fund’s assets (payable quarterly in arrears).	Not determinable at this time	Not determinable at this time

Operating Expenses — Asset Manager(7)	Reimbursement for out-of-pocket expenses in connection with the operation and administration of the Fund and its assets. There is no cap on reimbursement to the Asset Manager for Operating Expenses.	Not determinable at this time	Not determinable at this time

Credit Facility Interest — TIAA(8)	Federal funds rate plus 0.68% per annum on outstanding borrowings.	Not determinable at this time	Not determinable at this time

Credit Facility Commitment Fee — TIAA(8)	0.1% of annual weighted average of unused portion of credit facility.	Not determinable at this time	Not determinable at this time

(1)

The minimum gross proceeds and maximum gross proceeds of the offering do not include the $50,000,000 contribution to be made by TIAA for the purchase of units, and the table does not include any fees or expenses attributable to such contribution (see Note 4). Units purchased by TIAA and its affiliates will not be counted for purposes of determining whether the minimum number of units has been sold.

(2)

Organizational Expenses include expenses paid (or reimbursed to the Asset Manager and its affiliates) by the Fund in connection with the organization of the Fund, our general partner and TC REIT and the offering of the units. Any amount of Organizational Expenses in excess of $1,250,000 will be paid by the Asset Manager. Reimbursement of these expenses is contingent on the commencement of this offering.

(3)

TIAA, as well as investors who are admitted as limited partners and who make capital contributions during this offering, will be entitled to receive, with respect to each capital contribution, if any, made during the offering period, a cash payment from the Fund equal to the product of (i) the amount of each such capital contribution, multiplied by (ii) a rate initially equal to the average London Interbank Offered Rate for the preceding 30 days, minus 0.25% per annum, multiplied by (iii) a fraction (x) the numerator of which is the number of days from the day after such capital contribution is made through the end of the fiscal quarter in which this offering terminates, and (y) the denominator is 365. The rate on which the calculation is based may be modified prospectively at the end of any fiscal quarter in the sole discretion of our general partner. The amount of such payment to TIAA, if any, is not determinable at this time.

(4)

We will pay the Asset Manager or its affiliates Acquisition Fees equal to 0.50% of the gross purchase price (including any indebtedness) of each real estate related investment for services rendered in connection with the acquisition of our real estate related investments. Acquisition Fees do not include

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Acquisition Expenses (see Note 5), which will be borne by the Fund. The estimates of Acquisition Fees are based on calculations which account for alternative scenarios of the minimum amount of leverage (i.e., no borrowings) and the maximum amount of leverage (50% of gross asset value) we may use in connection with the ownership and operation of our real estate related investments and, solely for the purposes of this calculation, take into effect the Fund’s payment of Organizational Expenses in the amount of $1.25 million. The amounts shown in the table do not reflect any Acquisition Fees payable either in connection with TIAA’s $50,000,000 capital commitment or upon reinvestment of available cash generated by our investments in additional real estate related investments. If the Acquisition Fees attributable to TIAA’s $50,000,000 capital commitment were included, the estimated aggregate Acquisition Fees would be as follows:

	Estimated Amount for Minimum Public Offering, plus TIAA’s Capital Commitment	Estimated Amount for Maximum Public Offering, plus TIAA’s Capital Commitment

Acquisition Fees – Asset Manager	$994,000 (no leverage) $1,988,000 (maximum leverage)	$1,743,750 (no leverage) $3,487,500 (maximum leverage)

(5)

The Fund and its subsidiaries will pay all expenses (Acquisition Expenses) incurred in connection with the acquisition of our real estate related investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent third party appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses related to the selection and acquisition of real estate related investments by the Fund or any of its subsidiaries, whether or not acquired. While most of the Acquisition Expenses are expected to be paid to third parties, a portion of the out-of-pocket Acquisition Expenses, such as travel or due diligence expenses, may be reimbursed to the Asset Manager or its affiliates. The amount of such reimbursement is not determinable at this time. Acquisition Expenses, together with Acquisition Fees, for a particular real estate related investment will in no event exceed 6% of its gross purchase price.

(6)

The Asset Manager will re-allow a portion of the Asset Management Fee to reimburse TPIS for its expenses incurred in connection with its services in the distribution of units on behalf of the Fund. Such re-allowance, which amount will not exceed $2,500,000, will also compensate TPIS for its performance of ongoing investor services and account management. The exact amount will be based upon TPIS’s cost of performing distribution services and is not currently determinable, but in any case it will not increase the amount of the Asset Management Fee payable by the Fund.

(7)

In addition to the Asset Management Fee, the Fund and its subsidiaries will pay all of their other operating expenses, including legal and accounting fees and expenses, costs of independent appraisals, insurance premiums, taxes, travel expenses, interest and costs of preparation and distribution of reports to the limited partners. While most of the operating expenses are expected to be paid to third parties, a portion of the out-of-pocket operating expenses may be reimbursed to the Asset Manager or its affiliates. The amount of such reimbursement is not determinable at this time.

(8)	It is expected that TC REIT (and possibly other subsidiaries of the Fund) will enter into a revolving short-term credit facility with TIAA as lender in the maximum principal amount of $25,000,000.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  57

CONFLICTS OF INTEREST

          We are subject to various conflicts of interest arising out of our relationship with our general partner, the Asset Manager and their affiliates, including conflicts related to the arrangements pursuant to which the Asset Manager and its affiliates will be compensated by the Fund.

          Because the Fund was organized and will be operated by our general partner and its affiliates, these conflicts will not be resolved through arm’s-length negotiations but through the exercise of our general partner’s judgment consistent with its fiduciary responsibility to the limited partners and our investment objectives and policies. These conflicts include, but are not limited to, the following:

          Non-Arm’s-Length Agreements

          The terms of our asset management agreement with the Asset Manager, including the acquisition fee and the asset management fee, are not the result of arm’s-length negotiations. Accordingly, the fees charged under the asset management agreement may be higher than those that would be charged by an unaffiliated third party for comparable services. Additionally, our general partner and the Asset Manager may be in a conflict of interest in respect of matters relating to the asset management agreement, including, among other things, the enforcement or termination of the agreement.

          Interests in Other Investment Programs

          In addition to the services it will provide to us, the Asset Manager advises affiliates of the Fund with respect to other investment programs or accounts of TIAA or its affiliates that invest in real properties and other real estate related assets and expects to advise additional investment programs and accounts in the future. The Asset Manager and its affiliates could face conflicts of interest in determining which programs or accounts of TIAA or its affiliates will have the opportunity to acquire such assets and participate in such investments as they become available. As a result, other investment programs and accounts advised by the Asset Manager may compete with us with respect to certain investments that we may want to acquire. The Asset Manager and its affiliates are not limited in their ability to sponsor or advise at any time additional investment programs or accounts that will invest in real estate related assets, whether or not such investment programs or accounts have investment objectives similar to the Fund’s.

          Additionally, an affiliate of TIAA is the general partner of an existing limited partnership for institutional investors that invests primarily in core real properties, TIAA is the investment manager for a real estate variable annuity account and TIAA or its affiliates may in the future be general partners or managers of other investment programs or accounts, including partnerships that may have investment objectives similar to those of the Fund. Our general partner and its affiliates have or may in the future have legal and financial obligations with respect to these other partnerships or accounts which are similar to their obligations to the Fund. See “Prior Performance” for a discussion regarding two existing real estate investment programs advised by the Asset Manager or its affiliates and investments made by such real estate investment funds. The Asset Manager has adopted allocation policies designed to address these potential conflicts of interests. See “Investment Objectives, Strategy and Guidelines—Allocation Procedure.”

          In the event that the Fund and another entity formed or managed by our general partner or its affiliates are in the market for similar properties, the Asset Manager will review the investment portfolio of the Fund and each such affiliated entity. If an agreement as to allocation cannot be reached through an informal process, as described under “Investment Objectives, Strategy and Guidelines—Allocation Procedure,” the Allocation Committee will allocate such investment opportunity on the basis of such factors as, among others:

•	investment strategy fit for a particular program (geographic, property type, investment style and other);

•	which program would derive the greatest diversification benefits;

•	whether the property would be at a competitive disadvantage to properties owned by another program in the subject market;

•	the relative cash available for real estate investments in each program as a percentage of the program’s total gross value and liquidity requirements;

•	the period of time the program has had cash available for investments; and

•

any other factor then deemed relevant, including any applicable investment limitations or other requirements of the Fund’s partnership agreement or Investment Guidelines or applicable law or regulation (including ERISA and insurance law).

          Our general partner or its affiliates may acquire, for its or their own account or for the account of others, properties which they deem not suitable for purchase by the Fund, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

          Other Activities of Our Asset Manager and Its Affiliates

          We rely on the Asset Manager and its affiliates for the day-to-day operation of the Fund and the management of our assets. As a result, the Asset Manager and its affiliates will have conflicts of interest in allocating their time and other resources between the Fund and other products or accounts the Asset Manager manages. In addition, neither our partnership agreement nor the asset management agreement specifies any minimum amount of time or level of attention that either our general partner or the Asset Manager must devote to the Fund. However, our general partner believes the Asset Manager and its affiliates have sufficient personnel to discharge fully their responsibilities to all real estate investment activities in which they may be involved.

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          In addition, certain of our executive officers are also officers and directors of the Asset Manager and TIAA, and as such, owe fiduciary duties to these various entities and their stockholders and members. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to the Fund and its limited partners.

          Transactions with Our General Partner and Its Affiliates

          In addition to asset management services, our general partner and its affiliates may provide certain other services to us. These could include insurance brokerage services for insurance obtained for us and, although not currently expected, property management and leasing services for our real property investments. In general, these services are to be provided to us, if at all, on terms no less favorable to us than we could obtain from an unaffiliated third party and subject to other conditions set forth in our partnership agreement. TIAA is expected to provide us with a revolving short-term credit facility, and may act as our lender under certain other circumstances. See “—TIAA as Lender” below.

          Generally, we do not intend to purchase or lease any property in which TIAA, our general partner or any of its affiliates have an interest. However, our general partner or any of its affiliates may temporarily enter into contracts relating to investment in properties to be assigned to us prior to closing or may purchase property in its own name and temporarily hold title for us, provided that such property is purchased by us at a price no greater than the cost of such property, including acquisition and carrying costs, to our general partner or its affiliates, there is no amendment to the stated interest rate of any note secured by such property between the time it is acquired by our general partner or its affiliate and the time we acquire it and no other benefit directly or indirectly arising out of the transaction (other than those incidental to the ownership of the property during the time it was held by our general partner or such affiliate) is received by our general partner or its affiliate apart from compensation otherwise permitted under our partnership agreement. Further (1) our general partner or its affiliates may not have held title to any such property on our behalf for more than 12 months prior to the commencement of this offering, and (2) our general partner or its affiliates shall not sell property to us if the cost of the property exceeds the funds reasonably anticipated to be available for us to purchase any such property. In no event may we:

•

sell real property (or any contract rights for a real property) to our general partner or any of its affiliates unless we would not have sufficient funds to acquire or retain such real property, our general partner or its affiliate pays us in cash an amount equal to our cash investment (including any carrying costs for such real property) and assumes, or takes such real property subject to, any then outstanding indebtedness incurred by us to acquire and hold such real property, and the sale occurs no later than 90 days after the termination of this offering; or

•

lease real property to our general partner or its affiliates, other than office space in our real property, and then only if such lease is for rentals and on terms not less favorable to us than those available to us from unaffiliated tenants, the lease is terminable by us without penalty upon not less than 60 days prior written notice, any rentals from subleases in excess of the rentals under the lease are paid to us, and no more than 10% of the office space in our real property is leased to our general partner or its affiliates; or

•

loan partnership funds to our general partner or any of its affiliates, provided that this limitation will not prohibit our making loans to any of our subsidiaries or to any joint venture in which we are a partner and that owns a real estate related asset; or

•	enter into a joint venture with an affiliate of our general partner to own and operate any real properties.

         Competition

          Conflicts of interest will exist to the extent that we may acquire or sell properties in the same geographic areas where other properties owned by our general partner or any of its affiliates are located. A conflict could also arise in the leasing of our properties in the event that the Fund and TIAA or an affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the sale of properties in the event that the Fund and TIAA or its affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as the Fund or affiliates of our general partner seek to employ developers, contractors or building managers as well as under other circumstances. Our general partner will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our general partner will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or lessees aware of all such properties. However, these conflicts cannot be fully avoided in that there may be differing compensation arrangements for employees at different properties or differing terms for sales or leasing of the various properties.

We May Purchase Properties from or Sell Properties to Persons with Whom TIAA or Its Affiliates Have Prior Dealings

          We may purchase properties from or sell properties to parties with whom TIAA or its affiliates have purchased or sold properties in the past and may purchase or sell properties in the future. If we purchase properties from or sell properties to such parties, the Asset Manager may experience a conflict between the current interests of the Fund and TIAA’s or its affiliate’s interests in preserving any ongoing business relationship with such party. The Asset Manager will not consummate such purchases or sales on behalf of the Fund in a manner that it believes would effect a breach of any obligations to the Fund.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  59

          TIAA as Lender

          We expect that TC REIT (and possibly other subsidiaries of ours) will enter into a revolving short-term credit facility with TIAA on or prior to the time that the Fund expects to purchase real estate related investments. This credit facility will be unsecured. While we expect to fund our acquisitions of investments through capital calls from public investors, as well as TIAA’s capital contribution, we may use this credit facility for the purposes of acquiring real estate related investments as bridge financing in anticipation of a capital call. Because of the affiliation of TIAA with our general partner and the Asset Manager, the terms of the line of credit cannot be considered as having been negotiated at arm’s length. In addition, in the event of a default under the line of credit, TIAA will have a conflict of interest in enforcing against the Fund any available remedies to it as lender.

          Additionally, while there is no current intent to do so, the Fund or one of its subsidiaries may (i) purchase a property which is already subject to a mortgage loan held by TIAA or an affiliate or (ii) obtain new financing or a refinancing in which TIAA or an affiliate is part of a syndicate of lenders. While we expect that any such existing mortgage loan would consist of terms customary in the marketplace, and that any such new financing or a refinancing where TIAA or an affiliate is a lender as part of a syndicate would also be made on terms no less favorable to the Fund or its subsidiary than those available from an unaffiliated third party for a similar financing, TIAA or its affiliate may have a conflict of interest in connection with negotiating the terms of such financing or refinancing or in deciding whether or not to foreclose on the property in the event of a loan default.

          Lack of Separate Representation

          Mayer Brown LLP is counsel to our general partner, the Asset Manager, TIAA and TPIS in connection with this offering and may in the future act as counsel to such parties. There is a possibility that in the future the interests of the Fund and such parties may become adverse. In the event that a dispute were to arise between the Fund and such parties, our general partner will cause the Fund to retain separate counsel for such matters as and when appropriate.

          Determinations by Our General Partner and Asset Manager

          Our general partner, with the advice of the Asset Manager, will make various determinations under our partnership agreement that will affect the timing and amount of cash distributions to the limited partners, including, among others, whether or not to sell any property and the timing of any such sale, whether or not to reinvest funds from operations or sales in additional properties and the amount and timing of any such reinvestment, the establishment and maintenance of reserves for working capital or other purposes and whether to extend the term of the Fund, and such determinations may be more beneficial to TIAA as a limited partner under certain circumstances rather than others. Because of their affiliation with TIAA, our general partner and the Asset Manager may have a conflict of interest in making such determinations. Such determinations may also result in conflicts of interest for the Asset Manager due to its and its affiliates’ interests in the fees payable to them. See “—Receipt of Fees and Other Compensation by the Asset Manager and Its Affiliates” below.

          Receipt of Fees and Other Compensation by the Asset Manager and Its Affiliates

          Partnership transactions involving the purchase and management of our investments will result in the receipt of fees and other compensation by the Asset Manager and its affiliates, including acquisition fees and an asset management fee. Subject to its duties under the asset management agreement and specific restrictions set forth in our partnership agreement, the Asset Manager has considerable discretion with respect to the terms and timing of all partnership transactions. Therefore, the Asset Manager may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to the Asset Manager and its affiliates, regardless of the quality of our properties acquired or the services provided to the Fund.

          Additionally, the quarterly asset management fee will be calculated on the gross assets of the Fund (including indebtedness) and based upon the appraised values of the Fund’s assets, including internal valuations made by affiliates of the Asset Manager as well as independent appraisals of third party appraisers selected by the Asset Manager or its affiliates. See “Valuation” for more information on the process by which our real estate related assets will be valued. As a result, the Asset Manager and its affiliates will have a conflict of interest in making or arranging for the valuation of the Fund’s assets. Further, during the Investment Period, we generally intend to reinvest any net cash flow of the Fund and its subsidiaries in additional real estate related investments. Since the acquisition fees and the asset management fee are based upon the acquisition and management of the Fund’s gross assets (including indebtedness), our general partner and the Asset Manager may have a conflict of interest in connection with the acquisition of real estate related assets for the Fund in that they make acquisitions, and may use more indebtedness in connection with such acquisitions, than they otherwise would have as a result of the fees attributable to such assets. Additionally, because the Asset Manager will receive an acquisition fee in connection with any real estate related investments made with the reinvestment of net proceeds from the Fund’s operations, sales or refinancings, the Asset Manager may have a conflict of interest in determining whether to sell or refinance real estate related assets sooner than it otherwise would because the Asset Manager may earn an acquisition fee upon reinvestment of any net sale or refinancing proceeds.

          Tax Audit Proceeding

          In the event of an audit of our U.S. federal income tax returns by the Internal Revenue Service, it is possible that the interests of our general partner and its affiliates

60  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

(including the Asset Manager and TIAA) in such tax audit could become inconsistent with or adverse to the interests of the limited partners. Expenses of contesting any such audit incurred by the Fund may reduce the amount of net cash from operations available for distribution, which could also result in a conflict of interest. In this regard, our general partner, who is primarily responsible for contesting U.S. federal income tax adjustments proposed by the Internal Revenue Service, may be subject to various conflicts of interest in connection with the negotiation and settlement of issues raised by the Internal Revenue Service in a U.S. federal income tax audit.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  61

FIDUCIARY DUTY OF OUR GENERAL PARTNER

          Our general partner will be accountable to the Fund as a fiduciary under the Delaware Revised Uniform Limited Partnership Act and, consequently, will be required to exercise good faith and integrity in all its dealings with respect to partnership affairs. Our general partner shall exercise its fiduciary duty to ensure the safekeeping and authorized use of all funds and assets, whether or not in its immediate possession or control, and shall not use or employ, or permit another to use or employ, such funds or assets in any manner except for the exclusive benefit of the Fund.

          Our partnership agreement provides that our general partner, the Asset Manager and their affiliates shall not be liable to the Fund or any partner for any liability arising out of any act or failure to act which our general partner or the Asset Manager in good faith determined was in the best interest of the Fund, provided that the general partner, the Asset Manager or any of their affiliates shall be liable for any liabilities resulting from such party’s negligence or misconduct.

          As a result of such provision, the Fund and its partners may have more limited right of action than would otherwise be the case in the absence of such provision.

          In addition, our partnership agreement provides that we shall indemnify our general partner, the Asset Manager and their affiliates from and against liabilities and related expenses, including attorneys’ fees, incurred in dealing with third parties while acting on behalf of or performing services for the Fund arising out of any act or failure to act which our general partner or the Asset Manager in good faith determines is in the best interest of the Fund, provided that our general partner, the Asset Manager or any of their affiliates shall not be indemnified by the Fund for any liabilities resulting from such party’s negligence or misconduct. See “Our rights and the rights of our limited partners to recover claims against our general partner and its affiliates are limited” under “Risk Factors—Risks Related to Our Relationship with the Asset Manager and its Affiliates.”

          Any indemnification of our general partner is recoverable only out of the assets of the Fund and not from the limited partners, except to the extent that capital contributions of the limited partners may be called and used to pay for such expense. The Fund will not pay the cost of liability insurance insuring our general partner or any affiliate against any liability as to which it may not be indemnified pursuant to the partnership agreement. Cash advances by the Fund may be made to our general partner, the Asset Manager or their affiliates for legal expenses and other costs incurred as a result of any legal action or proceeding if certain conditions set forth in our partnership agreement are met.

          Notwithstanding the foregoing, the Fund will not indemnify our general partner, the Asset Manager, its affiliates or any person acting as a broker-dealer with respect to the units from any liabilities incurred by them arising under federal and state securities laws unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification;

•	such claims have been dismissed with prejudice by a court of competent jurisdiction as to the particular person seeking indemnification; or

•

a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made.

          In addition, prior to seeking a court approval for indemnification, our general partner is required to apprise the court of the position of the SEC and certain securities regulatory authorities with respect to indemnification for securities law violations.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Act), may be permitted to directors, officers or persons controlling the Fund pursuant to the foregoing provisions, the Fund has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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DESCRIPTION OF THE UNITS

          Our units of limited partnership interest purchased in this offering will be issued as and when subscriptions of investors are accepted by our general partner and those investors are admitted as limited partners at one of our two closings. Each unit represents a capital commitment of $1,000 each and will have the rights, privileges and preferences as provided in our partnership agreement. TIAA currently owns 50,000 units as a result of its commitment to contribute $50,000,000. Our units are subject to numerous transfer restrictions, which are summarized below.

          Capital Contributions

          Under the terms of the subscription agreement, each investor will make a binding commitment to contribute capital to the Fund, up to the maximum amount of the investor’s capital commitment set forth in his subscription agreement. Our general partner may call for capital contributions from our limited partners, in whole or in part, on one or more occasions generally upon not less than 15 days prior written notice to them. However, under certain circumstances, our general partner may call for capital contributions upon only five (5) business days’ prior written notice. See “—Failure to make a capital contribution” below and “Summary of the Partnership Agreement—Exclusion or Mandatory Withdrawal of a Limited Partner.” At any time after the commencement of this offering, our general partner may make a call for capital contributions upon those persons (including TIAA) who have been admitted as limited partners prior to the call. This may result in investors admitted earlier to the Fund as limited partners making capital contributions before investors who are subsequently admitted as limited partners. As a result of this, and in certain other circumstances, such as in the case of a default by any investors in making their required capital contributions, capital contributions to the Fund by limited partners will not necessarily be made in proportion to their respective capital commitments that have not previously been called and contributed to the Fund. Our general partner will have discretion to call for capital contributions from some or all of the limited partners in such amounts or in such proportions as the general partner may determine, in good faith, in order to make the unfunded commitment of each limited partner be in proportion to the unfunded commitments of all other limited partners.

          Proceeds of capital contributed by the limited partners (including TIAA, as the initial limited partner) will be received and held in trust for the benefit of limited partners and be used only for the purposes set forth in this prospectus. Proceeds of capital contributions may be used for the acquisition, development, construction, maintenance or improvement of real estate related investments (including the payment of principal and interest on any indebtedness of the Fund incurred in connection with the acquisition or improvement of such investments), operating costs of the Fund, including fees and expenses payable to the Asset Manager and its affiliates, tenant improvements, lease commitments, tenant refurbishments and the establishment of reserves. Based on the expected indebtedness of the Fund, our general partner estimates that not less than 90% of the proceeds of the limited partners’ capital contributions will be used to make investments in real estate related assets (including amounts paid or allocated to the purchase, development, construction or improvement of properties acquired by the Fund and other cash payments made in connection with such properties such as principal and interest payments on indebtedness related to such properties and taxes). Further, we intend to establish a reserve for our contingencies during the Investment Period. We expect this reserve will not exceed 1% of the aggregate capital commitments of all limited partners (including TIAA).

          With certain exceptions, our general partner will not have the right to call for capital contributions more than 24 months after the termination of this offering, in other words, after the end of the Investment Period. However, our general partner may call for capital contributions after the Investment Period to the extent our general partner determines, in its discretion, that these amounts are necessary (i) to pay, or to establish a reserve for payment, to complete the acquisition of properties or other real estate related investments with respect to which contracts, agreements in principle or letters of understanding have been entered into prior to the end of the Investment Period, regardless of whether such investments are actually acquired, or (ii) to pay for additional investments for capital improvements or other anticipated capital expenditures for real estate related assets acquired prior to the end of the Investment Period or in the process of being acquired, as described in clause (i), provided that such additional investments may not exceed 20% of the aggregate capital commitments of all limited partners (including TIAA). In addition, our general partner may call for limited partners to make contributions of their unfunded capital commitments after the Investment Period to the extent that our general partner determines that such funds are or will be required to pay, or to be reserved to pay, principal, interest and other amounts that may come due under any indebtedness, fees (including acquisition and asset management fees) and other operating expenses of the Fund or its subsidiaries, and/or that such funds are necessary to maintain or protect the value of, or cover operating expenses relating to, any real estate related assets. Any funds reserved in order to make deferred or contingent payments in connection with the acquisition of any property or other real estate related investment or to pay for previously planned improvements or renovations of a property will be classified as committed, whether or not any such payments are actually made. Any amounts deemed committed but not used for their expected purpose may, in the discretion of our general partner, be used for any other purpose for the Fund.

         Failure to make a capital contribution

          There are serious consequences for a limited partner who fails to pay the amount of his capital called by our general partner. If the amount is not paid in full by its due date,

TIAA-CREF U.S. Real Estate Fund I Prospectus |  63

interest will accrue on the outstanding amount from the date when such amount was due until the earlier of (i) the date such amount is paid to the Fund (plus the interest due on such amount), and (ii) the date when the limited partner has a percentage of his units reduced due to his default, as described below.

          The rate at which interest accrues on the unpaid amount will be the lesser of (x) the “prime rate” as announced from time to time by Citibank, N.A. plus five percent (5%) per annum and (y) the maximum rate permitted by applicable law. Interest paid on such amount will be distributed among the non-defaulting partners in the Fund.

          If the limited partner does not cure the default by making payment in full of the amount due (plus the interest due on such amount), our general partner may, in its discretion, apply the one or more of the following remedies:

•

Prohibit the defaulting limited partner from making any further capital contribution for his participation in any additional real estate related investments, although the defaulting limited partner may still be required to make additional capital contributions for other purposes, such as for the payment of Fund expenses;

•

Require the defaulting limited partner to (A) be assessed a 25% reduction of all distributions to which he would otherwise be entitled, with such distributions to be made to the partners (other than any defaulting partners) in proportion to their interests in the Fund and (B) be assessed a 25% reduction in its capital account balance, capital contributions and interest in the Fund, with the amount of such reduction to be allocated among the partners in the Fund (other than any defaulting partners) in proportion to their respective capital accounts;

•

In lieu of the remedy in the immediately preceding paragraph, the Fund may (1) redeem the defaulting limited partner’s interest in the Fund for a price equal to 75% of his capital account balance, reduced by any expenses, damages or losses allocable to the defaulting limited partner (the default purchase price), with such amount payable to the defaulting limited partner by an unsecured promissory note subordinated to all other obligations of the Fund and payable after the sale of the Fund’s final investment or (2) permit other limited partners or designate a third party to purchase the defaulting limited partner’s interest at an amount equal to the default purchase price; and

•	Commence legal proceedings to require payment of the amount in default (including accrued interest);

          In the event of a default in payment of capital contributions, our general partner may, upon five (5) business days’ prior written notice, make an additional call for capital contributions to make up any shortfall from limited partners who previously made their contributions pursuant to the original call.

          Transferability of Units

          There are a number of restrictions on the transferability of our units, including the following:

•	unless waived by the general partner in its sole discretion, the proposed transferee must meet the minimum suitability standards set forth in this prospectus and the Subscription Agreement;

•

unless a limited partner is transferring all of his units, he or she may only transfer a number of units such that the transferor transfers at least 50 units; after the transfer, the transferor owns at least 50 units, if any; and the transferee owns at least 150 units, provided that there is no such requirement for transfers made by gift, inheritance or divorce or for estate planning purposes;

•	any transfer of units (other than for estate planning purposes or transfers via gift, inheritance or divorce) must be made in an amount equal to or exceeding 50 units;

•

limited partners who desire to transfer their units will be required to pay a reasonable transfer fee in an amount sufficient to cover transfer costs (pursuant to our partnership agreement, a fee not in excess of $100 per transfer shall be deemed reasonable);

•

all transfers of units must be made pursuant to documentation satisfactory in form and substance to our general partner, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the restricted liquidity and marketability of the units and that the transferee meets the Fund’s (and any other applicable) investment suitability standards;

•

no sale, assignment or other disposition of a unit (or any interest therein) may be made if it would cause us to be treated as a “publicly traded partnership” taxed as a corporation under Section 7704 of the Code or otherwise cause us to be classified as an association taxable as a corporation for U.S. federal income tax purposes; and

•

no sale, assignment or other disposition of a unit may be made if such sale, assignment or other disposition, in the general partner’s good faith determination, would cause the Fund’s assets to be deemed “plan assets.”

          In addition to the transfer restrictions set forth above and elsewhere in this prospectus, in no event may any sale, assignment or other disposition of a unit be made without the consent of our general partner, which, except in limited circumstances, may be withheld in its sole and absolute discretion, provided, however, that (1) during a period each year (which period (i) is expected to commence following the Asset Manager’s annual calculation and reporting to investors of the estimated value per unit, (ii) is not expected to exceed 30 consecutive days and (iii) will be established by the general partner in its sole discretion), the general partner will not withhold its consent to any such transfer unreasonably and (2) if the request is reasonable under the circumstances, the general partner intends not to disallow transfers outside of the annual period specified above in the event of gift,

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inheritance, divorce or proposed transfers to an affiliate of the transferor for estate planning purposes. Further, neither the general partner nor the Fund will be required to redeem units at any time, although the Fund at the election of the general partner may do so in connection with a default in the payment of a limited partner’s capital contribution or under certain other circumstances or cause a reduction in the limited partner’s interest in the Fund. See “—Failure to make a capital contribution” above and “—Restrictions on Beneficial Ownership and Transfer of the REIT Shares” and “Summary of the Partnership Agreement — Exclusion or Mandatory Withdrawal of a Limited Partner.” Additionally, our general partner may freeze a limited partner’s Fund distributions and units and take other appropriate actions under law if our general partner determines that the limited partner is a “Prohibited Partner” described under “Suitability—Restrictions Imposed by the USA Patriot Act and Related Acts.”

          Notwithstanding the foregoing, no transfers of units will be permitted during the offering period. Further, no limited partner will be permitted to transfer any units under any circumstance unless such limited partner has owned such units for at least one year (such one year period for an investor purchasing units in this offering to commence from the date of the closing of the purchase of such investor’s units).

          There are additional restrictions on the ownership and transfer of units in order to enable TC REIT and any other REIT subsidiaries to qualify, and to maintain qualification, as REITs. See “—Restrictions on Beneficial Ownership and Transfer of REIT Shares” below. Additional restrictions on transfers of units may be imposed on the residents of various states under the securities laws of such states.

          A transfer of units will be effective the first day of the calendar quarter following the calendar quarter in which the transfer is recognized. Accordingly, a transferee will not be entitled to any distribution made with respect to the calendar quarter prior to the effective date of the transfer, even if such distribution is made after such effective date.

          A transferee of units will not become a substituted limited partner unless the transferee expressly agrees to adopt and become a party to our partnership agreement and our general partner has granted its consent to the admission of the transferee as a substituted limited partner. A transferee of units who does not become a substituted limited partner will only be entitled to receive allocations of profits and losses and distributions attributable to the units properly transferred to him, effective the first day of the calendar quarter following the calendar quarter in which the transfer is recognized. Any such transferee will not have any of the other rights of a limited partner, such as the right to vote as a limited partner or the right to inspect and copy our books.

          Restrictions on Beneficial Ownership and Transfer of the REIT Shares

          The governing documents of each REIT subsidiary (including TC REIT) will contain provisions (the Ownership Restrictions) that restrict the beneficial ownership of its shares by a single person (other than the Fund and TIAA), to 9.8% of such interests. The purpose of the Ownership Restrictions is to assist in protecting and preserving the entity’s status as a REIT under the Code. For an entity to qualify as a REIT, not more than 50% in value of the entity’s outstanding shares may be owned, directly or indirectly (including through a partnership such as the Fund), by five or fewer individuals at any time during the last half of any taxable year subsequent to the first year for which the entity’s real estate investment trust qualification is effective. The Ownership Restrictions will permit up to five persons to acquire (indirectly through the ownership of units in the Fund), up to a maximum of 9.8% each, or an aggregate of 49%, of the outstanding shares of such entity, and thus assist it in protecting and preserving its status as a REIT.

          If any person’s ownership of units in the Fund were to cause that person to indirectly own outstanding shares in any of the REIT subsidiaries in violation of the Ownership Restrictions or otherwise cause any of the REIT subsidiaries to fail to qualify as a REIT, the Fund’s shares in such REIT would constitute “Excess Shares” to the extent necessary to cause compliance with the Ownership Restrictions or permit the entity to retain its status as a REIT. If the Fund’s shares were to become Excess Shares as a result of the actions of any partner, the Fund’s right to distributions with respect to those shares would be significantly reduced. Therefore, the partnership agreement contains provisions that generally reduce such partner’s distributions by the amount the Fund’s distributions are reduced as a result of the Excess Share provisions. See “Share Ownership Test” under “Certain U.S. Federal Income Tax Considerations—Tax Consequences Relating to Real Estate Investment Trusts.”

          Each limited partner will be required to provide to the Fund such information as our general partner may reasonably request to determine the effect of that limited partner’s ownership of units in the Fund on the ability of each of the REIT subsidiaries to qualify as a REIT.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  65

DISTRIBUTIONS AND ALLOCATIONS

          Distributions of Net Cash

          We expect to distribute to our partners net cash from operations, sales or other transactions involving our real estate related investments after the Investment Period. Our general partner generally intends to reinvest available cash generated by our investments in additional real estate related investments from the date of this prospectus through the end of the 24 month period following the termination of this offering (the Investment Period) and as such, does not currently intend to make distributions to our limited partners during this time period.

          Net cash flow from operations (after payment of all expenses and adjustments for reserves) and net proceeds from the sale, financing, exchange or other disposition of our real estate related investments (after payment of expenses of any such transaction and other expenses and adjustments for reserves), if any, generally will be distributed to the partners in proportion to their respective ownership of units, subject to adjustments in such distributions for amounts attributable to “Excess Shares” or a reduction in the interest of a defaulting limited partner or under certain other circumstances. See “Description of the Units—Failure to make a capital contribution”, “—Restrictions on Beneficial Ownership and Transfer of the REIT Shares” and “Summary of the Partnership Agreement—Exclusion or Withdrawal of a Limited Partner.”

          Potential limited partners should be aware that, depending upon the performance of our real estate related investments, their share of distributions of proceeds from the sale or other disposition of properties may be less than their capital contributions.

          Except as described under “Plan of Distribution—Allocation of Benefits During the Offering Period,” during the Investment Period we do not intend to make cash distributions but will seek to reinvest in additional real estate related investments net cash, if any, from the operation, sale, financing or other disposition of our then existing real estate related investments. Depending on the length of this offering, this could extend up to four years from the date of this prospectus. This will likely result in limited partners being allocated taxable income without a corresponding distribution of cash with which to pay their taxes on such income. This would require the limited partners to make out-of-pocket payments to cover the tax liability. See “Certain U.S. Federal Income Tax Considerations—Allocation of Fund’s Profits and Losses.” After the Investment Period, provided we have cash available to make distributions, we anticipate that cash distributions will be declared and paid by us to our limited partners on a quarterly basis. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate significant cash flow from operations, sales or dispositions for distributions to limited partners.

          The timing of cash distributions to the limited partners, and the amount of such distributions, will be determined by our general partner in its discretion. However, our partnership agreement generally requires us to make quarterly cash distributions of available net cash after the Investment Period. Except for adjustments made under certain circumstances mentioned above, distributions of cash generally will be allocated among the limited partners based on the ratio that the number of units owned by each limited partner as of the last day of the preceding quarter (which we refer to as the record date) bears to the total number of units outstanding at that time. A transferee of units will be deemed the owner of such units as of the first day of the quarter following the quarter during which the transfer occurred and, therefore, will not participate in distributions of cash or allocations of net income or net loss for federal income tax purposes made with respect to the quarter in which such transfer occurs.

          Net Income and Net Loss

          Net income and net loss for federal income tax purposes allocable to the partners generally will be allocated to the limited partners in the same manner as distributions of cash are made, i.e., generally allocated among the limited partners based upon the ratio that the number of units owned by each limited partner bears to the total number of units outstanding, subject to adjustment in such allocations of net income and net loss attributable to “Excess Shares” or a reduction in the interest of a defaulting limited partner or under certain other circumstances referred to above.

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REAL PROPERTY INVESTMENTS

          As of the date of this prospectus, we have not acquired or contracted to acquire any specific real estate related investments. The Asset Manager is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties we may acquire and properties TIAA and its affiliates may acquire. At such time during the negotiations for a specific property as the Asset Manager believes that a reasonable probability exists that we will acquire such property, this prospectus will be supplemented to disclose the pending acquisition. Based upon the Asset Manager’s experience and acquisition methods, this will normally occur on the signing and effectiveness of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of all or a portion of major contingencies in any such purchase agreement, depending on the particular circumstances or conditions surrounding each potential investment. A supplement to this prospectus will describe the general terms of the proposed acquisition, the property, proposed purchase price, any major improvements proposed to be constructed thereon and other information considered appropriate for an understanding of the transaction. Further information will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

          You should understand that the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such proposed acquisition nor that the information provided concerning the proposed acquisition will not change between the date of such supplement and actual purchase, if any.

          We intend for the proceeds of this offering as well as TIAA’s capital contributions to be invested in properties in accordance with our Investment Guidelines. Capital commitments of limited partners that are not expended or committed to the acquisition of specific real estate related investments or for other specified purposes during the Investment Period will, with certain exceptions, be cancelled. (See “Description of the Units—Capital Contributions” as to when funds shall be deemed committed for this purpose.)

          We will attempt to obtain adequate insurance coverage for all properties in which we will invest. However, we cannot assure you that we will be successful in doing so.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  67

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          As of the date of this prospectus, we will not have commenced active operations. TIAA, the parent entity of the sponsor of the Fund, has irrevocably committed to contribute $50,000,000 to the Fund to acquire 50,000 units of limited partnership interest. TIAA is obligated to make a contribution or contributions of its $50,000,000 commitment in cash (as such capital is required and as such capital is called by our general partner) for any Fund purpose at any time during the period from the date of this prospectus and continuing for 24 months after termination of this offering. Additionally, our general partner may call for amounts of TIAA’s unfunded commitment for certain specified purposes after this period, as described under “Description of the Units—Capital Contributions.” TIAA’s units were issued in a privately placed transaction.

          In addition, we expect TC REIT (and possibly one or more of our other subsidiaries) to enter into a $25,000,000 short-term revolving credit facility with TIAA on or prior to the time that the Fund expects to purchase its initial real estate related investments. This credit facility will be unsecured. While we expect to fund our acquisitions of investments through capital calls from public investors in addition to TIAA’s capital contribution, we may use this credit facility for the purposes of acquiring real estate related investments as bridge financing in anticipation of a capital call. We expect that this credit facility will bear a variable interest rate initially equal to the federal funds rate (as such rate changes from time to time) plus 0.68% per annum (based on a 360 day year). In addition, we expect that each draw down on the facility will mature in full and be due and payable not more than 120 days following such draw (subject to 30 day extensions as may be authorized by TIAA in its sole discretion), that the term of the credit facility will initially be for 364 days, unless terminated upon 90 days’ advance notice by either the Fund or TIAA in its sole discretion, and that such 364-day term will automatically renew unless terminated upon prior written notice by either the Fund or TIAA. We also expect that TIAA will be paid an annual commitment fee of 0.1% of the annual weighted average of the unused portion of the credit facility (based upon a 360 day year). The proceeds of TIAA’s capital contributions and any amounts drawn on the line of credit with TIAA would be available to make acquisitions of real estate related investments and to pay other costs during this offering. At the end of each 364-day term, the interest rate under the credit facility will be subject to review and potential modification, which could result in an increase or decrease in such interest rate. If the credit facility is terminated, the Fund may be required to seek alternative financing from an unaffiliated third-party lender, and the terms of such financing may differ from those contained in the TIAA credit facility.

          We may hold an initial closing for the sale of units pursuant to this offering at any time after we have received and accepted subscriptions from investors for not less than 150,000 units ($150,000,000). Following the initial closing, our general partner may by written notice issue a call for capital contributions from those investors whose subscriptions for units have been accepted and who have been admitted to the Fund as limited partners. After the initial closing we may have one subsequent closing when we have received and accepted additional subscriptions from investors in this offering, up to a maximum of 300,000 units ($300,000,000). The Fund will not have more than two closings. We expect that substantially all of the proceeds from the offering of units will be available to make real estate related investments and pay principal and interest under our line of credit from TIAA and other costs, including payment of fees and expenses to the Asset Manager and its affiliates.

          Our general partner expects to call for capital contributions from TIAA and limited partners acquiring units in this offering as and when needed to make payments in connection with prospective real estate related investments or to retire indebtedness incurred under our credit facility used to make such payments and to pay fees and expenses of the Fund and its subsidiaries. Our general partner may call for capital contributions from investors admitted as limited partners in this offering for any Fund purpose at any time, in its discretion, during this period commencing with the first date on which investors are admitted as limited partners during the offering and continuing for 24 months after the termination of the offering, which is the end of the Investment Period. Additionally, our general partner may call for amounts of the limited partners’ unfunded capital commitments for certain specified purposes after the Investment Period, as described under “Description of the Units—Capital Contributions.”

          There can be no assurance that payments of capital contributions will be made when due. In the event of a default in payment of capital contributions, our general partner may make an additional call for capital contributions to make up any shortfall from limited partners who previously made their contributions pursuant to the original call. Alternatively, if the call relates to the acquisition of a real estate related investment, our general partner may seek to make such investment with a third party or may decide not to make such investment. In the event such investment is not made, the Fund could lose an earnest money deposit made in connection with such investment or be subject to other remedies in favor of the prospective seller.

          Limited partners who default in the payment of their capital contributions will be subject to the Fund’s remedies set forth under “Description of the Units—Failure to make a capital contribution.” In no event will our general partner make a call for aggregate capital contributions from a limited partner that exceeds the amount of such limited partner’s capital commitment.

          During the Investment Period, our general partner expects to reinvest our net cash flow (including any net proceeds from the sale, financing or other disposition of a property). Our general partner will have the authority to

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reinvest proceeds without making a distribution of cash sufficient to cover the limited partners’ U.S. federal, state and local income taxes attributable to the Fund’s operations or the sale, financing or other disposition of any assets.

          As of the date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire any specific property or other real estate related investment. The number of our properties and other real estate related investments we acquire will depend upon the number of units sold and the resulting amount of the net proceeds for investment available to us and the amount of funds we are able to borrow. See “We may not be able to raise sufficient funds to achieve diversification” under “Risk Factors—Risks Related to This Offering.”

          We may acquire one or more properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of a property in cash and subsequently obtaining a mortgage loan for that property, if favorable financing terms are available following acquisition. The proceeds from such loan may be used to acquire additional properties and provide further diversification. We also intend to borrow funds to purchase properties.

          Our general partner is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting the investment in and financing of real estate generally, that it reasonably anticipates will have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  69

SUMMARY OF PARTNERSHIP AGREEMENT

          The rights and obligations of our investors will be governed by our partnership agreement. The form of our partnership agreement is included in its entirety as Exhibit A to this prospectus. Prospective investors should study our partnership agreement carefully before making any investment decision to purchase our units.

          The following statements are intended to summarize certain provisions of our partnership agreement, with the exception of certain information that is summarized under separate sections of this prospectus. See “Fiduciary Duty of Our General Partner,” “Description of the Units,” “Distributions and Allocations” and “Reports to Investors.” These summaries are qualified in their entirety by reference to the form of partnership agreement attached as Exhibit A.

          Our General Partner

          TIAA-CREF USREF I GP, LLC, our general partner, a newly formed Delaware limited liability company, has made a capital contribution of $1,000 and acquired one unit prior to the adoption of the partnership agreement. It is not required to make any additional capital contribution or to make any loans to us. Our general partner has complete authority and discretion in the management and control of our business. Our limited partners have no right or power to take part in our management and have voting rights with respect to only certain specified matters. See “—Voting Rights of the Limited Partners” below for more information.

          Other Activities of Our General Partner and Its Affiliates

          Affiliates of our general partner and the Asset Manager may participate in various other business ventures, some of which may compete with us, including the syndication, ownership or management of other real estate programs. Our general partner, the Asset Manager and their affiliates will not be liable to us or to our limited partners as a result of engaging in other business ventures. See “Conflicts of Interest.”

          Our general partner and its affiliates are prohibited from receiving any rebates or participating in any reciprocal business arrangements that would circumvent the provisions of our partnership agreement.

          TIAA Commitment and Contribution

          TIAA has irrevocably committed to make a $50,000,000 contribution to the Fund to purchase 50,000 units of limited partnership interest. The general partner, on our behalf, may call all or any portion of TIAA’s commitment as needed at any time or times during the Investment Period, which commences with the date of this prospectus and continues until two years after the termination of this offering. Accordingly, to the extent that TIAA’s commitment is called, the proceeds of TIAA’s contribution or contributions will be available to us to use for possible acquisitions of real estate related investments and to pay other costs and expenses while we raise funds from investors during this offering.

          Liabilities of our Limited Partners

          We are organized as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. Investors whose subscriptions are accepted by our general partner will be admitted as our limited partners.

          Under Delaware law, limited partners generally will have no personal liability for our debts or obligations in excess of their capital commitments. Limited partners will not have a right to revoke their capital commitments or to withdraw any of their capital contributions.

          Expenses

          Pursuant to the partnership agreement and the asset management agreement, the expenses of the Fund and its subsidiaries will be the responsibility of the Fund and the Asset Manager, as follows:

          Fund Expenses:

          The Fund will pay (or cause its subsidiaries to pay) all operating expenses related to its activities, including legal fees, tax preparation fees, fees for auditing and interim independent accountants’ review, financing, independent appraisals, insurance (including errors and omissions insurance and directors and officers insurance, and property-level insurance), interest expense, consulting, investment banking and brokerage expenses, indemnification costs and costs and expenses incurred in the financing, management, monitoring and disposition of investments.

          Also, Fund expenses will include:

          (i) all Organizational Expenses (as described below) up to and including $1,250,000 in the aggregate, it being understood that in no event shall the amount of Organizational Expenses paid or reimbursed by the Fund exceed $1,250,000 in the aggregate;

          (ii) all expenses incurred in connection with the acquisition of real estate related investments, including legal and accounting fees and expenses, brokerage commissions, travel, appraisals, engineering, due diligence, title insurance and other expenses relating to potential acquisitions, regardless of whether the real estate related investments are actually acquired;

          (iii) fees and expenses directly related to existing real estate related assets of the Fund (including out-of-pocket costs for travel and travel-related expenses of the Asset Manager, legal and accounting work and other professional and third-party costs, appraisal fees (including independent third party appraisals), banking fees, brokerage fees, finders’ fees or other lending institution fees and expenses, and including professional advisors and consulting fees in connection with such investments);

          (iv) fees and expenses incurred in connection with the disposition of real estate related investments, including legal and accounting fees and expenses, brokerage commissions, travel and other expenses related thereto;

          (v) expenses associated with the preparation of checks, financial reports and distribution of investor reports and

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notices required pursuant to the partnership agreement and applicable law;

          (vi) fees and expenses for registration, qualification or exemption of the Fund (and TC REIT) under any laws subsequent to the initial registration, qualification or exemptions necessary to carry out its business;

          (vii) expenses associated with the formation and organization of any subsidiaries in addition to TC REIT;

          (viii) fees and expenses of litigation involving the Fund or any of its subsidiaries;

          (ix) expenses incurred in connection with administrative proceedings relating to the Fund;

          (x) taxes, fees or other governmental charges of the Fund (and its subsidiaries, including TC REIT);

          (xi) expenses associated with any meetings of limited partners; and

          (xii) expenses incurred in connection with the dissolution and liquidation of the Fund.

          Organizational Expenses

          “Organizational Expenses” means all costs and expenses incurred in connection with the formation and organization of the Fund, our general partner, TC REIT and the offering of units of limited partnership interest, including without limitation:

          (i) preparing, filing and updating the registration statement of which this prospectus forms a part with the SEC and the states in which the units will be offered (together with all legal, audit and accounting fees incurred in connection with such activities);

          (ii) registration or qualification fees and expenses (and the legal fees and expenses associated therewith) payable for SEC and state securities regulatory filings in connection with the offering and sale of units;

          (iii) printing costs, travel and out-of-pocket expenses and all allocated expenses incurred by the Asset Manager, our general partner or the Fund in connection with the offering and sale of the units of limited partnership interest;

          (iv) expenses specifically relating to the establishment and initial set-up of investors’ accounts with TPIS, such expenses in the aggregate not to exceed $100,000; and

          (v) filing fees for the formation of our general partner, the Fund and TC REIT in the state of Delaware and the qualification to do business in the various states in which such qualification is required.

          Asset Manager Expenses

          The Asset Manager shall be solely responsible for all Organizational Expenses in excess of $1,250,000 in the aggregate. In addition to bearing such portion of Organizational Expenses, the Asset Manager will bear the following fees and expenses:

          (i) administrative and overhead expenses associated with the operation of the Asset Manager, including, without limitation, compensation, employee benefits and rent and other office space and facility charges of the Asset Manager and its employees in connection with their service to the Fund;

          (ii) expenses associated with maintaining the books and records of the Fund; and

          (iii) fees and expense reimbursements payable to its affiliated broker-dealers participating in the distribution of the units of limited partnership interest, except for those costs and expenses identified in “Organizational Expenses” above.

          Meetings of Limited Partners

          There will not be any regularly scheduled annual or periodic meetings of our limited partners. Our general partner is, however, required to call a meeting of the limited partners upon the written request of limited partners holding at least ten percent (10%) of the units (other than units held by TIAA and its affiliates). In such event, a statement of any action proposed and the wording of any resolution proposed for adoption or any proposed amendment to our partnership agreement would be included with the notice of the meeting.

          Voting Rights of the Limited Partners

          Our limited partners may, with the affirmative vote of limited partners holding a simple majority of the units, take action on the following matters without the concurrence of our general partner or the Asset Manager:

•

the approval or disapproval of a sale or other disposition of all or substantially all of our real estate related assets (except for the sale or other disposition of real estate related assets in the ordinary course of the Fund’s business, including the final real estate related assets remaining as a result of previous sales or dispositions);

•	our dissolution;

•	the removal of our general partner and the termination of the asset management agreement;

•	the election of a new general partner upon the retirement, withdrawal or removal of the general partner or the occurrence of another event of withdrawal of the general partner; and

•

any amendment to our partnership agreement, except as to certain matters specified in our partnership agreement, including amendments (a) to avoid the characterization of partnership income as UBTI, (b) to reflect the addition or substitution of limited partners, (c) to add to the duties of our general partner or surrender any rights of our general partner to the limited partners, (d) to cure any ambiguity or inconsistency in the partnership agreement, (e) to make changes required by the SEC or any state securities commission, or (f) to facilitate the operation of any of our subsidiaries in order to qualify as a REIT, corporation or other tax status, which our general partner alone may amend without a vote of the limited partners.

          In the event our general partner is removed and the asset management agreement terminated, the Fund will be required to cease using “TIAA” and “CREF” (and any similar terms) in its name.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  71

          TIAA and its affiliates may vote the units they hold on any Fund matter upon which any other limited partner is entitled to vote, except that TIAA and its affiliates may not vote their units (and such units will not be considered outstanding for purposes of determining a quorum or otherwise taken into account in any such vote) in regard to a removal of our general partner and termination of the asset management agreement or any transaction between the Fund and our general partner or any of its affiliates.

          Our partnership agreement may not be amended to change the limited liability of the limited partners without the consent of all limited partners. In addition, limited partners that would be adversely affected in any material respect by a proposed amendment to the partnership agreement must consent to any such amendment. Amendments to our partnership agreement receiving the requisite vote will be executed by our general partner on behalf of all limited partners acting pursuant to the power of attorney contained in our partnership agreement.

          Removal or Withdrawal of Our General Partner or Additional or Successor General Partner

          Our general partner may be removed generally by a vote of limited partners holding a simple majority of the units (other than units held by TIAA and its affiliates). Under the terms of the partnership agreement, our general partner is not permitted to delegate its power and authority to manage and control business and affairs of the Fund to an additional or successor general partner without the consent of limited partners holding more than 50% of the units (including units held by TIAA and its affiliates), except that our general partner, without the consent of the limited partners, is permitted to admit as an additional or successor general partner an entity that (i) is another wholly owned subsidiary, whether direct or indirect, of TIAA, or (ii) has, by merger, consolidation or otherwise, acquired all or substantially all of our general partner’s assets or stock and continued its business.

          Plan Asset Event

          If our general partner reasonably determines that the continued participation in the Fund by one or more “Benefit Plan Investors” (as that term is defined in “Certain Considerations Applicable to ERISA, Governmental and Other Plan Investors” below) would result in the Fund’s assets being “plan assets,” our general partner will take reasonable steps to correct or cure such a situation. Among other things, our general partner is authorized to do any of the following: (i) take any action necessary or desirable to cure the Fund’s failure to qualify for an exemption under ERISA as an “operating company,” (ii) amend our partnership agreement or amend, terminate or restructure any existing or contemplated arrangements, in order to cure any illegality or adverse consequences, or (iii) redeem all or some units, as discussed under “—Exclusion or Mandatory Withdrawal of a Limited Partner” below. If our general partner determines, in good faith, that it is not reasonably likely to correct or cure having the Fund’s assets be “plan assets,” our general partner will dissolve the Fund and wind up its affairs. See “—Dissolution and Termination” below and “Certain Considerations Applicable to ERISA, Governmental and Other Plan Investors.”

          Exclusion or Mandatory Withdrawal of a Limited Partner

          Our general partner has the authority on behalf of the Fund under certain circumstances to either exclude a limited partner from participating in certain real estate related investments or to require a limited partner to withdraw from the Fund.

          Our general partner may exclude a limited partner from participating in a particular real estate related investment if such participation in the investment will result in a violation by the Fund, its affiliates, the investment (or the company owning such investment) or any other partner of a law, regulation or order or subject the Fund, its affiliates, the investment (or a company owning such investment) or any other partner to a material penalty thereunder, or would be reasonably likely to cause the Fund or one of its investments (or a company owning such investment) a significant delay or extraordinary expense or have a material adverse effect on the Fund, its affiliates, the investment (or such company) or another partner. The general partner will notify any limited partner to be so excluded of such exclusion. In the event of such exclusion, the excluded limited partner’s capital commitment would not be reduced, but such limited partner would not make a capital contribution for such investment and would not share in the profits, losses and cash distributions related to such investment. The amount of the excluded limited partner’s capital contribution that would otherwise have been made for such investment would be available for a future real estate related investments and other expenses of the Fund.

          If the general partner exercises the right to exclude one or more limited partners participating in a real estate investment, the general partner may, upon five (5) business days’ prior written notice, make a call for additional capital from the other limited partners in order to make the proposed investment for which the exclusion right has been exercised.

          Additionally, the general partner may require a limited partner to withdraw from the Fund if: (i) the limited partner has made a material misrepresentation in, or materially violated any agreement of, our partnership agreement or the limited partner’s Subscription Agreement or (ii) continued participation of the limited partner in the Fund (A) would cause the Fund’s assets to be deemed to be “plan assets” within the meaning of ERISA, or (B) may result in a violation of law or regulation applicable to the limited partner, the treatment of the Fund’s assets as plan assets of the limited partner under governmental law or cause the Fund, our general partner or the Asset Manager to be a fiduciary under any law applicable to the limited partner. In any such circumstances, the general partner, after notice to the limited partner, may require the limited partner’s units, in whole or in part, to be redeemed by the Fund or sold to a third party.

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          In general, the redemption price to be paid to a limited partner for its units will be the fair market value of such units at the effective date of redemption, as such fair market value is determined in good faith by the Asset Manager. However, if a limited partner’s units are redeemed (i) as a result of a material misrepresentation in, or a material violation of any agreement of, our partnership agreement or the limited partner’s subscription agreement or (ii) in the case of a limited partner that is subject to ERISA or is a governmental plan or other regulated entity, as a result of (x) a breach of a representation, warranty or covenant or (y) a change in law applicable to the limited partner, the redemption price to be paid for the redeemed units will be the lesser of the fair market value of the units at the effective date of redemption and the fair market value of the redeemed units on the date cash is allocated to make the redemption payments, in either case, as such fair market value is determined in good faith by the Asset Manager. Redemption payments will be made periodically over the remaining term of the Fund, as set forth in our partnership agreement.

          Books and Records; Rights to Information; Annual Audits

          Our general partner will maintain, or will cause to be maintained, full and accurate books and records at our principal office at the address identified in “Prospectus Summary” or at the offices of a duly appointed third party agent. A limited partner has the right to inspect, examine and obtain copies of our books and records at reasonable times and at his expense for any purpose reasonably related to his interest as a limited partner. An alphabetical list of the names, addresses and business telephone numbers of all limited partners, along with the number of units owned by each of them, shall be available for inspection and copying by our limited partners or their designated representatives, and shall be mailed to any limited partner requesting such list within ten (10) days of the request, in each case, for a purpose reasonably related to its interest as a limited partner in the Fund. Annual audits of our affairs will be conducted by our independent registered public accounting firm.

          Dissolution and Termination

          We will be dissolved upon the first to occur of the following:

•	on December 31 of the year that is seven years after the termination of this offering, unless our general partner elects to extend the term of the Fund for up to an additional three (3) years;

•	the consent of limited partners holding a simple majority or more of the units (including units held by TIAA and its affiliates) to dissolve us;

•

the retirement, withdrawal, bankruptcy, removal or other event of withdrawal of our general partner (within the meaning of the Delaware Revised Uniform Limited Partnership Act) unless within 90 days from the date of such event: (1) the remaining general partner, if any, elects to continue our business; or (2) if there is no remaining general partner, limited partners holding a simple majority of the units (including units held by TIAA and its affiliates) elect to continue our business and elect a new general partner;

•	the sale or other disposition of all our interests in real estate related assets;

•	the entry of a decree of judicial dissolution; or

•

a good faith determination by our general partner that dissolution of the Fund is necessary or desirable because the continued participation of one or more benefit plan investors would result in the assets of the Fund being deemed “plan assets” of such investor or investors within the meaning of ERISA or any of the transactions contemplated in our partnership agreement would constitute “prohibited transactions” under ERISA. See “Certain Considerations Applicable to ERISA, Governmental and Other Plan Investors.”

          In the event we are dissolved, our assets will be liquidated and converted to cash. Our general partner or other person responsible for our liquidation will have a reasonable amount of time to collect any notes receivable with respect to the sale of our assets and to collect any other outstanding debts payable to us. The Fund’s cash will be distributed first to creditors to satisfy our debts and liabilities, other than loans or advances made by partners. Our general partner or other person responsible for our liquidation may also establish reserves deemed reasonably necessary to satisfy our contingent or unforeseen liabilities or obligations. Remaining cash will then be used to repay loans or advances made by partners and to pay any fees due to the Asset Manager or its affiliates. The balance will then be distributed to the partners in accordance with their respective positive capital accounts.

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CERTAIN CONSIDERATIONS APPLICABLE TO ERISA, GOVERNMENTAL AND OTHER PLAN INVESTORS

          Employee benefit plans that are subject to the fiduciary provisions of ERISA (including, without limitation, pension and profit-sharing plans), plans that are subject to Section 4975 of the Code (including, without limitation, individual retirement accounts (IRAs) and Keogh plans) and entities deemed to hold “plan assets” of any of the foregoing (each, a Benefit Plan Investor), as well as governmental plans, foreign plans and other employee benefit plans, accounts or arrangements that are not subject to the fiduciary provisions of ERISA or Section 4975 of the Code, and trusts or other entities supporting or holding the assets of any of the foregoing (collectively, with Benefit Plan Investors, referred to as Plans), may generally invest in the Fund, subject to the following considerations.

          General Fiduciary Considerations for Investment in the Fund by Plan Investors

          The fiduciary provisions of ERISA, and the fiduciary provisions of pension codes applicable to governmental, foreign or other employee benefit plans or retirement arrangements that are not subject to ERISA may impose limitations on investment in the Fund. Fiduciaries of Plans, in consultation with their advisors, should consider, to the extent applicable, the impact of such fiduciary rules and regulations on an investment in the Fund. Among other considerations, the fiduciary of a Plan should take into account the composition of the Plan’s portfolio with respect to diversification; the cash flow needs of the Plan and the effects thereon of the illiquidity of the investment; the economic terms of the Plan’s investment in the Fund; the Plan’s funding objectives; the tax effects of the investment and the tax and other risks described in the sections of this prospectus discussing tax considerations and risk factors; the fact that the investors in the Fund are expected to consist of a diverse group of investors (including, taxable, tax-exempt, domestic and foreign entities) and the fact that the management of the Fund will not take the particular objectives of any investors or class of investors into account.

          Plan fiduciaries should also take into account the fact that, while our general partner and the Asset Manager will have certain fiduciary duties to the Fund and investors, our general partner and the Asset Manager will not have any direct fiduciary relationship with or duty to any investor under ERISA or the fiduciary provisions of pension codes applicable to any Plan, either with respect to its investment in our units or with respect to the management and investment of the assets of the Fund. Similarly, it is intended that the assets of the Fund will not be considered plan assets of any Plan or be subject to any fiduciary or investment restrictions that may exist under pension codes specifically applicable to such Plans. Each Plan will be required to acknowledge and agree in connection with its investment in our units to the foregoing status of the Fund, our general partner and the Asset Manager and that there is no rule, regulation or requirement applicable to such investor that is inconsistent with the foregoing description of the Fund, our general partner and the Asset Manager.

          Plan fiduciaries may be required to determine and report annually the fair market value of the assets of the Plan. Since it is expected that there will not be any public market for our units, there may not be an independent basis for the Plan fiduciary to determine the fair market value of our units.

ERISA and Other Benefit Plan Investors

          A fiduciary acting on behalf of a Benefit Plan Investor, in addition to the matters described above, should take into account the following considerations in connection with an investment in the Fund.

          ERISA Restrictions if the Fund Holds Plan Assets. If the Fund is deemed to hold plan assets of the investors that are Benefit Plan Investors, the investment in the Fund by each such Benefit Plan Investor could constitute an improper delegation of investment authority by the fiduciary of such Benefit Plan Investor. In addition, any transaction the Fund enters into would be treated as a transaction with each such Benefit Plan Investor and any such transaction (such as a property lease, acquisition, sale or financing) with certain “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Code) with respect to a Benefit Plan Investor could be a “prohibited transaction” under ERISA or Section 4975 of the Code. If the Fund were subject to ERISA, certain aspects of the structure and terms of the Fund could also violate ERISA.

          ERISA Plan Assets. Under ERISA and regulations issued there under by the U.S. Department of Labor (the Regulation), generally, a Benefit Plan Investor’s assets would be deemed to include an undivided interest in each of the underlying assets of the Fund unless investment in the Fund by Benefit Plan Investors is not “significant,” the Fund constitutes an “operating company” or the units of the Fund satisfied the requirements of “publicly-offered securities” (each as defined below).

          Significant Investment by Benefit Plan Investors. Investment by Benefit Plan Investors would not be “significant” if less than 25% of the value of each class of equity interests in the Fund (excluding the interests of our general partner, the Asset Manager and any other person who has discretionary authority or control, or provides investment advice for a fee (direct or indirect) with respect to the assets of the Fund, and affiliates of any of the foregoing persons (other than a Benefit Plan Investor)), is held by Benefit Plan Investors. A commingled vehicle that is subject to ERISA will generally count as a Benefit Plan Investor for this purpose only to the extent of investment in such entity by Benefit Plan Investors. Our general partner reserves the right to reject subscriptions in whole or in part for any reason, including that the investor is a Benefit Plan Investor.

          Operating Company Status of Fund. Our general partner may conduct the operations of the Fund so as to qualify as an “operating company,” including a “real estate operating

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company” or a “venture capital operating company,” so that the assets of the Fund will not be considered “plan assets” of any Benefit Plan Investor. In order to constitute a “venture capital operating company” under the Regulation, an entity such as the Fund must, on its initial valuation date and during an annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in operating companies with respect to which the entity obtains direct contractual rights to participate significantly in management decisions, and must regularly exercise such rights in the ordinary course of its business. In order to constitute a “real estate operating company” under the Regulation, an entity such as the Fund must, on its initial valuation date and during an annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities, and must engage directly, in the ordinary course of its business, in real estate management or development activities.

          Publicly-Offered Securities. Under the Regulation, a security is treated as a “publicly-offered security” if it is part of a class of securities that is (i) registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; (ii) widely-held; and (iii) freely transferable. A class of securities is considered widely-held if it is owned by 100 or more investors independent of the issuer and of one another, provided that a class will not fail to be widely-held for the purpose of the Regulation if, subsequent to the initial offering, the number of independent investors falls below 100 as a result of events beyond the control of the issuer. Whether a security is freely-transferable is a factual question to be determined on the basis of all the relevant facts and circumstances. If a security is part of an offering in which the minimum investment is $10,000 or less, certain customary restrictions (such as those relating to the suitability or eligibility of an investor, tax or securities law restrictions on transfer, or a restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement where the economic benefits of ownership of the assignee may be transferred or assigned without regard to such restriction or consent) ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable.

          There is very little authority regarding the application of the freely transferable requirement, and there can be no assurances that our units are freely transferable within the meaning of the Regulation. For example, because certain adverse tax considerations can result if we are characterized as a “publicly traded partnership” under Section 7704 of the Code, additional restrictions on the transferability of our units have been incorporated into the partnership agreement that are intended to prevent classification as a publicly traded partnership (Section 7704 Restrictions). However, the Regulation provides specifically, in this regard, that any “restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes” will ordinarily not affect a finding that the securities are “freely transferable.” In addition, the U.S. Department of Labor has expressed the written opinion that “a restriction against a transfer which is drafted to avoid reclassification of a partnership as a publicly traded partnership under sections 469(k)(2) and 7704(b) of the Code would qualify as the type of restriction contemplated by [such] [R]egulation. . . .” In this opinion, however, the U.S. Department of Labor did not address the affect of a minimum required investment in excess of $10,000 on the free transferability of the securities.

          There is very little authority regarding the application of ERISA and the Regulation to entities such as the Fund, and there can be no assurance that the U.S. Department of Labor or the courts would not take a position or promulgate additional rules or regulations that could significantly impact the “plan asset” status of the Fund.

          Prohibited Transaction Considerations. Fiduciaries of Benefit Plan Investors should also consider whether an investment in the Fund could involve a direct or indirect transaction with a “party in interest” or “disqualified person” as defined in ERISA and Section 4975 of the Code, and if so, whether such prohibited transaction may be covered by an exemption. ERISA contains a statutory exemption that permits a Benefit Plan Investor to enter into a transaction with a person who is a party in interest or disqualified person solely by reason of being a service provider or affiliated with a service provider to the Benefit Plan Investor, provided that the transaction is for “adequate consideration.” There are also a number of administrative prohibited transaction exemptions that may be available to certain fiduciaries acting on behalf of a Benefit Plan Investor. Fiduciaries of Benefit Plan Investors should also consider whether investment in the Fund could involve a conflict of interest. In particular, a prohibited conflict of interest could arise if the fiduciary acting on behalf of the Benefit Plan Investor has any interest in or affiliation with the Fund, our general partner or the Asset Manager.

          Governmental Plans

          Government sponsored plans are not subject to the fiduciary provisions of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, federal, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the Fund, as well as the general fiduciary considerations discussed above.

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          The fiduciary of each prospective governmental plan investor will be required to represent and warrant that investment in the Fund is permissible, complies in all respects with applicable law and has been duly authorized.

          Individuals Investing with IRA Assets

          Units sold by the Fund may be purchased or owned by investors who are investing assets of their IRAs. The Fund’s acceptance of an investment by an IRA should not be considered to be a determination or representation by our general partner or any of its respective affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in the Fund is appropriate for, and permissible under the terms of its IRA governing documents. Investors that are IRAs should consider in particular that our units will be illiquid and that it is not expected that a significant market will exist for the resale of our units, as well as the other general fiduciary considerations described above.

          Although IRAs are not generally subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with the Fund, our general partner, the Asset Manager or any of their respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Fund, our general partner, the Asset Manager or any of their respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our units with assets of the IRA.

          Investors that are IRAs should consult with their counsel and advisors as to the prohibited transaction, conflict of interest and other provisions of the Code applicable to an investment in the Fund.

          Consult with Your Legal Advisors

          Acceptance of subscriptions of any Plan is in no respect a representation by the Fund, our general partner, the Asset Manager or any other party that such investment meets the relevant legal requirements with respect to that Plan or that the investment is appropriate for such Plan. Each Plan fiduciary should consult with his or her own legal advisors as to the propriety of an investment in the Fund in light of the specific requirements applicable to that Plan.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

          The following discussion is a general summary of certain of the significant U.S. federal income tax consequences of an investment in the Fund. The following discussion does not discuss all the potential tax considerations relevant to the Fund or its operations. Moreover, the U.S. federal income tax considerations relevant to a specific partner depend upon its particular circumstances.

          The following discussion is based upon the Internal Revenue Code of 1986, as amended (the Code), and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis). No tax rulings have been or are anticipated to be requested from the Internal Revenue Service or other taxing authorities with respect to any of the tax matters discussed herein.

          Except as specifically noted, the following general discussion assumes that each partner is an individual who is a U.S. citizen or resident individual or a domestic corporation that is not tax-exempt and that each partner holds its interest in the Fund as a capital asset and is the initial holder of such interest. Except as specifically indicated, the following discussion does not deal with the consequences of the ownership of an interest in the Fund by special classes of holders, such as dealers in securities or life insurance companies. Special rules applicable to tax-exempt partners are discussed separately below.

          Tax Opinion

          Mayer Brown LLP has delivered an opinion letter to the Fund. This letter contains the following opinions with respect to tax matters affecting the Fund:

•	The Fund will be classified as a partnership rather than as an association taxable as a corporation for U.S. federal income tax purposes; and

•	The Fund will not be a publicly traded partnership (“PTP”) taxed as a corporation for U.S. federal income tax purposes.

          In addition, unless otherwise expressly indicated, the following discussion concerning other U.S. federal income tax matters, to the extent it discusses matters of U.S. federal law or legal conclusions, constitutes Mayer Brown LLP’s opinion as to the material U.S. federal income tax consequences of an investment in the Fund.

          The discussion considers existing laws, applicable current and proposed Treasury regulations, current published administrative positions of the Internal Revenue Service contained in revenue rulings, revenue procedures, and other Internal Revenue Service pronouncements and published judicial decisions, which are subject to change, either prospectively or retroactively. Changes in the Internal Revenue Code or the Treasury regulations subsequent to the date of the tax opinion of Mayer Brown LLP are not addressed in the tax opinion, and any such changes could have a material adverse affect upon the tax treatment of an investment in the Fund.

          Neither the tax opinion of Mayer Brown LLP nor this description of the tax considerations of an investment in the Fund will have any binding effect or official status of any kind, and no assurance can be given that the conclusions reached in the tax opinion will be sustained by a court if such conclusions are contested by the Internal Revenue Service. Accordingly, the tax opinion should not be viewed as a guarantee that the income tax effects described in this prospectus will be achieved, nor should it be viewed as a guarantee that a court would hold that there is “substantial authority” for the positions that we take with respect to any income tax issue.

          Treatment as a Partnership

          Treasury Regulation § 301.7701-3(b)(1) provides that, unless it elects pursuant to Treasury Regulation § 301.7701-3(c) to be treated as an association (taxable as a corporation), a domestic “eligible entity” that has two or more members is a partnership for U.S. federal income tax purposes. A Delaware limited partnership that is not treated as a corporation pursuant to Code Section 7704, as described below, or pursuant to certain other provisions of the Code not applicable to the Fund, is an “eligible entity” for purposes of Treasury Regulation § 301.7701-3(b)(1). The general partner has represented that no election will be made pursuant to Treasury Regulation § 301.7701-3(c) to treat the Fund as an association taxable as a corporation. Based on the foregoing, including certain representations made by the general partner with respect to the Fund, and subject to the PTP discussion below, it is the opinion of Mayer Brown LLP that the Fund will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation.

          Code Section 7704(a) provides that a “publicly traded partnership” shall be treated as a corporation for all purposes of the Code, except as provided in Code Section 7704(c) (which provides that a publicly traded partnership whose income is from certain specified sources shall not be treated as a corporation under Code Section 7704(a), as discussed below). A PTP is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. The general partner has represented that no direct or indirect interests in the Fund are or will be traded on an “established securities market” within the meaning of Code Section 7704(b). The general partner has also represented that neither the general partner nor the Fund will participate in (i) the establishment of an established securities market or a secondary market or the substantial equivalent thereof for direct or indirect interests in the Fund or (ii) direct or indirect interests in the Fund being included on any established securities market or readily tradable on a secondary market or the substantial equivalent thereof. The general partner has represented further that the Fund will not recognize any transfer made on an established securities market or a secondary market or the substantial equivalent thereof. Therefore, even if interests in the Fund become readily tradable on a secondary market or substantial equivalent thereof as described above, if the Fund and the

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general partner continue to comply with the foregoing representation, such interests should not be treated as being readily tradable on a secondary market or the substantial equivalent thereof for purposes of determining whether the Fund is a “publicly traded partnership,” because the Fund would not have participated in such trading or the establishment of such a secondary market, or in the interests of the Fund being readily tradable on a secondary market or the substantial equivalent thereof under Treasury Regulation § 1.7704-1(d).

          Treasury Regulation § 1.7704-1(j) provides for a “lack of actual trading” safe harbor, under which interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Code Section 7704(b) if the sum of the percentage interests in partnership capital or profits transferred during a taxable year of a partnership (other than in transfers which qualify for certain other safe harbor treatment pursuant to Treasury regulations under Code Section 7704) does not exceed two percent of the total interests in partnership capital or profits.

          The Partnership Agreement permits the general partner to restrict transfers of interests in the Fund if the general partner determines (if necessary or advisable to protect the Fund from being taxed as a corporation) that such transfer, alone or when cumulated with other transfers (proposed or otherwise), would result in more than two percent of the interests in the capital or profits of the Fund being transferred during such taxable year of the Fund, unless the general partner receives an opinion of counsel to the Fund that such transfer or proposed transfer will not result in the Fund being treated as a PTP or in the Fund failing to qualify for any safe harbor exception such as the 90% qualifying income exception (discussed below) or other favorable treatment under Code Section 7704.

          Therefore, assuming the continuing accuracy of the representations described above and continued compliance with the partnership agreement, it is the opinion of Mayer Brown LLP, under existing U.S. federal income tax law and Treasury regulations, that the Fund will not be a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

          Even if the Fund were deemed to be a publicly traded partnership, however, Code Section 7704(c) contains an exception pursuant to which a publicly traded partnership is not treated as a corporation for tax purposes if 90% or more of its gross income consists of “qualifying income” (the “90% qualifying income exception”). Qualifying income generally is passive-type income and includes, among other types of income, interest, dividends (including dividends from a REIT subsidiary), “real property rents” and gains from the dispositions of real property. As a significant portion of the Fund’s gross income should consist of dividends, interest, rent and gains on the sale of real property, the Fund may also meet the 90% qualifying income exception.

          The discussion below assumes that the Fund will be taxed as a partnership for U.S. federal income purposes.

          Taxation of the Partners on Profits or Losses of the Fund

          The Fund will not pay U.S. federal income tax. Instead, each partner will be required to report on its U.S. federal income tax return its distributive share of the Fund’s income or gain, whether or not it receives any actual distribution of money or property from the Fund during the taxable year (including as a result of the receipt of a consent dividend from a REIT subsidiary). Accordingly, a partner’s U.S. federal and state tax liability related to the Fund could exceed amounts distributed by the Fund to such partner in a particular year.

          The tax information returns filed by the Fund may be audited by the Internal Revenue Service. Adjustments, if any, resulting from such an audit may require each partner to file an amended annual tax return and may possibly result in an audit of such return. Any audit of a partner’s return could result in adjustments of non-Fund as well as Fund items.

          The partnership agreement provides that the taxable income and tax losses of the Fund generally will be allocated among the partners so as to take into account the varying interests of the partners in the Fund. Under Code Section 704(b) and the regulations thereunder, the Fund’s tax allocations generally will be respected for U.S. federal income tax purposes if they have “substantial economic effect” or they are in accordance with the partners’ interests in the partnership. If the allocations set forth in the partnership agreement do not comply with Code Section 704(b), the Internal Revenue Service may reallocate the Fund’s tax items in accordance with the interests of the partners in the Fund.

          A partner must treat Fund items in a manner consistent with the Fund’s treatment of those items, unless the partner notifies the Internal Revenue Service of inconsistent treatment. Information necessary for the partners to prepare their annual U.S. federal income tax returns will be furnished by the Fund after the close of the Fund’s taxable year.

          Allocation of Fund’s Profits and Losses

          Income, gains, losses, deductions and credits from the Fund will be allocated among the partners for U.S. federal income tax purposes in accordance with the partnership agreement. Such allocations are intended to conform with existing Treasury regulations under the Code. It is possible that in a given year a partner will be allocated income or gain that will be subject to tax in an amount in excess of the amount of cash (if any) distributed by the Fund to such partner, thus requiring such partner to use personal funds to pay any tax liability arising from such allocation.

          Limitations on Deductibility of Organizational Expenses and Syndication Fees

          In general, neither the Fund nor any partner may deduct organizational expenses or syndication expenses. An election may be made by the Fund to amortize organizational expenses over a 15-year period. Syndication fees (which would include any sales or placement fees or commissions or underwriting discount payable to third parties) must be capitalized and cannot be amortized or otherwise deducted.

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          Limitation on Deductibility of Interest on Investment Indebtedness

          Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Interest expense incurred by a partner to acquire or carry its interest in the Fund or by the Fund to acquire or carry its investment assets will constitute investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, dividends, rents and royalties, which would include a partner’s share of the Fund’s interest income, and (ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income). A non-corporate partner’s net capital gain from the disposition of investment property will be included in clause (ii) of the preceding sentence only to the extent that such partner elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the applicable capital gains rate which for non-corporate taxpayers is generally 15% (until December 31, 2010). Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year.

          The Basis Limitation

          A partner’s “adjusted basis” in the Fund initially will equal the amount it paid for its interest in the Fund plus such partner’s share of the Fund’s liabilities, if any. The partner’s adjusted basis (i) will be increased by its share of the Fund’s income and by increases in its share of the Fund’s liabilities, if any, and (ii) will be decreased, but not below zero, by distributions from the Fund, by its share of the Fund’s losses and by any decrease in the patrner’s share of the Fund’s liabilities.

          Code Section 704(d) provides that a partner’s share of partnership losses is deductible only to the extent of its adjusted basis in its partnership interest at the end of the year in which the losses occur. Losses disallowed under Code Section 704(c) may be carried forward indefinitely until adjusted basis is available to permit the partner’s deduction. Due to this limitation, a partner in the Fund will be precluded from deducting losses in excess of the adjusted basis in its interest in the Fund.

          Other Possible Tax Consequences to Partners

          Code Section 469 provides that, in general, in the case of an individual, estate and trust, certain types of personal service corporations and certain types of closely held C corporations, for any taxable year the aggregate losses from business activities in which the taxpayer does not materially participate (such business activities are referred to herein as “passive activities”) are deductible only to the extent of the aggregate income from passive activities. In the case of certain closely held C corporations, the net aggregate loss from passive activities (and the net aggregate credit, in a deduction equivalent sense) may offset net active income, but not portfolio income (as defined below). It is expected that all or substantially all of the Fund’s assets will give rise to gross income from interest, dividends, annuities or royalties not derived in the ordinary course of a trade or business (“portfolio assets”). As a result, the income from such portfolio assets and gain from the disposition thereof (“portfolio income items”) will not be able to be offset by passive losses of a partner from other sources.

          The amount of any loss of the Fund (including capital loss) that a partner is entitled to include in its income tax return is limited to such partner’s tax basis for its interest in the Fund as of the end of the Fund’s taxable year in which such loss occurred.

          Similarly, a partner that is subject to the “at risk” limitations (generally, non-corporate taxpayers and closely held corporations) may not deduct losses of the Fund (including capital losses) to the extent that they exceed the amount such partner has “at risk” with respect to its interest in the Fund at the end of the year. The amount that a partner has at risk will generally be the same as its adjusted basis as described above, except that, other than described below with regard to real estate, it will not include any amount that the partner has borrowed on a nonrecourse basis or from a person who has an interest in the Fund or a person related to such person. Losses denied under the basis or at risk limitation are suspended and may be deducted in subsequent years, subject to these and other applicable limitations. With respect to an investment in the Fund which constitutes an activity of holding real property, each partner will be considered at risk to the extent of its shares of “qualified nonrecourse financing” (as defined in Code Section 465(b)(6)) secured by real property used in such activities.

          Code Section 67 imposes certain limits on the deduction by individual taxpayers of certain miscellaneous itemized deductions, and Code Section 68 reduces certain itemized deductions (which do not include any deductions for investment interest) in the case of individuals whose adjusted gross income exceeds, for 2007, $156,400 ($78,200 in the case of a separate return by a married individual) (with such amounts adjusted annually for inflation). The reduction of itemized deductions under Code Section 68 is scheduled to be phased out between 2006 and 2010. For taxable years beginning in calendar years 2006 and 2007, the reduction is scheduled to be 2/3 of what it would be absent the phase-out; for taxable years beginning in calendar years 2008 and 2009 the reduction is scheduled to be 1/3 of what it would be absent the phase-out; and the reduction is scheduled to be eliminated for taxable years beginning after December 31, 2009. Code Sections 67 and 68 may limit or reduce the amount of the Fund’s expenses deductible by a partner that is an individual.

          Certain rules with respect to the transfer of partnership interests are designed to place limits on the use of partnerships to shift or duplicate losses. These rules effectively make an election under Code Section 754 mandatory in certain situations, resulting in an adjustment

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to the tax basis of the Fund’s assets. For example, a partnership must make basis adjustments under Code Section 743 following a transfer of a partnership interest if the partnership has a built-in loss of $250,000 or more as if Fund had made an election under Code Section 754, whether or not such an election is actually in effect. This would affect the transferee limited partner, but not the other limited partners. There are similar provisions governing distributions in-kind of property that has a built-in loss of $250,000 or more, although it is unlikely that Fund will make distributions that would cause those provisions to apply.

          Prospective partners should also be aware that the Internal Revenue Service may challenge the Fund’s treatment of items of income, gain loss, deduction and credit (including, without limitation, various fees and payments payable by the Fund or other pass through entities in which the Fund invests), or its characterization of the Fund’s transactions, and that any such challenge, if successful, could result in the imposition of additional taxes, penalties and interest charges.

          Fees to the Asset Manager and Its Affiliates

          As described elsewhere in this prospectus, the Fund will pay certain fees and expense reimbursements to the Asset Manager and its affiliates. The Asset Manager intends to cause the Fund to treat any fees, expense reimbursements and other items payable to the Asset Manager or its affiliates in the same manner as if such amounts were payable to unrelated parties. Such treatment may include currently deducting such amounts, or capitalizing and amortizing or depreciating such amounts.

          There can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these items, possibly asserting that (a) all or a portion of certain fees and expenses are in fact compensation for other services, (b) all or a portion of certain fees and expenses are in fact more appropriately treated as our general partner’s distributive share, (c) such fees are not reasonable in amount or (d) that such fees and expenses must be recovered, if at all, over a longer period of time. If such a challenge were successful, it could result in either (x) the deferral or disallowance of the deduction of the fees and expenses or (y) the recharacterization of such fees and expenses as our general partner’s distributive share or as a nondeductible and unamortizable item, such as a syndication expense which must be capitalized. In such event, the net income (or net loss) allocated to the limited partners may be increased (or reduced).

          Sale or Transfer of Interests

          Upon a sale of an interest in the Fund, a partner will recognize gain or loss equal to the difference between (a) the proceeds of such sale plus such partner’s share of the Fund’s nonrecourse liabilities and (b) such partner’s tax basis in its interest in the Fund. Such gain or loss recognized on a sale of an interest in the Fund by a partner who does not hold such interest as a “dealer’’ and who has held such interest for more than 12 months will generally be long-term capital gain or loss, as the case may be, except that the portion of the selling partner’s gain allocable to (or amount realized, in excess of basis, attributable to) “inventory items” and “unrealized receivables” of the Fund as defined in Code Section 751 will be treated as ordinary income.

          Liquidation of the Fund

          In general, upon liquidation of the Fund, our property will be sold and any gain or loss on any such sales will be allocated in accordance with our partnership agreement. In the event of the liquidation of the Fund, each taxable partner will recognize gain to the extent that the cash received in the liquidation exceeds the adjusted basis for its interest in the Fund. (See “—Sale or Transfer of Interests”).

          Upon liquidation, a loss would be recognized only in the event the partner receives only cash, unrealized receivables (within the meaning of Code Section 751(c)) or inventory items (within the meaning of Code Section 751(d)(2)) and then only if (and to the extent that) the partner’s adjusted basis for its interest exceeds the sum of money distributed and its share of the adjusted basis for unrealized receivables and inventory items. During the year of liquidation, each partner may be allocated income from the operations of Fund.

          Audits

          The tax treatment of Fund-related items is determined at the partnership level rather than at the partner level. Our general partner has been appointed as “tax matters partner” with the authority to determine the Fund’s response to an audit, except that our general partner does not have the authority to settle tax controversies on behalf of any partner who files a statement with the Internal Revenue Service stating that the tax matters partner has no authority to settle Fund tax controversies on such partner’s behalf. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Fund is three years after the Fund’s return for the taxable year in question is filed, and our general partner has the authority to, and may, extend such period with respect to all partners. If an audit results in an adjustment, all partners may be required to pay additional taxes, interest and possibly penalties and may themselves also be subject to audits. There can be no assurance that the Fund’s or a partner’s tax return will not be audited by the Internal Revenue Service or that no adjustments to such returns will be made as a result of such an audit. Any audit of a partner’s tax returns could result in adjustments of non-Fund, as well as Fund, income and loss. Moreover, any audit of a partner’s tax return could result in adjustments to the Fund’s tax returns as well as those related to the partner’s tax returns.

          Constructive Termination

          The Fund will be considered to have terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in the Fund’s capital and profits within a 12-month period. The Fund’s termination would result in the close of its taxable year for the partners. In the case of a partner reporting on a taxable year other than a fiscal year ending on the Fund’s year-end, the closing

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of the Fund’s taxable year may result in more than 12 months of the Fund’s taxable income or loss being includable in the partner’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination. Moreover, a termination might either accelerate the application of, or subject the Fund to, any tax legislation enacted before the termination.

          Taxation of the Fund’s Non-U.S. Investments

          Controlled Foreign Corporations.

          The Fund may (directly or indirectly through a non-REIT subsidiary) invest in one or more foreign corporations that will be classified as “controlled foreign corporations” (CFC) for U.S. federal income tax purposes. Accordingly, certain types of income earned by each CFC will be deemed distributed to the Fund as income even if such CFC does not make an actual dividend distribution to the Fund. Income deemed distributed under the CFC rules will not again be included in income when distributed by each CFC to the Fund.

          Income not treated as distributed under the CFC rules is expected to be treated as dividend income when distributed by each CFC to the Fund out of such CFC’s current or accumulated earnings and profits (as calculated for U.S. federal income tax purposes). Also, under Code Section 1248, any gain recognized upon a sale or liquidation of each CFC will likely be treated as ordinary dividend income to the extent of any undistributed earnings of a CFC.

          Passive Foreign Investment Companies

          The Fund may (directly or indirectly through a non-REIT subsidiary) invest in one or more foreign corporations that will be classified as “passive foreign investment companies” (PFIC) for U.S. federal income tax purposes. A foreign corporation is a PFIC in any taxable year if 75% or more of its gross income is passive income or 50% or more of its assets produce passive income or are held for the production of passive income. If a foreign corporation is classified as a PFIC, gain on the sale of its shares and excess distributions from the PFIC (i.e., distributions in excess of 125% of the average distribution during the prior three years) will be treated as earned ratably over the Fund’s holding period in shares of the PFIC, the gain and excess distribution will be taxed at the highest ordinary income rate for the period to which such gain or distribution applies and an interest charge on late payment of tax will be imposed on the tax deemed owing over the holding period in the stock. These adverse results can be avoided by making an election to include on an annual basis, income and capital gain of each PFIC.

          Foreign Taxes

          The Fund may be subject to non-U.S. income tax with respect to a portion of its business and operations. In addition, dividends, interest and other income received by the Fund from sources within non-U.S. countries may be subject to withholding taxes or other taxes imposed by such countries. Tax treaties may reduce or eliminate the amount of such taxes.

          Any foreign taxes paid or withheld on a partner’s allocable share of the income of the Fund may, subject to various conditions and limitations, be eligible for deduction or credit against the partner’s U.S. federal income tax liability. Because of applicable limitations, partners may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Fund. If a partner elects to credit foreign taxes, the amount of credit that may be claimed in any year may not exceed the amount of U.S. federal income taxes which the partner would otherwise pay with respect to its taxable income from foreign sources. This limitation is applied separately to certain categories of income (called “baskets”). Partners should consult their own tax advisors with respect to the application of the foreign tax credit to their allocable share of the income of the Fund. A partner that is tax exempt will not ordinarily benefit from such credit or deduction unless such credit or deduction generated unrelated business taxable income for U.S. federal income tax purposes. Further, if the Fund invests through a CFC, foreign taxes paid by each CFC will not be available as a foreign tax credit to a U.S. person unless that U.S. person is a corporation that is treated as owning 10% or more of the stock of a CFC.

          Unrelated Business Taxable Income

          Our general partner will use commercially reasonable efforts to minimize the Fund’s “unrelated business taxable income” (UBTI) consistent with its goal of maximizing pre-tax income. However, the Fund expects to generate some UBTI with respect to an investment in certain debt-financed property. Thus, prospective tax-exempt partners should be aware that the Fund may generate income treated as UBTI for U.S. federal income tax purposes. Our general partner will consider the impact of generating UBTI when assessing the attractiveness of potential investments for the Fund.

          In General

          Under Code Section 501(a), tax-exempt entities are generally exempt from U.S. federal income tax. Tax-exempt entities otherwise exempt from U.S. federal income taxation may, however, be subject to tax on UBTI if income is derived from either (a) an “unrelated trade or business” carried on by the Fund (or by a partnership or limited liability company in which the Fund is a partner or member) or (b) “debt-financed” property owned by the Fund. (Both of these categories are discussed in more detail below.) For each tax-exempt partner, other than charitable remainder trusts, the unrelated business income tax only applies to UBTI in excess of $1,000 for any taxable year. Further, under new rules adopted as part of the Tax Relief and Health Care Act of 2006, a charitable remainder trust that has UBTI is subject to an excise tax equal to 100% of such income pursuant to Code Section 664(c)(2). Charitable remainder trusts should consult with their tax advisors regarding the tax consequences of an investment in the Fund.

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          Unrelated Trade or Business

          The first category of UBTI is income derived from an unrelated trade or business. To constitute an unrelated trade or business, an activity must be regularly carried on by a tax-exempt organization (or by a partnership or limited liability company in which the tax-exempt partner is a partner or member) and not substantially related to the organization’s tax-exempt purposes. UBTI can arise from incidental business activities such as the receipt of fee income or the sale of property held typically for sale. However, income may qualify for one of several exclusions from UBTI so long as it is not attributable to debt-financed property.

          Income excludable from UBTI includes (a) dividends and interest (including dividends from a REIT as discussed below), (b) qualified rents from real property, (c) qualified rents from personal property leased in connection with real property (provided that the amount of rent attributable to the personal property does not exceed 10% of the total rent received under the lease) and (d) gains or losses from the sale, exchange or other disposition of property (except for property that is determined to be inventory or property held primarily for sale to customers in the ordinary course of the trade or business). The exclusion from UBTI for rents from real property is not applicable if (a) more than 50% of the total rents received or accrued under the lease of space in the property is attributable to personal property, (b) the determination of the amount of rent depends in whole or in part on the income or profits derived by any person from the property leased (other than an amount based on a fixed percentage of receipts or sales) or (c) services are rendered to the occupant primarily for its convenience or are in addition to those customarily rendered in connection with the rental of space for occupancy only.

          If the Fund is at any time determined to be holding one or more of its assets primarily for sale to customers in the ordinary course of business (dealer property) or if one or more of its assets constituted property of a kind which would properly be includible in inventory if on hand at the end of the year (inventory property), any gain or loss realized upon the sale or exchange of those assets would generally be treated as UBTI to the partners. The Fund does not intend to engage in dealer or inventory activities. However, whether property is dealer property or inventory property depends on all of the facts and circumstances related to such property, and there can be no assurance that the Internal Revenue Service will not contend that one or more of the properties constitutes dealer property or inventory property. If the Internal Revenue Service were successful in such a contention, any gain from such sale may give rise to UBTI. Moreover, any depreciation of the property involved which could offset such UBTI may be disallowed in whole or in part.

          Debt-Financed Property

          Notwithstanding the foregoing exclusions, UBTI generally includes income derived from property to the extent that there is “acquisition indebtedness” with respect to the property. Acquisition indebtedness is the unpaid amount of any indebtedness incurred directly or indirectly to acquire or improve the property, including (a) indebtedness incurred in acquiring or improving property, (b) indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for the acquisition or improvement of the property, and (c) indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and such indebtedness was reasonably foreseeable at the time of the acquisition or improvement. During the period that acquisition indebtedness is outstanding, a pro rata share of the tax-exempt entity’s income from the property will generally give rise to UBTI based on the ratio of the average outstanding principal balance of such debt to the average basis of the property during the applicable taxable year. If debt-financed property is sold or otherwise disposed of, there shall be included in computing UBTI an amount with respect to gain which is the same percentage of the total gain derived from such sale or other disposition as: (i) the highest acquisition indebtedness with respect to such property during the 12-month period preceding the date of disposition, is of (ii) the average of the adjusted basis of the property as of the first day during the taxable year that the property was held and the adjusted basis of the property as of the last day during the taxable year that the property was held.

          PROSPECTIVE TAX-EXEMPT PARTNERS ARE LIKELY TO INCUR UBTI IF THE FUND INCURS INDEBTEDNESS AND SHOULD CONSULT THEIR OWN TAX ADVISERS CONCERNING AN INVESTMENT IN THE FUND.

          Federal Income Tax Treatment of a REIT Subsidiary.

          The Internal Revenue Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees’ pension trust do not constitute UBTI. Subject to the discussion below regarding a “pension-held REIT,” based upon the ruling, the analysis in the ruling and the statutory framework of the Code, distributions by a REIT subsidiary to the Fund should not constitute UBTI to tax-exempt partners, provided that the Fund has not financed the acquisition of its interest in such REIT subsidiary with “acquisition indebtedness” within the meaning of the Code, that the Fund interests held by the tax-exempt partners are not debt financed with acquisition indebtedness and are not otherwise used in an unrelated trade or business of the tax-exempt partner, and that such REIT subsidiary, consistent with present intent, does not hold a residual interest in a real estate mortgage investment conduit.

          However, if any pension or other retirement trust that qualifies under Code Section 401(a) holds (directly or indirectly) more than 10% by value of the interests in a “pension-held REIT” at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by a REIT (directly or indirectly) may constitute UBTI. For these purposes, a “pension-held REIT” is defined as a REIT if the REIT would not have qualified as a REIT but for the

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provisions of the Code which look through such a qualified pension trust in determining ownership of stock of a REIT and at least one qualified pension trust holds more than 25% by value of the interests of the REIT (directly or indirectly) or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in the REIT (directly or indirectly). The percentage of any dividend from a pension-held REIT treated as UBTI is equal to the ratio of (i) the gross UBTI (less certain associated expenses) earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year.

          The “five or fewer requirement” is a requirement for qualification as a REIT, which provides generally that during the last half of each taxable year not more than 50% in value of the interest of a REIT may be owned, directly or indirectly, at any time, by five or fewer “individuals.” Individuals for this purpose include qualified trusts, subject to a “look-through” exception that treats interests in a REIT owned (directly or indirectly) by certain qualified trusts as owned by their beneficiaries, as well as private foundations, certain charitable organizations and natural persons.

          Indebtedness Incurred to Acquire Fund Interest

          If a partner that is a tax-exempt partner incurs acquisition indebtedness in connection with its investment in the Fund, an investment in the Fund may give rise to UBTI. Accordingly, each prospective investor should consult with its own advisors regarding the use of debt to make an investment in the Fund.

          Considerations for U.S. Governmental Pension Plans

          The income derived by a U.S. State or any political subdivision thereof from the exercise of an essential governmental function is not subject to U.S. federal income tax, by reason of Code Section 115 and the intergovernmental immunity doctrine established under the U.S. Constitution. The investment income of a governmental pension plan may not be subject to U.S. federal income taxation by reason of these provisions (even where such investment income would give rise to UBTI for a nongovernmental tax exempt entity); however, there are no Treasury regulations, revenue rulings or judicial decisions which consider this precise issue. In addition, it is uncertain whether a governmental plan which also is a tax-exempt entity, by reason of a determination that it meets the requirements of Code Section 401(a), may be subject to the unrelated business income tax by reason of its status as a tax-exempt entity. Accordingly, governmental plans should consult with their tax advisors prior to an investment in the Fund.

          Excise Tax on Certain Tax-Exempt Entities Entering into Prohibited Tax Shelter Transactions

          Code Section 4965 imposes an excise tax on certain tax-exempt entities and their managers that become a “party” to a “prohibited tax shelter transaction”. Proposed Treasury regulations narrow the circumstances in which a tax-exempt entity could be considered a “party” to a prohibited tax shelter transaction, and under such proposed Treasury regulations, an investment by a tax-exempt entity in the Fund should not result in such tax-exempt entity being considered a “party” to a prohibited tax shelter transaction for purposes of Code Section 4965. However, there can be no assurance that final regulations or other guidance issued in the future would not give rise to circumstances in which an investment in the Fund could cause a tax-exempt investor to be considered a “party” to a prohibited tax shelter transaction. Each tax-exempt entity should consult its own tax advisor regarding an investment in the Fund.

          Tax Consequences Relating to Real Estate Investment Trusts

          The Fund intends to utilize one or more REIT subsidiaries for all investments the Fund makes that may be held by a REIT and not subject to tax under Code Section 857, both as determined by the Asset Manager in its sole and absolute discretion. Each REIT subsidiary is expected to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. If the requirements are met, a REIT that invests primarily in real estate and that otherwise would be treated for U.S. federal income tax purposes as a corporation, is allowed a deduction for dividends paid to its owners. This treatment substantially eliminates the “double taxation” at both the corporate and owner levels that generally results from the use of corporations. However, the REIT would be subject to tax in certain circumstances even if it qualified as a REIT. For example, the REIT would be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed to its shareholders, and would be subject to an additional 4% excise tax if it failed to make certain required distributions for a calendar year. The REIT would also be subject to a 100% tax on a portion of its gross income in the event that the REIT failed to meet the 75% or 95% gross income tests, which are discussed below, for a taxable year and nonetheless maintained its qualification as a REIT because other requirements were met. So long as the REIT qualifies as a REIT, it will be subject to a tax of 100% on net income from any “prohibited transaction,” which is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, unless the REIT holds such property for at least four years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. The REIT may also be subject to the corporate “alternative minimum tax.” If a REIT fails to qualify for taxation as a REIT in any taxable year and relief provisions do not apply, the REIT will be subject to tax, including applicable alternative minimum tax, on its taxable income at regular corporate rates. In order to qualify as a REIT, the requirements described below must be met.

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          Share Ownership Test

          Shares of the REIT must be held by a minimum of 100 persons for at least 335 days in each taxable year or a proportional number of days in any short taxable year after the first taxable year of the REIT. In addition, at all times during the second half of each taxable year after the first taxable year of the REIT, no more than 50% in value of the shares may be owned, directly or indirectly and by applying constructive ownership rules, by five or fewer individuals, which for this purpose includes some tax-exempt entities (e.g., private foundations).

          The governing documents for each REIT subsidiary will contain certain restrictions on the actual and constructive ownership of the REIT subsidiary’s shares (taking into account certain attribution rules under the Code) which restrictions are intended to assist a REIT subsidiary in satisfying certain of the share ownership requirements applicable to a real estate investment trust under the Code. In addition to the restrictions on direct and indirect transfers contained in a REIT subsidiary’s governing documents, limited partners may be required to provide the Fund with notice of certain indirect transfers of equity interests in a REIT subsidiary, which notice requirements are intended to assist a REIT subsidiary in satisfying certain of the Code’s share ownership requirements applicable to a REIT subsidiary. If a transfer of an interest in the Fund or of any direct or indirect ownership interest in a limited partner causes shares of a REIT subsidiary held by the Fund to be converted into “excess shares” pursuant to a REIT subsidiary’s governing documents, the transferee of the interest in the Fund or such limited partner may be subject to adverse consequences, including being required to repay certain distributions received by it from the Fund that are attributable to such “excess shares” and having its right to certain future distributions reduced.

          Each limited partner will be required to provide to the Fund such information as our general partner may reasonably request to determine the effect of such limited partner’s ownership of units in the Fund on each REIT subsidiary’s status as a real estate investment trust for U.S. federal income tax purposes.

          Asset Tests

          At the close of each quarter of its taxable year, the REIT must satisfy tests relating to the nature of its assets determined in accordance with generally accepted accounting principles. Where a REIT invests in a partnership or limited liability company taxed as a partnership or disregarded entity, the REIT will be deemed to own a proportionate share of the partnership’s or limited liability company’s assets. First, at least 75% of the value of total assets must be represented by interests in real property, interests in mortgages on real property, shares in other real estate investment trusts, cash, cash items, government securities, and qualified temporary investments. Second, although the remaining 25% of the assets generally may be invested without restriction, the REIT is prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary. Further, no more than 20% of the value of the total assets of the REIT may be represented by securities of one or more taxable REIT subsidiaries and no more than 5% of the value of the total assets of the REIT may be represented by securities of any non-government issuer other than a taxable REIT subsidiary.

          The Fund believes that each REIT subsidiary’s holdings of securities and other assets will comply with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. Certain mezzanine loans made by a REIT Subsidiary may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test and the 10% vote or value test. However, it is possible that a REIT subsidiary may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. If a REIT subsidiary makes such investments, it intends to do so in such a manner as to not cause it to fail the asset tests described above.

          A REIT will not lose its status as a real estate investment trust for failing to satisfy the 5% or 10% asset tests in any quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done and (2) $10 million, provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period. If a REIT fails to meet any of the asset test requirements for a quarter and that failure exceeds the de minimis threshold described above, the REIT may still qualify as a REIT if the REIT were entitled to relief provisions under the Code. These relief provisions generally will be available if:

(i)	following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury;

(ii)	the failure was due to reasonable cause and not to willful neglect;

(iii)

the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and

(iv)

the REIT pays a tax equal to the greater of (a) $50,000 and (b) the amount determined (pursuant to regulations prescribed by the Treasury) by multiplying the net income generated by the assets that caused the failure for the particular quarter by the highest applicable corporate tax rate.

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          Gross Income Tests

          There are currently two separate percentage tests relating to the sources of the gross income which must be satisfied for each taxable year. For purposes of these tests, where a REIT invests in a partnership or limited liability company taxed as a partnership or disregarded entity, the REIT will be treated as receiving its share of the income and loss of the partnership or limited liability company, and the gross income of the partnership or limited liability company will retain the same character in the hands of the REIT as it has in the hands of the partnership or limited liability company. The two tests are as follows:

          The 75% Test: At least 75% of the gross income for the taxable year must be “qualifying income.” Qualifying income generally includes, among other things, rents from real property (with some exceptions), interest on obligations secured by mortgages, and certain gains on the sales of property.

          The 95% Test: In addition to deriving 75% of its gross income from, among other things, the sources listed above, at least 95% of the REIT’s gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property.

          Even if a REIT fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, the REIT may still qualify as a REIT for such year if the REIT is entitled to relief under provisions of the Code. These relief provisions will generally be available if:

(i)	The failure to comply was due to reasonable cause and not due to willful neglect; and

(ii)

following the REIT’s identification of the failure, the REIT files a schedule with a description of each item of gross income that caused the failure in accordance with regulations prescribed by the Treasury.

          If these relief provisions apply, however, the REIT would nonetheless be subject to a special tax upon the greater of the amount by which the REIT fails either the 75% or 95% gross income test for that year.

          Annual Distribution Requirements

          In order to qualify as a REIT, a REIT is required to make distributions, other than capital gain dividends, to its shareholders each year in an amount at least equal to the sum of 90% of the REIT’s taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus 90% of the net income after tax, if any, from foreclosure property, minus the sum of some items of excess non-cash income. A REIT is permitted, with respect to undistributed net long-term capital gains it received during the taxable year, to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, the amount of such gains which its shareholders are to include in their taxable income as long-term capital gains.

          These distributions generally must be paid in the taxable year to which they relate, or in the following taxable year if declared before the REIT timely files its tax return for the year and if paid with or before the first regular dividend payment after such declaration (in order to avoid the 4% excise tax, such amounts must be paid by January 30). In order for distributions to be counted for this purpose, and to give rise to a tax deduction by the REIT, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents.

          To the extent that a REIT distributes at least 90%, but less than 100% of its “REIT taxable income,” as adjusted, it will be subject to tax at ordinary corporate tax rates on the retained portion. A REIT may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, the REIT could elect to have its owners include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by the REIT. The holders of interests in the REIT would then increase the adjusted basis of their interests by the difference between the designated amounts of capital gains from the REIT that they include in their taxable income, and the tax paid on their behalf by the REIT with respect to that income.

          To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may, in part, reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. However, such losses will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.

          It is possible that a REIT, from time to time, may not have sufficient cash to meet the distribution requirement due to timing differences between (a) the actual receipt of cash, including receipt of distributions from its subsidiaries, and (b) the inclusion of items in income by the REIT for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirement, it might be necessary to arrange for short-term or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, subject to the restrictions contained in the REIT’s organizational documents. If a REIT fails to meet the 90% distribution requirement as a result of an adjustment to its tax returns by the Internal Revenue Service, the REIT may retroactively cure the failure by paying a “deficiency dividend,” plus applicable penalties and interest, within a specified period.

          In addition to the distributions necessary to maintain REIT status, if the REIT should fail to distribute during each calendar year, at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year, and (c) any undistributed

TIAA-CREF U.S. Real Estate Fund I Prospectus |  85

taxable income from prior periods, it would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which it has paid corporate income tax.

          Prohibited Transactions

          Net income derived from a prohibited transaction is subject to 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Fund intends to conduct each REIT subsidiary’s operations so that no asset owned by any REIT subsidiary or its pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of a REIT subsidiary’s business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any property sold by any REIT subsidiary will not be treated as property held for sale to customers, or that the REIT subsidiary can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates.

          Foreclosure Property

          Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which the REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. The Fund does not anticipate that a REIT subsidiary will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if a REIT subsidiary does receive any such income, it intends to make an election to treat the related property as foreclosure property.

          Failure to Qualify

          If a REIT subsidiary fails to qualify for taxation as the REIT in any taxable year and relief provisions do not apply, it will be subject to tax, including applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to the Fund in any year in which any REIT subsidiary fails to qualify as a REIT will not be deductible by such REIT subsidiary, nor generally will distributions be required to be made by such REIT subsidiary under the Code. In that event, to the extent of current and accumulated earnings and profits, all distributions to the Fund from such REIT subsidiary will be taxable as ordinary income to the partners of the Fund. Unless entitled to relief under specific statutory provisions, the REIT also will be disqualified from reelecting taxation as a REIT for the four taxable years following the year during which REIT qualification was lost.

          If a REIT fails to satisfy one or more requirements for REIT qualification, other than the gross income and assets tests, each of which is subject to the cure provisions discussed above, the REIT may retain its status as the REIT if:

(i)	the failure to qualify was due to reasonable cause and not due to willful neglect; and

(ii)	the REIT pays, in accordance with regulations prescribed by the Treasury and in the same manner as tax, a penalty of $50,000 for each failure due to reasonable cause and not due to willful neglect.

          Taxation of U.S. Partners as a Result of the REIT

          As used herein, the term “U.S. partner” means a partner of the Fund that (for U.S. federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) (x) is a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust and (y) is not an entity that has special status under the Code (such as a tax-exempt organization). For any taxable year for which any REIT subsidiary qualifies for taxation as a REIT, amounts distributed to the Fund attributable to such REIT subsidiary will be taxed to U.S. partners as follows:

          Distributions Generally

          Except as otherwise described below, non-liquidating distributions to the Fund from a REIT subsidiary, other than capital gain dividends discussed below, will constitute dividends up to the amount of the such REIT subsidiary’s current or accumulated earnings and profits and will be taxable to the partners as ordinary dividend income. To the extent that a REIT subsidiary makes a non-liquidating distribution in excess of its current or accumulated earnings and profits, the distribution will be treated as a tax-free

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return of capital, reducing the tax basis in the Fund’s interest in such REIT subsidiary, and the distribution in excess of the Fund’s tax basis in its shares will be taxable as gain realized from the sale of its interest.

          However, if a REIT has undistributed income that is subject to tax, a dividend in the subsequent taxable year of the excess of such income over the taxes paid will be taxable to individuals, trusts and estates at the applicable net capital gain tax rate (generally, 15%) to the extent properly designated by the REIT. In addition, dividends paid to the Fund from a REIT subsidiary will be taxed to U.S. partners that are individuals, trusts or estates at the net capital gain rate to the extent they are attributable to dividends received by such REIT subsidiary from non-REIT corporations (e.g., a taxable REIT subsidiary) during the taxable year and properly designated by such REIT subsidiary. The Code provisions taxing such non-liquidating distributions at the net capital gain rate are subject to a sunset provision so that, absent further legislative action, such provisions expire as of December 31, 2010. Non-liquidating distributions are not eligible for the dividends received deduction for corporations.

          Capital Gain Dividends

          Dividends paid by a REIT subsidiary to the Fund that are properly designated by such REIT subsidiary as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed the REIT subsidiary’s actual net capital gain) for the taxable year. U.S. partners that are individuals, trusts or estates may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at 25%, if a REIT subsidiary incurs such gains. Corporate partners also may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

          As noted in “—Annual Distribution Requirements” above, a REIT may elect to pay any income tax on net long-term capital gains it received during a tax year, in which case (i) each U.S. partner would be required to include in income (as long-term capital gains) its proportionate share of a REIT subsidiary’s undistributed long-term capital gains, (ii) the Fund’s basis in its interest in a REIT subsidiary would be increased by the included amount of the undistributed gains and (iii) the Fund (and then the U.S. partners) would be deemed to have paid, and would receive a credit for, its proportionate share of the tax paid by a REIT subsidiary on the undistributed gains.

          Liquidating Distributions

          Liquidating distributions paid by a REIT following the adoption of a plan of liquidation will be treated first as a tax-free recovery of basis and thereafter as gains from the disposition of the interests in a REIT subsidiary by the Fund. Any loss on interests in a REIT subsidiary held by the Fund cannot be reported until the final liquidating distribution.

          Passive Activity Loss and Investment Interest Limitations

          Distributions from a REIT subsidiary and gain from the disposition of an interest in a REIT subsidiary would not be treated as passive activity income, and therefore U.S. partners would not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. partners, dividends from a REIT subsidiary (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates would generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of shares (or distributions treated as such), capital gain dividends and dividends taxed at net capital gains rates generally would be excluded from investment income except to the extent the Fund elects to treat such net capital gain or capital gain dividends as ordinary income for U.S. federal income tax purposes. Partners may not include on their own U.S. federal income tax returns any tax losses of a REIT subsidiary.

          Other Tax Considerations

          The maximum individual tax rate for long-term capital gains is generally 15% (for sales occurring through December 31, 2010) and the maximum individual tax for qualified dividends is generally 15% (for tax years through 2010). Because REITs are not generally subject to U.S. federal income tax on the portion of their REIT taxable income or capital gains distributed to their stockholders, REIT dividends would generally not be eligible for the 15% tax rate on dividends. As a result, ordinary REIT dividends would continue to be taxed at the higher tax rates applicable to ordinary income. However, the 15% tax rate for long-term capital gains and dividends would generally apply to:

•	Long-term capital gains, if any, recognized on the disposition by the Fund of REIT subsidiary shares;

•

Distributions from a REIT subsidiary designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions would continue to be subject to a 25% tax rate);

•	Dividends attributable to dividends received by a REIT subsidiary from non-REIT corporations, such as taxable REIT subsidiaries; and

•

Dividends to the extent attributable to income upon which a REIT subsidiary has paid corporate income tax (i.e., to the extent that the REIT subsidiary distributes less than 100% of its taxable income).

          Without future congressional action, the maximum tax rate on long-term capital gains will change to 20% in 2011, and the maximum rate on dividends will increase to 39.6% in 2011.

          Possible Legislative or Other Actions Affecting Tax Aspects

          The present U.S. federal income tax treatment of an investment in the Fund may be modified by legislative, judicial or administrative action at any time, and any such action may affect investments and commitments previously

TIAA-CREF U.S. Real Estate Fund I Prospectus |  87

made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of Treasury regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax aspects of an investment in the Fund.

          State and Local Tax Considerations

          Prospective partners should consider the state and local tax consequences of an investment in the Fund. The Fund or the partners (including tax-exempt entities), or both, may be subject to state and local taxes or filing requirements in various jurisdictions, including not only the states in which they are deemed to reside, but also the states in which the Fund may be deemed to be doing business and/or in which the properties underlying the Fund’s investments are situated. Such taxes may include (but are not limited to) real property and income taxes. In addition, the state and local rules for determining UBTI may differ from the U.S. federal rules. In light of the foregoing, each investor is urged to consult with its own tax advisors regarding the state and local tax consequences of an investment in the Fund.

          PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR FURTHER INFORMATION ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING AND HOLDING INTERESTS IN THE FUND.

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REPORTS TO INVESTORS

          Within 75 days after the end of each fiscal year, our general partner will use commercially reasonable efforts to deliver, or cause to be delivered, to each limited partner such information as is necessary for the preparation of its U.S. federal income tax return and state income tax return or other tax returns with regard to jurisdictions in which our properties are located. Within 120 days after the end of each fiscal year, our general partner will deliver, or cause to be delivered, to each limited partner an annual report that includes our financial statements, audited by an independent registered public accounting firm and prepared in accordance with U.S. generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet, a cash flow statement and a statement of changes in partners’ capital. The annual report for each year will report on our activities for that year, identify the source of our distributions, set forth the compensation paid to the Asset Manager and its affiliates and a statement of the services performed in consideration therefor and contain such other information as is deemed reasonably necessary by our general partner to advise the investors of our affairs.

          For as long as we are required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report will be sent to limited partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each limited partner will be furnished, within 60 days after the end of each of the first three quarters of our fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to the Asset Manager or its affiliates for services will set forth the fees paid and the services rendered.

          We will determine the estimated value of our units on an annual basis at the end of a year commencing with the first full fiscal year following the termination of this offering, and will report such value to the limited partners in our annual report sent to limited partners following the valuation process. Such estimated value will be based upon the unpaid principal balances of our loans, our cash and appraisals or valuations performed by the Asset Manager and its affiliates or independent appraisers. See “Valuation.”

          Our general partner will cause to be filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then-currently applicable laws, rules and regulations. Such reports will be prepared on the accounting or reporting basis required by such regulatory bodies. We will provide without charge a copy of any such report upon request by a limited partner.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  89

PLAN OF DISTRIBUTION

          The Offering

          We are offering a maximum of 300,000 units of limited partnership interest to the public through TPIS, an affiliated registered broker-dealer. The units are being offered at a price of $1,000 per unit on a “best efforts” basis, which means generally that TPIS will be required to use only its best efforts to sell the units, and it has no firm commitment or obligation to purchase any of the units.

          Our offering of units will terminate not later than [a date 18 months from the date of this prospectus] or such later date (in no event later than 24 months shall open from the date of this prospectus) as our general partner and TPIS, in their sole discretion, may agree. However, we reserve the right to terminate this offering at any time prior to such termination date. This offering must be registered or qualified in every state in which we offer or sell units. Generally, such registrations or qualifications are for a period of one year. Thus, we may have to stop selling units in any state in which the registration is not renewed prior to its expiration.

          We Will Not Pay a Commission or Sales Charge for the Sale of Our Units

          Neither the Fund, the Asset Manager nor any TIAA affiliate, including TPIS, will impose a commission or sales charge upon the investor. However, in connection with investment advice or other services rendered with respect to your purchase of units, you may be charged an advisory fee, commission, sales charge or other cost by your investment adviser. Additionally, we will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. We also will not pay any reimbursements for expenses incurred in connection with due diligence for this offering.

	Per Unit	Total Minimum	Total Maximum

Price to public	$1,000	$150,000,000	$300,000,000

Selling commissions	$0	$0	$0

Proceeds to TIAA-CREF
U.S. Real Estate Fund I, L.P.	$1,000	$150,000,000	$300,000,000

          The Asset Manager will re-allow a portion of the asset management fee to TPIS to reimburse TPIS for its expenses incurred in connection with it services in the distribution of units on behalf of the Fund. Such re-allowance, which will not exceed $2,500,000, will also compensate TPIS for its performance of ongoing investor services and account management. The exact amount of the re-allowance will be based on TPIS’s cost of performing distribution services and is not currently determinable, but in any case, it will not increase the amount of the asset management fee payable by the Fund.

          If $150,000,000 in subscriptions are received and accepted and the maximum re-allowance of $2,500,000 is made to TPIS, this re-allowance would constitute approximately 1.7% of the gross offering proceeds, and if $300,000,000 in subscriptions are received and accepted and the maximum re-allowance of $2,500,000 is made to TPIS, this re-allowance would constitute approximately 0.83% of the gross offering proceeds. In no event will such compensation to TPIS, together with any reimbursements or other compensation received by TPIS from any source in connection with this offering, including, without limitation, reimbursement, contributions and other payments, if any, which may be made to TPIS by affiliates thereof (including TIAA), exceed 10.0% of the gross offering proceeds.

          Our general partner or its affiliates (not including TPIS) may also provide non-cash incentive items for registered representatives of TPIS involved in the sale of units, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. The aggregate amount of non-cash incentive compensation to all such registered representatives will not exceed $3,000. The value of all such items shall be considered underwriting compensation in connection with this offering.

          Investors may agree with their own investment advisors to be subject to certain fees or other charges with respect to the purchase of their units. The net proceeds to us will not be affected by any such charges payable in connection with such transactions. Neither TPIS nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a trust company by a potential investor with a commission, sales charge or other similar payment for the sale of units or as an inducement for such investment adviser or bank trust department to advise favorably for an investment in our units.

          TPIS is not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any units will be sold.

          Units Purchased by Affiliates and Related Persons

          Affiliates of our general partner and its related entities, including employees and their family members (including spouses, parents, grandparents, children and siblings), may purchase units in this offering, provided that any such persons purchasing units in this offering must meet the same suitability standards as all other investors (subject to limited exceptions for TIAA officers or trustees in the case of the $3 million net worth minimum). The purchase price for such units shall be $1,000 per unit, each investor must subscribe for at least $150,000 worth of units, and the offering proceeds we receive will not be reduced for any rebates or give-ups for such sales of units. Affiliates of TIAA will be expected to hold their units purchased as limited partners for investment and not with a view towards distribution. In addition, units purchased by any such affiliates will not be entitled to vote on any matter presented to the limited partners for a vote on which TIAA is prohibited from voting. Finally, any units purchased by TIAA, our general partner or its affiliates (including executive officers, trustees and their immediate family members) will not be counted towards the $150,000,000 minimum offering.

          Subscription Process

          We will not have a closing and admit public investors as limited partners until subscriptions to purchase an aggregate of at least $150,000,000 worth of units are

90  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

received and accepted by us. See “Suitability Standards.” If you meet our suitability standards, you may subscribe for units by completing and signing a Subscription Agreement, like the one contained in this prospectus as Exhibit B, according to its instructions for a specific number of units and delivering it to TPIS as the selling broker. You should exercise care to ensure that the Subscription Agreement is filled out correctly and completely. By executing the Subscription Agreement, you will attest, among other things, that you:

•	have received this prospectus;

•	agree to be bound by the terms of our partnership agreement;

•	meet the suitability standards described in this prospectus;

•	are purchasing the units for your own account;

•	acknowledge that there is no public market for our units;

•

if a governmental plan, represent that the investor’s purchase of units is permissible and complies in all respects with laws applicable to such investor and that its investment in units has been duly authorized;

•

if an employee benefit plan, governmental plan, foreign plan, IRA, Keogh plan or other employee benefit plan, account or arrangement, acknowledge and agree that our general partner and the Asset Manager will not have any direct fiduciary duty to or relationship with you and that the assets of the Fund will not be considered “plan assets” and will not be subject to any fiduciary or investment restrictions under any pension code applicable to you;

•

understand that, if you are investing on behalf of any entity which is tax-exempt under the Code, an investment in our units may give rise to UBTI, which is likely to result in the entity being subject to U.S. federal income tax; and

•

are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (USA Patriot Act), and are not on any governmental authority watch list.

          We include these acknowledgements and representations in our Subscription Agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our units. Among other things, each investor will be required to separately initial each representation contained in the Subscription Agreement, so please review the Subscription Agreement carefully. See also the section of this prospectus captioned “How to Subscribe.”

          Subscriptions will be irrevocable by subscribers until accepted or rejected by our general partner on our behalf but otherwise will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part, in our sole discretion. We may not accept a subscription for units until at least five business days after the date you receive this prospectus.

          Subscription Agreements will be deposited in escrow with BFDS, the escrow agent, and, unless rejected and returned to you, as discussed below, will be held in trust for your benefit pending release to us until capital commitments for the minimum number of units have been received. BFDS’s address is 2 Heritage Drive, North Quincy, Massachusetts 02171.

          Under no circumstances will investors be required, or permitted, to contribute funds to us or our custodian until the minimum number of units has been subscribed for and BFDS has released the original Subscription Agreements to us.

          We will accept or reject subscriptions within 30 days after we receive them. If your Subscription Agreement is rejected, it will be returned to you within ten (10) business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of this fact. After we have received and accepted subscriptions for no less than $150,000,000 of our units from the public, and have conducted an initial closing thereafter, we expect to admit new investors at one additional closing. The Fund will not have more than two closings (not including TIAA’s $50,000,000 commitment or any capital contributions made by it).

         Representation by Registered Investment Advisors

          Each prospective investor will be required to certify in his or her Subscription Agreement that such investor has been represented and advised in the investment in our units by a registered investment advisor or a federally- or state-chartered trust company, We reserve the right to waive this requirement, but intend to waive only in limited circumstances.

         Minimum Offering

          Subscriptions will be placed in escrow until such time as subscriptions from public investors representing capital commitments of at least $150,000,000 have been received and accepted by us, which we refer to as the minimum offering. Any units purchased by TIAA, our general partner or its affiliates (including executive officers, trustees and their family members) will not be counted in calculating the minimum offering. Subscribers may not withdraw their subscriptions from escrow once submitted.

          If the minimum offering has not been received and accepted by [a date 18 months from the date of this prospectus] or such later date (in no event later than 24 months after the date of this prospectus) as our general partner and TPIS, in their sole discretion, may agree, our general partner will promptly notify BFDS as the escrow agent, this offering will be terminated and the escrow agent, at its option, will either return your subscription agreement or send you notice of its destruction.

         Admission of Limited Partners

          Initial subscribers may be admitted as limited partners and their original subscription agreements transferred from escrow to us at any time after we have received and accepted the minimum offering. We may admit limited partners on one additional closing following acceptance of the minimum offering.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  91

         Investments by IRAs and Qualified Plans

          If an investor elects to invest in our units through an IRA, such investor may designate an IRA custodian. Further information as to custodial services is available through your advisor. It is important that all potential IRA investors consult with their plan custodian for special rules, restrictions and custodial fees which may apply to an investment in these units.

          We may sell units to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any of their registered representatives in their individual capacities. The proceeds to us from such sales will be identical to proceeds we receive from other sales of units.

         Allocation of Benefits During the Offering Period

          In the event the minimum number of units is subscribed for by public investors, a limited partner (including TIAA) admitted at or prior to the initial closing of investors who makes a capital contribution during this offering will be entitled to receive, with respect to each such capital contribution, a cash payment from the Fund equal to the product of (i) the amount of such capital contribution, multiplied by (ii) an initial rate equal to the average annual London Interbank Offered Rate for the preceding 30 days minus 0.25% per annum, multiplied by (iii) a fraction, (x) the numerator of which is the number of days from the day after such capital contribution is made through the end of the fiscal quarter in which this offering terminates and (y) the denominator of which is 365. The rate on which the calculation is based may be modified prospectively at the end of any fiscal quarter in the sole discretion of our general partner. Payment will be made within 60 days after the end of the fiscal quarter in which the offering terminates. Such payment will be made prior to, and without regard to, any distributions from the Fund to which a limited partner might otherwise be entitled as described under “Distributions and Allocations.”

          Net income and net loss for U.S. federal income tax purposes attributable to the period prior to the first closing for this offering will be allocated to our general partner and TIAA as the initial limited partner. After the first closing for this offering, net income and net loss for U.S. federal income tax purposes generally will be allocated among the limited partners in proportion to the number of units held by each of them, subject to adjustment as described under “Distributions and Allocations.”

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         HOW TO SUBSCRIBE

          Investors who meet the applicable suitability standards and minimum purchase requirements as described in the section of this prospectus captioned “Suitability Standards” may purchase units of our limited partnership interests. See “Suitability Standards” for a description of the minimum purchase requirements. If you want to purchase our units:

(1)	You should read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)

Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing it, is included in this prospectus as Exhibit B. However, you may obtain an execution copy of the Subscription Agreement only from an authorized representative of TPIS, as the specimen copy included in this prospectus may not contain all of the information we will require from investors.

(3)	Deliver the completed subscription agreement to TPIS and keep a copy for your records.

(4)

By executing the Subscription Agreement for the units subscribed for, you will attest, among other things, that you meet the suitability standards as stated in the Subscription Agreement and agree to be bound by the terms of the Subscription Agreement and our partnership agreement.

SUPPLEMENTAL SALES MATERIAL

          In addition to this prospectus, we may utilize certain sales material in connection with the offering of the units, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include any or all of the following:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	reprints of articles about us, our affiliates or the real estate industry generally;

•	fact sheets describing the general nature of our business and our investment objectives;

•	broker updates;

•	computer presentations;

•	web site material;

•	electronic media presentations;

•	audio cassette presentations;

•	video presentations;

•	cd-rom presentations;

•	seminars and seminar advertisements and invitations; and

•	scripts for telephonic marketing.

          All of the foregoing material will be prepared by us or on our behalf with the exception of third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. The offering of units is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or such registration statement or as forming the basis of the offering of the units.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  93

LEGAL MATTERS

          The legality of the units being offered hereby has been passed upon for us by Mayer Brown LLP. The statements under the caption “Certain U.S. Federal Income Tax Considerations” as they relate to U.S. federal income tax matters have been reviewed by Mayer Brown LLP, which has opined as to certain U.S. federal income tax matters relating to an investment in our units. Mayer Brown LLP has provided legal services to TIAA and its affiliates and may continue to do so in the future.

EXPERTS

          The consolidated financial statements as of December 31, 2007 and February 28, 2007 of TIAA-CREF U.S. Real Estate Fund I, L.P. included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

          The consolidated financial statements as of December 31, 2007 and March 6, 2007 of TIAA-CREF USREF I GP, LLC included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

          We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act with respect to the units offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by us, may be obtained upon payment of the fees required by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility on 100 F Street, N.E., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

94  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

TIAA-CREF U.S. REAL ESTATE FUND I, L.P.
CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Report of Independent Registered Public Accounting Firm	96
Consolidated Balance Sheets	97
Notes to Consolidated Financial Statements	98

TIAA-CREF U.S. Real Estate Fund I Prospectus |  95

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
TIAA-CREF U.S. Real Estate Fund I, L.P.:

In our opinion, the accompanying consolidated balance sheets present fairly, in all material respects, the financial position of TIAA-CREF U.S. Real Estate Fund I, L.P. (the “Fund”) at December 31, 2007 and February 28, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheets, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 10, 2008

96  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

TIAA-CREF U.S. REAL ESTATE FUND I, L.P.
CONSOLIDATED BALANCE SHEETS

	December 31, 2007	February 28, 2007

ASSETS
Cash	$1,613	$100

TOTAL ASSETS	$1,613	$100

LIABILITIES
Due to Asset Manager, net	$1,513	$—
COMMITMENTS AND CONTINGENCIES
PARTNERS’ EQUITY
General Partner	—	—
Initial Limited Partner	100	100

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$1,613	$100

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TIAA-CREF U.S. Real Estate Fund I Prospectus |  97

NOTE 1 – ORGANIZATION

          TIAA-CREF U.S. Real Estate Fund I, L.P. (the “Fund”) was organized as a limited partnership on February 2, 2007 under the laws of the state of Delaware. The Fund is a closed-end fund, which is designed to invest primarily in a diversified portfolio of high quality core real estate assets. The date for the dissolution of the Fund will be the end of the seventh year following the termination of this offering, unless the Fund’s general partner in its sole discretion elects to make up to three extensions of one year each. Under certain limited circumstances, the Fund may be dissolved sooner.

          The Fund is establishing a new investment vehicle, and its planned principal operations have not commenced. The Fund has not commenced its offering of partnership units to the public or acquired real estate properties. The initial limited partner investment of $100 was made by Teachers Insurance and Annuity Association of America (“TIAA”).

          From February 2, 2007 (inception) through December 31, 2007 there were no operations.

          The Fund currently has one general partner and owns 100% of the interests of TIAA-CREF USREF I REIT, LLC, a Delaware limited liability company, which was formed on February 2, 2007 (the “REIT subsidiary”). The REIT subsidiary currently has no holdings. In addition, the Fund may form one or more other subsidiaries for real estate related investments, as well as possibly holding real estate assets directly. The Fund intends to operate the REIT subsidiary such that the REIT subsidiary will qualify with the requirements allowing it to qualify as a real estate investment trust (“REIT”) under the terms of the Internal Revenue Code of 1986, as amended (the “Code”).

          TIAA-CREF USREF I GP, LLC, a Delaware limited liability company formed on February 2, 2007 and an indirect, wholly-owned subsidiary of TIAA (the “General Partner”), has ultimate responsibility for oversight and policy-making with respect to the Fund and its subsidiaries. Prior to the time at which the Fund has meaningful assets and operations, the General Partner will appoint Teachers Advisors, Inc., a registered investment adviser with the Securities and Exchange Commission, to act as the asset manager (the “Asset Manager”), providing asset and investment management services to the Fund. The Asset Manager is an indirect, wholly-owned subsidiary of TIAA.

          The Fund intends to sell up to $300,000,000 worth of units of limited partnership interests to the public in an offering registered under the Securities Act of 1933, as amended. In addition, TIAA has irrevocably committed to make a $50,000,000 contribution to the Fund to acquire units of limited partnership interests. The proceeds of TIAA’s contribution will be available to use immediately following the effectiveness of the registration statement on which the offering of limited partnership interests has been registered for possible acquisitions of real estate and real estate related investments while funds are raised from investors. TIAA’s units will not have voting rights for certain partnership matters but otherwise will generally have the same rights as that of all other limited partners.

          The Asset Manager will provide all asset and investment management services to the Fund, including asset selection, portfolio management, real estate and capital markets research, acquisition, disposition, development, financing, asset management, financial management and investor services in accordance with the Fund’s investment objectives, policies, guidelines, strategy and limitations. These services will be provided by employees and executives of TIAA under a separate service arrangement between the Asset Manager and TIAA.

          Teachers Personal Investors Services, Inc. (“TPIS”), a registered broker-dealer and an affiliate of the General Partner and Asset Manager (the “Broker-Dealer”), is expected to serve as the distributing broker-dealer in the offering of units, and such units will be offered on a “best efforts” basis, which means generally that the Broker-Dealer will be required to use only its best efforts to sell the units, and it has no firm commitment or obligation to purchase any of the units.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

          Basis of Accounting: The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. The information reflects all adjustments which, in the opinion of management, are necessary for a fair statement of the results for the period presented. All such adjustments are of a normal, recurring nature. Actual results could differ from those estimates. The following is a summary of the significant accounting policies which are consistently followed by the Fund:

          Cash: Cash represents cash on deposit in banks and other financial institutions.

          Federal Income Taxes: The Fund is treated as a partnership and not as a corporation for U.S. federal income tax purposes. The Fund will not pay U.S. federal income tax. Instead, each partner will be required to report on its U.S. federal income tax return its distributive share of the Fund’s income or gain, whether or not it receives any actual distribution of money or property from the Fund during the taxable year.

          The REIT will make elections to be taxed as a real estate investment trust under Sections 856 through 860 of the Code and is required to distribute 90% of its taxable income to its shareholders to maintain its status as a REIT. If the REIT fails to qualify as a real estate investment trust, the REIT will be subject to federal income tax.

          Basis of Presentation: In June 2007, the Accounting Standards Executive Committee (“AcSEC”) of the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (SOP) 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies.” The SOP clarifies which entities are required to apply the provisions of the Investment Companies Audit and Accounting Guide (“Guide”) and provides guidance on accounting by parent companies and equity method investors for investments in investment companies. Management performed an analysis of the requirements of SOP 07-1 and it is management’s opinion that the Fund will be required to apply the provisions of the Guide. The Fund early adopted SOP 07-1 effective as of the Fund’s inception date and will apply the provisions of the Guide which, among other things, require that investments are reported at fair value in the Fund’s financial statements. In February 2008, the FASB issued a final Staff Position indefinitely deferring

98  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

the effective date of SOP 07-1. The deferral applies to entities that have not already adopted SOP 07-1. Management has previously adopted SOP 07-1 and plans to follow the requirements of the Guide.

          The accompanying financial statements include the Fund and those subsidiaries wholly-owned by the Fund. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 3 – RELATED PARTY TRANSACTIONS

          Under the terms of the Amended and Restated Limited Partnership Agreement, the Fund is obligated to pay organizational costs incurred in the creation of the Fund, General Partner, and the REIT subsidiary. Organizational costs include partnership filing costs, audit fees related to the initial registration and initial financial statement audits as well as various legal startup fees. The reimbursement of these costs is contingent on the commencement of this offering.

          Organizational costs, up to $1,250,000 in the aggregate, can be paid directly by the Fund or may be reimbursed by the Fund to the General Partner, Asset Manager or their affiliates. Any amount of organizational costs in excess of $1,250,000 will be paid by the Asset Manager. Organizational costs fall into one of two categories. Certain organizational costs, including costs associated with preparing the initial registration statement and qualification of the offering in all applicable jurisdictions, typesetting and printing of the prospectus, federal and state registration fees and tax opinion fees are classified as offering costs and will be accumulated until the offering period has closed. Upon the close of the offering period, all such costs will be charged to partners’ capital accounts. All other organizational costs that are not deemed offering costs (as they do not fall into the categories specified above) will be accumulated until the commencement of the offering and at such time, all such costs will be expensed. As of December 31, 2007, the Asset Manager, General Partner or their affiliates have incurred approximately $1,283,378 on behalf of the Fund for organizational, offering and related costs.

          The “Due to Asset Manager-net” account represents amounts that were paid or received by the Asset Manager on behalf of the Fund for organizational costs. Organizational costs paid by any affiliate for any services rendered in connection with the organizational or acquisition phase of the Fund are the responsibility of such affiliate until operation of the Fund begins.

          In November 2007, the General Partner agreed to make a capital contribution to the Fund equal to $1,000 (and the General Partner will acquire one unit of limited partnership interest). The General Partner’s contribution is contingent upon the adoption of the Amended and Restated Limited Partnership Agreement of the Fund upon the effectiveness of the Registration Statement.

NOTE 4 – CONTINGENCIES

          TIAA has irrevocably committed to purchase an aggregate of 50,000 units, for an aggregate of $50,000,000.

          During the normal course of business, the Fund will enter into discussion and agreements to purchase real estate properties. As of December 31, 2007, there were no outstanding commitments to purchase a property.

          In the normal course of business, the Fund may be involved in claims or legal actions relating to the ownership and operations of its properties. There are no lawsuits in which the Fund is a party.

NOTE 5 – NEW ACCOUNTING PRONOUNCEMENTS

          In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires additional disclosures about fair value measurements. This Statement does not require any new fair value measurements, but the application of this Statement could change current practices in determining fair value. The Statement is effective for fiscal years beginning on or after November 15, 2007.

          In November 2007, the FASB drafted a proposed FASB staff position (FSP) that would partially defer the effective date of FASB statement No.157, Fair value measurements (FAS 157), for one year for non-financial assets and non-financial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The proposed FSP will not defer recognition and disclosure requirements for financial assets and financial liabilities or for non-financial assets and non-financial liabilities that are re-measured at least annually. The Fund has monitored the FASB developments and will adopt FAS 157 effective January 1, 2008 and does not expect its adoption to have a material effect on the Fund’s financial statements.

          In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments and certain other items at fair value and is expected to expand the use of fair value measurement. The Statement is effective for fiscal years beginning on or after November 15, 2007. The Fund will adopt Statement No. 159 effective January 1, 2008 and does not expect its adoption to have a material effect on the Fund’s financial statements.

          In December 2007, FASB issued Statement No. 141(R), “Business Combinations,” which establishes principles and requirements for how the acquirer shall recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree and goodwill acquired in a business combination or a gain from a bargain purchase. This Statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Fund is currently assessing the impact that Statement No. 141(R) will have on its financial position and results of operations.

          In December 2007, FASB issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51,” which establishes and expands accounting and reporting standards for minority interests, which will be recharacterized as noncontrolling interests, in a subsidiary and the deconsolidation of a subsidiary. This Statement is effective for fiscal years beginning on or after December 15, 2008. The Fund is currently assessing the potential impact that Statement No. 160 will have on its financial position and results of operations.

NOTE 6 – SUBSEQUENT EVENT

          In January 2008, the General Partner made a capital contribution of $1,000 and acquired one unit of limited partnership interest in the Fund.

TIAA-CREF U.S. Real Estate Fund I Prospectus |  99

TIAA-CREF USREF I GP, LLC
CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Report of Independent Registered Public Accounting Firm	101
Consolidated Balance Sheets	102
Notes to Consolidated Financial Statements	103

100  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
TIAA-CREF USREF I GP, LLC:

In our opinion, the accompanying consolidated balance sheets present fairly, in all material respects, the financial position of TIAA-CREF USREF I GP, LLC (the “Company”) at December 31, 2007 and March 6, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheets, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pricewaterhouse Coopers LLP
New York, New York
March 10, 2008

TIAA-CREF U.S. Real Estate Fund I Prospectus | 101

TIAA-CREF USREF I GP, LLC
CONSOLIDATED BALANCE SHEETS

	December 31, 2007	March 6, 2007

ASSETS
Cash	$684	$200

TOTAL ASSETS	$684	$200

LIABILITIES
Due to Asset Manager, net	$584	—
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	$—	$100
MEMBERSHIP CAPITAL	$100	$100

TOTAL LIABILITIES, MINORITY INTEREST AND MEMBERSHIP CAPITAL	$684	$200

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

102  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

NOTE 1 – ORGANIZATION

          TIAA-CREF USREF I GP, LLC (the “Company” and “General Partner”) was organized as a limited liability company on February 2, 2007 under the laws of the state of Delaware.

          The Company is establishing a new investment vehicle, and its planned principal operations have not commenced.

          From February 2, 2007 (inception) through December 31, 2007 there were no operations.

          The General Partner is owned by TIAA-CREF LPHC, LLC, a Delaware limited liability company, formed on February 2, 2007, as a direct, wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”).

          The General Partner will act as general partner of, and hold a non-equity interest in TIAA-CREF U.S. Real Estate Fund I, L.P. (the “Fund”), a closed-end fund organized as a Delaware limited partnership which is designed to invest primarily in a diversified portfolio of high quality core real estate assets. The Fund owns 100% of the outstanding interests of TIAA-CREF USREF I REIT, LLC, a Delaware limited liability company, formed on February 2, 2007 (the “REIT”). The REIT currently has no holdings. The Fund intends to operate the REIT such that the REIT will qualify with the requirements allowing it to qualify as a real estate investment trust under the terms of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, the Fund may form one or more additional subsidiaries for real estate related investments. The General Partner has ultimate responsibility for oversight and policy-making with respect to the Fund and its subsidiaries. The date for the dissolution of the Fund will be the end of the seventh year following the termination of this offering, unless the General Partner in its sole discretion elects to make up to three extensions of one year each. Under certain limited circumstances, the Fund may be dissolved sooner.

          Prior to the time at which the Fund has meaningful assets and operations, the General Partner will appoint Teachers Advisors, Inc., a registered investment adviser with the Securities and Exchange Commission, to act as the asset manager (the “Asset Manager”), providing asset and investment management services to the Fund. The Asset Manager is an indirect, wholly-owned subsidiary of TIAA.

          The Fund intends to sell up to $300,000,000 worth of units of limited partnership interests to the public in an offering registered under the Securities Act of 1933, as amended. In addition, TIAA has irrevocably committed to make a $50,000,000 contribution to the Fund to acquire units of limited partnership interests. The proceeds of TIAA’s contribution will be available to use immediately following the effectiveness of the registration statement on which the offering of limited partnership interests has been registered for possible acquisitions of real estate and real estate related investments while funds are raised from investors. TIAA’s units will not have voting rights for certain partnership matters but otherwise will generally have the same rights as that of all other limited partners.

          TIAA has issued to the General Partner a Promissory Note, in the principal amount of $1,000,000 (the “Note”). This Note allows the General Partner to draw up to $1,000,000 from TIAA at any time. Generally, this Note does not bear an interest rate. Once and if drawn, the unpaid principal amount, together with unpaid interest (any of which shall accrue only on the terms set forth below), shall be due and payable to TIAA upon demand. In the event that the General Partner fails to pay any of the outstanding principal balance upon demand, the Note will bear interest on any unpaid amounts at a per annum rate of prime plus three percent (3%).

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

          Basis of Accounting: The consolidated financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the consolidated financial statement requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. The information shall reflect all adjustments which, in the opinion of management, are necessary for a fair statement of the results for the period presented. All such adjustments are of a normal, recurring nature. Actual results could differ from those estimates. The following is a summary of the significant accounting policies which are consistently followed by the General Partner.

          Basis of Presentation: Subsequent to the inception of the Company and the initial balance sheet date of March 6, 2007, based on the terms of the Amended and Restated Limited Partnership Agreement, the General Partner has determined, based upon EITF Issue 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, that the limited partners possess substantive kick out rights, thus the Fund should not be consolidated into the financial statements of the General Partner.

          Cash: Cash represents cash on deposit in banks and other financial institutions.

          Federal Income Taxes: The General Partner is treated as a disregarded entity and not as a corporation for U.S. federal income tax purposes. The General Partner will not pay U.S. federal income tax. Instead, each member will be required to report on its U.S. federal income tax return its distributive share of the General Partner’s income or gain, whether or not it receives any actual distribution of money or property from the General Partner during the taxable year.

          The REIT will make elections to be taxed as a real estate investment trust under Sections 856 through 860 of the Code and is required to distribute 90% of its taxable income to its shareholders to maintain its status as a REIT. If the REIT fails to qualify as a real estate investment trust, the REIT will be subject to federal income tax.

NOTE 3 – RELATED PARTY TRANSACTIONS

          Under the terms of the Amended and Restated Limited Partnership Agreement, the Fund is obligated to pay organizational costs incurred in the creation of the Fund, General Partner, and the REIT subsidiary. Organizational costs include partnership filing costs, audit fees related to the initial registration and initial financial statement audits as well as various legal startup fees. The reimbursement of these costs is contingent on the commencement of this offering.

          Organizational costs, up to $1,250,000 in the aggregate, can be paid directly by the Fund or may be reimbursed by the Fund to the General Partner, Asset Manager or their affiliates. Any amount of organizational costs in excess of

TIAA-CREF U.S. Real Estate Fund I Prospectus | 103

$1,250,000 will be paid by the Asset Manager. Organizational costs fall into one of two categories. Certain organizational costs, including costs associated with preparing the initial registration statement and qualification of the offering in all applicable jurisdictions, typesetting and printing of the prospectus, federal and state registration fees and tax opinion fees are classified as offering costs and will be accumulated until the offering period has closed. Upon the close of the offering period, all such costs will be charged to partners’ capital accounts. All other organizational costs that are not deemed offering costs (as they do not fall into the categories specified above) will be accumulated until the commencement of the offering and at such time, all such costs will be expensed. As of December 31, 2007, the Asset Manager, General Partner or their affiliates have incurred approximately $1,283,378 on behalf of the Fund for organizational, offering and related costs.

          The “Due to Asset Manager-net” account represents amounts that were paid or received by the Asset Manager on behalf of the General Partner for Fund organizational costs. Organizational costs paid by any affiliate for any services rendered in connection with the organizational or acquisition phase of the Fund, are the responsibility of such affiliate until operation of the Fund begins.

          In November 2007, the General Partner agreed to make a capital contribution to the Fund equal to $1,000 (and the General Partner will acquire one unit of limited partnership interest). The General Partner’s contribution is contingent upon the adoption of the Amended and Restated Limited Partnership Agreement of the Fund upon the effectiveness of the Registration Statement.

NOTE 4 – CONTINGENCIES

          In the normal course of business, the General Partner may be involved in claims or legal actions relating to the ownership and operations of the Fund and its properties. There are no lawsuits in which the General Partner is a party.

NOTE 5 – NEW ACCOUNTING PRONOUNCEMENTS

          In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires additional disclosures about fair value measurements. This Statement does not require any new fair value measurements, but the application of this Statement could change current practices in determining fair value. The Statement is effective for fiscal years beginning on or after November 15, 2007.

          In November 2007, the FASB drafted a proposed FASB staff position (FSP) that would partially defer the effective date of FASB statement No.157, Fair value measurements (FAS 157), for one year for non-financial assets and non-financial liabilities that are recognized or disclosed at the fair value in the financial statements on a nonrecurring basis. The proposed FSP will not defer recognition and disclosure requirements for financial assets and financial liabilities or for non-financial assets and non-financial liabilities that are re-measured at least annually. The General Partner has monitored the FASB developments and will adopt FAS 157 effective January 1, 2008 and does not expect its adoption to have a material effect on the Fund’s financial statements.

          In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments and certain other items at fair value and is expected to expand the use of fair value measurement. The Statement is effective for fiscal years beginning on or after November 15, 2007. The General Partner will adopt Statement No. 159 effective January 1, 2008 and does not expect its adoption to have a material effect on the Fund’s financial statements.

          In June 2007, the Accounting Standards Executive Committee (“AcSEC”) of the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (SOP) 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method investors for Investments in Investment Companies.” The SOP clarifies which entities are required to apply the provisions of the Investment Companies Audit and Accounting Guide (“Guide”) and provides guidance on accounting by parent companies and equity method investors for investments in investment companies. Management performed an analysis of the requirements of SOP 07-1 and it is Management’s opinion that the Fund will be required to apply the provisions of the Guide. The Fund early adopted SOP 07-1 effective as of the Fund’s inception date and will apply the provisions of the Guide which, among other things, require that investments are reported at fair value in the Fund’s financial statements.

          In February 2008, the FASB issued a final Staff Position indefinitely deferring the effective date of SOP 07-1. The deferral applies to entities that have not already adopted SOP 07-1. Management has previously adopted SOP 07-1 and plans to follow the requirements of the Guide.

          In December 2007, FASB issued Statement No. 141(R), “Business Combinations,” which establishes principles and requirements for how the acquirer shall recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree and goodwill acquired in a business combination or a gain from a bargain purchase. This Statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Fund is currently assessing the impact that Statement No. 141(R) will have on its financial position and results of operations.

          In December 2007, FASB issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51,” which establishes and expands accounting and reporting standards for minority interests, which will be recharacterized as noncontrolling interests, in a subsidiary and the deconsolidation of a subsidiary. This Statement is effective for fiscal years beginning on or after December 15, 2008. The Fund is currently assessing the potential impact that Statement No. 160 will have on its financial position and results of operations.

NOTE 6 – SUBSEQUENT EVENT

          In January 2008, the General Partner made a capital contribution of $1,000 and acquired one unit of limited partnership interest in the Fund.

104  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

PRIOR PERFORMANCE TABLES

          The following Prior Performance Tables provide information relating to two real estate investment programs sponsored by the Asset Manager and affiliates of our general partner. Prospective investors should read these tables carefully together with the summary information concerning the TIAA Real Estate Account and the core property investment fund as set forth in the “Prior Performance” section of this prospectus, as there are significant differences between these two programs and the investment objectives and strategy of TIAA-CREF U.S. Real Estate Fund I, L.P.

          Prospective investors in TIAA-CREF U.S. Real Estate Fund I, L.P. will not own any interest in the two real estate programs discussed herein and in the section of this prospectus entitled “Prior Performance” and should not assume that they will experience performance, returns, if any, or an investment experience comparable to those experienced by investors in these two programs.

          The following tables for the TIAA Real Estate Account are included herein:

•	Table I—Experience in Raising and Investing Funds

•	Table II—Compensation to Sponsor

•	Table III—Operating Results of Prior Programs

•	Table V—Sales or Disposals of Properties by Programs

The following tables for the core property investment fund are included herein:

•	Table I—Experience in Raising and Investing Funds

•	Table II—Compensation to Sponsor

•	Table III—Operating Results of Prior Programs

          Table IV (Results of Completed Programs) has been omitted for both the Account and the core property investment fund since they are not completed programs. Table V (Sales or Disposals of Properties by Programs) has been omitted for the core property investment fund because it has not sold or disposed of any properties.

          Additional information relating to the acquisition of properties by these two programs is contained in Table VI, which is included in Part II of the registration statement of which this prospectus forms a part, and which the Fund has filed with the Securities and Exchange Commission. Copies of any or all information in Table VI will be provided to prospective investors at no charge upon advance written request.

TIAA-CREF U.S. Real Estate Fund I Prospectus | 105

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(Not Covered by Report of Independent Registered Public Accountant)

TIAA REAL ESTATE ACCOUNT

          The following table highlights certain information with respect to the TIAA Real Estate Account’s capital raise activities and other related metrics. All figures shown are for the years ended 2004, 2005 and 2006.

	2006	2005	2004

Dollar Amount Committed(1)	(2)	(2)	(2)
Dollar amount raised:
Net contract holder deposits(3)	$1,969,780,728	$2,110,375,836	$1,735,947,490
Reinvestment of:
Net investment income	581,412,917	426,815,008	301,600,032
Net realized gains	86,394,172	121,635,559	60,542,199

Total raised(4)	$2,637,587,817	$2,658,826,403	$2,098,089,721

Less offering expenses:(5)
Selling commissions and discounts	—	—	—
Organizational and offering expenses	—	—	—
Reserves	—	—	—

Percent available for investment	100%	100%	100%

Acquisition costs and commitments
Cash invested in real estate(6)	75.1%	64.5%	82.4%
Amounts available for investment(7)	24.9%	35.5%	17.6%
Acquisition fees(5)	—	—	—
Other(5)	—	—	—

Total acquisition costs and commitments	100.0%	100.0%	100.0%

Percent of leverage on investments in real estate as of respective year-ends(8)	7.17%	11.94%	—
Commencement of operations	7/3/1995	7/3/1995	7/3/1995
Length of offering	(2)	(2)	(2)
Months to invest 90% of amount available for investment	(2)	(2)	(2)

(1)

The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of nonprofit institutions offered by Teachers Insurance and Annuity Association of America. The Account operates as an open-end account. As such, earned income and proceeds from sales are reinvested in the Account.

(2)	The Account is an open-end pooled account, therefore these line items are not applicable.

(3)	Net contract holder deposits includes gross deposits less withdrawals for each of the years indicated from participants.

(4)	Total raised does not include amounts raised through mortgage loans payable acquired or issuance of debt.

(5)	The Account has been open since 1995 and does not pay offering, acquisition, or organizational expenses. For other expenses see Notes to Table III - Management Agreements and Arrangements

(6)

Includes cash payments and related acquisition expenses paid to unaffiliated third parties for purchase of investments in properties, partnerships, and mortgages, net of debt acquired to purchase the assets.

(7)

As of December 31, 2004, 2005 and 2006, the respective percentages were available for investment in real estate and real-estate related investments to be funded in future periods (which, to the extent applicable, reflects letters of intent, binding commitments to purchase and the like).

(8)	Leverage percentage represents mortgage loans payable on investments purchased during the respective years. Mortgage loans payable are stated at fair value.

106  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

TABLE II
COMPENSATION TO SPONSOR
(Not Covered by Report of Independent Registered Public Accountant)

TIAA REAL ESTATE ACCOUNT

          The information contained below relates to the compensation paid to the Account’s sponsor within the past three (3) years by the TIAA Real Estate Account. Past performance is not necessarily indicative of future performance. All figures shown are for the years ended 2004, 2005, and 2006.

	2006	2005	2004

Dollar amount raised(1)	$2,637,587,817	$2,658,826,403	$2,098,089,721

Amounts paid to sponsor:
Investment advisory charges	$26,899,307	$19,603,225	$14,393,388
Administrative and distribution charges	45,712,473	27,130,406	16,372,446
Mortality and expense risk charges	6,931,833	6,196,549	4,093,858
Liquidity guarantee charges	3,905,051	3,170,017	1,868,733

Total Expenses(2)	$83,448,664	$56,100,197	$36,728,425

Total Net Assets (End of year)	$14,132,692,512	$10,548,711,102	$7,245,549,986

(1)	Includes net contractholder deposits and reinvestment of income and gains, see Table I.

(2)	See Notes to Table III - Management Agreements and Arrangements.

TIAA-CREF U.S. Real Estate Fund I Prospectus | 107

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Not Covered by Report of Independent Registered Public Accountant)

TIAA REAL ESTATE ACCOUNT

          The information contained below relates to the operations within the past three (3) years by the TIAA Real Estate Account. This table provides a potential investor with information regarding the historical operations of the Account. Past performance is not necessarily indicative of future performance. All amounts are for each of the years ended 2004, 2005, and 2006.

	Years Ended December 31,

	2006	2005	2004

INVESTMENT INCOME
Real estate income, net:
Rental income	$834,455,788	$618,633,580	$397,198,276

Real estate property level expenses and taxes:
Operating expenses	207,452,982	150,501,136	100,991,997
Real estate taxes	110,059,852	88,014,264	55,946,418
Interest expense	72,160,111	40,028,630	830,361

Total real estate property level expenses and taxes	389,672,945	278,544,030	157,768,776

Real estate income, net	444,782,843	340,089,550	239,429,500
Income from real estate joint ventures and limited partnerships	84,671,528	71,826,443	71,390,397
Interest	118,621,441	54,114,448	15,055,451
Dividends	16,785,769	16,884,764	12,453,109

TOTAL INCOME	664,861,581	482,915,205	338,328,457

Expenses:
Investment advisory charges	26,899,307	19,603,225	14,393,388
Administrative and distribution charges	45,712,473	27,130,406	16,372,446
Mortality and expense risk charges	6,931,833	6,196,549	4,093,858
Liquidity guarantee charges	3,905,051	3,170,017	1,868,733

TOTAL EXPENSES	83,448,664	56,100,197	36,728,425

INVESTMENT INCOME—NET	581,412,917	426,815,008	301,600,032

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE
Net realized gain (loss) on:
Real estate properties	76,137,064	84,764,142	13,827,432
Marketable securities	10,257,108	36,871,417	46,714,767

Total realized gain on investments	86,394,172	121,635,559	60,542,199

Net change in unrealized appreciation (depreciation) on:
Real estate properties	659,370,445	534,569,631	172,486,544
Real estate joint ventures and limited partnerships	193,477,741	167,019,921	162,245,601
Marketable securities	120,453,638	(28,100,691)	21,088,525
Mortgage loan receivable	(339,374)	—	—
Mortgage loans payable	(26,568,857)	(29,154,148)	(1,782,566)

Net change in unrealized appreciation on investments and mortgage loans payable	946,393,593	644,334,713	354,038,104

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS AND MORTGAGE LOANS PAYABLE	1,032,787,765	765,970,272	414,580,303

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,614,200,682	$1,192,785,280	$716,180,335

See Notes to Table III

108  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

NOTES TO TABLE III – ORGANIZATION AND SIGNIFICANT

ACCOUNTING POLICIES

          Business

          The TIAA Real Estate Account (“Account”) is a segregated investment account of Teachers Insurance and Annuity Association of America (“TIAA”) and was established by resolution of TIAA’s Board of Trustees on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account holds real estate properties directly and through wholly-owned subsidiaries. The Account also holds interests in real estate joint ventures and limited partnerships in which the Account does not hold a controlling interest. The Account also invests in mortgage loans receivable collateralized by commercial real estate properties. The Account also invests in publicly-traded securities and other instruments to maintain adequate liquidity for operating expenses, capital expenditures and benefit payments.

          Valuation of Real Estate Properties

          Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Real estate properties owned by the Account are initially valued at their respective purchase prices (including acquisition costs). Subsequently, the properties are valued on a quarterly cycle with an independent appraisal value completed for each real estate property at least once a year. TIAA’s appraisal staff performs the other quarterly valuations for each real estate property and updates the property value as appropriate. The appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices (USPAP), the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion. When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and its fair value is reported separately. The Account continues to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

          Valuation of Real Estate Joint Ventures and Limited Partnerships

          Real estate joint ventures and limited partnerships are stated at the Account’s equity in the net assets of the underlying entities, and for the joint ventures, are adjusted to value their real estate holdings and mortgage notes payable at fair value. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.

          Valuation of Marketable Securities

          Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange.

          Debt securities, other than money market instruments, are valued at the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). Money market instruments, with maturities of one year or less, are valued in the same manner as debt securities or derived from a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. Portfolio securities and limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole.

          Mortgage Loans Receivable

          Mortgage loans receivable are initially valued at the face amount of the mortgage loan funding as representative of fair value. Subsequently, mortgage loans receivable are valued quarterly based on market factors, such as market interest rates and spreads for comparable loans, and the performance of the underlying collateral.

          Mortgage Loans Payable

          Mortgage loans payable are stated at fair value. Estimated market values of mortgage loans payable are based on the amount at which the liability could be settled (either transferred or paid back) in a current transaction exclusive of direct transaction costs. Different assumptions or changes in future market conditions could significantly affect estimated market value. At times, the Account may assume debt in connection with the purchase of real estate. For debt assumed, the Account allocates a portion of the purchase price to the below- or above-market debt and amortizes the premium or discount over the remaining life of the debt.

          Foreign currency transactions and translation

          Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in foreign currency exchange rates on portfolio investments and mortgage loans payable is included in the net realized and

TIAA-CREF U.S. Real Estate Fund I Prospectus | 109

unrealized gains and losses on investments and mortgage loans payable. Net realized gains and losses on foreign currency transactions include maturities of forward foreign currency contracts, disposition of foreign currencies, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

          Accounting for Investments

          Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). The Account recognizes a gain on the sale of a real estate property to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A loss occurs when the cost-to-date exceeds the sales price. Any accumulated unrealized gains and losses are reversed in the calculation of realized gains and losses.

          Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance, and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted when actual operating results are determined.

          The Account has limited ownership interests in various real estate funds (limited partnerships and one limited liability corporation) and a private real estate investment trust (“REIT”) (collectively, the “limited partnerships”). The Account records its contributions as increases to the investments, and distributions from the investments are treated as either income or return of capital, as determined by the management of the limited partnerships. Unrealized gains and losses are calculated and recorded when the financial statements of the limited partnerships are received by the Account.

          Income from real estate joint ventures is recorded based on the Account’s proportional interest of the income distributed by the joint venture. Income earned by the joint venture, but not yet distributed to the Account by the joint venture investment, is recorded as unrealized gains and losses on real estate joint ventures.

          Transactions in marketable securities are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and includes accrual of discount and amortization of premium as applicable. Dividend income is recorded on the ex-dividend date or as soon as the Account is informed of the dividend. Realized gains and losses on securities transactions are accounted for on the specific identification method.

          Management Agreements and Arrangements

          Investment advisory services for the Account are provided by TIAA employees, under the direction of TIAA’s Board of Trustees and its Investment Committee, pursuant to investment management procedures adopted by TIAA for the Account. TIAA’s investment management decisions for the Account are subject to review by the Account’s independent fiduciary. TIAA also provides all portfolio accounting and related services for the Account.

          Administrative and distribution services for the Account are provided by TIAA-CREF Individual & Institutional Services, LLC (“Services”) pursuant to a Distribution and Administrative Services Agreement with the Account. Services, a wholly-owned subsidiary of TIAA, is a registered broker-dealer and a member of the Financial Industry Regulatory Authority.

          TIAA and Services provide their services at cost. TIAA and Services receive payments from the Account on a daily basis according to formulas established each year with the objective of keeping the payments as close as possible to the Account’s expenses actually incurred. Any differences between actual expenses and the amounts paid by the Account are adjusted quarterly.

          TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account’s cash flows and liquid investments are insufficient to fund such requests. TIAA would fund any such transfer and withdrawal requests by purchasing accumulation units in the Account. TIAA also receives a fee for assuming certain mortality and expense risks.

110  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

TABLE V
SALES OR DISPOSALS OF PROPERTIES BY PROGRAMS
(Not Covered by Report of Independent Registered Public Accountant)

TIAA REAL ESTATE ACCOUNT

          The information contained below relates to dispositions of properties since January 1, 2004 by the TIAA Real Estate Account. This table provides a potential investor with information regarding the general nature of the properties’ realized gains on sale. The information in this Table V has not been audited. Past performance is not necessarily indicative of future performance. All figures are through June 30, 2007.

Name of Property	Location	Type	Date of Purchase	Date of Sale	Cost To Date of Sale ($M)(1)	Mortgage Financed at Date of Sale ($M)	Net Sales Price ($M)(3)	Property Operating Cash Flow, Net of Capital Expenditures ($M)(4)

Eastgate Distribution Center	San Diego , CA	Industrial	5/29/97	6/27/07	$12.9	$—	$31.8	$11.7
Woodcreek III (Chicago Industrial)(2)	Bollingbrook, IL	Industrial	6/30/98	6/27/07	7.9	—	6.7	1.8
IDI Kentucky	Hebron, KY	Industrial	12/17/98	6/27/07	54.3	—	67.0	33.9
Corporate Lakes (Atlanta Industrial)(2)	Atlanta, GA	Industrial	4/4/00 & 11/15/00	6/27/07	21.9	—	30.7	6.3
Landmark at Salt Lake City	Salt Lake City, UT	Industrial	11/3/00	6/27/07	14.8	—	16.2	7.5
2101 Design Road (Dallas Industrial Portfolio)(2)	Arlington, TX	Industrial	12/19/00	6/27/07	8.0	—	9.3	2.6
1155 Harvester (Chicago CalEast Portfolio)(2)	West Chicago, IL	Industrial	12/22/03	6/27/07	11.1	—	8.7	0.9
Memphis Portfolio	Memphis, TN	Industrial	12/22/03	6/27/07	45.0	—	61.5	10.2
Mideast RA Industrial Portfolio	New Castle, DE	Industrial	8/27/04	6/27/07	17.3	—	15.2	2.6
Mountain RA Industrial Portfolio	Phoenix, AZ	Industrial	8/27/04	6/27/07	5.8	—	9.0	1.1
Sabre Street (Northern CA RA Industrial)(2)	Hayward, CA	Industrial	8/27/04	6/27/07	6.9	—	6.5	1.0
Greens at Metrowest	Orlando, FL	Apartment	12/15/95	2/14/07	15.0	—	21.7	7.8
Golfview Apartments	Lake Mary, FL	Apartment	7/31/98	11/28/06	29.8	—	35.1	12.4
Maitland Promenade One	Maitland, FL	Office	12/14/00	11/17/06	40.3	—	44.7	16.4
Columbia Centre III	Rosemont, IL	Office	12/23/97	11/1/06	42.9	—	32.6	18.9
Kenwood Mews Apartments	Burbank, CA	Apartment	11/30/01	10/19/06	25.0	—	38.3	4.8
1015 15th Street	Washington, DC	Office	11/9/01	9/28/06	53.7	—	90.6	16.3
Fairgate at Ballston	Arlington, VA	Office	4/21/97	9/8/06	34.0	—	50.8	18.5
Monte Vista	Littleton, CO	Apartment	6/21/96	9/1/06	18.3	—	28.1	13.6
371 Hoes Lane	Piscataway, NJ	Office	12/15/97	8/31/06	19.8	—	16.1	4.1
Alexan Buckhead	Atlanta, GA	Apartment	12/30/02	8/10/06	46.7	—	45.2	6.0
Biltmore Commerce Center	Phoenix, AZ	Office	2/23/99	12/28/05	49.4	—	58.4	1.5
Rolling Meadows Shopping Center	Rolling Meadows, IL	Retail	5/28/97	11/29/05	14.1	—	18.0	9.1
Longwood Towers	Brookline, MA	Apartment	12/12/02	11/7/05	91.4	—	103.0	7.9
Northpointe Commerce Center	Fullerton, CA	Industrial	6/15/00	10/27/05	40.2	—	53.8	15.8
River Road Distribution Center	Fridley, MN	Industrial	11/22/95	10/27/05	4.5	—	5.9	3.3
Interstate Crossing	Eagan, MN	Industrial	12/31/96	10/27/05	7.0	—	8.7	4.9
Dallas Industrial Portfolio	Dallas, TX	Industrial	6/5/02	10/27/05	19.4	—	21.3	6.2
The Farragut Building	Washington, DC	Office	5/16/02	8/19/05	48.5	—	58.0	7.3
Five Centerpointe	Lake Oswego, OR	Office	4/21/97	7/29/05	20.1	—	24.9	5.2
Bent Tree Apartments	Columbus, OH	Apartment	10/22/98	7/27/05	15.7	—	14.1	3.9
Indian Creek Apartments	Farmington Hills, MI	Apartment	10/8/98	7/25/05	18.1	—	17.4	6.5
Corporate Boulevard	Rockville, MD	Office	10/31/02	6/15/05	68.9	—	79.1	14.1
Bisys Fund Services Building	Columbus, OH	Office	5/17/01	5/11/05	31.8	—	40.3	4.6
1135 Baker Street (East North Central RA Portfolio)(2)	Chicago, IL	Industrial	9/30/04	1/31/05	3.7	—	3.6	0.0
Longview Executive Park	Hunt Valley, MD	Office	4/21/97	12/22/04	27.7	—	22.4	9.7
Doral Pointe Apartments	Miami, FL	Apartment	11/6/01	12/22/04	47.1	—	68.6	7.6
The Millbrook Collection	Raleigh, NC	Retail	3/29/96	12/21/04	7.2	—	5.2	4.2
The Lynnwood Collection	Raleigh, NC	Retail	3/29/96	12/3/04	7.2	—	10.3	5.3
Northmark Business Center III	Blue Ash, OH	Office	4/21/97	11/23/04	10.6	—	6.0	4.3

(1)	Cost to date represents purchase price, closing costs, capital improvements, and all other capitalized costs through the date of sale.

(2)	Investment was a partial sale from property investment noted in parentheses.

(3)	Net sales price includes sales price less closing costs, and all other sale related costs.

(4)

The cash flows are calculated using the net income/losses for each property, less any capital expenditures, for the total Account ownership period of the property. Cash flow presented represents the Account’s percent ownership for Joint Ventures as well as the allocated portion of property sold for partial sales.

TIAA-CREF U.S. Real Estate Fund I Prospectus | 111

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(Not Covered by Report of Independent Registered Public Accountant)

CORE PROPERTY INVESTMENT FUND

          The following table highlights certain information with respect to the core property investment fund’s capital raise activities and other related metrics. All figures shown are for the period from inception (August 2, 2004) to December 31, 2004 and the years ended 2005 and 2006.

	2006	2005	2004

Dollar Amount Committed(1)	(2)	(2)	(2)
Dollar amount raised:
Net unit holder deposits(3)	$37,559,895	$201,769,213	$97,858,151
Reinvestment of:
Net investment income	17,847,155	9,179,149	848,007
Net realized gains	—	—	—

Total raised(4)	$55,407,050	$210,948,362	$98,706,158

Less offering expenses:
Selling commissions and discounts	—	—	—
Organizational and offering expenses	—	—	287,197
Reserves

Percent available for investment	100%	100%	100%

Acquisition costs and commitments
Cash invested in real estate(5)	59.8%	96.0%	98.4%
Amounts available for investment(6)	40.2%	4.0%	1.6%
Acquisition fees(7)	—	—	—
Other	—	—	—

Total acquisition costs and commitments	100.0%	100.0%	100.0%

Percent of leverage on investments in real estate as of respective year-ends(8)	35.95%	14.59%	39.73%
Commencement of operations	8/2/2004	8/2/2004	8/2/2004
Length of offering	(2)	(2)	(2)
Months to invest 90% of amount available for investment	(2)	(2)	(2)

(1)	This Fund is an open-end, perpetual life vehicle offering limited partnership interest on an ongoing basis. Earned income is distributed to partners or reinvested in the Fund.

(2)	The Fund is an open-end pooled account, therefore these line items do not apply.

(3)	Net unit holder deposits includes gross contributions less redemptions for each of the years indicated.

(4) Total raised does not include amounts raised through mortgage loans payable acquired or issuance of debt.

(5)	Includes cash payments for purchase of real estate properties and capital expenditures contemplated at the time of property acquisition, net of debt acquired to purchase the assets.

(6)

At December 31, 2004, 2005 and 2006, the respective percentages were available for investment in real estate to be funded in future periods (which, to the extent applicable, reflects letters of intent, binding commitments to purchase and the like).

(7)	The Fund does not pay acquisition fees.

(8)	Leverage percentage represents mortgage loans payable on investments purchased during the respective years. Mortgage loans payable are stated at original cost, which appoximates fair value.

112  |  Prospectus TIAA-CREF U.S. Real Estate Fund I

TABLE II
COMPENSATION TO SPONSOR
(Not Covered by Report of Independent Registered Public Accountant)

CORE PROPERTY INVESTMENT FUND

          The information contained below relates to the compensation paid to the sponsor within the past three (3) years by the core property investment fund sponsored by the Asset Manager. Past performance is not necessarily indicative of future performance. All figures shown are for the period from inception to December 31, 2004 and the years ended 2005 and 2006.

	2006	2005	Inception (8/2/04) to 12/31/04

Dollar amount raised(1)	$55,407,050	$210,948,362	$98,706,158

Amounts paid to sponsor:
Asset Management Fee	$3,156,104	$1,638,343	$359,685
Cash Management Fee	55,855	60,263	10,372

Total Expenses(2)	$3,211,959	$1,698,606	$370,057

Net Asset Value (End of year)	$390,341,584	$327,978,157	$103,739,093

(1)	Includes net unit holder deposits and reinvestment of income, see Table I.

(2)

These fees are paid to a subsidiary of TIAA, who performs these services. The fees are paid quarterly in arrears. The Asset Management Fee charged to each Unit Holder is equal to 0.80% to 1.10% (depending on amount of assets held by Unit Holder) per annum of such Unit Holder’s Asset Management Fee Base, which is the product of the Unit Holder’s percentage interest in the Fund and the Fund’s net assets, excluding cash and short-term securities subject to the Cash Management Fee. The Cash Management Fee is equal to the product of the consolidated cash and cash equivalents of the core fund and its subsidiaries; the Unit Holder’s percentage interest in this fund; and the Cash Management Fee Percentage.The Cash Management Fee percentage is 1% to the extent that consolidated cash and cash equivalents do not exceed 5% of Net Asset Value, and as to any consolidated cash and cash equivalents in excess of such amount, the same fee as then charged by the TIAA-CREF Money Market Mutual Fund.

TIAA-CREF U.S. Real Estate Fund I Prospectus | 113

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Not Covered by Report of Independent Registered Public Accountant)

CORE PROPERTY INVESTMENT FUND

          The information contained below relates to the operating results for the past three (3) years of the core property investment fund sponsored by the Asset Manager. Past performance is not necessarily indicative of future performance. Amounts are for the period from inception to December 31, 2004 and the years ended 2005 and 2006.

	Year Ended December 31, 2006	Year Ended December 31, 2005	Period Ended December 31, 2004*

INVESTMENT INCOME
Income:
Rental Income	$40,174,001	$22,684,056	$5,198,451
Interest Income	252,528	193,111	13,292

Total Income	40,426,529	22,877,167	5,211,743

Expenses:
Interest Expense	5,365,881	2,520,155	595,769
Operating Expense	5,278,715	3,789,395	1,274,707
Real Estate Taxes	4,764,073	2,901,823	850,336
Insurance	470,020	220,865	140,403
Asset Management Fee	3,156,104	1,638,343	359,685
Cash Management Fee	55,855	60,263	10,372
General and Administrative	3,488,725	2,567,173	1,132,464

Total Expenses	22,579,373	13,698,017	4,363,736

Net Investment Income	17,847,156	9,179,150	848,007

Unrealized Appreciation on Investments	22,737,316	20,361,084	5,032,933

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$40,584,472	$29,540,234	$5,880,940

*	The date of inception for this fund was August 2, 2004.

          Investments in properties are carried at estimated market value. Properties owned are initially recorded at their purchase price. Development costs and major renovations are capitalized as a component of cost. Acquisition costs and routine maintenance and repairs are charged to expense as incurred.

          The estimated market value of real estate related assets is determined through an appraisal process. These estimated market values may vary significantly from the prices which the real estate investments would sell, since market prices of real estate investments can only be determined by negotiation between a willing buyer and seller.

          Income from underlying properties is recorded as earned and excludes any rent related to scheduled rent increases and tenant concessions. Reimbursements from tenants related to real estate taxes, insurance and other operating expenses are recognized as revenue, based on a predetermined formula, in the period the applicable costs are incurred. Historical cost depreciation is not recognized on real estate properties. Operating expenses are recognized as incurred. Bad debt expense and recovery income are included in Rental Income.

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EXHIBIT A

FORM OF AMENDED AND
RESTATED LIMITED PARTNERSHIP AGREEMENT

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AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

OF

TIAA-CREF U.S. REAL ESTATE FUND I, L.P.
(a Delaware limited partnership)

Dated as of ________, 2008

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AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
TIAA-CREF U.S. REAL ESTATE FUND I, L.P.
(a Delaware limited partnership)

          THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of TIAA-CREF U.S. REAL ESTATE FUND I, L.P., a Delaware limited partnership (the “Partnership”), dated as of ___________, 2008 is entered into by and among TIAA-CREF USREF I GP, LLC, a Delaware limited liability company, as General Partner, TIAA as the Initial Limited Partner and those other Persons who shall hereafter be admitted as Limited Partners.

W I T N E S S E T H

          WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership, dated as of February 2, 2007, and a limited partnership agreement dated as of February 2, 2007, between the General Partner and TIAA as the Initial Limited Partner;

          WHEREAS, the Partnership was formed to acquire, hold for investment, operate and ultimately dispose of interests in Real Estate Assets;

          WHEREAS, the parties hereto desire to enter into this Agreement to amend and restate the limited partnership agreement of the Partnership on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto hereby amend and restate the limited partnership agreement of the Partnership in its entirety as follows:

Article 1

DEFINITIONS

          Capitalized terms used in this Agreement (including exhibits, schedules and amendments) shall have the meanings set forth below or in the Section of this Agreement referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement. All terms defined in this Agreement in the singular have the same meanings when used in the plural and vice versa. Accounting terms used but not otherwise defined shall have the meanings given to them under U.S. GAAP. References to Sections, Articles, Exhibits and Schedules refer to the sections and articles of, and the exhibits and schedules to, this Agreement, unless the context requires otherwise.

          “Acquisition Expenses” means those expenses incurred in connection with the acquisition of Real Estate Assets, including but not limited to legal and accounting fees and expenses, brokerage commissions payable to Persons who are not Affiliates of the General Partner, travel, costs of independent appraisals, non-refundable option payments on property not acquired, engineering, due diligence, title insurance, and other expenses related to selection and acquisition of Real Estate Assets by the Partnership or any of its subsidiaries, whether or not actually acquired.

          “Acquisition Fees” means the total of all fees and commissions paid by any Person to any other Person, including the Asset Manager or its Affiliates, in connection with the selection, purchase, construction or development of any Real Estate Assets by the Partnership or any of its subsidiaries (except a development fee paid to a Person who is not an Affiliated Person of the Asset Manager in connection with a Real Estate Asset actually acquired), real estate commissions, selection fees, development fees, construction fees, non-recurring management fees, or any fee of a similar nature, however designated and however treated for tax or accounting purposes.

          “Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

          “Adjusted Capital Account Deficit” means with respect to any Partner, the negative balance, if any, in such Partner’s Capital Account as of the end of the relevant Fiscal Year, determined after giving effect to the following adjustments: (a) credit to such Capital Account any portion of such negative balance which such Partner (i) is treated as obligated to restore to the Partnership pursuant to the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(c), or (ii) is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and (b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

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          “Admission Date” means a date on which investors whose subscription for Interests have been accepted by the General Partner on behalf of the Partnership pursuant to the public offering as provided in Section 3.2 are admitted to the Partnership as Limited Partners.

          “Affiliate” or “Affiliated Person” means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person who is an officer, partner, member or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner, member or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of voting securities or in which the specified Person has a substantial beneficial interest and (iv) any relative or spouse of the specified Person. Affiliate or Affiliated Person of the Partnership or the General Partner does not include a Person who is a partner in a partnership or joint venture with the Partnership or with any Affiliated Person of the Partnership, which Person is not otherwise an Affiliate of the Partnership or the General Partner.

          “Agreement” means this Amended and Restated Limited Partnership Agreement of the Partnership, as it may be amended, restated, supplemented or otherwise modified from time to time as herein provided.

          “Allocation Committee” means the internal committee of the Asset Manager that determines allocations of Real Estate Assets among the Partnership, TIAA’s general account, TIAA’s separate real estate account(s), and any other funds or accounts for which investment decisions and allocations are made by the Asset Manager or its Affiliated Persons.

          “Allocation Review Committee” means the separate internal committee of senior executives of the Asset Manager which reviews the reports of the Allocation Committee for compliance with the Allocation Procedure.

          “Allocation Procedure” means the written procedure adopted by the Asset Manager as in effect from time to time with respect to the making of allocations of Real Estate Assets among the Partnership, TIAA’s general account, TIAA’s separate account(s), and any other funds or accounts for which investment decisions and allocations are made by the Asset Manager or its Affiliated Persons.

          “Asset Management Agreement” means that certain Asset Management Agreement, dated as of _________, 2008, entered into by and among the Partnership, the General Partner and the Asset Manager, as amended from time to time in accordance with the terms thereof.

          “Asset Management Fee” means an annual fee calculated and paid quarterly by the Partnership to the Asset Manager equal to 1.25% per annum of the Gross Asset Value of the Partnership pursuant to the terms of the Asset Management Agreement.

          “Asset Manager” means Teachers Advisors, Inc., a Delaware corporation, in its capacity as the asset and investment manager of the Partnership or any successor thereto.

          “Beneficial Ownership” means ownership of REIT Shares by a Person who would be treated as an owner of such REIT Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

          “Benefit Plan Investor” means any Partner that is a “benefit plan investor” as defined in Section 3(42) of ERISA and any regulations promulgated thereunder.

          “Book Gain” or “Book Loss” means the gain or loss recognized by the Partnership for purposes of Section 704(b) of the Code in any Fiscal Year by reason of any sale or disposition with respect to any of the direct or indirect assets of the Partnership. Such Book Gain or Book Loss shall be computed by reference to the Carrying Value of such property or assets as of the date of such sale or disposition (determined in accordance with the definition of Carrying Value in this Article 1), rather than by reference to the tax basis of such property or assets as of such date, and each and every reference herein to “gain” or “loss” shall be deemed to refer to Book Gain or Book Loss, rather than to tax gain or tax loss, unless the context manifestly otherwise requires.

          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law to close.

          “Capital Account” has the meaning provided in Section 3.13(a).

          “Capital Commitment” means, with respect to any Partner, the amount of capital such Partner has committed to contribute to the Partnership. The Capital Commitment for each Interest shall be $1,000.

          “Capital Contribution” means, with respect to any Partner, the amount of cash contributed to the Partnership by such Partner in accordance with Article 3.

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          “Capital Demand Date” means a date on which a Limited Partner is required by the General Partner to make a Capital Contribution, which date (i) shall be specified by the General Partner in a Capital Demand Notice delivered by the General Partner to such Limited Partner and (ii), except as otherwise provided in Section 3.6(b) or 3.8, shall be no less than 15 days from the date such Capital Demand Notice is given by the General Partner.

          “Capital Demand Notice” means a written notice under this Agreement requiring a Capital Contribution, which notice shall (i) be given by the General Partner to the applicable Limited Partner and (ii) call for a Capital Contribution in the amount determined in the discretion of the General Partner.

          “Capital Transaction” means (a) any sale, exchange, taking by eminent domain, damage, destruction or other disposition of all or any Real Estate Assets owned by the Partnership, directly or indirectly through any subsidiary, other than tangible personal property disposed of in the ordinary course of business; or (b) any financing or refinancing of any indebtedness of the Partnership or any subsidiary of the Partnership; provided, that the receipt by the Partnership of Capital Contributions shall not constitute a Capital Transaction.

          “Carrying Value” means, except as otherwise provided herein, with respect to any Partnership Asset, the adjusted basis of such Partnership Asset for U.S. federal income tax purposes, as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with Section 3.13(c) from time to time (including, without limitation, at such times provided in Section 3.13(c)(ii)) to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner. If the Carrying Value of a Partnership Asset is adjusted pursuant to this definition, such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Partnership Asset.

          “Certificate” means the “Certificate of Limited Partnership” of the Partnership, as originally filed with the office of the Secretary of State of the State of Delaware on February 2, 2007, as amended, restated, supplemented or otherwise modified from time to time as provided in this Agreement.

          “Charitable Beneficiary” means an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by a REIT Subsidiary or its manager or managers as the beneficiary or beneficiaries of the Excess Share Trust.

          “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

          “Consent” means either the consent given by vote at a duly called and held meeting or the written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

          “Controlling Person” has the meaning provided in Section 11.3.

          “Counsel” has the meaning provided in Section 16.14.

          “Credit Facility” means a revolving credit facility or line of credit provided by TIAA or an Affiliate to the Partnership and/or its subsidiaries in accordance with Section 9.3(a)(v).

          “Default” has the meaning provided in Section 3.6(a).

          “Defaulted Amount” has the meaning provided in Section 3.6(a).

          “Defaulting Limited Partner” has the meaning provided in Section 3.6(a).

          “Default Purchase Price” has the meaning provided in Section 3.6(c)(iv).

          “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for U.S. federal income tax purposes; provided, however, that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of any such year or other period, Depreciation shall be an amount that bears the same relationship to the Carrying Value of such asset as the depreciation, amortization, or other cost recovery deduction computed for U.S. federal income tax purposes with respect to such asset for the applicable period bears to the adjusted tax basis of such asset at the beginning of such period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the General Partner.

          “Entity” means any general partnership, limited partnership, proprietorship, corporation, joint venture, joint-stock company, limited liability company, limited liability partnership, business trust, firm, trust, estate, governmental entity, cooperative, association or other foreign or domestic entity or enterprise.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

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          “Excess Shares” means REIT Shares Beneficially Owned by a Person in excess of the Ownership Limit or Existing Holder Limit (as applicable) for such Person, except as otherwise provided in the applicable REIT Agreement.

          “Excess Share Trust” means the trust created pursuant to the terms of a REIT Agreement to hold Excess Shares for the exclusive benefit of a Charitable Beneficiary.

          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

          “Existing Holder” means (a) the Partnership, and (b) any Person to whom an Existing Holder Transfers, subject to the limitations provided in the applicable REIT Agreement, Beneficial Ownership of REIT Shares causing such transferee to Beneficially Own REIT Shares in excess of the Ownership Limit.

          “Existing Holder Limit” (a) for the Partnership means, initially, 100% of the REIT Shares, and, after any adjustment pursuant to the terms of the applicable REIT Agreement, means such percentage of outstanding REIT Shares as so adjusted, and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, means, initially, the percentage of outstanding REIT Shares Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transferred Beneficial Ownership of such REIT Shares or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any Transferring Existing Holder, and, after any adjustment pursuant to the terms of the applicable REIT Agreement means such percentage of the outstanding REIT Shares as so adjusted.

          “Expiration Date” means the date on which the Investment Period ends.

          “Final Admission Date” has the meaning provided in Section 3.2(b).

          “First Admission Date” has the meaning provided in Section 3.2(a).

          “Fiscal Year” means the fiscal year of the Partnership and shall be the same as its taxable year, which shall be the calendar year unless otherwise determined by the General Partner in accordance with the Code.

          “Front-End Fees” means the fees and expenses paid by any Person for any services rendered in connection with the organizational or acquisition phase of the Partnership, including Organizational Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated (except a development fee paid to a Person who is not an Affiliate of the General Partner in connection with a Real Estate Asset actually acquired).

          “General Partner” means TIAA-CREF USREF I GP, LLC, a Delaware limited liability company, as the “general partner” of the Partnership within the meaning of the Act, and any Person admitted as a successor or additional General Partner in accordance with this Agreement.

          “Gross Asset Value” means the Partnership’s gross asset value, as determined by the Asset Manager as of the last day of each calendar quarter and at such other times as required herein or otherwise appropriate, based on (i) valuations made by the Asset Manager or its Affiliates or third party appraisals of the Partnership’s Real Estate Assets in accordance with the Valuation Policy, (ii) additions to the values (or updates thereof or cost) described in clause (i) hereof to reflect capital expenditures made subsequent to the date of the applicable valuation or update and (iii) the carrying value under U.S. GAAP of all other assets directly or indirectly owned by the Partnership. The Gross Asset Value of any Partnership Asset or Partnership Assets shall be determined in a manner consistent with the terms of this definition. If a material event occurs which could affect the Gross Asset Value of a Real Estate Asset, the Asset Manager may, but shall not be required to, obtain an updated valuation of any such Real Estate Asset, either by the Asset Manager or its Affiliates or by a third party appraiser as of any date. Any Real Property Investment in which the Partnership owns less than a 100% direct or indirect interest shall be valued by beginning with the value of the entire underlying Real Property Investment (determined as described above) and adjusting that value to equal what the Partnership would receive in the event the entire underlying Real Property Investment were sold for that value, based upon the specific terms of the applicable governing agreement (whether it is a joint venture agreement or otherwise).

          “Gross Proceeds of the Offering” means the aggregate amount of Capital Contributions of Public Limited Partners received and retained by the Partnership from the public offering of Interests pursuant to Section 3.2.

          “Incapacitated” or “Incapacity” means, as to any Person, (i) the adjudication of incompetence or insanity, the filing of a voluntary petition in bankruptcy, the entry of an order of relief in any bankruptcy or insolvency proceeding or the entry of an order that such Person is bankrupt or insolvent, (ii) the death, dissolution or termination (other than by merger or consolidation), as the case may be, of such Person, (iii) the physical or mental disability of such Person, or (iv) any involuntary proceeding seeking liquidation, reorganization or other relief against such Person under any bankruptcy, insolvency or other similar law now or hereafter in effect that has not been dismissed ninety (90) days after the commencement thereof.

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          “Indebtedness” means, at the time of reference, the principal amount of any particular secured or unsecured borrowing or the aggregate principal amount of all secured and unsecured borrowings, as the context may require. For the avoidance of doubt, “Indebtedness” does not include trade payables, liabilities for wages, taxes or other accrued and unpaid expenses (including, without limitation, for goods and services) incurred in the ordinary course of business.

          “Indemnified Person” or “Indemnified Persons” has the meaning provided in Section 12.1(a).

          “Initial Limited Partner” means TIAA and any successor or assign of the existing Initial Limited Partner admitted as an additional or Substituted Limited Partner, as listed on Exhibit A hereto, as such exhibit may be amended from time to time, in each such Person’s capacity as a “limited partner” within the meaning of the Act.

          “Interest” means a limited partnership interest in the Partnership designated as such with the rights, powers and duties set forth in this Agreement representing a Capital Contribution, or any obligation to make a Capital Contribution pursuant to a Capital Commitment, of $1,000. Interests shall be expressed in the number set forth on Exhibit A hereto, as such exhibit may be amended from time to time.

          “Investment Guidelines” means the investment guidelines for the Partnership established and in effect from time to time by the Asset Manager and approved by the General Partner in its sole discretion.

          “Investment in Properties” means the amount of Capital Contributions of the Partners actually paid or allocated to the investment in or purchase, development, construction or improvement of Real Estate Assets acquired by the Partnership, working capital reserves allocable thereto (except that working capital reserves in excess of 5% of Capital Contributions of the Partners shall not be included), and other cash payments, such as interest, taxes, and other similar items, or which are paid to or for the account of a seller of a Real Estate Asset to the Partnership or to or for the account of an Affiliated Person of such seller, and which are paid for from the Capital Contributions of the Partners in connection with the Partnership’s acquisition of its interest in a Real Estate Asset, but excluding Front-End Fees.

          “Investment Period” means the period commencing on the date of the Prospectus and continuing through the date that is 24 months after the Offering Termination Date.

          “Legal Action” has the meaning provided in Section 12.2(a).

          “Limited Exclusion Right” has the meaning provided in Section 3.8.

          “Limited Partners” means (i) the Public Limited Partners and (ii) the Initial Limited Partner in such Persons’ capacities as “limited partners” of the Partnership within the meaning of the Act.

          “Liquidator” has the meaning provided in Section 14.2.

          “Marked-to-Market Policy” means the marked-to-market policy of the Partnership, as in effect on a given date, with respect to the indebtedness for borrowed money incurred by the Partnership or any subsidiary of the Partnership (as determined by the General Partner in its sole discretion). For the avoidance of doubt, the parties acknowledge that the Marked-to-Market Policy may be amended or modified at any time in the General Partner’s discretion (and no such amendment or modification shall be deemed to be an amendment to this Agreement).

          “Net Asset Value” means the Partnership’s net asset value, as determined by the Asset Manager as of the last Business Day of each calendar quarter and/or at such other times as required herein or otherwise appropriate, based on (i) the Gross Asset Value as of the applicable date and (ii) the amount of the consolidated liabilities of the Partnership and its subsidiaries as of the applicable date (provided that the amount of indebtedness for borrowed money will be based upon the valuation of such indebtedness pursuant to the Marked-to-Market Policy).

          “Net Capital Event Proceeds” means, with respect to any Real Estate Asset (or portion thereof), the net cash proceeds of a Capital Transaction received by the Partnership or any of its subsidiaries (without duplication), after deducting any expenses incurred in connection therewith and after application of any such proceeds, at the sole discretion of the General Partner, toward the payment of any indebtedness of the Partnership, the purchase of land underlying any Real Property Investment, the purchase or financing of any improvements or expansion of any Real Property Investment, the purchase of any interest owned by a joint venture partner in a joint venture partnership that owns a particular Real Property Investment and the payment of any other expenses or the establishment of any reserves deemed reasonably necessary by the General Partner; provided, however, that if the Partnership acquires a Real Property Investment (directly or indirectly through one of its subsidiaries) for which no permanent financing has been obtained, and the Partnership obtains such financing for such Real Property Investment (including the sale of a partial equity interest in the Real Property Investment as a means of financing) in the future, the proceeds of such financing shall not be deemed Net Capital Event Proceeds in the event that the General Partner determines to reinvest such proceeds in additional Real Estate Assets; further provided, however, that proceeds of any Capital Transaction that occurs during the Investment Period shall not be deemed to be Net Capital Event Proceeds in the event that

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the General Partner, in its sole discretion, determines to reinvest such proceeds in one or more additional Real Estate Assets. For the avoidance of doubt, the disposition of a Real Estate Asset to TIAA or its Affiliate or by transfer back to the seller or an Affiliate thereof, whether in the form of a rescission, exchange, resale or otherwise, shall not be deemed to be a sale and to result in Net Capital Event Proceeds hereunder, and any refinancing of a Real Estate Asset as contemplated in the Prospectus or as otherwise contemplated at the time of acquisition of such Real Estate Asset, shall not be deemed a refinancing, and any proceeds therefrom shall not be deemed Net Capital Event Proceeds, but any proceeds thereby recovered by the Partnership or any of its subsidiaries shall be subject to investment as original capital of such Entity. Any redemption of a portion of the Partnership’s interest in one of its subsidiaries will be treated as Net Capital Event Proceeds, if the source of the redemption payment is “Net Capital Event Proceeds” of such subsidiary or is a result of a Capital Transaction.

          “Net Operating Cash Flow” means, for any period, all cash revenues and other funds received by the Partnership (including distributions from any subsidiary of the Partnership) during such period (other than Capital Contributions and Net Capital Event Proceeds or net cash proceeds otherwise resulting from a Capital Transaction), plus amounts released from reserves, less all sums paid to lenders and all cash expenses, costs and capital expenditures made during such period from such sources and after setting aside appropriate reserves, as determined by the General Partner in its sole discretion. Any redemption of a portion of the Partnership’s interest in one of its subsidiaries will be treated as Net Operating Cash Flow, if the source of the redemption payment is “Net Operating Cash Flow” of such subsidiary or is not a result of a Capital Transaction.

          “Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

          “Nonrecourse Liabilities” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

          “Non-REIT Subsidiary” means any direct or indirect subsidiary of the Partnership that is not, and does not intend to become, a REIT.

          “Offering Termination Date” means the date of the termination of the public offering of Interests contemplated by Section 3.2, which shall be not later than 24 months after the date of the Prospectus (or with respect to any particular state, an earlier date if necessary to comply with the securities or “Blue Sky” laws of any such state).

          “Organizational Expenses” means all costs and expenses incurred in connection with the formation, organization and qualifi-cation of the Partnership, the General Partner and TC REIT under state and federal law (including the Code), the registration or qualification of the Interests and the exemption of TC REIT Shares under applicable federal and state law and in marketing, distributing and issuing the Interests, and any other expenses actually incurred and directly related to the offering and sale of the Interests or TC REIT Shares, including, without limitation, (i) preparing, filing and updating the Registration Statement and the Prospectus both with the SEC and the states in which the Interests are offered and sold (together with all legal, audit and accounting fees incurred in connection with such activities); (ii) registration or qualification fees and expenses (and the legal fees and expenses associated therewith) payable to the SEC and for state securities regulatory filings in connection with the offering and sale of Interests or TC REIT Shares; (iii) printing costs, travel and out-of-pocket expenses and all allocated expenses incurred by the Asset Manager, the General Partner or the Partnership in connection with the offering and sale of the Interests; (iv) expenses specifically relating to the establishment and initial set-up of the Limited Partners’ accounts with TPIS as broker-dealer, such expenses under this clause (iv) in the aggregate not to exceed $100,000; and (v) filing fees for the formation of the General Partner, the Partnership and TC REIT in the state of Delaware and the qualification to do business in the various states in which such qualification is required.

          “Operating Company” means an “operating company” within the meaning of the Plan Asset Regulation, including a “venture capital operating company” and “real estate operating company.”

          “Operating Expenses” has the meaning provided in Section 11.2.

          “Ownership Limit” means 9.8% in the number of REIT Shares or value of the outstanding REIT Shares, subject to any adjustment in such percentage made in accordance with the applicable REIT Agreement.

          “Participant List” has the meaning provided in Section 13.1.

          “Partner” means individually, the General Partner or a Limited Partner, and “Partners” means collectively, the General Partner and the Limited Partners.

          “Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

          “Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

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          “Partner Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Treasury Regulations Section 1.704-2(i)(2).

          “Partnership” has the meaning provided in the preamble to this Agreement.

          “Partnership Asset” means the direct or indirect interest of the Partnership in any Entity or security (whether in corporate securities, equity, debt or hybrid securities, partnership or joint venture interest, other contractual right or otherwise), and any Real Estate Assets and other assets owned, directly or indirectly, by the Partnership (including without limitation the Real Estate Assets owned directly or indirectly by any subsidiary of the Partnership), and any Real Estate Assets in Progress as determined by the General Partner.

          “Partnership Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Treasury Regulations.

          “Percentage Interest” means, as to each Partner, its interest in the Partnership as determined by dividing the number of Interests owned by such Partner by the total number of Interests then issued and outstanding and as set forth on Exhibit A, as such exhibit may be amended from time to time; provided that, in the event of any adjustment in the Interests of the Limited Partners pursuant to the terms of this Agreement (whether as a result of default in the making of a Capital Contribution, the exercise of a Limited Exclusion Right, a redemption of any interest in the Partnership or otherwise), the Percentage Interests of the Partners (with respect to any particular Partnership Asset or Assets or with respect the Partnership as a whole) shall be mod-ified to take into account any such adjustment from and after the effective date of such adjustment, as determined by the General Partner in its sole and absolute discretion. For the avoidance of doubt, from and after the effective date of any such adjustment, distributions of Net Operating Cash Flow and Net Capital Event Proceeds shall be made in accordance with the Percentage Interests of the Partners after taking into account such adjustment, regardless of whether all or any portion of such Net Operating Cash Flow or Net Capital Event Proceeds is attributable to any period prior to the effective date of such adjustment.

          “Permitted Temporary Investments” means investments in (i) U.S. government and agency obligations with maturities of not more than one year and one day from the date of acquisition, (ii) commercial paper with maturities of not more than six months and one day from the date of acquisition and having a rating assigned to such commercial paper by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest commercial paper ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard & Poor’s Rating Services are “P1” and “P2” and such ratings by Moody’s Investors Service, Inc. are “A1 and “A2,” (iii) interest bearing deposits in U.S. banks with an unrestricted surplus of at least $250 million, maturing within one year and (iv) money market mutual funds with assets of not less than $500 million, substantially all of which assets are believed by the General Partner to consist of items described in the foregoing clause (i), (ii) or (iii).

          “Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

          “Plan Asset Event” has the meaning provided in Section 3.11(e).

          “Plan Asset Regulation” means the U.S. Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, or any successor regulation thereto, as in effect at the time of reference, as modified by Section 3(42) of ERISA.

          “Plan Assets” means “plan assets” as defined in the Plan Asset Regulation.

          “Portfolio Company” means a company (whether a real estate investment trust, corporation, commingled fund or other entity) (i) with interests in Real Estate Assets or that is otherwise involved in the ownership, operation, management or development of Real Estate Assets or in other real estate-related businesses or assets, and (ii) in which the Partnership, directly or indirectly through a subsidiary, owns a minority or non-controlling ownership interest, and may include an Entity organized under the laws of the United States or any state thereof that owns or invests in such interests, businesses or assets in countries outside of the United States.

          “Prime Rate” means the interest rate that Citibank, N.A. announces from time to time as its prime lending rate as then in effect, changing as and when such prime lending rate changes, or if no such rate is announced by such bank, then the Prime Rate will be that announced as the prime lending rate by any New York City money center bank selected by the General Partner.

          “Profits” and “Losses” have the meanings provided in Section 3.13(b).

          “Prohibited Partner” means any Person who is (i) a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the

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definitions set forth in the regulations of the Office of Foreign Assets Control of the United States Treasury Department, (ii) acting on behalf of, or a Person owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the regulations of the United States Treasury Department, including, but not limited to, the “Government of Sudan,” the “Government of Iran” and the “Government of Cuba”, (iii) within the scope of Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001, (iv) subject to additional restrictions imposed by the following statutes (or regulations and executive orders issued thereunder): the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act, and the Foreign Operations, Export Financing, and Related Programs Appropriations Act, (v) designated or blocked, associated or involved in terrorism, subject to restrictions under laws, regulations or executive orders similar to, or any other law, regulation or executive order of similar import as, those set forth above under the preceding clauses (i) through (iv), whether as to the U.S. or any non-U.S. country, if and to the extent such laws, regulations or executive orders are in effect, or (vi) as any of the laws, regulations or executive or other orders in the preceding clauses (i) through (v) may be amended, supplemented, adjusted, modified, reviewed or interpreted from time to time.

          “Prospectus” means the prospectus contained in the Registration Statement filed with the SEC for the registration of the Interests under the Securities Act, in the final form in which such prospectus is filed with the SEC and as such prospectus is thereafter amended or supplemented from time to time.

          “Public Limited Partners” means all Persons holding Interests whose Subscription Agreements have been accepted by the Partnership pursuant to the public offering in accordance with Section 3.2, and each Person admitted as an additional or Substituted Public Limited Partner, as listed on Exhibit A, as such exhibit may be amended from time to time, in such Persons’ capacities as “limited partners” of the Partnership within the meaning of the Act.

          “Qualifying Investment” means a Real Estate Asset that is eligible to be held by an Entity that qualifies as a REIT.

          “Real Estate Asset in Progress” means any potential Real Estate Asset under review if either a letter of intent or similar written agreement, agreement in principle, acquisition agreement or other agreement to invest (which in any case may be subject to conditions precedent or other provisions with the effect of making such agreement non-binding) has been entered into with respect to such potential Real Estate Asset.

          “Real Estate Assets” means all interests in Real Property Investments and all other real estate-related assets (including, without limitation, mortgages, participating and convertible mortgages, options, leases, and equity and debt interests in Portfolio Companies) in which the Partnership, directly or indirectly through another Entity, acquires an interest.

          “Real Property Investment” means real property in which the Partnership, directly or indirectly through a subsidiary, acquires a controlling interest in whole or in part, whether with the proceeds of Capital Contributions or through reinvestment of Net Operating Cash Flow or Net Capital Event Proceeds (or funds that, except for such reinvestment, would be Net Operating Cash Flow or Net Capital Event Proceeds) or otherwise, together with all improvements on such real property and all repairs, replacements or renewals thereof and all personal property acquired, directly or indirectly, and located thereon or used in connection therewith, and in the case of any controlling interest in real property that is owned by another partnership, joint venture or other joint ownership arrangement, the term “Real Property Investment” includes any real property so owned or such controlling interest, as the context may allow.

          “Redeemed Interest” has the meaning provided in Section 3.12(c).

          “Redeemed Limited Partner” has the meaning provided in Section 3.12(c).

          “Redemption Effective Date” has the meaning provided in Section 3.12(c).

          “Redemption Value” means, with respect to a Redeemed Interest, the fair market value of such Redeemed Interest as of the applicable Redemption Effective Date, as determined in good faith by the Asset Manager; provided that, if (i) the Plan Asset Event or the Regulatory Issue relating to such Redeemed Interest is a result of (A) a breach of a representation, warranty or covenant made by the Redeemed Limited Partner, including, without limitation, any representation, warranty or covenant made by the Redeemed Limited Partner in this Agreement or its Subscription Agreement or (B) a change in law applicable to the Redeemed Limited Partner, or (ii) the Redeemed Limited Partner has made a material representation in, or materially violated any agreement of, this Agreement or the Redeemed Limited Partner’s Subscription Agreement, the Redemption Value shall be (in each case as determined in good faith by the Asset Manager) the lesser of (x) the fair market value of such Redeemed Interest on the applicable Redemption Effective Date and (y) the fair market value of the Redeemed Interest on the date on which cash is allocated to make redemption payments. In making such determination of fair market value, the Asset Manager

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shall assume that all of the Partnership Assets will be sold on the applicable date in a commercially reasonable manner and the proceeds of such sale, net of estimated closing costs, as reasonably determined by the Asset Manager, and all obligations of the Partnership (other than the redemption of the Redeemed Interests being redeemed as of such date), will be distributed to the Partners pursuant to this Agreement. With respect to a Plan Asset Event or Regulatory Issue that is not a result of a breach of a representation, warranty or covenant made by the Redeemed Limited Partner or a change in law applicable to the Redeemed Limited Partner if the majority of such Redeemed Limited Partners disagree with the Asset Manager’s determination of the Redemption Value of the applicable interests in the Partnership, such Redeemed Limited Partners shall negotiate in good faith to resolve such disagreement, and if such Redeemed Limited Partners continue to disagree after negotiations are held, either side may request that an independent evaluator (who must be reasonably acceptable to the other party) be retained, whose valuation shall be final and binding on the Partnership and all of the Partners. The Partnership will bear the cost of such independent valuation.

          “Registration Statement” means the registration statement on Form S-11 filed with the SEC under the Securities Act for the registration of Interests to be offered and sold to the Public Limited Partners and containing the Prospectus, in the form in which such registration statement is declared effective by the SEC (including each post-effective amendment to such Registration Statement, when such amendment is declared effective).

          “Regulated Investor” has the meaning provided in Section 3.12(b).

          “Regulatory Issue” has the meaning provided in Section 3.12(b).

          “REIT” means a real estate investment trust under the Code.

          “REIT Agreement” means the limited liability company agreement (or other governing document), including the TC REIT Agreement, of a REIT Subsidiary that is, or elects to be treated as, a REIT, as such limited liability company agreement (or other governing document) is amended, restated or otherwise modified from time to time.

          “REIT Shares” means the TC REIT Shares or the equity interests (including any preferred interests) in another REIT Subsidiary.

          “REIT Subsidiary” means any direct or indirect subsidiary of the Partnership (including TC REIT) that is, or will elect to be treated as, a REIT.

          “SEC” means the U.S. Securities and Exchange Commission.

          “Securities Act” means the U.S. Securities Act of 1933, or any successor thereto, and the rules and regulations thereunder, all as the same are amended from time to time.

          “Subscription Agreement” means, with respect to any Limited Partner, the Subscription Agreement or Subscription Agreements for Interests executed by such Limited Partner and accepted by the Partnership in accordance with the terms thereof.

          “Substituted Limited Partner” means any Person (including a purchaser of all or any portion of a Defaulting Limited Partner’s Interests pursuant to Section 3.6) admitted to the Partnership as a Limited Partner pursuant to the provisions of Article 8.

          “Substituted Public Limited Partner” means a Substituted Limited Partner to the extent such Partner has acquired Interests of, and been substituted as a Limited Partner for, a Public Limited Partner.

          “Taxed Partner” has the meaning provided in Section 5.3.

          “Tax Matters Partner” has the meaning provided in Section 3.16.

          “TC REIT” means TIAA-CREF USREF I REIT, LLC, a Delaware limited liability company that will elect to be treated as a REIT, and any successor to such Entity.

          “TC REIT Agreement” means the limited liability company agreement of TC REIT, as amended, restated or otherwise modi-fied from time to time.

          “TC REIT Shares” means the limited liability company interests (including any preferred interests) in TC REIT.

          “TIAA” means Teachers Insurance and Annuity Association of America, a New York corporation.

          “TIAA Commitment” has the meaning provided in Section 3.1.

          “TPIS” means Teachers Personal Investors Services, Inc., a registered broker-dealer.

          “Transfer” means to give, sell, assign, pledge, hypothecate, devise, bequeath, or otherwise dispose of, transfer, or permit to be transferred, during life or at death. The word “Transfer,” when used as a noun, shall mean any Transfer transaction.

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          “Treasury Regulations” means the U.S. federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

          “UBTI” has the meaning provided in Section 9.5.

          “Unfunded Capital Commitment” means, with respect to any Partner at any time, (i) such Partner’s Capital Commitment minus (ii) such Partner’s aggregate Capital Contributions made to the Partnership by such Partner on or before such time, plus (iii) any Capital Contributions returned to such Partner pursuant to Section 3.5(b).

          “U.S. GAAP” means United States generally accepted accounting principles.

          “U.S. Person” means a “U.S. person” as such term is defined in Section 7701(a)(30) of the Code.

          “Valuation Policy” means the valuation policy, as in effect on a given date, with respect to Partnership Assets, as determined by the General Partner in its sole discretion.

          “Voting Power” means the total number of votes associated with the issued and outstanding Interests held by the Limited Partners, including TIAA; provided, however, that TIAA (and its Affiliates) may not vote, or grant a Consent in respect of, any Interests with regard to (i) a removal of the General Partner as a general partner of the Partnership or the termination of the Asset Management Agreement pursuant to Section 6.4, (ii) any transaction between the Partnership and the General Partner, the Asset Manager or any of their Affiliates, or (iii) calling a meeting of the Limited Partners pursuant to Section 6.3(a), if at the time of such vote or Consent the General Partner and the Asset Manager are Affiliates of TIAA. Any Interests that are not permitted to be voted or for which a Consent may not be granted in respect of a matter for which a vote may otherwise be taken or a Consent granted (whether held by TIAA, its Affiliates, any Defaulting Limited Partners or otherwise) will not be considered outstanding for purposes of determining whether a quorum is present or otherwise taken into account or considered part of the Voting Power in respect of any such vote or Consent.

          “Withdrawal Date has the meaning provided in Section 3.10(a).

           “Withdrawing Partner” has the meaning provided in Section 3.10(a).

Article 2

ORGANIZATION

          2.1 Continuation of Limited Partnership. The parties to this Agreement hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act, and in accordance with the further terms and provisions of this Agreement. This Agreement amends and restates the existing limited partnership agreement of the Partnership in its entirety.

          2.2 Partnership Name. The name of the Partnership shall be “TIAA-CREF U.S. Real Estate Fund I, L.P.” The business of the Partnership shall be conducted under such name or such other name or names as the General Partner may from time to time designate.

          2.3 The Certificate. The General Partner, and any other Person designated as such by the General Partner, are hereby authorized to execute, file and record all such certificates and documents, including the Certificate and any amendments thereto, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited partnership, the ownership of property and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Partnership may own property or conduct business.

          2.4 Principal Place of Business. The principal place of business shall be located at 730 Third Avenue, New York, New York 10017, or at such other location as may be designated by the General Partner.

          2.5 Registered Office and Registered Agent. The address of the registered office of the Partnership in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19805, or such other place as may be designated from time to time by the General Partner. The name of the registered agent for service of process on the Partnership in the State of Delaware at such address shall be The Corporation Trust Company, or such other Person as may be designated from time to time by the General Partner.

          2.6 Term. The term of the Partnership commenced on the date of the filing of the Certificate and shall continue until the Partnership is dissolved and terminated pursuant to the provisions of Article 14.

          2.7 Purposes. The purposes of the Partnership are to, directly or indirectly through one or more Entities, (a) acquire, own, hold for investment and ultimately dispose of or otherwise invest in, directly or indirectly through one or more REIT

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Subsidiaries or Non-REIT Subsidiaries, Real Estate Assets and engage in activities related to investment in Real Estate Assets in accordance with the Investment Guidelines, including, without limitation, office, retail, industrial and multifamily residential properties, interests in partnerships, joint ventures and other joint ownership arrangements with respect to Real Estate Assets, and stock or other equity and debt interests in Portfolio Companies, and exercise all rights and powers granted to the owner of any such interests; (b) invest in any type of investment and engage in any other lawful act or activity for which limited partnerships may be formed under the Act, and by such statement all lawful acts and activities shall be within the purposes of the Partnership; (c) act as the manager of any REIT Subsidiary or Non-REIT Subsidiary, and cause any subsidiary of the Partnership, or a subsidiary thereof, to acquire, own, operate and dispose of Real Estate Assets; (d) engage in any other activities relating to, and compatible with, the purposes set forth above; and (e) take such other actions, or do such other things, as are necessary or appropriate (in the sole discretion of the General Partner) to carry out the provisions of this Agreement.

          2.8 Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Partnership, and the General Partner acting on behalf of the Partnership, shall have the power and are hereby authorized to, directly or indirectly through one or more Entities, (a) invest in interests in Real Estate Assets and in other assets which are designed to accomplish the purposes of the Partnership in any manner consistent with the Partnership’s Investment Guidelines and investment strategy and objectives, and reinvest any Net Capital Event Proceeds and Net Operating Cash Flow (or any funds that, but for such reinvestment, would be Net Capital Event Proceeds or Net Operating Cash Flow), to the extent permitted by this Agreement; (b) act as general or limited partner, member, joint venturer, manager or shareholder of any Entity (including, any REIT Subsidiary or Non-REIT Subsidiary and their respective subsidiaries), and to exercise all of the powers, duties, rights and responsibilities associated therewith; (c) take any and all actions necessary, convenient or appropriate as the holder of any such interests or positions; (d) make or acquire mortgage loans and other debt instruments related to real estate; (e) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease, construct, demolish or otherwise dispose of any real property or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership; (f) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and secure the same by mortgage, pledge or other lien or encumbrance on any assets; (g) invest any funds in Temporary Permitted Investments pending contribution, distribution or payment of the same pursuant to the provisions of this Agreement; (h) prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness; (i) enter into, perform and carry out contracts of any kind, including, without limitation, the Asset Management Agreement and any other contracts with the Asset Manager, the General Partner or a Limited Partner (or any Affiliate of any of them), necessary to, in connection with, or incidental to the accomplishment of the purposes of the Partnership; (j) establish reserves for capital expenditures, working capital and other purposes related to the Partnership; (k) employ or otherwise engage employees, managers, contractors, advisors and consultants, and pay reasonable compensation for their services; (l) redeem or otherwise purchase Interests of a Limited Partner pursuant to Section 3.6(c)(iv) or 3.12; (m) admit as a General Partner or Limited Partner any Person in accordance with the terms of this Agreement; (n) take any action the General Partner determines is necessary or desirable to ensure that the Partnership Assets are not deemed to be Plan Assets; and (o) do such other things and engage in such other activities as may be necessary, convenient or advisable with respect to the conduct of the business of the Partnership, and have and exercise all of the powers and rights conferred upon limited partnerships formed pursuant to the Act.

          2.9 Effectiveness of This Agreement. This Agreement shall govern the operations of the Partnership and the rights and restrictions applicable to the Limited Partners, to the extent permitted by law. Pursuant to Section 17-101(12)(a) of the Act, all Persons who become holders of Interests shall be bound by the provisions of this Agreement. The execution by a Person of its Subscription Agreement and acceptance thereof by the General Partner or the receipt of Interests as a successor or assign of an existing Limited Partner (who otherwise satisfies the requirements to become a Substituted Limited Partner) in accordance with the terms of this Agreement shall be deemed to constitute a request that the records of the Partnership reflect such admission, and shall be deemed to be a sufficient act to comply with the requirements of Section 17-101(12)(a) of the Act and to so cause that Person to become a Limited Partner in the Partnership as of the date of acceptance of its Subscription Agreement by the General Partner, or such receipt of Interests as such successor or assign, and to bind that Person to the terms and conditions of this Agreement (and to entitle that Person to the rights of a Limited Partner in accordance with the terms of this Agreement).

Article 3

CAPITAL

          3.1 Purchase of Interests by Initial Limited Partner; Representations of Initial Limited Partner. (a) Prior to the initial filing of the Registration Statement with the SEC, the Initial Limited Partner entered into a binding agreement (the “TIAA Commitment”) with the Partnership for a Capital Commitment of $50,000,000. Pursuant to the TIAA Commitment, the Initial Limited Partner shall make its Capital Contribution or Contributions to the Partnership in accordance with Sections 3.4, 3.5 and 3.6(b). The Interests sold to the Initial Limited Partner will have the same rights and obligations in all respects as the Interests to be offered

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and sold to subscribers in the public offering pursuant to Section 3.2, except that, as long as the Initial Limited Partner is an Affiliate of the General Partner, the voting rights of Interests held by the Initial Limited Partner shall be limited in accordance with the definition of “Voting Power.” The Initial Limited Partner shall not be required to make a Capital Contribution in excess of its Capital Commitment and, except as otherwise expressly provided herein, shall not be required to lend funds to the Partnership.

          (b) The Initial Limited Partner represents and warrants to the Partnership and the General Partner that the Initial Limited Partner understands that (i) the Interests acquired by it (A) have not been registered or qualified under the Securities Act or the securities laws of any state of the United States and that such registration or qualification is not contemplated, and (B) may not be offered, resold, pledged or otherwise Transferred unless they have been registered or qualified under the Securities Act and any applicable state securities laws or an exemption from such registration or qualification is available; (ii) a legend stating that the Interests acquired by the Initial Limited Partner have not been registered or qualified under the Securities Act or any applicable state securities laws and setting out or referring to the restrictions on the transferability and resale of such Interests will be placed on the documents, if any, evidencing or representing such Interests; and (iii) Interests acquired by the Initial Limited Partner are being acquired for the Initial Limited Partner’s own account for investment purposes and not with a view toward resale or distribution.

     3.2 Public Offering Interests in the Partnership.

          (a) The General Partner is hereby authorized to raise capital for the Partnership by offering and selling to the public up to 300,000 Interests (in addition to the 50,000 Interests acquired by the Initial Limited Partner pursuant to Section 3.1). No sale of Interests to the public shall be consummated unless and until the Partnership has received and accepted subscriptions for the purchase of not less than 150,000 Interests (other than any Interests subscribed for by TIAA or its Affiliates). Pending the receipt and acceptance of subscriptions for not less than the minimum 150,000 Interests pursuant to the public offering, all Subscription Agreements for subscribers for Interests shall be held in escrow by an independent escrow agent. In the event that the Partnership has not received and accepted subscriptions to purchase the minimum 150,000 Interests pursuant to the public offering by the Offering Termination Date, the General Partner shall terminate the offering and all original Subscription Agreements then held in escrow shall, at the option of the escrow agent, be returned to the subscribers or destroyed and their destruction certified in writing to such subscribers within 10 Business Days from the Offering Termination Date. In the event that subscriptions for not less than the minimum 150,000 Interests are received and accepted by the General Partner on behalf of the Partnership on or before the Offering Termination Date, all Persons whose subscriptions for Interests have been accepted by the Partnership on or prior to the date that shall have been selected by the General Partner as the cut-off for the first Admission Date (the “First Admission Date”) of Public Limited Partners shall be recognized as Limited Partners with respect to such subscriptions for Interests as of the first day (or such other day as the General Partner may determine) of the month in which the First Admission Date occurs and such subscribers are reflected on the Partnership’s register of Partners. The General Partner shall amend Exhibit A to reflect the admission of such subscribers as Limited Partners.

          (b) In the event that a total of 300,000 Interests are not sold to the public on the First Admission Date, the General Partner may admit subscribers for Interests as Limited Partners on one, but only one, additional date that shall have been selected by the General Partner as the cut-off for the final Admission Date (the “Final Admission Date”) of Public Limited Partners, and such Persons shall be recognized as Limited Partners with respect to such subscriptions for Interests as of the first day (or such other day as the General Partner may determine) of the month in which the Final Admission Date occurs and such subscribers are reflected on the Partnership’s register of Partners. The General Partner shall amend Exhibit A to reflect the admission of such subscribers as Limited Partners. The transactions contemplated by Section 3.2(a) and (b) shall not require the Consent of any Limited Partner.

          (c) In the event that the required minimum in subscriptions is received and the offering is consummated, a Limited Partner (including the Initial Limited Partner) who makes one or more Capital Contributions in accordance with this Article 3 during the public offering of Interests shall be entitled to receive from the Partnership a distribution of Net Operating Cash Flow equal to the amount of each such Capital Contribution multiplied by an interest rate per annum (which interest rate may be modified prospectively by the General Partner in its sole discretion at the end of any fiscal quarter), as provided in the Prospectus, for the period from the day after the day such Capital Contribution is received by the Partnership through the end of the fiscal quarter in which the Offering Termination Date occurs. Distribution of such amounts shall be made approximately 60 days after the end of the fiscal quarter in which the Offering Termination Date occurs, and such distributions shall be made prior to, and without regard to, any other cash distributions to which Limited Partners are entitled hereunder.

          (d) The General Partner is hereby authorized and directed to make any and all filings and take any and all other actions as shall be necessary or appropriate to reflect the admission of subscribers for Interests in the public offering as Limited Partners of the Partnership.

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          (e) The minimum number of Interests for which a Person may subscribe in the public offering is 150. Any Interests subscribed for in addition to the minimum number of Interests must be in increments of 10 Interests.

          (f) The Capital Commitments for Interests, and the Capital Contributions as and when made pursuant to such Capital Commitments, shall be reflected on Exhibit A hereto, as amended from time to time.

          (g) Subject to Sections 3.2(a) and (b), each subscription for Interests during the public offering shall be accepted or rejected by the General Partner on behalf of the Partnership within thirty (30) days of receipt of the applicable Subscription Agreement by or on behalf of TPIS (or any other registered broker-dealer participating in the public offering) and if rejected such Subscription Agreement shall be returned to the subscriber within ten (10) days after the date of such rejection. If not rejected within thirty (30) days of receipt, such subscription shall be deemed accepted. Neither the General Partner or any of its Affiliates (including, without limitation, TPIS) shall, directly or indirectly, pay or award any finder’s fee, commission, sales charge or other compensation to any Person engaged by a potential investor for investment advice for the sale of Interests or as an inducement to such advisor to advise the purchase of Interests; provided that this provision shall not prohibit the normal selling commission or other compensation payable to a registered broker-dealer, registered investment advisor or other properly licensed Person (which may include TPIS or another Affiliate of the General Partner) for selling Interests.

          (h) Except as otherwise provided in this Section 3.2, the General Partner shall have sole and complete discretion in determining the terms and conditions of the public offering and sale of Interests, and the General Partner is authorized and directed to do all things that it deems to be necessary, convenient, appropriate or advisable in connection therewith, including, but not limited to, the preparation and filing on behalf of the Partnership of the Registration Statement with the SEC and the securities commissions (or similar agencies or offices) of such states or other jurisdictions as the General Partner shall determine and the execution or performance of agreements with broker-dealers, investment advisors and others concerning the marketing of Interests on such basis and upon such terms as the General Partner shall determine. It is expressly agreed that TPIS, which is an Affiliate of the General Partner, and any other Affiliated Person of the General Partner that is a registered broker-dealer, may participate as broker-dealer in the public offering of Interests contemplated by this Section 3.2 and may receive reimbursement of expenses and other compensation (including, without limitation, a portion of the Asset Management Fee from the Asset Manager) as described in the Prospectus.

          (i) Each Interest shall have the rights and be governed by the provisions set forth in this Agreement; and none of such Interests shall have any preemptive rights, or give the holders thereof any rights to convert into any other securities of the Partnership or give the holders thereof any cumulative voting rights. Interests shall be evidenced by entries on the books of the Partnership. Certificates representing Interests shall not be issued; provided, however, that the General Partner may provide by resolution or resolutions (or otherwise) that some or all of the Interests shall be certificated.

     3.3 Capital Contribution of the General Partner. The General Partner has made a Capital Contribution of $1,000 and acquired one Interest. The General Partner shall not be required to make any additional Capital Contribution to the Partnership or to lend funds to the Partnership.

     3.4 Capital Contributions of Limited Partners. Limited Partners (including the Initial Limited Partner) shall make contributions to the Partnership on Capital Demand Dates upon receipt of Capital Demand Notices, in accordance with and subject to the limitations set forth in this Section 3.4 and Sections 3.5, 3.6(b), 3.8 and 3.11(b). Capital Contributions of the Limited Partners shall be made in U.S. dollars by wire transfer of federal funds or other immediately available funds to an account or accounts of the Partnership specified in the applicable Capital Demand Notice. The amount of each Limited Partner’s Capital Contribution specified in the applicable Capital Demand Notice shall be paid in full, irrespective of any set-off, claim, counterclaim, defense or other right that such Limited Partner may have against the Partnership, the General Partner, the Asset Manager or any of their respective Affiliates, provided that in no event shall a Limited Partner be required or permitted to make aggregate Capital Contributions in excess of such Limited Partner’s Capital Commitment.

     3.5 Capital Demand Dates; Capital Demand Notices.

          (a) Subject to the other provisions of this Article 3, on a Capital Demand Date the Limited Partners (including the Initial Limited Partner) shall contribute to the Partnership in U.S. dollars an amount equal to such portion of their aggregate Unfunded Capital Commitments as shall be specified by the General Partner in a Capital Demand Notice delivered in respect of such Capital Demand Date. Subject to the other provisions of this Article 3, the General Partner may issue one or more Capital Demand Notices during the public offering, and any Person admitted as a Limited Partner on or before the issuance of such Capital Demand Notice (including the Initial Limited Partner) shall be obligated to contribute capital in accordance with such Capital Demand Notice and the terms of this Agreement. Subject to the other provisions of this Article 3, any Capital Demand Notice may require Capital Contributions from some or all of the Limited Partners in such amounts or in such proportion as the General Partner, in the exercise of its discretion in good faith, may determine in order to make the ratio of the Capital Contribution of each Limited Partner to the Capital Contributions of all Limited Partners approximate, as closely as practicable, the ratio that the Unfunded Capital Commitment (as adjusted) of each Limited Partner bears to the Unfunded Capital Commitments (as adjusted)

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of all Limited Partners. For purposes of this Agreement, a “Capital Demand Date” shall mean a date on which Limited Partners are required by the General Partner to contribute capital, which date (i) shall be specified by the General Partner in a Capital Demand Notice delivered by the General Partner to the Limited Partners, (ii) except in the case of a capital call made in accordance with the five-day period prescribed in Section 3.6(b) or 3.8, shall be no less than fifteen (15) days after the date of giving the Capital Demand Notice by the General Partner to which such contribution of capital relates and (iii) shall in no event, except as contemplated in Section 3.7, occur after the Expiration Date. If and to the extent it deems reasonably necessary or appropriate pursuant to Section 3.6(c), 3.11(e) or 3.12(c), the General Partner may adjust the Unfunded Capital Commitments of one or more Limited Partners, provided that, in no event may the General Partner increase the amount of the Unfunded Capital Commitment of any Limited Partner.

          (b) For purposes of this Agreement, a “Capital Demand Notice” shall mean a written notice by overnight delivery or as otherwise permitted under this Agreement requiring the making of a Capital Contribution, which notice shall (i) be given by the General Partner to the Limited Partners, (ii) call for contribution of the amount of capital determined in the sole discretion of the General Partner to be appropriate to make or otherwise fund, as set forth in the Capital Demand Notice, existing or contemplated Real Estate Assets (including, without limitation, investments in Portfolio Companies), make payments due under any Credit Facility or meet the costs or expenses of the Partnership permitted to be paid hereunder (including, without limitation, Organizational Expenses, indemnification obligations and other Operating Expenses) or for the payment of Acquisition Fees or Asset Management Fees, or for reserves to pay or otherwise fund any of the foregoing, and (iii) shall clearly specify the aggregate amount of Capital Contributions to be made by the Limited Partners and the Capital Contribution to be made by a Limited Partner pursuant to such Capital Demand Notice. Notwithstanding the foregoing, the General Partner, by prompt notice to the Limited Partners by e-mail, facsimile or as otherwise permitted under this Agreement, which shall be delivered at least five (5) Business Days prior to the Capital Demand Date, may (A) postpone the Capital Demand Date one or more times to a specific date, or to a future date to be confirmed on three (3) Business Days’ written notice; provided, that, except as permitted under Section 3.7, no Capital Demand Date may be postponed to a date later than the Expiration Date, or (B) deliver a notice of cancellation as to the capital call contemplated by such Capital Demand Notice to the Limited Partners (in which case, the Partnership shall promptly, and in any event within five (5) Business Days from the date of cancellation, return in full any Capital Contribution actually made by a Limited Partner in response to such Capital Demand Notice).

     3.6 Failure to Contribute.

          (a) Unless a Partner is excluded from investing pursuant to Section 3.8, 3.11(a) or 3.12, upon any failure (a “Default”) by any Limited Partner (a “Defaulting Limited Partner”) to pay in full when due, the called-for amount of its Unfunded Capital Commitment, interest shall accrue on the outstanding unpaid balance of such called-for amount (the “Defaulted Amount”), from and including the date such payment was due until the earlier of the date of payment to the Partnership of such called-for amount (together with accrued interest thereon) or such time, if any, as such Defaulting Limited Partner suffers a reduction in its Percentage Interest in the Partnership as provided in Section 3.6(c), at the lesser of (x) the rate of 5% per annum over the Prime Rate and (y) the maximum rate permitted by applicable law. Payments of interest pursuant to this Section 3.6(a) shall (i) be distributed among the other Limited Partners (except for any other Defaulting Limited Partners subject to the provisions of this Section 3.6) in proportion to their respective Percentage Interests and (ii) not be credited to the Defaulting Limited Partner’s Capital Account or deemed a Capital Contribution.

          (b) In the event of a Default by a Limited Partner, the General Partner may provide to all Limited Partners (other than any Defaulting Limited Partners) a Capital Demand Notice calling for contribution within five (5) Business Days of the Capital Contribution that a Defaulting Limited Partner failed to make. Any Capital Contribution by any Limited Partner pursuant to such Capital Demand Notice shall reduce such Limited Partner’s Unfunded Capital Commitment in accordance with the defini-tion of such term.

          (c) If a Default occurs and is not cured by the Defaulting Limited Partner within thirty (30) Business Days following the General Partner’s issuance of written notice of such Default to the Defaulting Limited Partner, the General Partner may, in its sole discretion, apply any one or more of the following remedies:

          (i) Such Defaulting Limited Partner may be prohibited from making any further Capital Contributions to fund the acquisition of one or more Real Estate Assets or to make an additional investment with respect to any Real Estate Asset, in each case, as determined by the General Partner in its discretion, and the General Partner may reduce such Defaulting Limited Partner’s Capital Commitment by such Defaulting Limited Partner’s share of any Capital Contribution to be made in respect of any such Real Estate Asset; provided that, this Section 3.6(c)(i) shall not prohibit the General Partner from issuing a Capital Demand Notice to such Defaulting Limited Partner for any other purpose permitted under this Agreement.

          (ii) Such Defaulting Limited Partner may (A) be assessed a 25% reduction in its Capital Account balance, Capital Contribution and Percentage Interest (such reduction amount to be allocated among all other Limited Partners in proportion to their respective Capital Accounts balances, except any other Defaulting Limited Partner subject to the provisions of this Section

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3.6) and (B) surrender to the other Limited Partners (except any other Defaulting Limited Partner subject to the provisions of this Section 3.6), as recompense for damages suffered, and the Partnership shall withhold (for the account of such other Limited Partners), all distributions that would otherwise be made to such Defaulting Limited Partner on or after such date in respect of such 25% reduction (and such amounts withheld shall be distributed among such other Limited Partners in proportion to their Percentage Interests). The General Partner shall be permitted to make such adjustments to the Capital Account balances, Capital Contributions and Percentage Interests of the Limited Partners as such may be necessary to accomplish the foregoing and any such adjustment shall be effective as of the date that the General Partner gives notice of the foregoing reduction to the Defaulting Limited Partner or such other date as the General Partner may reasonably determine.

          (iii) The General Partner may commence legal proceedings against the Defaulting Limited Partner to compel payment of the Defaulted Amount together with any accrued and unpaid interest thereon as provided in this Section 3.6.

          (iv) In lieu of the remedy set forth in Section 3.6(c)(ii), such Defaulting Limited Partner may be required to Transfer its Interests in the Partnership effective immediately upon written notice from the General Partner, in which case the procedure set forth in the following sentence shall apply, at a Transfer price equal to 75% of the Defaulting Limited Partner’s Capital Account balance, less any expenses, deductions, damages or losses caused by or allocated to such Defaulting Limited Partner (the “Default Purchase Price”). The General Partner may either (A) cause the Partnership to redeem the Interests required to be Transferred pursuant to the immediately preceding sentence by payment of the Default Purchase Price to the Defaulting Limited Partner in the form of a non-interest bearing promissory note that shall be a junior, unsecured obligation of the Partnership and shall be subordinated to all other existing and future liabilities of the Partnership and payable after the sale of the Partnership’s final investment, provided that the issuance of such promissory note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (B) designate a purchaser or purchasers of such Interests, and, subject to the provisions of Sections 8.1(c) and (d), the Interests shall be acquired by the purchaser or purchasers (if such purchaser or purchasers accept such designation and the acquisition will not result in (x) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (y) the Partnership being deemed to hold Plan Assets of any Benefit Plan Investor) by the payment to the Defaulting Limited Partner within ninety (90) days of the date of such designation of the Default Purchase Price; provided that, the Limited Partners (including the Initial Limited Partner but excluding any Defaulting Limited Partner) shall have the right to purchase a Defaulting Limited Partner’s Interests, prior to such Interests being offered to any other potential purchaser. In such case, such Interests shall be offered on a pro rata basis among all such Limited Partners based upon their respective Percentage Interests, and the General Partner shall establish a reasonable period of time during which such pro rata offer and, for those Partners who accept such offer, sale of the Defaulting Limited Partner’s Interests may take place. The purchaser shall thereafter be admitted as a Substitute Limited Partner subject to Sections 8.1(c) and (d).

          (v) Such Defaulting Limited Partner shall not otherwise Transfer any of its Interests (or any interest therein) in the Partnership without the written consent of the General Partner, which may be given or withheld in the General Partner’s sole and absolute discretion.

          (d) Each Defaulting Limited Partner shall indemnify and hold harmless the General Partner and the Partnership against any losses, damages and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by any of them (i) in enforcing or attempting to enforce the provisions of this Section 3.6 or (ii) resulting from the Partnership’s failing to meet its obligations by reason of such Defaulting Limited Partner’s Default.

          (e) Whenever the vote or Consent of the Limited Partners is required or permitted pursuant to this Agreement or the Act, including, without limitation, for purposes of any amendment to this Agreement, a Defaulting Limited Partner, unless and until such Defaulting Limited Partner has paid to the Partnership the entire Defaulted Amount (together with accrued interest thereon), shall not be entitled to participate in such vote or Consent, and such vote or Consent shall be tabulated or made as if such Defaulting Limited Partner were not a Limited Partner and the Interests owned by such Defaulting Limited Partner were not outstanding.

     3.7 Capital Contributions After the Investment Period. The General Partner shall not have the right to deliver Capital Demand Notices after the Expiration Date, except as limited to each Limited Partner’s Unfunded Capital Commitment and except to the extent necessary to: (i) pay Operating Expenses, including principal, interest or other amounts due under any indebtedness of the Partnership or any of its subsidiaries, including the Credit Facility (but not Organizational Expenses), Acquisition Fees and Asset Management Fees that cannot be paid out of available Partnership cash flow or reserves, (ii) complete Real Estate Assets In Progress and fund obligations with respect to commitments to make investments in Real Estate Assets that were made during the Investment Period, whether or not any such investments are actually acquired, (iii) fund additional investments for capital improvements or other capital expenditures for Real Estate Assets held directly or indirectly, or Real Estate Assets in Progress at the end of the Investment Period, provided that, the cost of such additional investments is not in excess of 20% of the aggregate Capital Commitments of the Limited Partners, (iv) pay such amounts as may be necessary, as determined in the

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discretion of the General Partner, to maintain or protect the value of, or cover operating expenses relating to, one or more of the Real Estate Assets or (v) establish and fund a reserve for any of the foregoing.

     3.8 Limited Exclusion Right. Prior to investing in any Real Estate Asset, the General Partner shall, subject to Section 3.11(a), have the right (a “Limited Exclusion Right”), but not an obligation, to exclude any Limited Partner (including the Initial Limited Partner) from participating in the investment in such Real Estate Asset and in any item of income, gain, loss, deduction, credit or distribution with respect thereto if the General Partner determines in its sole discretion that:

          (i) participation by the Limited Partner in the Partnership’s investment in such Real Estate Asset will (A) result in a violation of the provisions of any law, statute, rule, regulation or order applicable to the Partnership or its Affiliates, a Portfolio Company, such Real Estate Asset or any other Partner or (B) subject the Partnership or its Affiliates, a Portfolio Company, such Real Estate Asset or any other Partner to any material penalty under any such law, statute, rule, regulation or order; or

          (ii) participation by the Limited Partner in the Partnership’s investment in the Real Estate Asset would cause (or be reasonably likely to cause) a significant delay, extraordinary expense or a material adverse effect on the Partnership or its Affiliates, a Portfolio Company, such Real Estate Asset or any other Partner.

     If the General Partner exercises a Limited Exclusion Right hereunder, the General Partner (x) shall so notify each Limited Partner to be excluded at least five (5) Business Days’ prior to investing in such Real Estate Asset, which notice shall be accompanied by reasonable detail of the basis therefor (including, without limitation, a summary of the facts leading to the exercise of such right) and (y) may provide to the nonexcluded Limited Partners a Capital Demand Notice calling for contribution within five (5) Business Days of the amount of any additional Capital Contributions that they are required to make in order to consummate the proposed investment as to which such right has been exercised; provided; that the General Partner in its discretion may decide that the Partnership will not elect to make the investment without the participation of the excluded Limited Partner or Limited Partners or may substitute third-party investors as joint venture partners or other participants in such investment. Any Capital Contribution by any Limited Partner pursuant to such Capital Demand Notice shall reduce such Limited Partner’s Unfunded Capital Commitment in accordance with the definition of such term.

     3.9 Effect of Limited Exclusion Rights. To the extent that the General Partner exercises its Limited Exclusion Right with respect to an investment in a Real Estate Asset, then the Capital Commitment of any such excluded Limited Partner shall not be reduced thereby and the General Partner shall interpret (and amend to the extent necessary or appropriate) this Agreement with respect to any such excluded Limited Partner and with respect to any other Limited Partners for all purposes as if such Limited Partner were not a Limited Partner hereunder with respect to that particular investment in a Real Estate Asset and shall make all allocations and distributions pursuant to Articles 4, 5 and 14 on a Partner-by-Partner basis taking into account only those Real Estate Assets in which each such Limited Partner participated and, in making any calculations with respect to a particular Real Estate Asset, calculating distributions of Net Operating Cash Flow and Net Capital Event Proceeds with respect to any Partner only with respect to such Real Estate Asset, and related Permitted Temporary Investments, in which such Partner participated. The aggregate amount not contributed by an excluded Limited Partner as a result of the General Partner’s exercise of the Limited Exclusion Right shall be added to the amounts such Limited Partner would have been required to contribute with respect to future Real Estate Assets if such Limited Exclusion Right had not been exercised, such aggregate amount to be allocated among such Real Estate Assets in such amounts or proportions as the General Partner, in its sole and absolute discretion, may determine.

     3.10 Mandatory Withdrawal.

          (a) The General Partner shall have the right at any time upon written notice to require a Limited Partner to withdraw from the Partnership if the General Partner determines, in its sole discretion, that such Limited Partner (i) has made a material misrepresentation in, or materially violated (and failed to cure within 30 days) any covenant of, this Agreement or such Limited Partner’s Subscription Agreement or (ii) as a limited partner in the Partnership, would cause the Partnership to violate applicable rules and regulations (including, without limitation, those under ERISA). Upon the giving of such notice, such Limited Partner will be required to withdraw as a Partner (a “Withdrawing Partner”) as of the date specified in such notice (the “Withdrawal Date”).

          (b) Effective upon the Withdrawal Date, a Withdrawing Partner shall cease to be a Partner of the Partnership for all purposes, shall become a Redeemed Limited Partner, all of its Interests shall become a Redeemed Interest and, except for its right to receive the Redemption Value for its Redeemed Interest as of the Redemption Effective Date pursuant to Section 3.12(c) and (d), shall no longer be entitled to the rights of a Partner under this Agreement (including, without limitation, the right to have any allocations made to its Capital Account pursuant to Article 4, the right to receive distributions pursuant to Article 5 and upon dissolution of the Partnership pursuant to Article 14 and the right to vote or Consent on matters as provided in this Agreement).

     3.11 ERISA Matters.

          (a) The General Partner will use its reasonable efforts to conduct the affairs and operations of the Partnership in such a manner that the Partnership will qualify as an Operating Company or for another exception from being deemed to hold Plan Assets of any Benefit Plan Investor.

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          (b) Notwithstanding Section 3.4, until such time as the General Partner delivers to each Benefit Plan Investor (and the escrow agent, if any) a certificate which identifies the exception from holding Plan Assets on which the Partnership will rely, all Capital Contributions otherwise required to be made to the Partnership by a Benefit Plan Investor may, at the request of the General Partner, instead be required to be deposited directly by such Benefit Plan Investor into an escrow account that is intended to comply with Department of Labor Advisory Opinion 95-04A.

          (c) Each Partner that is or will be a Benefit Plan Investor on the Admission Date (or date of Transfer of any interest in the Partnership to such Benefit Plan Investor, if applicable) when it is admitted to the Partnership shall so notify the General Partner in writing prior to such Admission Date (or such date of Transfer, if applicable). Any Limited Partner or other holder of any interest in the Partnership which has not indicated in its Subscription Agreement (or Transfer documentation, in the case of a Transfer) that it is a Benefit Plan Investor hereby represents, warrants and covenants that it is not, it is not acting on behalf of and, so long as it holds an interest in the Partnership, it will not be and will not be acting on behalf of a Benefit Plan Investor.

          (d) It is intended that none of the Partnership, the General Partner, the Asset Manager or any of their Affiliates will act as or be deemed to be a fiduciary under ERISA with respect to any Benefit Plan Investor or the Partnership Assets; provided, however, that this provision is not intended to negate the fiduciary duties imposed upon a general partner under the Act. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action or refrain from taking any action which in its judgment is necessary or desirable in order to prevent any Partnership Assets from being deemed to constitute Plan Assets of any Benefit Plan Investor.

          (e) Should the General Partner reasonably determine that the continued participation of one or more Benefit Plan Investors would result in the Partnership Assets being deemed Plan Assets of such Benefit Plan Investor (a “Plan Asset Event”), the General Partner shall so notify each of such Benefit Plan Investors in writing as soon as reasonably practicable following such determination. Thereafter, the General Partner shall take reasonable steps to correct or cure the Plan Asset Event and, if the General Partner determines, in good faith, that it is not reasonably likely that the Partnership’s Plan Asset Event can be reasonably corrected or cured, taking into account the overall interest of the Partnership, the General Partner shall dissolve the Partnership and wind up its affairs in accordance with Article 14. In connection with the foregoing obligation, in addition to any other powers the General Partner may have, the General Partner shall have the authority to take any of the following actions, in its sole discretion and considering the best interests of the Partnership: (i) any action necessary or desirable, in the General Partner’s reasonable judgment, to cure the Partnership’s failure to qualify as an Operating Company, if applicable; (ii) in accordance with the provisions of Section 16.4, amend this Agreement to cure any illegality or other adverse consequences to the Partnership; (iii) amend, terminate or restructure any then existing or contemplated arrangements to cure any illegality or other adverse consequences to the Partnership; (iv) redeem any Limited Partner’s Interests, in whole or in part, in a manner consistent with the procedures in Section 3.12(d); (v) require the sale of all or any portion of any Benefit Plan Investor’s Interests to one or more Limited Partners or third parties at the Redemption Value or (vi) dissolve the Partnership and wind up its affairs in accordance with Article 14. In the event of the sale or redemption of a portion of a Benefit Plan Investor’s Interests, the Unfunded Capital Commitment of such Benefit Plan Investor shall be adjusted in accordance with Section 3.5(a).

     3.12 Regulatory Matters.

          (a) Each Limited Partner acknowledges that the Partnership Assets are not intended to constitute plan assets of such Limited Partner for purposes of any applicable non-U.S., state or local law governing the investment and management of the assets of that Limited Partner, and that, as a result, none of the Partnership, the General Partner, the Asset Manager or any of their Affiliates intend to be acting as a fiduciary within the meaning of any applicable non-U.S., state or local law relating to governmental plans or foreign plans with respect to such Limited Partner or the Partnership Assets; provided, however, that this provision is not intended to negate the fiduciary duties imposed upon a general partner under the Act.

          (b) In the event that the General Partner believes that (i) the investment in the Partnership by a Limited Partner which is a governmental plan, foreign plan or other regulated entity (other than a Benefit Plan Investor) (each, a “Regulated Investor”) may result in (A) any violation of any law or regulation applicable to such Regulated Investor, (B) the treatment of the Partnership Assets as assets of such Regulated Investor or (C) the treatment of the Partnership, the General Partner or the Asset Manager as a fiduciary under any law applicable to such Regulated Investor and (ii) if, in the reasonable judgment of the General Partner, any of the foregoing conditions result in or may result in any adverse consequences to the Partnership, the General Partner or the Asset Manager (both of (i) and (ii), a “Regulatory Issue”), then the General Partner, in its sole discretion, (x) may require that such Regulated Investor provide (at such Regulated Investor’s expense) an opinion of counsel, reasonably acceptable to the General Partner in form and substance, that no Regulatory Issue exists or, (y) in the event such an opinion is not delivered within a reasonable time after being requested, may cause the Partnership to redeem such Regulated Investor’s Interests, in whole or in part, or may require the Regulated Investor to Transfer its Interests, in whole or in part.

          (c) Effective upon the date specified by the General Partner in the notice sent to a Limited Partner, notifying such Limited Partner of the General Partner’s determination to completely or partially redeem such Limited Partner’s Interests pur-

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suant to Section 3.10(b), Section 3.11(e) or Section 3.12(b) (the “Redemption Effective Date”), such Limited Partner (the “Redeemed Limited Partner”) shall cease to be a Partner of the Partnership with respect to the redeemed portion of its interest (the “Redeemed Interest”) only and, in addition to its right to receive payment for the Redeemed Interest as provided in Section 3.12(d), shall continue to be entitled, with respect to its remaining interest only, if any, to the rights of a Partner under this Agreement (including, without limitation, the right to have any allocations made to its Capital Account (as such may be adjusted) pursuant to Article 4, the right to receive distributions pursuant to Article 5 and upon dissolution of the Partnership pursuant to Article 14 and the right to vote on matters as provided in this Agreement). In the event of any such redemption, the Unfunded Capital Commitment of such Limited Partner will be adjusted in accordance with Section 3.5(a).

          (d) The Redemption Value shall be paid by the Partnership to such Redeemed Limited Partner in cash by paying to such Limited Partner a “pro rata portion” of each distribution payable to such Redeemed Limited Partner until the Redemption Value has been fully paid; provided, that the General Partner shall be under no obligation to sell, finance or refinance any Partnership Assets or to take any other action to effect such redemption which, in the judgment of the General Partner, may affect adversely the Partnership (taking into account the liquidity needs of the Partnership) or any Partner. For purposes of the preceding sentence, a Redeemed Limited Partner’s “pro rata portion” of a distribution shall be an amount equal to the amount such Redeemed Limited Partner would have received in respect of the Redeemed Interest had such interest not been redeemed.

     3.13 Capital Account.

          (a) General. The Partnership shall establish and maintain throughout the life of the Partnership for each Partner a separate capital account (“Capital Account”) in accordance with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (a) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (b) all Profits allocated to such Partner pursuant to Section 4.2, and decreased by (i) the amount of cash or the Carrying Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (ii) all Losses allocated to such Partner pursuant to Section 4.2. Any other Partnership item which is required or authorized under Section 704(b) of the Code to be reflected in Capital Accounts shall be so reflected.

          (b) Profits and Losses. “Profits” and “Losses” mean, for purposes of computing the amount of Profits or Losses to be reflected in the Partners’ Capital Accounts, for each Fiscal Year or other period for which allocations to Partners are made, an amount equal to the Partnership’s taxable income or loss for such period determined in accordance with U.S. federal income tax principles with the following adjustments:

               (i) any income of the Partnership that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this provision shall be added to such taxable income or loss;

               (ii) any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this provision, shall be subtracted from such taxable income or loss;

               (iii) in the event the Carrying Value of any Partnership Asset is adjusted pursuant to this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses, and shall be allocated in accordance with the provisions of Article 4;

               (iv) Book Gain or Book Loss from a Capital Transaction shall be taken into account in lieu of any tax gain or tax loss recognized by the Partnership by reason of such Capital Transaction;

               (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed as provided in this Agreement; and

               (vi) to the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the Partnership Asset) or loss (if the adjustment decreases the basis of the Partnership Asset) from the disposition of the Partnership Asset and shall be taken into account for purposes of computing Profits or Losses.

     Any items that are specially allocated pursuant to Sections 4.2(b)-(e) shall not be taken into account in calculating Profits or Losses. If the Partnership’s taxable income or loss for such Fiscal Year or other period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Partnership’s Profits for such Fiscal Year or other period; and if a negative amount, such amount shall be the Partnership’s Losses for such Fiscal Year or other period.

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          (c) Adjustments to Carrying Values.

               (i) Consistent with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Sections 3.13(c)(ii) and 3.13(c)(iii), the Carrying Values of all Partnership Assets shall be adjusted upward or downward to reflect any Book Gains or Book Losses attributable to such Partnership Assets, as of the times of the adjustments provided in Sections 3.13(c)(ii) and 3.13(c)(iii) hereof, as if such Book Gain or Book Loss had been recognized on an actual sale of each such Partnership Asset and allocated pursuant to Section 4.2.

               (ii) Such adjustments shall be made as of the following times: (A) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of money or other property as consideration for an interest in the Partnership; and (C) under generally accepted industry accounting practices within the meaning of Treasury Regulations Section 1.704-l(b)(2)(iv)(f)(5).

               (iii) In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Values of Partnership Assets distributed in kind shall be adjusted upward or downward to reflect any Book Gain or Book Loss attributable to any such Partnership Asset, as of the time any such asset is distributed.

          (d) Except as otherwise expressly provided herein, a Partner shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the Partnership nor shall a Partner be entitled to make any loan or Capital Contribution to the Partnership. No loan made to the Partnership by any Partner shall constitute a Capital Contribution to the Partnership.

     3.14 Transfer of Capital Accounts. The original Capital Account established for each transferee shall be in the same amount as the Capital Account or portion thereof of the Partner to which such transferee succeeds, at the time such transferee is admitted to the Partnership. The Capital Account of any Partner whose Percentage Interest shall be increased by means of the Transfer to it of all or part of the Interests of another Partner shall be appropriately adjusted to reflect such Transfer. Any reference in this Agreement to a Capital Contribution of, or distribution to, a then-Partner shall include a Capital Contribution or distribution previously made by or to any prior Partner on account of the Interests of such then-Partner.

     3.15 Return of Capital Contributions; No Interest on Capital Contributions. Under circumstances in which there is to be a return of any Capital Contribution, no Partner shall have the right to receive property other than cash, except as may be specifically provided herein. Except as otherwise provided herein, no Partner shall be entitled to receive interest on any Capital Contribution or on the balance in such Partner’s Capital Account. No Partner shall have any liability for the return of the Capital Contributions of any other Partner.

     3.16 Tax Matters Partner. The General Partner shall be the Partnership’s “Tax Matters Partner” (as such term is defined in Section 6231(a)(7) of the Code), with all of the powers that accompany such status (except as otherwise provided in this Agreement). Promptly following the written request of the Tax Matters Partner, the Partnership shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including, without limitation, reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The provisions of this Section 3.16 shall survive the termination of the Partnership and shall remain binding on the Partners for as long a period of time as is necessary to resolve with the U.S. Internal Revenue Service any and all matters regarding the U.S. federal income taxation of the Partnership or the Partners.

Article 4

ALLOCATIONS

     4.1 General Rules Concerning Allocations. Within forty-five (45) days after the end of each calendar quarter, Profits and Losses for such quarter shall be determined in accordance with the accounting methods followed by the Partnership for U.S. federal income tax purposes.

     4.2 Allocations of Profits and Losses.

          (a) Subject to Articles 3 and 7 and except as otherwise provided in this Article 4, Profit and Losses, and to the extent necessary, individual items of income, gain, loss and deduction of the Partnership, for any allocation period shall be allocated among the Partners in a manner such that the Capital Account of each Partner, immediately after making such allocation, and after taking into actual distributions made during such allocation period (and distributions with respect to such allocation period to be made after the end of such allocation period if the General Partner is able to determine in good faith the manner in which such distributions will be made pursuant to Section 5.1), is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Partner pursuant to Section 5.1(a) if the Partnership were to dissolve, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Partnership liabilities, including the Partnership’s share of any liability

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of any Entity treated as a partnership for U.S. federal income tax purposes in which the Partnership is a partner, were satisfied (limited, with respect to each nonrecourse liability to the book value of the assets securing the liability) and the net assets of the Partnership were distributed in accordance with Section 5.1(a) immediately after making such allocation, minus (ii) such Partner’s share of “minimum gain” and “partner nonrecourse debt minimum gain” determined pursuant to Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), computed immediately prior to the hypothetical sale of assets, if any.

          (b) In the event a Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) that causes or increases an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner so as to eliminate such negative balance as quickly as possible. This subparagraph is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

          (c) Except as otherwise provided in Treasury Regulations Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain for any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain to the extent required by Treasury Regulations Section 1.704-2(f). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f) and (j)(2). This subparagraph is intended to comply with the minimum gain chargeback requirement in said section of the Treasury Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

          (d) Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner’s share of the net decrease in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt to the extent and in the manner required by Treasury Regulations Section 1.704-2(i). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and (j)(2). This subparagraph is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Treasury Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph shall be made in proportion to the respective amounts to be allocated to each Partner pursuant hereto.

          (e) Partner Nonrecourse Deductions for any Fiscal Year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Partners that bear the economic risk of loss for such Partner Nonrecourse Debt (as determined under Treasury Regulations Sections 1.704-2(b)(4) and 1.704-2(i)(1)).

     14.3 Negative Capital Accounts. Except as may be required by law, no Partner shall be required to reimburse the Partnership for any negative balance in such Partner’s Capital Account; provided, that each Limited Partner shall remain fully liable to make contributions of capital in accordance with the terms hereof to the extent of such Limited Partner’s Unfunded Capital Commitment.

     4.4 Tax Allocations.

          (a) Except as otherwise provided in this Section 4.4, each item of Partnership income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss and deduction is allocated pursuant to Section 4.2, and the Partners’ distributive shares of such items for purposes of Code Section 702 shall be determined according to their respective shares of Profits or Losses to which such items relate.

          (b) Except as set forth in Section 4.4(e), in the case of any Partnership Asset the Carrying Value of which differs from its adjusted basis for U.S. federal income tax purposes, subsequent allocations of items of income, gain, loss and deduction with respect to such Partnership Asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Carrying Value under Code Section 704(c), as determined by the General Partner.

          (c) Allocations pursuant to this Section 4.4 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, distributions or other Partnership items pursuant to any provision of this Agreement.

          (d) Items of tax expense payable by the Partnership or withheld on income payable, directly or indirectly, to the Partnership shall be included in the computation of Profits and Losses of the Partnership and allocated pursuant to Section 4.2(a), provided, that where an item of tax expense payable by the Partnership or where a withholding tax on income or payments to the Partnership is calculated, under applicable law, at different rates or on a different basis with respect to income

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allocable to some (but not all) of the Partners, such tax expense or withholding shall be allocated to the Partners as reasonably determined by the General Partner, in a manner which reflects the rate or basis of taxation which is applicable to each such Partner.

          (e) To the extent permitted by law, all Profits or Losses of the Partnership for a Fiscal Year allocable with respect to any Interests which may have been Transferred during such year shall be allocated between the transferor and the transferee based upon the number of quarterly periods that each was the recognized holder of such Interests, without regard to the results of Partnership operations during particular quarterly periods of such Fiscal Year and without regard to whether cash distributions were made to the transferor or transferee.

Article 5

DISTRIBUTIONS

     5.1 Cash Distributions.

          (a) Net Operating Cash Flow. Subject to Articles 3 and 7 and except as otherwise provided in this Article 5, Net Operating Cash Flow and Net Capital Event Proceeds attributable to each Partnership Asset shall be distributed each quarter of the Partnership’s fiscal year as determined by the General Partner in its sole discretion (provided that such determination may take into account the Partnership’s ongoing expenses (including the Asset Management Fee and debt service payments), anticipated investments or capital expenditures and reserves) to the Partners in proportion to their respective Percentage Interests in each such Partnership Asset.

          (b) Reinvestment During the Investment Period. Notwithstanding the provisions of Section 5.1(a), during the Investment Period the General Partner may, in its sole and absolute discretion, invest all or any portion of Net Operating Cash Flow and Net Capital Event Proceeds (or any funds that, but for such reinvestment, would be Net Operating Cash Flow or Net Capital Event Proceeds) in existing or additional Real Estate Assets in lieu of distributing such amounts.

     5.2 Priority. Notwithstanding any other provision of this Agreement, it is specifically acknowledged and agreed by each Limited Partner that the Partnership’s failure to pay any amounts to such Limited Partner, whether as a distribution, redemption payment or otherwise, even if such payment is specifically required hereunder, shall not give such Limited Partner creditor status with regard to such unpaid amount; but rather, such Limited Partner shall be treated only as a Limited Partner, and not as a creditor, of the Partnership. This Section 5.2 is, as permitted by Section 17-606 of the Act, intended to override the provisions of Section 17-606 of the Act relating to a partner’s status and remedies as a creditor, to the extent that such provisions would be applicable in the absence of this Section 5.2.

     5.3 Withholding and Indemnities. Notwithstanding any other provision of this Agreement, the General Partner shall take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under any U.S. federal, state or local tax law (including withholding amounts from any distribution to be made to any Partner). Any amounts required to be withheld under any such law by reason of the status of, or any action or failure to act (other than an action or failure to act pursuant to this Agreement) by, any Partner shall be withheld from distributions otherwise to be made to such Partner, and, to the extent such amounts exceed such distributions, such Partners shall pay the amount of such excess to the Partnership in the manner and at the time or times required by the General Partner. For purposes of this Agreement, any amount withheld from a distribution to a Partner and paid to a governmental body shall be treated as if distributed to such Partner. In the event that any state, local or other income tax imposed on the Partnership as an Entity for any Fiscal Year is reduced by reason of the holding of Interests by any Partner, an amount equal to the reduction attributable to such Partner shall be distributed to such Partner within 60 days after the end of the Fiscal Year, and the expense relating to such tax shall be allocated among the other Partners. In the event that the Partnership or the General Partner becomes liable as result of a failure to withhold and remit taxes with respect to a distribution (or income allocable) to a Partner (the “Taxed Partner”), then, in addition to, and without limiting any indemnity for which the Taxed Partner otherwise may be liable under this Agreement, the Taxed Partner shall indemnify and hold harmless the Partnership, and the other Partners, as the case may be, in respect of all taxes, including interest and penalties and any expenses (including without limitation reasonable attorneys’ fees and expenses) incurred in any examination, determination, resolution and payment of such liability. The provisions contained in this Section 5.3 shall survive termination of the Partnership and the withdrawal of any Partner.

     5.4 Illegal Distributions. If the General Partner determines that a Limited Partner is a Prohibited Partner, the General Partner may freeze the Limited Partner’s distributions and Interests and take such other actions as may be necessary or appropriate under the law.

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Article 6

LIMITED PARTNERS

          6.1 Limited Liability of Limited Partners. Except for the obligations under this Agreement and the Subscription Agreements, the liability of the Limited Partners shall be limited to the maximum extent permitted by the Act. In no event shall a Limited Partner be obligated to make contributions to the capital of the Partnership in excess of its Unfunded Capital Commitment; provided, that (i) a Limited Partner shall be obligated to return to the Partnership or pay, for the benefit of creditors of the Partnership amounts previously distributed to such Limited Partner to the extent required by the Act or other applicable law and (ii) such Limited Partner shall have such other liabilities as are expressly provided for in this Agreement and its Subscription Agreement. If a Limited Partner is required under the Act or other applicable law to return to the Partnership or pay, for the benefit of creditors of the Partnership, amounts previously distributed to such Limited Partner, then the obligation of such Limited Partner to return or pay any such amount shall be the obligation of such Limited Partner and not the obligation of the General Partner or any other Limited Partner.

          6.2 Non-U.S. Ownership. Each Limited Partner hereby agrees to provide the General Partner with such information as the General Partner may reasonably request from time to time with respect to non-U.S. citizenship, residency, ownership or control of such Limited Partner so as to permit the General Partner to evaluate and comply with any regulatory and tax requirements applicable to the Partnership or proposed investments of the Partnership.

          6.3 Meetings of Limited Partners; Voting Procedures.

                    (a) Time, Place, Purpose and Notice of Meetings. Except as otherwise required by law, meetings of the Limited Partners for any purpose may be called only by the General Partner and shall be called by the General Partner upon receipt of a request in writing signed by the Limited Partners holding 10% or more of the Voting Power. Such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at that meeting. A meeting may be held at the principal office of the Partnership or at such other place as may be reasonably designated by the General Partner or, if called upon the request of the Limited Partners, as reasonably designated by such Limited Partners. Written notice of each meeting of the Limited Partners shall be given to each Limited Partner entitled to vote at such meeting within ten (10) days after the General Partner’s receipt of a request for the meeting if such meeting has been requested by the Limited Partners holding 10% or more of the Voting Power. Any meeting may be held not less than fifteen (15) nor more than sixty (60) days from the date of the notice for such meeting, except that the maximum time periods for giving notice of and holding any such meeting may be extended for up to an additional sixty (60) days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of any solicitation material to be sent to the Limited Partners in connection with such meeting. Included in the notice of a meeting shall be a statement of the place, date and time of the meeting and the purpose(s) of or the action(s) proposed to be taken at the meeting, including, if applicable, the wording of any resolution or any amendment of this Agreement proposed for adoption by the Limited Partners. Business transacted at the meeting shall be limited to the purpose(s) or action(s) proposed in the notice of the meeting. All expenses of the meeting and notification shall be borne by the Partnership.

                    (b) Quorum. Limited Partners holding a majority of the Voting Power, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the Limited Partners, except as otherwise required by law. If a quorum is not represented, the General Partner, or, if the meeting has been called by the Limited Partners holding 10% or more of the Voting Power, the Limited Partners present in person or represented by proxy at the meeting shall have power, by the affirmative vote of the Limited Partners holding a majority of the Voting Power present in person or represented at such meeting, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than (30) thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Limited Partner. Withdrawal of any Limited Partners from any meeting shall not cause the failure of a duly constituted quorum at such meeting.

                     (c) Voting/Consents. Except as otherwise provided in this Agreement, at all meetings of the Limited Partners, each Limited Partner shall be entitled to cast one vote in person or by proxy, for each Interest held by such Limited Partner on the record date for the meeting. When a quorum is present at any meeting, the affirmative vote of the Limited Partners holding a majority of the Voting Power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or this Agreement, a different vote is required, in which case such express provision shall govern and control the decision of such question. Any Limited Partner who is in attendance at a meeting of the Limited Partners either in person or by proxy, but who abstains from the vote on any matter brought before such meeting, shall not be deemed present or represented at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present or represented at such meeting for all other purposes.

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                    (d) Record Date. For the purpose of determining the Limited Partners entitled to vote on, or to vote at, any meeting of the Partnership or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date for any such determination of the Limited Partners. Such date shall not be more than fifty (50) days nor less than ten (10) days before any such meeting.

                    (e) Proxies. Each Limited Partner may authorize any Person or Persons to act for him by proxy in all matters in which a Limited Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. The Partnership shall provide for proxies or written Consents which specify a choice between approval and disapproval of each matter to be acted upon at any meeting of the Partnership. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy or Consent. Every proxy or Consent shall be revocable at the pleasure of the Limited Partner executing it prior to the vote to be taken on or the adoption of the matter or matters at issue.

                    (f) Officers; Conduct of Meetings. At each meeting of the Limited Partners, the General Partner shall designate such offi-cers and adopt such rules for the conduct of such meeting as it shall deem appropriate.

                     (g) Informal Action by Limited Partners. Any action required to be taken at a meeting of the Limited Partners, or any other action that may be taken at a meeting of the Limited Partners, may be taken without a meeting, without prior notice and without a vote, if a Consent in writing setting forth the action so taken shall be signed by the Limited Partners having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Interests entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written Consent shall be given to those Limited Partners who have not consented in writing.

          6.4 Voting Rights of Limited Partners; Reimbursement of General Partner and Asset Manager.

                    (a) The Limited Partners holding a majority of the Voting Power, without the concurrence of the General Partner or the Asset Manager, may

                              (i) amend this Agreement, subject to the provisions of Section 16.4 and to the conditions that such amendment (A) may not in any manner allow the Limited Partners to take part in the control of the Partnership’s business and (B) may not, without the Consent of the General Partner or any other Limited Partner affected thereby, alter the rights, powers and duties of such General Partner or any such Limited Partner under this Agreement or the interest of any other Limited Partner in Profits or Losses or distributions under this Agreement;

                              (ii) approve or disapprove of the sale or other disposition of all or substantially all of the Partnership’s Real Estate Assets (except for the sale or other disposition of Real Estate Assets in the ordinary course of the Partnership’s business, including the sale or other disposition of the final Real Estate Assets remaining as a result of such previous sales or dispositions);

                              (iii) elect to dissolve the Partnership;

                              (iv) remove the General Partner and terminate the Asset Management Agreement; and (v) elect a new General Partner.

                    (b) in the event that either the General Partner is removed or the Asset Management Agreement terminated pursuant to Section 6.4(a)(iv), then the General Partner shall be removed and the Asset Management Agreement terminated on the effective date determined in accordance with the vote or Consent for such removal or termination pursuant to Section 6.4(a)(iv).

          In the event the General Partner is removed and the Asset Management Agreement terminated, (x) the Partnership shall redeem the Interest or Interests of the General Partner for an amount equal to the General Partner’s Percentage Interest of the Partnership’s then current Net Asset Value, (y) the General Partner, the Asset Manager and their Affiliates shall be paid or reimbursed for all fees and expenses accrued or otherwise payable to them through the effective date of such removal and termination, in each case no later than thirty (30) days after such effective date, and (z) the Partnership shall promptly cease using the terms or marks “TIAA” and “CREF” or any confusingly similar terms or marks.

          6.5 No Termination. The death, resignation, expulsion, bankruptcy, dissolution or any other event that terminates the existence of a Limited Partner shall not affect the existence of the Partnership, and the Partnership shall continue until its existence is terminated as provided herein.

Article 7

REIT STATUS

          7.1 REIT Matters. The Partnership shall make Qualifying Investments through a REIT Subsidiary as determined by the Asset Manager in its sole and absolute discretion. The Partnership shall cause each REIT Subsidiary to elect to be treated as a

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REIT on its U.S. federal income tax return for the Fiscal Year that is no later than the one in which such REIT Subsidiary commences its operations. The General Partner and its Affiliates shall not be liable to any Limited Partner or the Partnership in connection with any failure of any such REIT Subsidiary to so qualify at any time.

          7.2 Excess Share Provisions.

                    (a) Each Limited Partner hereby represents to the General Partner and the Partnership that it has reviewed the provisions of the TC REIT Agreement, which sets forth, among other things, certain restrictions on direct and indirect transfers of equity interests in TC REIT and the circumstances in which equity interests in TC REIT will be converted into Excess Shares. Notwithstanding any other provision of this Agreement, in the event that (i) any interest in the Partnership is Transferred or any direct or indirect ownership interest in any Limited Partner is Transferred and (ii) as a result of such Transfer, the TC REIT Shares that are held by the Partnership are converted into Excess Shares pursuant to the TC REIT Agreement, then (A) the transferee of the interests in the Partnership or the Limited Partner whose ownership interests were Transferred, as the case may be, shall (1) repay to the Partnership the amount of any distributions received by it from the Partnership that are attributable to any TC REIT Shares held by the Partnership and designated as Excess Shares and that were received on or after the date that such shares became Excess Shares, and (2) have its right to distributions pursuant to this Agreement reduced by an amount equal to the sum of the amount of cash and the fair market value of any property received by the Excess Share Trust with respect to such Excess Shares and distributed by the Excess Share Trust to the Charitable Beneficiary or used by the Excess Share Trust to pay its expenses, (B) the allocations of income, gain, loss or expense of the Partnership pursuant to Article 4 shall be adjusted to the extent necessary to reflect the rights and obligations of such transferee or Limited Partner as described in clause (A) of this sentence, and (C) for purposes of determining such transferee’s or Limited Partner’s Beneficial Ownership of the TC REIT Shares, any interests in the TC REIT Shares that otherwise would be Beneficially Owned by such transferee or Limited Partner (but for the Transfer to the Excess Share Trust) shall be reduced by such number of Excess Shares.

                    (b) Each Limited Partner acknowledges and agrees that the REIT Agreement of each other REIT Subsidiary of the Partnership will contain all or substantially all of the same (i) restrictions on direct and indirect transfers of equity interests in such subsidiary and (ii) conditions under which equity interests in such subsidiary will be converted into Excess Shares as in the TC REIT Agreement. Accordingly, each Limited Partner acknowledges and agrees that the same or substantially the same provisions of the last sentence of Section 7.2(a) will apply in the same manner with respect to each such other REIT Subsidiary as with respect to TC REIT.

                    (c) Each Limited Partner covenants to notify the General Partner of any Transfer of any direct or indirect ownership interest in such Limited Partner at least ten (10) Business Days prior to the consummation of any such Transfer if any such Transfer could result in the conversion of equity interests of a REIT Subsidiary into Excess Shares.

          7.3 Information. Each Limited Partner shall provide to the Partnership such information as the General Partner may reasonably request to determine the effect of such Limited Partner’s ownership of interests in the Partnership on each REIT Subsidiary’s status as a REIT for U.S. federal income tax purposes (including, without limitation, the impact, if any, of Section 856(d)(2)(B) of the Code on each such REIT Subsidiary’s ability to satisfy the requirements of Sections 856(c)(2) and 856(c)(3) of the Code).

Article 8

TRANSFERS OF INTERESTS

          8.1 Restrictions on Transfers.

                    (a) In addition to the limitations set forth in Article 7, a Limited Partner shall not Transfer all or any of its Interests (or any economic interest therein), and no Transfer shall be registered by the Partnership without the express written Consent of the General Partner, which Consent may be withheld in the sole and absolute discretion of the General Partner, except as otherwise provided in the next sentence. Without limiting the generality of the foregoing, except for Transfers of Interests for estate planning purposes (including Transfers to a family trust) and Transfers by gift or inheritance or pursuant to divorce (which Transfers will be subject to the Consent of the General Partner in its reasonable discretion), the General Partner may, in its sole and absolute discretion, withhold its Consent to a Transfer of Interests if, as a result of such Transfer, (x) the transferor would Transfer fewer than 50 Interests, (y) the transferor would hold fewer than 50 Interests, if any, or (z) the transferee would hold fewer than 150 Interests. No Transfer of an Interest (or any economic interest therein) may be made during the public offering pursuant to Section 3.2, and no Transfer may be made if the transferor has held the Interests to be Transferred for less than one year. Any purported Transfer in violation of this Agreement shall be null and void ab initio.

                    (b) No Transfer of any Interests (or any economic interest therein) shall be permitted if the General Partner determines, in its sole and absolute discretion, that such Transfer would or may (i) cause the Partnership to be classified as an

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association taxable as a corporation for U.S. federal income tax purposes, including causing the Partnership to be treated as a “publicly traded partnership” taxed as a corporation under Section 7704 of the Code or otherwise cause the Partnership to be classified as an association taxed as a corporation for U.S. federal income tax purposes; (ii) be a violation of any state securities or “Blue Sky” laws (including any suitability standards) applicable to the Partnership; (iii) result in a violation of ERISA; or (iv) cause a direct or indirect subsidiary of the Partnership that has elected, or intends to elect, to be taxed as a REIT to fail to qualify as a REIT. In addition, the General Partner shall not permit any Transfer of any Interests (or any economic interest therein) if, in the General Partner’s good faith determination, such Transfer may cause the Partnership Assets to be deemed Plan Assets.

                    (c) The Partnership shall not recognize for any purpose any Transfer with respect to any Interest (or any economic interest therein) unless there shall have been filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such Transfer and such instrument evidences the written acceptance by the transferee of all of the terms and provisions of this Agreement, satisfies the conditions of Section 3.11(c), represents that the transferee has been informed of all pertinent facts relating to the restricted liquidity and marketability of the Interests, the transferee meets the applicable suitability requirements for transferees acquiring Interests, and that such Transfer was made in accordance with all applicable laws and regulations (including investment suitability requirements) and contains an assumption by the transferee of all of the transferor’s obligations with respect to such Interest (including the obligation to make Capital Contributions in accordance with this Agreement and the transferor’s Unfunded Capital Commitment) and a power of attorney granted by the transferee to the General Partner to execute this Agreement on its behalf. Such instrument shall, if required by the General Partner, be accompanied by a Transfer fee not in excess of $100 that shall be paid to the Partnership or its designee to cover all actual, necessary and reasonable expenses, fees and filing costs in connection with such Transfer. Any transferee of Interests in accordance with this Article 8 shall be recognized (including, without limitation, for purposes of Section 4.4(e)) as a holder of the Interests as of the first day of the fiscal quarter next succeeding the fiscal quarter in which the General Partner actually receives the instrument of Transfer that complies with the requirements of this Section 8.1(c). Except in the case of Transfers of Interests for estate planning purposes (including Transfers to family trusts) and Transfers by gift or inheritance or by divorce, each transferee must meet the same suitability standards set forth in the Prospectus for an investment in Interests that are applicable to a Public Limited Partner acquiring Interests in the public offering pursuant to Section 3.2, unless such requirement is waived by the General Partner in its sole discretion.

                    (d) Any Person who is recognized as the transferee of an Interest may become a Substituted Limited Partner only when such Person shall have satisfied the conditions of Sections 8.1(c) and 16.4(a). The right of a transferee to become a Substituted Limited Partner shall be subject to the written Consent of the General Partner, which Consent may be granted or denied in the sole and absolute discretion of the General Partner and prior to the giving of such Consent, such substitution shall not be effective. The written Consent or a notice of denial of Consent shall be given to the transferee not later than the last day of the calendar month following the month during which the Partnership has received the items set forth in Sections 8.1(c) and 16.4(a) herein. The voting rights of a Limited Partner who transfers his entire economic interest in any Interests will terminate with respect to such Interests upon such transfer.

                    (e) Notwithstanding anything in this Section 8.1 to the contrary, in each year following the year in which the Offering Termination Date occurs, the General Partner will not unreasonably withhold its Consent to a Transfer of Interests during a period of 30 consecutive days that shall be designated by the General Partner by written notice sent to the Limited Partners not less than ten (10) Business Days prior to the commencement of such period; provided that, (i) the Partnership receives the items set forth in Section 8.1(c) (and, if applicable, Section 16.4) required for such Transfer; (ii) the General Partner has determined, in its sole and absolute discretion, that such Transfer would not be in violation of Section 8.1(b) or 8.3, (iii) unless otherwise permitted by the General Partner, in its sole and absolute discretion, the Transfer complies with the provisions of Section 8.1(a), and (iv) the Transfer is not in violation of any provision of Article 7.

                    (f) If a Limited Partner becomes Incapacitated, his executor, administrator, trustee or other legal representative shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the decedent or incompetent or bankrupt Person possessed to Transfer all or any part of his Interests and to join with the transferee thereof in satisfying conditions precedent to such transferee becoming a Substituted Limited Partner. The Incapacity of a Limited Partner shall not dissolve the Partnership.

                    (g) Notwithstanding anything herein to the contrary, the Partnership and the General Partner shall be entitled to treat the transferor of any Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made to it in good faith, until such time as the written instrument of Transfer that conforms to the requirements of Section 8.1(c) has been received by the Partnership and accepted by the General Partner. The rights of a Person who is a transferee of an Interest as permitted hereby but who does not become a Substituted Limited Partner shall be limited to the receipt of distributions pursuant to this Agreement and the allocation of Profits and Losses pursuant to Article 4. A Person who is a transferee of any Interests as permitted hereby but who does not become a Substituted Limited Partner, and who desires to make a further Transfer of such Interests, shall be subject to all of the provisions of this Article 8 to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of Interests.

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          8.2 Indemnification.

                    (a) The transferor and transferee of an Interest shall be jointly and severally obligated to reimburse the Partnership and the General Partner for all expenses (including, without limitation, attorneys’ fees and expenses) incurred by or on behalf of the Partnership and the General Partner in connection with any Transfer. If, under applicable law, a Transfer of all or any part of any Interest in the Partnership that does not comply with Section 8.1 is nevertheless legally effective, the transferor and transferee shall be jointly and severally liable to the Partnership and the General Partner for, and shall indemnify and hold harmless the Partnership and the General Partner against, any losses, damages or expenses (including attorneys’ fees and expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with such Transfer.

                    (b) Each Limited Partner or other holder of any Interest shall indemnify and hold harmless the Partnership, the General Partner and every other Limited Partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual misrepresentation or misstatement of facts or omission to state facts made (or omitted to be made) by such Limited Partner or other holder of an Interest in connection with any Transfer of all or any part of any Interest in the Partnership, or the admission of a transferee as a Substituted Limited Partner to the Partnership, against expenses for which the Partnership or such other Person has not otherwise been reimbursed (including attorneys’ fees and expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by it or him in connection with such action, suit or proceeding.

          8.3 Publicly Traded Partnership Restriction. The General Partner shall withhold its Consent to any proposed Transfer of all or any part of an Interest in the Partnership (including any right to or attribute of such Interest or the capital, profits or distributions of the Partnership), any such Transfer or purported Transfer shall be null and void and the Partnership shall not recognize the transferee, purported transferee or purported beneficial owner of such Interest as a direct or indirect holder of an Interest in the Partnership for any purpose, if the General Partner determines that such Transfer, alone or when cumulated with other Transfers (proposed or otherwise), would result in more than 2% of the interests in the capital or profits of the Partnership being Transferred during such taxable year, unless the General Partner receives an opinion of counsel to the Partnership that such Transfer or proposed Transfer will not result in the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code or in the Partnership failing to qualify for any safe harbor, exemption or other favorable treatment under Section 7704 of the Code, the regulations thereunder and any administrative rulings or policies with respect thereto. For purposes of the preceding sentence, a Transfer will not include Transfers which, in the determination of the General Partner, constitute (i) Transfers in which the basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under Section 732 of the Code, (ii) Transfers at death, (iii) Transfers to a spouse, brother, sister, ancestor or lineal descendant of the transferring Partner, (iv) Transfers involving the issuance of Interests by the Partnership in exchange for consideration, (v) Transfers involving distributions from a retirement plan or individual retirement account, (vi) block Transfers where a Partner, in one or more transactions during any 30 calendar day period, Transfers in the aggregate more than 2% of the total interests in Partnership capital or profits, (vii) Transfers pursuant to a right under a redemption or repurchase agreement that is exercisable only upon the death, disability or mental incompetence of the Partner or upon the retirement or termination of services of an individual who actively participated in the management of the Partnership or performed services on a full-time basis for the Partnership, (viii) Transfers through a “qualified matching service,” as defined by Treasury Regulations Section 1.7704-1(g) or (ix) Transfers by one or more Partners of Interests representing more than 50% of the total Interests in Partnership capital and profits in one transaction or a series of related transactions. Transfers to which the General Partner withholds its Consent pursuant to this Section 8.3 will, subject to the provisions of Article 7 and this Article 8, be permitted in the order requested as soon as such Transfers can be made without violating the provisions of this Section 8.3.

Article 9

GENERAL PARTNER

          9.1 Management and Control of the Partnership.

                    (a) The General Partner, in its sole discretion, shall have full, complete and exclusive right, power and authority to exercise all the powers of the Partnership set forth in Section 2.8 and to do all things necessary to effectuate the purposes of the Partnership as set forth in Section 2.7. The General Partner shall exercise on behalf of the Partnership complete discretionary authority for the management and conduct of the affairs of the Partnership, including the authority to change the Partnership’s Investment Guidelines or investment strategy at any time and from time to time in its sole discretion; provided that, in no event may the General Partner change the investment strategy of seeking to invest at least 80% of the Partnership’s Assets (determined at the end of the Investment Period but based upon their Gross Asset Values at the time of their acquisition) in real properties in the office, retail, industrial and residential sectors and located primarily in the 50 largest markets in the United States, as determined by the General Partner. Subject to the other provisions of this Agreement, the General Partner, in its sole discretion, shall have full, complete and exclusive right, power and authority in the management and control of the Partnership’s

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business to cause agreements to be entered into with respect to the Partnership Assets (including with Affiliates of the General Partner or the Asset Manager subject to the other provisions of this Agreement). Without limiting the generality of the foregoing, it is understood and agreed that the General Partner may enter into letters of intent, purchase agreements and other commitments relating to the acquisition of Real Estate Assets, on behalf of, and in anticipation of the purchase of such Real Estate Assets by the Partnership, TC REIT or any other subsidiary of the Partnership, it being acknowledged that any liability thereby incurred by the General Partner in connection therewith shall be subject to indemnification under Section 12.2.

                    (b) The General Partner shall have the power and authority, on behalf of the Partnership, to delegate to one or more Persons its rights and powers to manage and control the affairs of the Partnership. Such delegation may be by a management agreement or other agreement with any such Person, and, except as otherwise provided in Article 10, such delegation shall not cause the General Partner to cease to be a “general partner” (within the meaning of the Act) of the Partnership. In the General Partner’s discretion but subject to the other provisions of this Agreement, any compensation to such Persons shall be paid by the Partnership, TC REIT or other subsidiary of the Partnership. Without limiting the generality of the foregoing, the Partnership and/or the General Partner may enter into the Asset Management Agreement with the Asset Manager and any modification to or replacement of such agreement, provided that any amendments to the Asset Management Agreement that materially and adversely affect the Limited Partners, as a whole, shall require the Consent of a majority of the Voting Power (not including Interests held by the Initial Limited Partner or its Affiliates as long as the Asset Manager is an Affiliate of the Initial Limited Partner). It is further understood and agreed that whenever any action is required to be taken or Consent to be given by the General Partner pursuant to the terms of this Agreement, to the extent of such delegation, any such action may be performed on its behalf, and any such Consent may be granted, by the Asset Manager or other delegee permitted under this Section 9.1(b).

                    (c) It is understood and agreed that each manager and officer of the General Partner may act for and in the name of the General Partner under this Agreement. In dealing with any manager or officer of the General Partner acting for or on behalf of the Partnership, no Person shall be required to inquire into, and Persons dealing with the Partnership are entitled to rely conclusively on, the right, power and authority of any manager or officer of the General Partner to bind the Partnership.

                    (d) The General Partner and its Affiliates shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth in this Agreement.

          9.2 Authority of the General Partner.

                (a) Except to the extent otherwise provided herein, the General Partner for and in the name and on behalf of the Partnership is hereby authorized:

                              (i) to acquire, either directly or indirectly through TC REIT or other subsidiary of the Partnership, including without limitation, any other REIT Subsidiary, or any joint venture, joint participation, partnership or otherwise, by purchase, lease, exchange or otherwise any real or personal property (including Real Estate Assets) which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership; provided that, except as provided in Section 9.2(b)(ii), investments by the Partnership in other partnerships or joint ventures shall be limited to partnerships or ventures which own and operate (directly or through an interest in another Entity) a particular Real Estate Asset in which the Partnership acquires a controlling interest and which does not involve duplicate property management or other fees;

                              (ii) to operate, maintain, finance, improve, own, grant options with respect to, sell, convey, assign, mortgage or exchange and to cause to have constructed any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership and to perform construction work or hire contractors to perform construction work in connection with any of the foregoing or otherwise to alter, improve, repair, replace or rebuild any Real Estate Asset;

                              (iii) to let or lease all or any portion of any Real Estate Asset of the Partnership for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so let or leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (iv) to create, by grant or otherwise, easements and servitudes for any purpose;

                              (v) to incur all reasonable expenditures;

                              (vi) to employ and dismiss from employment any and all employees, agents, independent contractors, real estate managers, brokers, attorneys and accountants;

                              (vii) to execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the development, management, maintenance and operation of the Real Estate Assets;

                              (viii) to borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on any Real Estate Assets or

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other Partnership Assets and to enter into any hedging transactions with respect to any such financing to manage the interest rate or other aspects of such financing and to otherwise employ the use of derivatives in connection with any such financing on terms the General Partner or the Asset Manager deems proper; provided, however, that in connection with the borrowing of money, recourse for the repayment of which is limited solely to property of the Partnership, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

                              (ix) to execute, in furtherance of any or all of the purposes of the Partnership, any deed, lease, mortgage, mortgage note, bill of sale, contract or other instrument purporting to convey, exchange or encumber the real or personal property of the Partnership;

                              (x) to prepay in whole or in part, refinance, recast, increase, modify, consolidate or extend any mortgages affecting the Real Estate Assets and in connection therewith to execute any extensions or renewals of mortgages on, or constituting, any of the Real Estate Assets;

                              (xi) to execute a distribution agreement with TPIS (and/or other Affiliate of the General Partner that is a registered broker-dealer) pursuant to which such firm would assist the Partnership in the sale of Interests and the Partnership would agree, subject to Section 12.2(c), to indemnify and hold harmless such firm from any liability incurred by it in so acting as distributor or agent for the Partnership;

                              (xii) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide any services to, lend money to, sell property to, or purchase property from, the General Partner or any of its Affiliates; provided, however, that such dealing, engaging in business or providing services may not involve any direct or indirect payment by the Partnership of any rebate or any reciprocal arrangement which would have the effect of circumventing any restriction set forth herein upon dealings with Affiliates of the General Partner;

                              (xiii) to execute the Asset Management Agreement with Teachers Advisors, Inc. (or a division thereof) as Asset Manager;

                              (xiv) to, in its sole discretion, make or revoke (and in the case of any partnership or joint venture through which the Partnership holds an interest in property, cause to be made or revoked) the election referred to in Section 754 of the Code;

                              (xv) to request such information from any Limited Partner or other holder of an Interest as may be reasonably required (as determined by the General Partner) to comply with any U.S. federal, state or local tax laws;

                              (xvi) to designate, in its sole discretion, itself or any successor or additional general partner as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code;

                              (xvii) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, in connection with, or incidental to the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a partnership under the laws of each State in which the Partnership is then formed or qualified; and

                              (xviii) to take any and all action necessary to organize and maintain any REIT Subsidiary (or other subsidiary), to elect its directors, trustees or managers and to vote the interests held by the Partnership in each such REIT Subsidiary (or other subsidiary), and any of the actions authorized to be taken by or on behalf of the Partnership hereunder may be taken by or on behalf of a REIT Subsidiary (or other subsidiary); and

                              (xix) to do any and all of the foregoing at such price, rental or amount, for cash, securities or other property and upon such terms as the General Partner deems proper.

          In the case of the making or revocation of any election under clause (xiv) above or any designation under clause (xvi) above, each of the Partners will, upon request, supply such information and execute such documents as are necessary to effectuate such election or revocation, or such designation. In the case of any request for information under clause (xv), any Limited Partner or other holder of an Interest to which any such request is sent shall comply with such request.

                    (b) (i) The Partnership may invest in joint venture partnerships with other persons, which joint venture partnerships own and operate a particular Real Property Investment; provided that, except as otherwise provided in Section 9.2(b)(ii), (x) the Partnership shall not make any such investment in a joint venture partnership unless the Partnership acquires a controlling interest in such joint venture partnership; (y) the Partnership will either have a right of first refusal to purchase the joint venture partner’s interest in the Real Property Investment or will be entitled to a preferential amount from the proceeds of the sale of the Real Property Investment; and (z) in no event will the Partnership invest with an Affiliate of the General Partner in a joint venture partnership to own a Real Property Investment. In addition, the payment of duplicate property management or other fees in connection with investments in joint venture partnerships is prohibited and the operation and management of such a

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joint venture partnership shall in all other respects be consistent with the provisions and limitations contained in this Agreement. The Partnership and any joint venture partner shall be required to pay only their respective or proportionate share of legal fees and other expenses in connection with the acquisition of a Real Property Investment by a joint venture partnership.

                              (ii) The Partnership may invest, directly or indirectly, in Real Estate Assets (other than Real Property Investments), including, without limitation, passive investments (including through equity or debt securities) in limited partnerships or other Portfolio Companies that make real estate investments, or whose business involves real estate investment or operations, including real estate operating and management companies, commingled funds primarily investing in real estate or other Portfolio Companies, and commercial or residential mortgage-backed securities and other obligations collateralized by mortgages or mortgage-related securities, provided, that such investments may not in the aggregate exceed 20% of the Partnership Assets determined at the end of the Investment Period but based upon their Gross Asset Values at the time of their acquisition. Any mortgage loans in which the Partnership may invest will be accompanied by a recent appraisal of the underlying real property.

                    (c) Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner, thereunto duly authorized, as to:

                              (i) the identity of any General Partner or Limited Partner hereof;

                              (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any other manner germane to the affairs of the Partnership;

                              (iii) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

                              (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

                    (d) The General Partner shall maintain in its records for at least five years each appraisal obtained in connection with a Real Property Investment made in accordance with clause (i) of Section 9.2(a); any such appraisal so obtained shall be performed by an independent and competent appraisal firm.

                    (e) Subject to Section 9.4(a)(i), the General Partner shall have the right, power and authority to lease, sell, exchange or refi-nance, or grant an option for the sale of, all or any portion of any Real Estate Asset or other property of the Partnership at such rental, price or amount, for cash, securities or other property and upon such other terms as the General Partner in its sole discretion deems proper. No Affiliate of the General Partner shall receive any commission on the sale of any property by the Partnership.

          9.3 Authority of Partners to Deal with Partnership.

                    (a) Without limitation upon the other powers set forth herein, the General Partner is expressly authorized (and where indicated, directed), in the name of and on behalf of the Partnership, to do the following: (i) The General Partner, in the name of and on behalf of the Partnership, is authorized and directed to pay or cause to be paid to the Asset Manager or its Affiliates, or to purchase or invest in Real Estate Assets in connection with such purchase or investment the Asset Manager or its Affiliates shall receive from the sellers thereof, Acquisition Fees in connection with the evaluation, investigation, negotiation, selection and purchase of each such Real Estate Asset equal to 0.50% of the aggregate purchase price (including indebtedness) paid by the Partnership (or TC REIT or other subsidiary of the Partnership) for such Real Estate Asset; provided, however, that, in no event shall (x) the total of all Acquisition Fees paid to all Persons in connection with the purchase of all Real Estate Assets (including Acquisition Fees paid in connection with Real Estate Assets acquired through the reinvestment of Net Capital Event Proceeds or Net Operating Cash Flow (or any funds that but for such reinvestment would be Net Capital Event Proceeds or Net Operating Cash Flow)) exceed 18% of the Capital Contributions of the Limited Partners (which 18% limitation contained in this proviso shall be computed on that portion of the Capital Contributions of the Limited Partners, including a proportionate share of uninvested reserves and a proportionate share of Front-End Fees) applicable to the Real Estate Asset which is the subject of the transaction and to the Real Estate Assets previously acquired by, or contracted for by, the Partnership, TC REIT or any other subsidiary of the Partnership or (y) Acquisition Expenses and Acquisition Fees for any Real Estate Asset exceed 6% of its gross purchase price. The General Partner shall commit a portion of the Capital Contributions of the Limited Partners to Investment in Properties which, at a minimum, is equal to or greater than an amount equal to 82% of the Capital Contributions of the Limited Partners. If the aggregate Acquisition Fees payable in connection with the purchase of Real Estate Assets by the Partnership (or TC REIT or any other subsidiary of the Partnership) should exceed the foregoing applicable amount, or if the Front-End Fees must be reduced for the Partnership to commit the minimum amount of Capital Contributions of the Limited Partners to Investment in Properties as set forth above, the General Partner shall cause the Asset Manager or its Affiliates to reimburse the Partnership for the amount of any such excess Acquisition Fees received by them.

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                              (ii) The General Partner is hereby, in the name and on behalf of the Partnership, authorized and directed to pay or cause to be paid to the Asset Manager or its Affiliates Asset Management Fees in the amount of 1.25% per annum of the Gross Asset Value of the Partnership’s Real Estate Assets in connection with the performance of investment management, advisory, accounting, reporting and investor services rendered to the Partnership. The Asset Management Fee shall be paid quarterly in arrears no later than the 45th day of the month following the end of each calendar quarter and shall be prorated for any partial calendar quarter. The Asset Manager may reallow a portion of the Asset Management Fee to TPIS (or another Affiliate of the Asset Manager that is a registered broker-dealer) as compensation for its services in connection with the public offering of Interests and/or the maintenance of investor accounts or other investor-related services, provided that such reallowance does not increase the amount of the Asset Management Fee charged to the Partnership. In the event that the Partnership invests in another limited partnership, fund, commingled investment vehicle or similar Entity that charges its investors (or pays out of its revenues or the capital contributions made to it) an asset management or similar fee, the Asset Manager will reduce the Asset Management Fee by the lesser of (x) the amount of the asset management or similar fee payable by or on behalf of such Entity in respect of the Partnership’s investment therein, and (y) the amount of the Asset Management Fee attributable to the Partnership’s investment in such Entity.

                              (iii) The General Partner, in the name and on behalf of the Partnership, may enter into a distribution or agency agreement or agreements with TPIS, a registered broker-dealer and an Affiliate of the General Partner, and any other Affiliate that is a registered broker-dealer to act as broker-dealers for the public offering of Interests pursuant to Section 3.2 and to receive reasonable compensation therefor. In addition, any Affiliate of the General Partner may act as a selected dealer for the public offering of Interests pursuant to Section 3.2 and receive reasonable compensation therefor.

                              (iv) The General Partner may, in the name and on behalf of the Partnership, pay or cause to be paid brokerage commissions to TIAA or other Affiliated Persons of the General Partner in connection with insurance covering the Real Estate Assets or other insurance coverage, subject to the conditions that: (A) before any such brokerage services are provided, there will have been received quotations from two independent insurance brokers or carriers or underwriters relating to the proposed coverage, which quotations shall be upon coverage and terms comparable to those proposed to be provided by TIAA or its Affiliate, and such agency shall not provide such insurance brokerage services unless it can obtain such insurance at a cost which is no greater than the lower of the two quotations from such unaffiliated entities; (B) if at any time TIAA or its Affiliate ceases to derive at least 75% of its income from its insurance business with Entities which are not sponsored by TIAA and its Affiliates, TIAA or its Affiliate shall not earn income from any additional insurance placements on behalf of the Partnership or any Real Estate Asset then owned by it; and (C) any agreement with TIAA or its Affiliate to provide insurance brokerage services to the Partnership shall be terminable by either party, without penalty, upon sixty (60) days’ prior written notice.

                              (v) The Partnership and/or any subsidiary of the Partnership may obtain an unsecured Credit Facility from TIAA or its Affiliate, subject to the following (A) the initial interest rate on borrowings under such Credit Facility is a variable rate not in excess of the federal funds rate (as such rate changes from time to time) plus an additional amount of 0.68% per annum (based upon a 360 day year), provided that, such additional amount shall be subject to review and may be increased or decreased at the end of any one year term, as agreed by the Partnership and TIAA, (B) a commitment fee payable to TIAA or its Affiliate in connection with such Credit Facility is not in excess of 0.1% of the annual weighted average of the unused portion of such Credit Facility (based upon a 360 day year); and (C) the term of such Credit Facility is initially one year, unless terminated upon 90 days’ advance written notice by either the Partnership or TIAA in its sole discretion, and such one-year term will automatically renew every year unless terminated upon such advance written notice.

                              (vi) The General Partner may enter into agreements with and pay fees to TIAA or other Affiliated Persons of the General Partner in consideration of property management and leasing services for Real Estate Assets of the Partnership (it being understood and agreed that the provision of such property management and leasing services does not constitute a part of the duties or obligations of the General Partner as a general partner of the Partnership); provided, however, that the General Partner shall not enter into any agreement for property management and leasing services with an Affiliate on terms less favorable to the Partnership than those customarily charged for similar services in the relevant geographical area and in no event shall fees paid by the Partnership to an Affiliate of the General Partner for property management and leasing services exceed the following schedule:

          (A) in the case of residential property, the maximum fee (including all rent-up, leasing and re-leasing fees and bonuses and leasing related services, except for locator services performed by non-affiliated parties) shall be 5% of the gross receipts from the property being managed;

          (B) in the case of industrial or commercial property other than that described in the following subparagraph (C), the maximum fee from such property shall be 6% of the gross receipts from the property being managed where the Affiliate of the General Partner performs leasing, re-leasing and leasing related services, and the maximum fee shall be 3% of gross receipts from the property being managed if the Affiliate of the General Partner does not perform leasing, re-leasing and leasing-related services with respect to the property; and

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                    (C) in the case of industrial or commercial properties which are leased for ten or more years on a net (or a similar) basis, the maximum fee shall be 1% of the gross receipts from the property being managed, except for a one-time initial leasing fee of 3% of the gross receipts on each lease payable over the first five full years of the original term of the lease.

          Any property management agreements with Affiliates shall be terminable by either party, without penalty, upon sixty (60) days’ prior written notice.

                              (vii) The validity of any transaction, agreement or payment involving the Partnership and the General Partner or any Affiliate thereof not expressly authorized under, and not otherwise prohibited by, the terms of this Agreement shall not be affected by reason of the relationship between the Partnership and the General Partner or such Affiliate or the approval of such transaction, agreement or payment by directors, officers or managers of the General Partner, all or some of whom are officers or directors of, or are otherwise interested in or related to, such Affiliate. All such transactions, agreements or payments involving the Partnership and the General Partner or any Affiliate thereof shall be on terms no less favorable to the Partnership than those available to the Partnership in similar dealings with unaffiliated third parties.

                    (b) Any agreements, contracts and arrangements with the General Partner or an Affiliated Person of the General Partner permitted by Section 9.3(a)(vii) shall be subject to the following conditions:

                              (i) any such agreements, contracts or arrangements shall be embodied in a written contract which describes the subject matter thereof and all compensation to be paid therefor;

                              (ii) no rebates or “give-ups” may be received by the General Partner or any such Affiliated Person, nor may the General Partner or any such Affiliated Person participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Agreement;

                              (iii) neither the General Partner (in any capacity other than a general partner) nor any such Affiliated Person may act as paying or purchasing agent for the Partnership and the amount of compensation paid to the General Partner or any such Affiliated Person may not exceed the amount which the Partnership would be required to pay to independent parties;

                              (iv) any such agreements, contracts or arrangements shall be fully and promptly disclosed to all Partners in the reports provided in Sections 13.2(a) and (b) (stating the compensation to be paid by the Partnership);

                              (v) any such agreements, contracts or arrangements shall be terminable by either party, without penalty, upon sixty (60) days’ prior written notice and may be modified only with the Consent of the Limited Partners holding a majority of the Voting Power (except as to immaterial or conforming amendments which shall only require the Consent of the General Partner on behalf of the Partnership); and

                              (vi) the General Partner or its Affiliated Persons performing the services for the Partnership previously shall have been independently engaged in performing services of the type to be performed for the Partnership for a period of at least two years.

                    (c) The General Partner, the Asset Manager and their Affiliates shall devote such time to the Partnership business as they, in their sole discretion, shall deem to be necessary to manage and supervise the Partnership business and affairs in an effi-cient manner; but nothing in this Agreement shall preclude the employment, at the expense of the Partnership, of any agent or third party to provide services in respect of the Partnership Assets, subject to the control of the General Partner.

                     (d) Neither General Partner nor the Asset Manager shall be required to manage or advise the Partnership as its sole and exclusive functions, and either of them may have other business interests and may engage in other activities in addition to those relating to the Partnership, including the acquisition, development, investment in, management or leasing of or other dealing with real or personal property of any kind or nature for its account or those of any Affiliates or any third parties or the rendering of advice or services of any kind to other investors and the making or management of other investments. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Neither the General Partner, the Asset Manager nor any of their Affiliates shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and each of them shall have the right to take for its own account (individually or otherwise) or to recommend any such particular investment opportunity to other Persons in which it or they have or have not any interest, and neither the General Partner, Asset Manager nor any of their Affiliates shall be liable or accountable to the Partnership or any Limited Partner on account of the lost opportunity, even if such activity is in competition with the Partnership or any of its subsidiaries. In the event that any particular investment opportunity is presented to the Asset Manager which might be made by the Partnership and by any Affiliate of the General Partner, a decision in respect of the allocation of such investment opportunity shall be made in accordance with the Allocation Procedure then in effect as determined by the Allocation Committee and reviewed from time to time by the

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Allocation Review Committee, subject to any investment limitations or other requirements of this Agreement, the Investment Guidelines or applicable law or regulation (including ERISA and insurance law). For purposes of reaching a decision in respect of the allocation of such investment opportunity, the Allocation Committee may consider the investment strategies of the Partnership and such Affiliate, the capital available for investment by each of the Partnership and such Affiliate and the period of time such capital has been available for investment, liquidity requirements, portfolio diversification, a possible disadvantage in the ownership of such investment by the Partnership or such Affiliate due to ownership of a potentially competitive property by an Affiliate of the General Partner and other relevant factors. If necessary, the Allocation Review Committee may make a final determination of such allocation generally based upon a strict rotation system applicable under the Allocation Procedure.

                    (e) The General Partner may, in its sole discretion, make or revoke any election on behalf of the Partnership under the Code, including, without limitation, the election under Section 754 of the Code. Each of the Partners will, upon request, supply the information necessary to properly give effect to each such election.

          9.4 Restrictions on Authority of General Partner.

                    (a) Without the Consent of the Limited Partners holding a majority of the Voting Power, the General Partner shall not have the authority to

                              (i) sell or otherwise dispose of all or substantially all of the Partnership’s Real Estate Assets (except for the sale or other disposition of Real Estate Assets in the ordinary course of the Partnership’s business, including the sale or other disposition of the final Real Estate Assets remaining as a result of such previous sales or dispositions); or

                              (ii) elect to dissolve the Partnership, except as otherwise provided in Section 14.1(a)(vi).

                    (b) The General Partner shall be subject to the following prohibitions:

                              (i) except to the extent that related commissions inure to the benefit of the Partnership, neither the General Partner nor any of its Affiliates shall be paid, directly or indirectly, any commission or brokerage fee in connection with the sale or other disposition of any Real Estate Asset;

                              (ii) neither the General Partner nor any Affiliate of the General Partner shall receive directly or indirectly a commission or fee in connection with the reinvestment of Net Operating Cash Flow or Net Capital Event Proceeds other than the Acquisition Fee payable to the Asset Manager or its Affiliates pursuant to Section 9.3(a)(i) and the Asset Management Agreement;

                              (iii) except as provided in Section 9.3(a)(v), neither any General Partner nor any Affiliated Person of the General Partner shall loan money to the Partnership unless (A) the principal amount of such financing shall be scheduled to be paid over a period of less than 48 months, and more than 50% of the principal amount of such financing shall be scheduled to be paid during the first 24 months and (B) the interest rate and other finance charges and fees shall not be in excess of the lesser of (x) if the loan was made in connection with a particular Real Estate Asset, the amounts that are charged by unrelated banks on comparable loans for the same purpose in the locality of the property in connection with which the loan was made and (y) a variable rate equal to the Prime Rate, as such rate changes from time to time, plus 2% per annum; nor shall the General Partner or any of its Affiliates provide permanent financing to the Partnership on a Real Estate Asset owned by the Partnership or make loans with a prepayment charge or penalty which are evidenced or secured by either a first or junior or all-inclusive note or mortgage except to the extent that such prepayment charge or penalty is attributable to an underlying encumbrance. In the event the Partnership utilizes any all-inclusive note, said note shall provide that (1) the Partnership shall receive credit on its obligation under said note for payments made by the Partnership directly on the underlying encumbrance; (2) that a bank, escrow company or other paying agent shall collect payments (other than amounts not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note or, in the alternative, all payments on the all-inclusive note and underlying notes shall be made directly by the Partnership; and (3) the rate of any interest charged by the General Partner or an Affiliated Person on such all-inclusive note will not exceed the rate of interest payable to the holder on the underlying encumbrance. Notwithstanding the foregoing, (aa) the Partnership may acquire and own any Real Estate Asset that is subject to, or may acquire and own any Real Estate Asset and assume, any loan or other financing extended by TIAA or any of this Affiliates prior to the Partnership’s acquisition of such Real Estate Asset, provided that there is no material change in the terms of such loan or other financing in connection with the Partnership’s acquisition of such Real Estate Asset; and (bb) TIAA or any of its Affiliates may participate in a syndicate of lenders that provides financing for any Real Estate Asset of the Partnership following the Partnership’s acquisition thereof, provided that the terms of such financing shall be on terms no less favorable to the Partnership than those available to the Partnership from an unaffiliated lender.

                              (iv) The Partnership shall not sell any Real Estate Assets (or any contract rights related thereto) to the General Partner or any of its Affiliates unless (A) the Partnership would not have sufficient funds from Unfunded Capital Commitments

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to retain (or in the case of contract rights related to a Real Estate Asset, acquire) such Real Estate Asset, (B) the General Partner or its Affiliate pays the Partnership in cash an amount equal to the Partnership’s cash investment (including any carrying costs related thereto) in such Real Estate Asset (or contract rights related thereto) and assumes, or takes such Real Estate Asset (or contract rights related thereto) subject to, any then outstanding indebtedness incurred by the Partnership to acquire and hold such Real Estate Asset (or contract rights related thereto), and (C) the sale to the General Partner or its Affiliate occurs no later than 90 days after the Offering Termination Date.

                    (c) The General Partner on behalf of the Partnership shall not purchase, lease or acquire any Real Estate Asset from the General Partner or any Affiliated Person of the General Partner or from any Person in which any General Partner or any Affiliated Person of the General Partner has a material interest. Notwithstanding the foregoing, the General Partner or an Affiliate may purchase any Real Estate Asset in its own name, and assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating the acquisition of such Real Estate Asset or the borrowing of money or obtaining of financing for the Partnership, or completion of construction of the Real Estate Asset, provided that (i) such Real Estate Asset is purchased by the Partnership for an investment no greater than the cost of such Real Estate Asset to the General Partner or such Affiliate (including any carrying costs related thereto), (ii) that there is no amendment to the stated interest rate of any note secured by such Real Estate Asset between the time it is acquired by the General Partner or such Affiliate and the time it is acquired by the Partnership and that no other benefit directly or indirectly arising out of such transaction (other than those incidental to the ownership of the property during the time it was held by the General Partner or such Affiliate) is received by the General Partner or Affiliated Person thereof apart from compensation otherwise permitted by this Agreement, (iii) the General Partner and its Affiliates have not held title to such Real Estate Asset on behalf of the Partnership for more than 12 months prior to the commencement of the public offering pursuant to Section 3.2, and (iv) the cost of the Real Estate Asset will not exceed the funds of the Partnership reasonably anticipates to be available to purchase such Real Estate Asset. The General Partner or its Affiliates may lease office space in Real Estate Assets; provided, however, that any such lease (A) shall be for rentals and on terms not less favorable to the Partnership than those available to the Partnership from unaffiliated tenants, (B) shall be terminable on 60 days’ prior written notice by the Partnership without penalty and (C) shall provide that any rentals from subleases relating thereto which are in excess of the rentals from such lease shall be paid to the Partnership and, provided further, that no more than 10% of the office space of the Real Estate Assets shall be leased to TIAA or its Affiliates (other than the Partnership). The Partnership shall not make any loans to the General Partner or any Affiliate of the General Partner. The foregoing provision shall not, however, prohibit the making of loans or advances by the Partnership to any REIT Subsidiary or Non-REIT Subsidiary or to any joint venture partnership which owns a particular Real Estate Asset as provided for in Section 9.2(b)(i).

                    (d) The General Partner shall not on behalf of the Partnership acquire any property (other than cash or a Capital Commitment to contribute cash) in exchange for Interests in the Partnership.

                    (e) The General Partner, in its capacity as such, or in its capacity as the direct or indirect general partner or manager of any joint venture, limited partnership or limited liability company, including without limitation, TC REIT, owning any Real Estate Asset shall not do or cause the Partnership to do, any act which would not be permitted under this Agreement to be done by it as the General Partner if title to such Real Estate Asset were held directly by the Partnership, and shall, in general, act, and cause the Partnership to act, in such capacity in the same manner as if title to such Real Estate Asset were held directly by the Partnership.

                    (f) The General Partner shall not receive, in connection with the performance of any services by any Affiliate thereof, any rebates or give-ups, nor may the General Partner participate in any reciprocal business arrangements which would have the effect of circumventing restrictions set forth herein upon dealings with its Affiliates. Nothing contained in this Agreement shall be deemed to prohibit the General Partner or any Affiliate of the General Partner from dealing, or otherwise engaging in business with, Persons (other than Affiliates of the General Partner) transacting business with the Partnership or from providing services relating to the purchase, sale, ownership, management, development or operation of real property and receiving compensation therefor, not involving any direct or indirect payment by the Partnership or any rebate or reciprocal arrangement, as described in the foregoing sentence, from any Person who has provided or may in the future provide any services to, sell property to, or purchase property from, the Partnership.

                    (g) The General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership, and the General Partner shall not permit the funds of the Partnership to be commingled with the funds of any other Person, provided that, nothing contained in this Section 9.4(g) shall prohibit the General Partner from establishing or employing a master fiduciary account pursuant to which separate subtrust accounts are established for the Partnership and other Persons as long as the funds of the Partnership are protected from claims of such other Persons or their creditors.

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          9.5 Unrelated Business Taxable Income. The General Partner shall use commercially reasonable efforts consistent with its goal of maximizing pre-tax income to minimize ‘unrelated business taxable income’ (as defined in Sections 511-514 of the Code)(‘UBTI’) provided, that the General Partner and its Affiliates shall not be liable to any Limited Partner or the Partnership in connection with any UBTI allocated to or reportable by any Limited Partner.

Article 10

ADMISSION OF SUCCESSOR AND
ADDITIONAL GENERAL PARTNERS

          10.1 Admission of Successor and Additional General Partners.

                    (a) With the Consent of the General Partner and the Limited Partners holding a majority of the Voting Power, the General Partner may at any time delegate its rights, powers and obligations to manage and control the business and affairs of the Partnership to one or more Persons as successors to such General Partner or as additional General Partners. Each such designee shall become a successor or additional General Partner upon satisfying the conditions of Section 16.4(a).

                    (b) Other than as provided in Section 10.1(a), the General Partner shall not have any right to retire or withdraw voluntarily from the Partnership or to admit a successor or additional General Partner, except that it may delegate its rights and powers to manage and control the business and affairs of the Partnership to, and may admit as a successor General Partner or additional General Partner, any Entity that (i) is a direct or indirect wholly-owned subsidiary of TIAA, or (ii) has, by merger, consolidation or otherwise, acquired all or substantially all of the General Partner’s assets or stock and continued its business. Each such successor General Partner shall be admitted as such to the Partnership upon satisfying the conditions of Section 16.4(a). Each Limited Partner hereby Consents to the admission of any successor or additional General Partner pursuant to this Section 10.1(b), and no further Consent or approval shall be required.

                    (c) Any voluntary withdrawal by the General Partner from the Partnership or any delegation to a successor or additional General Partner of its rights and powers to manage and control the business and affairs of the Partnership shall be effective only upon the admission in accordance with Section 10.1(a) or Section 10.1(b), whichever is applicable, of a successor or additional General Partner, as the case may be.

          10.2 Incapacity of the General Partner.

                    (a) Upon the Incapacity of the General Partner, such General Partner shall immediately cease to be the General Partner; provided, however, that such termination shall not affect any rights or liabilities of such General Partner which matured prior to such event.

                    (b) If, at the time the General Partner becomes Incapacitated, such General Partner is not the sole General Partner, the remaining General Partner or General Partners shall continue the business of the Partnership with the Partnership Assets and shall immediately (i) give notice to the Limited Partners of such event and (ii) make such amendments to this Agreement and execute and file for recordation such amendments or other documents or instruments as are necessary to reflect such change in the Partnership.

          10.3 Liability of a Withdrawn General Partner. Any General Partner who shall voluntarily or involuntarily for any reason (including Incapacity) withdraw from the Partnership or otherwise cease to be General Partner thereof shall be and remain liable for all obligations and liabilities incurred by it as General Partner prior to the time that such withdrawal or cessation shall, as provided in Section 10.1 or 10.2, have become effective, but such General Partner shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal or other cessation to be General Partner shall have become effective.

          10.4 Restrictions on Admission of Successor or Additional General Partner. Notwithstanding anything to the contrary in this Agreement, the General Partner may not admit any Person as a successor or additional General Partner except as provided in this Agreement.

Article 11

EXPENSES

          11.1 Organizational Expenses. The Partnership shall pay Organizational Expenses incurred in the creation of the Partnership, the General Partner and TC REIT and the sale of Interests to the public. The foregoing expenses may be paid directly by the Partnership or may be reimbursed by the Partnership to the General Partner or its Affiliates, provided that, the Asset Manager or its Affiliates will pay or reimburse to the Partnership any and all Organizational Expenses, to the extent such Organizational

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Expenses exceed $1,250,000. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a fifteen (15)-year period as provided in Section 709 of the Code.

          11.2 Operating Expenses. Subject to Section 11.3, the Partnership shall pay, or cause TC REIT or another subsidiary of the Partnership to pay, all costs and expenses related to their activities and operations, including, without limitation, fees, costs and other out-of-pocket expenses for, or relating to, (i) all Acquisition Expenses incurred in connection with the acquisition of Real Estate Assets; (ii) fees and expenses directly related to existing Real Estate Assets of the Partnership (including “out-of-pocket” costs for travel and travel-related expenses of the Asset Manager, legal and accounting work and other professional and third-party costs, appraisal fees (including independent third party appraisals), banking fees, brokerage fees, finders’ fees or other lending institution fees and expenses, and including professional advisors and consulting fees in connection with such investments); (iii) all principal, interest and other amounts owing, or that may become due, under any indebtedness of the Partnership or any of its subsidiaries (including the Credit Facility); (iv) fees and expenses incurred in connection with the disposition of Real Estate Assets, including legal and accounting fees and expenses, brokerage commissions, travel and other expenses related thereto; (v) expenses associated with the preparation of checks, financial reports and distribution to the Partners of reports and notices required pursuant to this Agreement and applicable law; (vi) fees and expenses for registration, qualification or exemption of the Partnership (and TC REIT) under any laws subsequent to the initial registration, qualification or exemptions necessary to carry out its business; (vii) expenses associated with the formation and organization of any subsidiaries (including REIT Subsidiaries) in addition to TC REIT; (viii) fees and expenses of litigation involving the Partnership or any of its subsidiaries; (ix) expenses incurred in connection with administrative proceedings relating to the Partnership; (x) taxes, fees or other governmental charges of the Partnership (and its subsidiaries, including TC REIT); (xi) expenses associated with holding meetings of Limited Partners; and (xii) expenses incurred in connection with the dissolution and liquidation of the Partnership (collectively, “Operating Expenses”).

          11.3 Reimbursements to the General Partner and Affiliates. All of the Partnership’s Operating Expenses shall be billed directly to and paid by the Partnership. Reimbursements to the General Partner or any Affiliates shall not be allowed (other than for Organizational Expenses, which shall be allowed), except for (i) the actual cost to the General Partner or such Affiliates of goods, materials and services used for or by the Partnership and obtained from Entities which are not Affiliated Persons of the General Partner; (ii) Partnership reports and communications to investors; and (iii) reimbursements to the Asset Manager in connection with its carrying out the duties described in the Asset Management Agreement authorized in Section 9.2(a)(xiii) hereof. No reimbursement under clauses (i) through (iii) above shall be permitted for (A) the salaries of and related salary expenses incurred by any Controlling Person (as defined hereinafter) and (B) any indirect general or administrative overhead expenses, such as rent, travel expenses and other items generally falling under the category of overhead, incurred in performing services for the Partnership which are not directly attributable to such services. “Controlling Person” for purposes of this Section 11.3 shall mean any Person, regardless of title, who performs executive or senior management functions for the General Partner, the Asset Manager or TIAA similar to those of directors, executive management and senior management, or any Person who either holds a 5% or more equity interest in TIAA or the General Partner or has the power to direct or cause the direction of TIAA or the General Partner, whether through the ownership of voting securities, by contract, or otherwise, or, in the absence of a specific role or title, any Person having the power to direct or cause the direction of the management level employees and policies of the General Partner, the Asset Manager or TIAA. It is not intended that every Person who carries a title such as vice president, senior vice president, secretary or treasurer be included in the definition of Controlling Person. In no event shall any amount charged to the Partnership as a reimbursable expense pursuant to this Section 11.3 exceed the actual cost of the goods or services provided. In the Partnership’s annual report to Limited Partners, there shall be provided the amount and a brief description of the reimbursements made pursuant to this Section 11.3. The reimbursement for expenses provided for in this Section 11.3 shall be made regardless of whether any distributions are made to the Limited Partners under the provisions of Section 5.1 or 14.2(a)(ii).

Article 12

LIMITATIONS ON LIABILITY AND INDEMNIFICATION

          12.1 Limitation of Liability.

                    (a) Liability of Exculpated Persons. None of the General Partner, the Asset Manager, any of their respective Affiliates or any of their respective trustees, directors, officers, partners, members or employees, performing services on behalf of the Partnership (each, an “Indemnified Person” and collectively, the “Indemnified Persons”) shall be liable or accountable to the Partnership or to any Partner for any act or omission performed or failed to be performed by it, him or her, or for any losses, claims, costs, damages, or liabilities arising from any such act or omission, if the General Partner or Asset Manager has determined, in good faith, that such act or omission was in the best interest of the Partnership and such losses, claims, costs, damages or liabilities were not the result of misconduct or negligence by such Indemnified Person.

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                    (b) No Retroactive Repeal. Any repeal or modification of this Section 12.1 shall not adversely affect any right or protection of a Person existing at the time of such repeal or modification.

          12.2 Indemnification.

                    (a) Advancement of Expenses. In the event that any Indemnified Person becomes involved in any capacity in any threatened, pending or completed action, proceeding, suit or claim (each, a “Legal Action”), whether civil, criminal, administrative or investigative, by reason of the fact that it, he or she is or was the General Partner, the Asset Manager or other Indemnified Person, or is or was otherwise authorized to act hereunder or in connection herewith, or otherwise failed to act in connection with the business or affairs of the Partnership or one of its direct or indirect subsidiaries or otherwise is or was serving at the Partnership’s request as a director, trustee, officer, partner, manager, member, employee or agent of one of its subsidiaries, the Partnership will, or will cause the appropriate subsidiary to, periodically advance or reimburse such Indemnified Person for its attorneys’ fees and expenses and other related expenses (including the costs of any investigation and preparation) incurred in connection with such Legal Action, provided that (i) the Legal Action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) the Legal Action is initiated by a third party who is not a Limited Partner or, if the Legal Action is initiated by a Limited Partner, a court of competent jurisdiction approves such advancement or reimbursement, and (iii) such Indemnified Person undertakes to repay the advanced or reimbursed funds to the Partnership or such subsidiary in a case in which such Indemnified Person is not entitled to indemnification under Section 12.2(b) or 12.2(c), as applicable.

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                    (b) Indemnification. The Partnership (or, if applicable, one of its direct or indirect subsidiaries) shall indemnify, defend and hold harmless each Indemnified Person from and against any losses, claims, costs, damages or liabilities suffered or sustained by it, him or her by reason of any act or omission, or alleged act or omission, arising out of its, his or her activities on behalf of the Partnership (or such subsidiary) or in furtherance of the interests of the Partnership (or such subsidiary), including, without limitation, judgments, fines, amounts paid in settlement and all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, of investigation, defense, appeal and settlement of any Legal Action in connection with the defense of any Legal Action and including any payments made by an Indemnified Person to any of its directors, managers, officers or partners who are Affiliates pursuant to an indemnification no broader than this Section 12.2(b); provided that the General Partner or Asset Manager has determined, in good faith, that the act or omission which caused the losses, claims, costs, damages or liabilities was in the best interest of the Partnership (or such subsidiary) and was not the result of negligence or misconduct by such Indemnified Person. The satisfaction of any indemnification, defense and saving harmless shall be from and limited to Partnership Assets, including any then Unfunded Capital Commitments of the Limited Partners (or the assets of such subsidiary), and no Limited Partner shall otherwise have any personal liability on account thereof.
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                    (c) Securities Law Claims. Notwithstanding anything to the contrary contained in Section 12.2(b) above, neither any Indemnified Person nor any Person acting as a broker-dealer with respect to the Interests shall be indemnified and held harmless from any losses, claims, costs, damages or liabilities incurred by them arising due to an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Person, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Person, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Person and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partner or Asset Manager shall undertake to cause the Indemnified Person seeking indemnification to apprise the court of the position with respect to indemnification for securities law violations of the Securities and Exchange Commission and any state securities regulatory authority in a jurisdiction in which the plaintiffs claim Interests were sold.

                    (d) Successors. The advancement or reimbursement and indemnification obligations of the Partnership and its direct and indirect subsidiaries under this Section 12.2 shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Partnership, the General Partner, the Asset Manager and any other Indemnified Person. The foregoing provisions shall survive any termination of this Agreement, and any amendment to such provisions shall not reduce the Partnership’s obligations with respect to any act or omission occurring, or any act or omission alleged to have occurred, prior to the date of such amendment.

                    (e) Exclusivity. The indemnification provided by this Section 12.2 shall not be deemed to be exclusive of any other rights to which an Indemnified Person may be entitled under any agreement or as a matter of law and shall continue as to an Indemnified Person who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the Partnership or any of its direct or indirect subsidiaries and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Person.

                    (f) Insurance. The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above, provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended

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coverage liability and casualty, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the General Partner, the Asset Manager and any of their Affiliates as additional insured parties thereunder, as long as such addition does not add to the premiums payable by the Partnership.

                    (g) Consultation. An Indemnified Person may consult with counsel, accountants and other experts reasonably selected by it, and any opinion of an independent counsel, accountant or expert retained with reasonable care shall be full and complete protection in respect of any action taken or suffered or omitted by the Indemnified Person hereunder in good faith and in accordance with such opinion.

Article 13

BOOKS, RECORDS AND REPORTS

          13.1 Books and Records. The General Partner shall maintain, or cause to be maintained, full and complete books and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books and records at reasonable times. The books of account for finan-cial accounting purposes shall be kept in accordance with generally accepted accounting principles. In addition, the General Partner shall maintain an alphabetical list of the names, addresses and telephone numbers of the Limited Partners along with the number of Interests held by each of them (the “Participant List”) as a part of the books and records of the Partnership, which shall be available for inspection by any Limited Partner or his designated representative at the office of the Partnership upon the reasonable request of the Limited Partner for any purpose reasonably related to the Limited Partner’s interest as a limited partner. The Participant List shall be updated at least quarterly to reflect changes, if any, in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List for any purpose reasonably related to such Limited Partner’s interest as a limited partner within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners’ voting rights under this Agreement and the exercise of the Limited Partners’ rights under federal proxy laws. If the General Partner neglects or refuses to exhibit, produce or mail a copy of the Participant List as requested in accordance with this Section 13.1, it shall be liable to the Limited Partner requesting the list for the costs, including attorneys’ fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partner may require any Limited Partner requesting the Participant List to represent that the list is not requested for a purpose unrelated to such Limited Partner’s interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state. Notwithstanding anything herein to the contrary, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or its business or that the Partnership is required by law or by agreement with a third party to keep confidential.

          13.2 Reports. The General Partner shall prepare or cause to be prepared the following reports:

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                    (a) Annual Report. Within 120 days after the end of each Fiscal Year, an annual report shall be sent to all the Limited Partners which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and statement of Partners’ capital for such year, which financial statements shall be prepared in accordance with generally accepted auditing standards and shall be accompanied by an auditor’s report containing an opinion of the independent registered public accountant for the Partnership; (ii) a report of the activities of the Partnership for such year; (iii) a report on the distributions during such year; (iv) a report setting forth the compensation paid to the General Partner and its Affiliates during such year and a statement of the services performed in consideration therefor; and (v) the annual statement of estimated Interest value pursuant to Section 13.2(d). Such annual report shall also include such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership. In addition, the notes to the Partnership’s financial statements included in its annual reports shall contain a breakdown of the general and administrative costs and expenses reimbursed to the General Partner and its Affiliates for the periods covered by the report, which shall be reviewed by the Partnership’s independent registered public accountant.
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                    (b) Quarterly Reports. If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within 60 days after the end of each of the first three quarters of each Fiscal Year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership, including, without limitation, reasonably detailed information regarding any property purchased during such quarter (including the use of such property, the terms of the material leases and details of any leverage applied to such property).

                    (c) Tax Information. Within 75 days after the end of each Fiscal Year, the General Partner shall use commercially reasonable efforts to send, or cause to be sent, to all the Limited Partners information necessary for the preparation of each Limited Partner’s U.S. federal income tax return and state income and other tax returns.

                    (d) Annual Statement of Estimated Interest Value. The General Partner shall furnish each Limited Partner an annual statement of estimated Interest value commencing with the first full Fiscal Year following the Offering Termination Date. Such annual statement shall report the value of an Interest based upon an estimate of the amount a holder of an Interest would receive if Partnership Assets were sold at their Net Asset Value as of the end of the Partnership’s Fiscal Year and the proceeds therefrom (without reduction for selling expenses), together with other funds of the Partnership, if any, were distributed to the Limited Partners in liquidation and shall include a description of the method by which such estimate was derived and the date of the data used to derive such estimate.

Article 14

DISSOLUTION AND TERMINATION

          14.1 Events of Dissolution.

                    (a) In accordance with Section 17-801 of the Act, and the provisions therein permitting this Agreement to specify the events of the Partnership’s dissolution, the Partnership shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

                              (i) on December 31 of the year that is seven (7) years after the Offering Termination Date, unless the General Partner elects to extend the term of the Partnership for up to three extensions of one year each;

                              (ii) the Consent of Limited Partners holding a majority of the Voting Power to dissolve the Partnership;

                              (iii) the effective date of an “Event of Withdrawal” (as defined in the Act) of a General Partner unless (A) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days of such Event of Withdrawal, or (B) if there is no remaining General Partner, the Limited Partners holding a majority of the Voting Power, within 120 days after such Event of Withdrawal, elect a new General Partner and continue the business of the Partnership;

                              (iv) the sale or other disposition of all of the Partnership’s interests in Real Estate Assets of the Partnership (including, without limitation, purchase money security interests and interests in Real Estate Assets owned by TC REIT and any other subsidiary of the Partnership);

                              (v) the entry of a decree of judicial dissolution under Section 17-802 of the Act; or

                              (vi) a good faith determination by the General Partner that dissolution of the Partnership is necessary or desirable (A) as a result of a Plan Asset Event or (B) to avoid any of the transactions contemplated in this Agreement from constituting a “prohibited transaction” within the meaning of the Plan Asset Regulation.

          Each Limited Partner hereby irrevocably waives any and all rights it may have to obtain a dissolution of the Partnership in any way other than as specified above.

                    (b) Dissolution of the Partnership shall be effective on the day on which the event occurs which gives rise to the dissolution, but the Partnership shall not terminate until the assets of the Partnership shall have been distributed as provided herein and a certificate of cancellation of the Certificate has been filed with the Secretary of State of the State of Delaware.

          14.2 Application of Assets.

                    (a) Upon dissolution of the Partnership, the business and affairs of the Partnership shall be wound up as provided in this Section 14.2. The General Partner shall act as the “Liquidator;” provided, that if the Partnership has been dissolved pursuant to Section 14.1(a)(iii), the Liquidator shall be a Person approved by Limited Partners holding a majority of the Voting Power. The

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Liquidator shall wind up the affairs of the Partnership, shall dispose of such Partnership Assets as it deems necessary or appropriate and shall pay and distribute the assets of the Partnership, including the proceeds of any such disposition, as follows:

                              (i) first, to creditors, including Partners who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or by establishment of reserves as determined by the Liquidator in its sole discretion), other than distributions to Limited Partners pursuant to Article 5, and

                              (ii) second, to the Partners in accordance with their positive Capital Account balances as required by Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

                    (b) The Liquidator shall, in its sole discretion, determine whether to sell any Partnership Assets, including, without limitation, Real Property Investments, and if so, whether at a public or private sale, for what price and on what terms. If the Liquidator determines to sell or otherwise dispose of any Partnership Asset or any interest therein, the Liquidator shall not be required to do so promptly but shall have full right and discretion to determine the time and manner of such sale or sales giving due regard to the activity and condition of the relevant market and general financial and economic conditions. If the Liquidator determines not to sell or otherwise dispose of any Partnership Asset or any interest therein, the Liquidator shall not be required to distribute the same to the Limited Partners promptly but shall have full right and discretion to determine the time and manner of such distribution giving due regard to the interests of the Limited Partners.

                    (c) Each Limited Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership, its Capital Account and its share of Profits, Losses and other tax items, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner, the Asset Manager, the Liquidator or any other Limited Partner (or any of their Affiliates).

          14.3 Procedural and Other Matters.

                    (a) Upon dissolution of the Partnership and until the filing of a certificate of cancellation, the Liquidator may, in the name of, and for and on behalf of, the Partnership, prosecute and defend suits, whether civil, criminal or administrative, settle and close the business of the Partnership, dispose of and convey the property of the Partnership, discharge or make reasonable provision for the liabilities of the Partnership, and distribute to the Partners any remaining assets of the Partnership, in accordance with this Article 14 and all without affecting the liability of Limited Partners or the General Partner and without imposing liability on the Liquidator. Without limiting the generality of the foregoing, in order to facilitate the liquidation of Partnership Assets and/or the payment or other satisfaction of the Partnership’s liabilities (including contingent liabilities), the Liquidator may establish a liquidating trust into which all or any remaining portion of the Partnership Assets are transferred and may designate itself, or any other Person the Liquidator deems proper, to act as liquidating trustee for such liquidating trust. In such event, the liquidating trustee shall have the full and complete right, power and authority to sell or otherwise dispose of the assets in the liquidating trust and to pay, settle or otherwise resolve liabilities (including contingent liabilities) of the Partnership and such liquidating trust, subject to the terms and conditions of the trust agreement governing such liquidating trust.

                    (b) The Certificate may be canceled upon the dissolution and the completion of winding up of the Partnership by any Person authorized to cause such cancellation in connection with such dissolution and winding up.

Article 15

APPOINTMENT OF ATTORNEY-IN-FACT

          15.1 Appointment and Powers.

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                    (a) Each Limited Partner hereby irrevocably constitutes and appoints the General Partner, with full power of substitution, as his, her or its true and lawful attorney-in-fact, with full power and authority in his, her or its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including, without limitation, the following: (i) the Certificate; (ii) all other certificates and instruments and amendments thereto that the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership in each jurisdiction in which the Partnership may conduct business; (iii) all instruments that the General Partner deems appropriate to reflect a change or modifi-cation of this Agreement in accordance with its terms; (iv) all conveyances and other instruments that the General Partner deems appropriate to reflect the dissolution and termination of the Partnership; (v) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Partnership; (vi) any and all documents necessary to admit Limited Partners to the Partnership, or to reflect any change or Transfer of a Limited Partner’s Interests, or relating to the admission or increased or adjusted Capital Commitment or Unfunded Capital Commitment of a Limited Partner; (vii) any amendment or other document to be filed as referenced in Section 3.2 or Section 16.4; (viii) any amendment to this Agreement that allows, enables, supplements or
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156 | Prospectus TIAA-CREF U.S. Real Estate Fund I

otherwise causes the provisions of this Agreement to be consistent, and/or operate in accordance, with the provisions of any REIT Agreement (including any amendments hereto or thereto to facilitate direct investment by third-party investors in a REIT Subsidiary); (ix) any and all documents necessary or appropriate in connection with the acquisition or Transfer of assets of the Partnership in accordance with the terms of this Agreement, and (x) all other instruments that may be required or permitted by law to be filed on behalf of or relating to the Partnership and that are not inconsistent with this Agreement.

                    (b) The authority granted by this Section 15.1 is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent Incapacity of the Limited Partner, may be exercised by a signature for each Limited Partner or by a single signature of the General Partner acting as attorney-in-fact for all of them, and shall survive the Transfer by a Limited Partner of the whole or any portion of his, her or its Interests.

          15.2 Presumption of Authority. Any Person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument, conveyance or other document referred to above, executed by the General Partner acting as attorney-in-fact, is authorized, regular and binding, without further inquiry.

Article 16

MISCELLANEOUS PROVISIONS

          16.1 Notices.

                    (a) Any notices, Consents, offers, elections and other communications required or permitted under this Agreement shall be in writing and be deemed duly given if personally delivered or sent by regular, certified, registered or overnight mail or courier or by e-mail or facsimile transmission, and shall be deemed received, unless earlier received, (i) if sent by U.S. mail, postage prepaid, on the third Business Day after being deposited in the mail, (ii) if sent by overnight mail or courier, on the next Business Day after being sent, (iii) if sent by e-mail or facsimile transmission, on the date sent (provided that a confirmed receipt is obtained), and (iv) if delivered by hand, on the date of receipt.

                    (b) All such notices, demands and requests shall be addressed as follows: (i) if to the Partnership or the General Partner, to Partnership’s principal place of business, as set forth in Section 2.4 and (ii) if to a Limited Partner, to the most recent address of such Limited Partner in the Partnership’s records.

                    (c) By giving to the other parties written notice thereof, parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon giving to the other parties notice of such change, and each shall have the right to specify as its address any other address.

          16.2 Word Meanings. The words such as ‘herein,’ ‘hereinafter,’ ‘hereof’ and ‘hereunder’ refer to this Agreement as a whole and not merely to the subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

          16.3 Successors. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and permitted assigns of the respective parties hereto.

          16.4 Amendments.

                    (a) Each Substituted Limited Partner (to the extent required by the General Partner), additional General Partner and successor General Partner shall become a signatory hereof by signing such number of counterpart signature pages to this Agreement and such other instrument or instruments, and in such manner and at such time, as the General Partner shall determine. By so signing, each Substituted Limited Partner, successor General Partner or additional General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by all the provisions of, this Agreement, as amended from time to time in accordance with the provisions of this Agreement. Any Person who becomes a holder of any Interest shall similarly be deemed, by virtue of such acquisition, to have adopted and to have agreed to be bound by all of the provisions of this Agreement, as amended from time to time in accordance with its terms.

                    (b) Except as otherwise provided in this Agreement (including, without limitation, Section 6.4(a)(i)) or required by law, this Agreement may be amended in any respect after the Offering Termination Date upon the affirmative vote of Limited Partners holding a majority of the Voting Power; provided, however, that without the Consent of the Partners to be adversely affected by the amendment, this Agreement may not be amended so as to (i) convert a Limited Partner into a General Partner; (ii) modify the limited liability of a Limited Partner; or (iii) alter the interest of a General or Limited Partner in Profits or Losses or in distributions of the Partnership.

                    (c) In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partner without the Consent of any of the Limited Partners (i) to add to the representations, duties or obligations of

TIAA-CREF U.S. Real Estate Fund I Prospectus | 157

the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (ii) to amend, delete or add any provision that is purely ministerial or administrative in nature, or which does not adversely affect the rights of Limited Partners, or to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the SEC or other federal agency or by a state ‘Blue Sky’ commissioner or similar such official, which addition or deletion is deemed by the staff of the SEC, such agency or official to be for the benefit or protection of the Limited Partners; or (iv) to allow, enable, supplement or otherwise cause the provisions of this Agreement to be consistent, and/or operate in accordance, with the provisions of any REIT Agreement or the governing document of any other subsidiary of the Partnership (including any amendments hereto or thereto to facilitate direct investment by third party investors in a REIT Subsidiary or such other subsidiary), provided, however, that no amendment shall be adopted pursuant to this Section 16.4(c) unless the adoption thereof (A) is for the benefit of or not adverse to the interests of the Limited Partners; (B) is not inconsistent with Article 9 hereof; (C) does not alter the interest of a General or Limited Partner in Profits or Losses or in distributions of the Partnership; and (D) does not, in the opinion of counsel for the Partnership, by its terms alter the limited liability of the Limited Partners or the status of the Partnership as a partnership for U.S. federal income tax purposes.

                    (d) In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner without the Consent of the Limited Partners, (i) to take such actions contemplated in Section 3.11(e), to avoid the characterization of the Partnership’s Profits as UBTI or avoid any material adverse consequences to the Partnership, the General Partner or the Asset Manager as a result of any change in law or interpretation of law applicable to a Regulated Investor, or (ii) to substitute a transferee as a Limited Partner with respect to an Interest; provided that such amendment to this Agreement shall be signed by the General Partner.

                    (e) In the event this Agreement shall be amended pursuant to this Section 16.4, the General Partner shall amend the Certificate to reflect such change if it deems such amendment of the Certificate to be necessary.

          16.5 Waiver. The waiver by any party hereto of a breach of any provisions contained herein must be in writing, signed by the waiving party, and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

          16.6 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to such state’s laws concerning conflicts of laws. In the event of a conflict between any provisions of this Agreement and any nonmandatory provisions of the Act, the provisions of this Agreement shall control and take precedence.

          16.7 Title to Partnership Assets. All assets of the Partnership shall be deemed to be owned by the Partnership as an entity, and no Limited Partner, individually or collectively, shall have any ownership interest therein. Each Limited Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership Assets. Legal title to any or all Partnership Assets may be held in the name of the Partnership, the General Partner or one or more nominees or direct or indirect subsidiaries of any of them, as the General Partner shall determine. The General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All assets of the Partnership shall be recorded as owned by the Partnership on the Partnership’s books and records, irrespective of the name in which legal title to such assets is held.

          16.8 Security Interest and Right of Set-Off. As security for any withholding tax or other liability or obligation (or reduced deduction for U.S. federal income tax purposes) to which the Partnership may be subject as a result of any act or status of any Limited Partner or to which the Partnership becomes subject with respect to any Interest, the Partnership shall have (and there is hereby granted to the Partnership) a security interest in all Net Operating Cash Flow, Net Capital Event Proceeds and other distributions distributable to such Limited Partner or with respect to such Interest to the extent of the amount of such withholding tax or other liability or obligation or the cost of the other Limited Partners of any reduced deduction (as reasonably determined by the General Partner). The Partnership shall have a right of set-off against any such distributions in the amount of such withholding tax or other liability or obligation or the cost of such reduced deduction. For purposes of this Agreement, any amount of U.S. federal, state or local taxes required to be withheld by the Partnership with respect to any amount distributable by the Partnership to any Partner shall be deemed to be a distribution or payment to such Partner and shall reduce the amount otherwise distributable to such Partner under this Agreement.

          16.9 Severability of Provisions. Each provision of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, void-

158 |Prospectus TIAA-CREF U.S. Real Estate Fund I

able, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provision shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

          16.10 Headings. The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.

          16.11 Further Assurances. The parties hereto shall execute and deliver all documents, provide all information and do or refrain from doing all such further acts and things as may be required to carry out the intent and purposes of the Partnership.

          16.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          16.13 Entire Agreement. This Agreement (including all exhibits and schedules hereto) and the Subscription Agreements (including all exhibits and schedules thereto) constitute, as applicable, the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersede all prior understandings or agreements, oral or written, among the parties.

          16.14 Counsel. The General Partner, the Asset Manager, TIAA and TPIS have retained Mayer Brown LLP (“Counsel”) in connection with the formation of the Partnership and the offering of the Interests and may retain Counsel in connection with the operation of the Partnership, TC REIT and other subsidiaries of the Partnership including, without limitation, making, holding and disposing of investments. Each Limited Partner acknowledges that Counsel does not represent any Limited Partner (in its capacity as such) other than TIAA in the absence of a clear and explicit written agreement to such effect between such Limited Partner and Counsel (and then only to the extent specifically set forth in such agreement), and that in the absence of any such agreement, Counsel shall owe no duties to any such Limited Partner (in such capacity) or to the Limited Partners as a group, whether or not Counsel has in the past represented or is currently representing such Limited Partner or Limited Partners with respect to other matters.

* * * * *

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first-above written.

GENERAL PARTNER:

TIAA-CREF USREF I GP, LLC,
a Delaware limited liability company

By:

Name:

Title:

INITIAL LIMITED PARTNER:

TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF
AMERICA, a New York corporation

By:

Name:

Title:

TIAA-CREF U.S. Real Estate Fund I Prospectus | 159

EXHIBIT A

(as of _______________, 2008)

	Capital Commitment	Capital Contribution	Percentage Interest	Interests

General Partner:
TIAA-CREF USREF I GP, LLC	$1,000	$1,000	0.002%	1
Initial Limited Partner:
Teachers Insurance and Annuity
Association of America	$50,000,000	$0	99.998%	50,000
Totals	$50,001,000	$0	100%	50,001

160 | Prospectus TIAA-CREF U.S. Real Estate Fund I

EXHIBIT B

SUBSCRIPTION DOCUMENTS
(AND PRIVACY NOTICE) FOR

TIAA-CREF U.S. REAL ESTATE FUND I, L.P.

___________________, 200_

TIAA-CREF U.S. Real Estate Fund I Prospectus |161

DIRECTIONS FOR THE COMPLETION
OF THE SUBSCRIPTION DOCUMENTS

          Prospective investors must complete both Part A and Part B of the Subscription Documents contained in this package in the manner described herein. For purposes of these Subscription Documents, Subscriber is the person for whose account the Units are being purchased. Another person with investment authority may execute the Subscription Documents on behalf of Subscriber, but should indicate the capacity in which it is doing so and the name of Subscriber.

          You should carefully read the instructions as to how to complete the Subscription Documents, including the spe-cific instructions contained within Part B of the Subscription Documents.

          Also, please note that in Section 5 of Part A, each representation must be separately initialed by the Subscriber next to where such representation is set forth.

          1. Evidence of Authorization

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          (a) For Individuals: Individuals must submit a copy of a government issued photo identification document, such as a state-issued driver’s license.
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          (b) For Corporations: Corporations must submit certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Documents.

          (c) For Partnerships: Partnerships must submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying the general partners.

          (d) For Limited Liability Companies: Limited liability companies must submit a copy of their operating agreement identifying the manager or managing member, as applicable.

          (e) For Trusts: Trusts must submit a copy of the trust agreement.

          (f) For Employee Benefit Plans: Employee benefit plans must submit a certificate of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.

          Entities may be requested to furnish other or additional documentation evidencing the authority to invest in the Fund. Please note that the General Partner will not accept a Subscription Agreement executed by the same individual that executed an authorizing corporate resolution.

          2. Privacy Notice:

          Please carefully read our Privacy Notice attached hereto as Annex 1.

          3. Delivery of Subscription Documents:

          One completed and signed copy of Part A and Part B together with any required evidence of authorization (see Instruction 1 above), should be delivered to the Fund at the following address:

For overnight delivery, please mail originals to:
TIAA-CREF U.S. Real Estate Fund I, L.P.

P.O. Box 1296
Charlotte, NC 28201
Attention: Shawn Paulk, Advisor Sales

For regular mail delivery, mail originals to:

TIAA-CREF U.S. Real Estate Fund I, L.P.
c/o Teachers Personal Investors Services, Inc.
8500 Andrew Carnegie Blvd.
Mail Stop C3-05
Charlotte, North Carolina 28262
Attention: Shawn Paulk, Advisor Sales

          Keep a copy for your records. Inquiries regarding subscription procedures should be directed to the Advisor Sales Team of Teachers Personal Investors Services, Inc. at (888) 842-0318, Option 3.

          As set forth in the prospectus, a Subscriber will have his, her or its Subscription Agreement accepted or rejected within 30 days after the Fund has received it. If a Subscription Agreement is rejected, it will be returned to the Subscriber within 10 business days after such rejection.

If Subscriber’s subscription is accepted, a fully executed set of the Subscription Documents will be returned to Subscriber.

162 | Prospectus TIAA-CREF U.S. Real Estate Fund I

PART A OF SUBSCRIPTION AGREEMENT

TIAA-CREF U.S. Real Estate Fund I, L.P.
c/o Teachers Personal Investors Services, Inc.
8500 Andrew Carnegie Blvd.
Charlotte, North Carolina 28262
Attention: Shawn Paulk, Advisor Sales

To Whom It May Concern:

          The undersigned (“Subscriber”) hereby agrees to purchase units of limited partnership interest (“Units”) to be issued by TIAA-CREF U.S. Real Estate Fund I, L.P. (the “Fund”), a Delaware limited partnership, in an amount equal to the amount set forth on the signature page hereto (the “Capital Commitment”) divided by $1,000 (the per-Unit purchase price) in accordance with the terms hereof. The minimum commitment per investor, including Subscriber, is $150,000, unless the Subscriber is currently a Limited Partner that previously participated in the Initial Closing, in which case the minimum commitment for such Subscriber is $50,000. Capitalized terms used herein without definition shall have the meanings assigned thereto in the amended and restated limited partnership agreement for the Fund, as amended to the date hereof (the “Partnership Agreement”).

1. ACKNOWLEDGMENT OF RECEIPT

          Subscriber hereby acknowledges that it has received and read a copy of the Fund’s prospectus, dated _______________, 2008, as supplemented from time to time (the “Prospectus”), and a copy of the Partnership Agreement (collectively, the Prospectus, the Partnership Agreement and this Subscription Agreement constitute the “Offering Documents”) relating to an investment in Units.

2. CAPITAL CONTRIBUTIONS; CLOSING

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          Once the Fund has received and accepted irrevocable commitments for at least 150,000 Units (not including the irrevocable commitment to contribute $50,000,000, in exchange for 50,000 Units, made by Teachers Insurance and Annuity Association of America (“TIAA”), which funds will be available for use promptly following the effectiveness of the Registration Statement on Form S-11 (as amended from time to time), File No. 333-141315, of which the Prospectus forms a part (the “Registration Statement”)), the General Partner shall have the right, in its sole discretion, to conduct one or more closings of investors (each, a “Closing”). Subscriber shall make Capital Contributions following such Closing or Closings, or at such other time or times upon proper notice and upon the terms set forth in the Partnership Agreement; provided, however, that Subscriber shall not be required to make any capital contribution to the Fund pursuant to this paragraph in excess of its Capital Commitment. At the time of such Closing, Subscriber will be credited in the books and records of the Partnership with the number of Units indicated in this Subscription Agreement. The Fund will not have more than two Closings for the public offering made by the Prospectus.
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3. ACCEPTANCE OF SUBSCRIPTION

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          The General Partner has the right to accept or reject this subscription, in whole or in part, in its sole discretion. This Subscription Agreement will be deemed to be accepted by the Fund only when signed by authorized representatives of each of the General Partner and Teachers Personal Investors Services, Inc. (the “Broker-Dealer”). This subscription is irrevocable by Subscriber except as required by applicable state securities laws.

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4.ACKNOWLEDGMENT AND AGREEMENT

          Subscriber acknowledges and agrees that:

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          (a) No federal or state agency has made any finding or determination as to the fairness of the offering or any recommendation or endorsement of the Units.

          (b) The offering has been registered under the Securities Act of 1933 (the “Securities Act”) and the state “blue sky” securities laws of the 50 states, and the Registration Statement has been declared effective by the Securities and Exchange Commission (the “SEC “); and the Fund does not intend to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

          (c) An investment in the Units is an illiquid investment, and the Partnership Agreement imposes significant restrictions on the transferability of the Units, and the General Partner has the sole discretion (except as in accordance with the terms of the Partnership Agreement) to limit transfers of the Units for any reason, and Subscriber cannot expect to liquidate its investment in case of emergency. Except as may otherwise be expressly set forth in this Subscription Agreement if Subscriber is purchasing Units in a fiduciary capacity, Subscriber is purchasing the Units for his, her or its own account and not with a view to making a distribution of the units.


          (d) The Fund may decline to accept any subscription for Units or additional Units in its sole discretion.

          (e) Neither the General Partner, the Asset Manager, the Broker-Dealer, nor any of their affiliates is authorized to render investment advice or act as a fiduciary with respect to Subscriber’s investment in the Units.

          (f) The General Partner, the Asset Manager, the Broker-Dealer and their respective affiliates will be subject to various conflicts of interest in carrying out their responsibilities to the Fund. Affiliates of the General Partner and the Asset Manager may also be in competition with the Fund. Opportunities to acquire real properties, whether or not meeting the investment guidelines of the Fund, may be offered to other funds or clients advised or managed by TIAA or the Asset Manager and opportunities to acquire real properties not meeting the investment guidelines may be pursued by TIAA, the Asset Manager or their affiliates outside of the Fund. Further, conflicts of interest may arise in the leasing

TIAA-CREF U.S. Real Estate Fund I Prospectus | 163

and sale of real properties in which the Fund has, or intends to have, an interest.

          (g) The Units are not obligations of either TIAA or the College Retirement Equities Fund (“CREF”). Neither TIAA nor CREF nor any affiliate thereof, offers any guarantee of the Units, and Subscriber may not look to either TIAA or CREF or any affiliate thereof (other than the Fund itself) for payments or distributions on the Units, and Subscriber will bear the entire investment risk. Subscriber must review the merits of this investment based on the disclosures contained in the Prospectus (as opposed to evaluating the financial condition of either TIAA or CREF) prior to making a decision to invest in the Units.

5. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

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          Subscriber hereby acknowledges that Subscriber has received the Prospectus and further acknowledges, represents, warrants and agrees to the following, and Subscriber shall initial next to each subsection indicating Subscriber’s acknowledgement of each representation:

_________ (a) Subscriber meets the minimum net worth standards and other applicable requirements for an investor in the Units set forth under the section entitled “Suitability Standards” in the Prospectus. Subscriber furnished the information set forth in this Subscription Agreement (including the Subscriber Questionnaire) and such information is complete and accurate as of the date of this Subscription Agreement (including the Subscriber Questionnaire) and will be complete and accurate as of the date of the Closing and as of the date of any Capital Contribution. If Subscriber is a resident of the State of Arkansas or the State of Kansas, Subscriber’s investment in the Fund and similar direct participation investments will not exceed 10% of that portion of Subscriber’s net worth that consists of cash, cash equivalents and readily marketable securities. Subscriber may change his, her or its address of record only by notifying the Fund in the manner prescribed herein. Subscriber acknowledges and agrees that the Fund, the General Partner, the Asset Manager, the Broker-Dealer and their affiliates are justified in relying upon such information.
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_________ (b) Subscriber recognizes that an investment in the Units involves investment risks.

_________ (c) Subscriber acknowledges that the Fund and its subsidiaries may retain affiliates of the General Partner and Asset Manager to perform services for the Fund and its subsidiaries in accordance with the Partnership Agreement. Such affiliates may subcontract some or all of these services to third parties.

_________ (d) Subscriber has not relied upon the Fund, the Asset Manager, the General Partner, the Broker-Dealer or any affiliate thereof for any tax or legal advice in connection with Subscriber’s purchase of the Units, and Subscriber has relied only on the advice of Subscriber’s own advisor(s) with respect to the tax and other legal aspects of the acquisition of the Units.

_________ (e) Subscriber will not duplicate or furnish copies of the Offering Documents to persons other than Subscriber’s investment and tax advisers or legal counsel assisting Subscriber in the evaluation of the Units and the Fund.

_________ (f) Subscriber, if an entity, is duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization and has all powers and is authorized, has taken all required action, and otherwise is duly qualified to execute, deliver and perform this Subscription Agreement and the Partnership Agreement and to purchase and hold the Units. This Subscription Agreement has been duly executed and delivered by Subscriber and constitutes the legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms. The individual signing this Subscription Agreement on behalf of Subscriber represents that he or she has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of Subscriber. Subscriber and/or the individual signing this Subscription Agreement on Subscriber’s behalf will provide to the General Partner such information as it shall reasonably request to substantiate the foregoing.

_________ (g) If the Subscriber is a “Benefit Plan Investor” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which includes an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Part 4 of Title I of ERISA, a “plan” covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an entity whose underlying assets include plan assets of either of the foregoing, the Subscriber has so indicated in Part B. 9 of the Subscriber Questionnaire.

          If the Subscriber is a Benefit Plan Investor, a governmental plan, a foreign plan or other employee benefit plan, account or arrangement whether or not subject to the fiduciary provisions of ERISA or Section 4975 of the Code (collectively, with Benefit Plan Investors, referred to as a “Plan”), the Subscriber makes the following representations, warranties and covenants:

(1)

The decision to commit assets of the Plan for investment in the Fund was made by fiduciaries independent of the Fund, the General Partner, the Asset Manager and any of their respective agents, representatives or affiliates, which fiduciaries (a) are duly authorized to make such investment decision and have not relied on any advice or recommendations from the Fund, the General Partner, the Asset Manager or any of their respective agents, representatives or affili-ates and (b) in consultation with their advisers, have carefully considered the impact of ERISA, the Code and the regulations, rules, procedures and judicial decisions thereunder, to the extent applicable, or any applicable state or local law similar to ERISA or Section 4975 of the Code, on an investment in the Fund;

164 |Prospectus TIAA-CREF U.S. Real Estate Fund I

(2)

None of the Fund, the General Partner, the Asset Manager or any of their respective agents, representatives or affiliates has exercised any discretionary authority or control with respect to the Plan’s investment in the Fund, nor has the Fund, the General Partner, the Asset Manager or any of their respective agents, representatives or affiliates rendered individualized investment advice to the Plan based upon the Plan’s investment policies or strategies, overall portfolio composition or diversification with respect to its commitment to invest in the Fund and the investment program thereunder;

(3)

It acknowledges and agrees that it is intended that the Fund will not hold plan assets of the Plan and that none of the Fund, the General Partner, the Asset Manager or any of their respective agents, representatives or affiliates will be acting as a fiduciary to the Plan under ERISA, the Code or any applicable federal, state or local law governing the Plan, with respect to either (a) the Plan’s purchase or retention of its investment in the Fund or (b) the management or operation of the business or assets of the Fund. It also confirms that, assuming the Fund does not hold Plan Assets, there is no rule, regulation, or requirement applicable to such Subscriber that is inconsistent with the foregoing description of the Fund, the General Partner and the Asset Manager;

(4)

Assuming the assets of the Fund are not deemed to be Plan Assets, it represents and warrants that its acquisition and holding of Units will not result in or give rise to a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code;

(5)

Assuming the assets of the Fund are not deemed to be Plan Assets, the execution and delivery by the Plan, and compliance by the Plan with the Subscription Documents and the Partnership Agreement (including all appendices, attachments or exhibits hereto or thereto) and each other document required to be executed and delivered by the Plan in connection with this subscription for Units, and the contemplated investment program and operations of the Fund, do not conflict with, or constitute a default under, any instruments or applicable guidelines governing the Plan, any applicable law, regulation or order, or any agreement to which the Plan is a party or by which the Plan is bound. The Subscriber shall promptly advise the Fund in writing of any changes of which it becomes aware in any governing law or any regulations thereun-der or interpretations thereof affecting the duties, responsibilities, liabilities or obligations of the Fund, the General Partner, the Asset Manager or any of their respective agents, representatives or affiliates with respect to the Plan. The Subscription Documents and the Partnership Agreement have been duly executed by the Plan and constitute, and when the Plan is admitted as a Limited Partner, will constitute, a valid and legally binding agreement of the Plan;

(6)

It (a) represents and warrants that the information provided in Part B. 9 of the Subscriber Questionnaire is true and accurate as of the date hereof, (b) covenants that such information will remain true and accurate for so long as the Subscriber holds Units in the Fund and (c) agrees to immediately notify the Fund if it has any reason to believe that it is or may be in breach of the foregoing representation and covenant; and

(7)	It agrees that it will provide additional information reasonably requested by the Fund, and the General Partner for purposes of compliance with applicable law.

_________ (h) Subscriber, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing entity for whom Subscriber is executing this Subscription Agreement, and such entity has full power and right to perform pursuant to this Subscription Agreement and become a Limited Partner of the Fund pursuant to the Partnership Agreement.

_________ (i) Subscriber is not an “associated person of another member” of the Financial Industry Regulatory Authority (“FINRA”) (formerly the National Association of Securities Dealers, Inc.), nor is Subscriber a “person associated with a member” of FINRA. The terms “associated person of a member” and “person associated with a member” mean: (1) a natural person who is registered or has applied for registration under the Rules of FINRA; (2) a sole proprietor, partner, officer, director, or branch manager of a member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a member, whether or not any such person is registered or exempt from registration with FINRA under the By-Laws of FINRA or the Rules of FINRA; and (3) for purposes of Rule 8210 of FINRA (formerly, NASD Rule 8210), any other person listed in Schedule A of Form BD of a member.

_________ (j) Neither the General Partner nor any of its agents, representatives or affiliates has exercised any discretionary authority or control with respect to Subscriber’s investment in the Units.

_________ (k) The terms of the Partnership Agreement including all exhibits and attachments thereto comply with the instruments governing Subscriber. If Subscriber is a governmental plan, the terms of the Partnership Agreement,

TIAA-CREF U.S. Real Estate Fund I Prospectus |165

including all exhibits and attachments thereto, comply with the instruments and applicable laws governing Subscriber and Subscriber shall promptly advise the General Partner in writing of any changes in any governing law or any regulations or interpretations thereunder affecting the duties, responsibilities, liabilities or obligations of the Fund, the General Partner or any of their respective agents, representatives or affiliates.

_________ (l) Upon any Capital Contribution from Subscriber being accepted in accordance with the Partnership Agreement, Subscriber shall automatically be deemed to have reaffirmed, restated and reacknowledged the agreements, acknowledgments, representations, warranties and other obligations set forth in this Subscription Agreement.
_________ (m) Subscriber, if an entity, was not formed for the specific purpose of acquiring the Units.

_________ (n) Subscriber represents that, beginning upon the date hereof and during any period that the Subscriber indirectly owns an equity interest in a REIT Subsidiary (the “REIT Shares”) through its ownership of Units in excess of the ownership restrictions (the “Ownership Restrictions”) set forth in the REIT Agreement, including the TC REIT Agreement, no Person who is treated as an individual under Section 542(a)(2) of the Code (determined after taking into account Section 856(h) of the Code) that is a direct or indirect member of the Subscriber (i) Beneficially Owns, or in the future will Beneficially Own, more than 9.8% in value of the Subscriber or (ii) Beneficially Owns, or in the future will Beneficially Own, as a result of the Subscriber’s REIT Shares, REIT Shares in excess of the Ownership Restrictions. For purposes of this representation, “Beneficially Owns” shall mean ownership by a Person who would be treated as an owner of the Subscriber either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. After the date hereof, the Subscriber will immediately notify the Fund of the date on which any of the foregoing rep resentations and covenants in this subsection (n) are no longer true and correct in all respects.

6.	INDEMNIFICATION

          Subscriber hereby agrees to indemnify and hold harmless the Fund, the General Partner, the Asset Manager, TIAA, the members of the Investment Management Committee of the Asset Manager (the “Investment Management Committee”), the Broker-Dealer and their respective affiliates, members, partners, directors, officers, employees, advisers or agents, from and against any and all loss, damage or liability due to or arising out of any inaccuracy in or breach of any of those representations or warranties by Subscriber. Notwithstanding the provisions of this Section 6, however, no representation, warranty, understanding or agreement made in this Subscription Agreement or in the Partnership Agreement by Subscriber will in any manner be deemed to constitute a waiver of any rights granted to Subscriber under federal or state securities laws. Subscriber acknowledges specifically that the representations and warranties and understandings and agreements set forth in this Subscription Agreement will survive the date of this Subscription Agreement.

7.	DISPUTE RESOLUTION

          All disputes, claims or controversies arising in connection with this Subscription Agreement, which are not settled by mutual agreement or as compelled by the terms of the Partnership Agreement, shall, to the extent not required to be arbitrated under the rules and regulations of FINRA, be resolved by arbitration in New York, New York, in accordance with the commercial rules of the American Arbitration Association (“AAA”) then in effect, by a single arbitrator chosen by the parties from a list of arbitrators provided by the AAA. If the parties cannot agree upon an arbitrator from the AAA within thirty (30) calendar days of a written demand for arbitration, the arbitrator shall be chosen by the AAA in accordance with its rules. Each party shall bear its own costs for such arbitration regardless of outcome. This Subscription Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

8.	TAX INFORMATION; RESIDENCE STATUS

          Subscriber hereby certifies that it is a U.S. investor and further certifies that Subscriber’s name, taxpayer identifica-tion or social security number and address provided in the Subscriber Questionnaire are correct. Subscriber has completed IRS Form W-9 and will return such IRS Form W-9 to the Fund with this Subscription Agreement. Subscriber will notify the Fund within sixty (60) days of a change to foreign status and the new country of residence.

9.	ADOPTION OF PARTNERSHIP AGREEMENT AND SPECIAL POWER OF ATTORNEY

          Subscriber, desiring to become a Limited Partner of the Fund, by executing this Subscription Agreement hereby accepts, adopts and agrees to all of the terms and provisions of the Partnership Agreement and agrees to be bound thereby. Subscriber hereby constitutes and appoints each Manager of the General Partner, together with all other authorized officers of the General Partner, and each of them acting independently, with full power of substitution, as Subscriber’s true and lawful agent and attorney-in-fact in Subscriber’s name, place and stead to take any and all such actions and to make, execute, swear to and acknowledge, amend, file, record and deliver (a) the Partnership Agreement and any amendments thereto made in accordance therewith and (b) any other documents and certificates deemed by the General Partner or the Asset Manager to be necessary or appropriate for the formation of the Fund and the conduct of its operations and the admission of Subscriber and others as Limited Partners of the Fund as contemplated by the Offering Documents. The power of attorney hereby granted (a) is a special power of attorney; (b) shall be deemed to be coupled with an interest; (c) shall be irrevocable; and (d) shall survive and not be affected by Subscriber’s subsequent cessation of existence as a legal entity, bankruptcy, dissolution, termination or any delivery by Subscriber of an assignment of the whole or any portion of Subscriber’s Units.

166 | Prospectus TIAA-CREF U.S. Real Estate Fund |

10. MISCELLANEOUS

          (a) No failure by the Fund or the General Partner to exercise any right or remedy under this Subscription Agreement or any other agreement between the Fund and/or the General Partner and Subscriber, nor any delay by the Fund or the General Partner in exercising the same, shall operate as a waiver. No waiver by the Fund or the General Partner shall be effective unless it is in writing and signed by the General Partner on behalf of the Fund or the General Partner.

          (b) In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict with such statute or rule of law and shall be deemed modified to conform therewith. Any provision hereof which may prove invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

          (c) Within five days after the receipt of a written request from the General Partner or an officer of the Fund, Subscriber agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and regulations to which the Fund is subject.

          (d) Notices required or permitted to be given under this Subscription Agreement shall be in writing and shall be deemed to be sufficiently given when sent by certified or registered mail, postage prepaid, addressed to the party for whom intended at the address of such party set forth in or specified for purposes of the Partnership Agreement.

          (e) This Subscription Agreement is not transferable or assignable by Subscriber.

          (f) Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders.

          (g) This Subscription Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles (except insofar as affected by applicable state securities laws of the jurisdiction in which the offering described herein has been made).

          (h) Subscriber agrees that service of process may be made upon Subscriber by certified or registered mail or by any method authorized by the laws of the State of Delaware.

          (i) Subscriber understands that this Subscription Agreement (i) shall be binding upon Subscriber and Subscriber’s legal representatives, successors and assigns and shall inure to the benefit of the Fund and its successors and assigns; (ii) shall survive Subscriber’s admission as a Limited Partner of the Fund; and (iii) may be executed by Subscriber and accepted by the Fund in one or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

11. CONFLICT OF INTEREST; WAIVER

          The General Partner, the Asset Manager, TIAA and the Broker-Dealer have retained Mayer Brown, LLP (“Counsel”) in connection with the offering of the Units and may retain Counsel in connection with the formation or operation of the Fund, TC REIT and other subsidiaries of the Fund, including, without limitation, making, holding and disposing of investments. Subscriber acknowledges that Counsel does not represent any Limited Partner (in its capacity as such) other than TIAA in the absence of a clear and explicit written agreement to such effect between such Limited Partner and Counsel (and then only to the extent specifically set forth in such agreement), and that in the absence of any such agreement, Counsel shall owe no duties to any such Limited Partner (in such capacity) or to the Limited Partners as a group, whether or not Counsel has in the past represented or is currently representing such Limited Partner with respect to other matters. Subscriber acknowledges and agrees that to the extent it has previously been represented by Counsel, is presently represented, or in the future may be represented by Counsel with respect to legal matters, and to the extent conflicts of interest, if any, arise from such relationship and Counsel’s representation of the General Partner, the Asset Manager, TIAA or the Broker-Dealer in connection with the transactions contemplated hereby, Subscriber hereby waives such conflict by executing this Subscription Agreement.

12. PATRIOT ACT REPRESENTATIONS AND WARRANTIES

          (a) Subscriber has reviewed the website of the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”)1, and conducted such other investigation as he-she or it deems necessary or prudent, prior to making these representations and warranties.2

          (b) Subscriber is not aware of any facts or circumstances that would reasonably be expected to lead Subscriber to believe that any of the funds tendered for the acquisition of the Units are directly or indirectly derived from activities that may contravene U.S. federal, state or non-U.S. laws and regulations, including anti-money laundering laws.

          (c) Subscriber understands and agrees that the investment of funds is prohibited by or restricted with respect to any persons or entities that: (i) are acting, directly or indirectly on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any of the OFAC lists; (ii) reside or have a place of business in a country or territory named on any of such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering (“FATF”)3, or whose subscription funds are transferred from

[1]	The lists of OFAC prohibited countries, territories, persons and entities may be found on the OFAC website at www.ustreas.gov/ofac.

[2]

U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, engaging in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

[3]	The list of Non-Cooperative Jurisdictions may be found at www.oecd.org/fatf.

TIAA-CREF U.S. Real Estate Fund I Prospectus | 167

or through such a jurisdiction; (iii) are “Foreign Shell Banks” within the meaning of the USA PATRIOT Act; or (iv) reside in or are organized under the laws of a jurisdiction designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.4 Such persons or entities in (i) through (iv) are collectively referred to as “Restricted Persons”. Subscriber is not and Subscriber is not aware of any facts or circumstances that would reasonably be expected to lead Subscriber to believe that any investors in Subscriber or any person controlling, controlled by, or under common control with5 Subscriber or for whom Subscriber is acting as agent or nominee in connection with the acquisition of the Units, a Restricted Person.

          (d) Subscriber acknowledges and understands that the General Partner, in its discretion, may decline to accept any subscription for the Units by a person who is a “Covered Person” within the meaning of the Guidance on Enhanced Scrutiny for Transactions that May Involve the Proceeds of Foreign Official Corruption, issued by the Department of the Treasury, et al., January, 2001, e.g., a senior foreign political figure6, or an immediate family member7 or close associate8 of a senior foreign political figure. Accordingly, Subscriber agrees to inform the General Partner, prior to the acquisition of any Units, if Subscriber is aware of any facts or circumstances that would reasonably be expected to lead Subscriber to believe that any investor in Subscriber or any person controlling, controlled by, or under common control with Subscriber, or for whom Subscriber is acting as agent or nominee in connection with the acquisition of the Units, is a Covered Person.

          (e) Subscriber agrees to provide any information deemed necessary by the Fund, the General Partner or the Broker-Dealer, each acting in its sole discretion, to comply with its anti-money laundering responsibilities and policies to the extent required by law and subject to appropriate confiden-tiality agreements.

          (f) Subscriber authorizes and permits the Fund, the General Partner and the Broker-Dealer, each using its own reasonable business judgment, to report information about Subscriber to appropriate authorities, and Subscriber agrees not to hold them liable for any loss or injury that may occur as the result of providing such information.

          (g) Subscriber agrees that, in the event of a material change with respect to the information provided in connection with the purchase of the Units, Subscriber will provide the General Partner and the Broker-Dealer promptly with updated information affected by the material change.

          (h) Subscriber agrees that, notwithstanding any other statement to the contrary in any agreement into which Subscriber has entered which relates to the Fund or in the Prospectus, if the Fund, the General Partner or the Broker-Dealer determines that Subscriber has appeared on a list of known or suspected terrorists or terrorist organizations compiled by any U.S. or foreign governmental agency, or that any information provided by Subscriber in this SubscriptionAgreement was not, at the time it was given, or is no longer, materially true or accurate, the Fund, the General Partner and the Broker-Dealer, and each of them, without limiting any other rights available to any of them under this Subscription Agreement or the Partnership Agreement, shall be authorized to take any action as shall be necessary or appropriate to comply with applicable law, including but not limited to, removing Subscriber from the Fund and/or notifying the federal authorities.

          (i) Subscriber encloses with this Subscription Agreement (1) if an individual, a copy of a government issued photo identi-fication document, such as a state-issued driver’s license, that provides verification of Subscriber’s identity, or (2) if an entity, a certified copy or copies of the certificate of incorporation (or other document evidencing the existence of the legal entity) with evidence of any name changes, resolutions or other evidence of the authority of officers to sign on behalf of the corporate entity and any other relevant documentation, whichever is appropriate in order that the Fund might comply with legislation for the prevention of money laundering from time to time in force.

[4]	The list of these jurisdictions may be found at www.ustreas.gov/fincen.

[5]

For the purposes of this section, “control” means the power, directly or indirectly, to direct the management or policies of a person, whether through ownership of securities, by contract, or otherwise. Each of Subscriber’s officers, partners, or directors exercising executive responsibility (or persons having similar status or functions) is presumed to control Subscriber. A person is presumed to control a corporation if the person: (i) directly or indirectly has the right to vote 25% or more of a class of the corporation’s voting securities; or (ii) has the power to sell or direct the sale of 25% or more of a class of the corporation’s voting securities. A person is presumed to control a partnership if the person has the right to receive upon dissolution, or has contributed, 25% or more of the capital of the partnership. A person is presumed to control a limited liability company (“LLC”) if the person: (i) directly or indirectly has the right to vote 25% or more of a class of the interests of the LLC; (ii) has the right to receive upon dissolution, or has contributed, 25% or more of the capital of the LLC; or (iii) is an elected manager of the LLC. A person is presumed to control a trust if the person is a trustee or managing agent of the trust.

[6]

A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[7]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[8]

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

168 | Prospectus TIAA-CREF U.S. Real Estate Fund |

          IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement as of the date set forth below and hereby represents, warrants and certifies that all the information contained herein is true and complete and may be relied upon by the Fund, the General Partner and the Broker-Dealer as of the date hereof, as of the date of the Closing and as of the date of each Capital Contribution.

Amount of Subscription:

US $☐ ☐ ☐, ☐ ☐ ☐, ☐ ☐ ☐. ☐ ☐

          Print or Type Name of Subscriber

(If an entity, please indicate name here; if an individual, please proceed to next line)

Name (Print or Type Name of Signatory)

Title (Print or Type Title of Signatory)

Signature

Date

TIAA-CREF U.S. Real Estate Fund | Prospectus   |  169

ACCEPTANCE OF SUBSCRIPTION

(to be filled out only by the General Partner)

The General Partner hereby accepts the above application for subscription on behalf of the Fund.

Subscription Amount Accepted by the General Partner:

US $☐ ☐ ☐, ☐ ☐ ☐, ☐ ☐ ☐. ☐ ☐

          TIAA-CREF U.S. REAL ESTATE FUND I, L.P.

By:	TIAA-CREF USREF I GP, LLC, as General Partner

By:

Name (Print or Type Name)

Title (Print or Type Title)

Signature

Date

170  |  Prospectus TIAA-CREF U.S. Real Estate Fund |

APPROVAL OF SALE

(to be filled out only by Teachers Personal Investors Services, Inc.)

Approved by:

TEACHERS PERSONAL INVESTORS SERVICES, INC.

By:

Name (Print or Type Name)

Title (Print or Type Title)

Signature

Date

By:

Name (Print or Type Name)

Title (Print or Type Title)

Signature

Date

TIAA-CREF U.S. Real Estate Fund I Prospectus   |  171

Annex 1

PRIVACY NOTICE

          This privacy notice applies to all collective investment vehicles (each, a “Fund”) offered, managed or advised by Teachers Advisors, Inc., an indirect, wholly owned subsidiary of Teachers Insurance and Annuity Association of America.

          Information, confidential and proprietary, plays an important role in the success of our business. We recognize that you have entrusted us with your personal and financial data and we recognize our obligation to keep this information secure. Maintaining your privacy is important to us and we hold ourselves to the highest standards in its safekeeping and use.

          We want you to know how we collect personal information from you and how we use that information. We receive personal information (such as your name, address, social security number, amount of your percentage ownership interest and any capital commitment) from your subscription application or the ownership records of the Fund. In servicing your account, we provide your personal information to our affiliates (including those who are involved in the operation, administration or management of, or the sale of interests in, the Fund) and nonaffiliated service providers, only as permitted by law. For example, we may share such information in connection with the administration and operations of the Fund, including disclosure to attorneys, accountants, auditors, administrators, or companies that may assist us with mailing statements or processing your transactions. As emphasized above, we do not provide investor or former investor information including names, addresses, or investor lists to outside companies except in furtherance of our business relationship with you, or as otherwise permitted by law.

          Within the Fund and its affiliates, access to the nonpublic personal information of the Fund’s investors is restricted to employees who need to access to that information to provide products or services to investors. To guard investors’ nonpublic personal information, physical, electronic, and procedural safeguards are in place that comply with federal standards. Our investors’ right to privacy extends to all forms of contact with us, including telephone, written correspondence, and electronic media.

          We consider privacy a fundamental right of investors and take seriously our responsibility to protect investor information. We will adhere to the policies and procedures described above for both current and former investors.

172  |  Prospectus TIAA-CREF U.S. Real Estate Fund |

DIRECTIONS/CHECKLIST FOR COMPLETING PART B
(SUBSCRIBER QUESTIONNAIRE) OF SUBSCRIPTION
AGREEMENT:

For Individual/Joint/UGMA/UMTA Registrations:

          Investors purchasing through IRAs should contact the Fund before completing Part B, as special rules may apply. To learn more about the availability of this product in an IRA or for assistance completing this application, please contact TIAA-CREF’s Advisor Services at 888 842-0318, option 1, between the hours of 8:00 AM and 7:00 PM ET Monday through Friday.

•	Please check the appropriate box to indicate whether the investment is new or subsequent. If subsequent, please include the account number.

•	Complete “Section 1” by selecting the appropriate account registration.

•	Complete “Section 2” with the amount of your subscription and the source of the funds.

	—	Minimum investment is $150,000.00

•	Complete “Section 3A” for individual registrations and “Section 3A and 3B” for Joint or UGMA/UTMA registrations.

	—	If there are more than two Joint Owners, please complete the “Additional Account Owner/Signatory Form” and attach it to the application.

•	Complete “Section 4” by providing your bank and bank account information for all distributions from the fund.

•	Complete “Section 5” by providing your advisor’s information.

	—	You must have an advisor to purchase this fund.

	—	Complete the “Authorization to Access TIAA-CREF Accounts” form if your advisor is not already authorized on your TIAA-CREF accounts.

•	Complete “Section 6” by providing the employment information for each owner or custodian.

	—	If there are more than two Joint Owners, please complete the “Additional Account Owner/Signatory Form” and attach it to the application.

•	Complete “Section 7” by answering all of the questions to create your investment profile.

	—	A complete and accurate investment profile is required in order for TIAA-CREF to accept your investment.

•	Complete “Section 8” to ensure compliance with Anti-Money Laundering laws.

•	Complete “Section 9” and “Section 10” by answering all questions that apply.

•	Complete “Section 11” by checking the appropriate tax status and completing the certification.

•	Complete “Section 12” by having all owners or the Custodian for UGMA/ UTMA registrations sign the subscription agreement.

•	Please include a copy of each owners’ driver’s license or other government issued identification card with your subscription agreement.

•	Retain a copy of both “Part A” and “Part B” of the Subscription agreement for your records and mail the originals to the following address:

TIAA-CREF U.S. Real Estate Fund I, L.P.
c/o Teachers Personal Investors Services, Inc.
8500 Andrew Carnegie Blvd.
Mail Stop C3-05,
Charlotte, North Carolina 28262
Attention: Shawn Paulk, Advisor Sales

For overnight delivery, mail the originals to:

TIAA-CREF U.S. Real Estate Fund I, L.P.
P.O. Box 1296
Charlotte, NC 28201
Attention: Shawn Paulk, Advisor Sales

For Trusts/Partnerships/Corporations/Others:

          Investors purchasing through IRAs should contact the Fund before completing Part B, as special rules may apply. To learn more about the availability of this product in an IRA or for assistance completing this application, please contact TIAA-CREF’s Advisor Services at 888-842-0318, option 1 between the hours of 8:00 AM and 7:00 PM ET Monday through Friday.

•	Identify investment type above “Section 1.”

•	Complete “Section 1” by selecting the appropriate account registration.

•	Complete “Section 2” with the amount of your subscription and the source of the funds.

	—	Minimum investment is $150,000.00

•	Complete “Section 3C” for entity registrations and “Section 3D” to identify the signatories for the entity.

	—	If there are more than three signatories please complete the “Additional Account Owner/Signatory Form” and attach it to the application.

•	Complete “Section 4” by providing the entity’s bank and bank account information for all distributions from the fund.

•	Complete “Section 5” by providing your advisor’s information.

	—	You must have an advisor to purchase this fund.

	—	Complete the “Authorization to Access TIAA-CREF Accounts” form if your advisor is not already authorized on your TIAA-CREF accounts.

•	Complete “Section 6” by providing the employment information for each Signatory.

	—	If there are more than two Joint Owners, please complete the “Additional Account

TIAA-CREF U.S. Real Estate Fund | Prospectus   |   173

Owner/Signatory Form” and attach it to the application.

•	Complete “Section 7” by answering all of the questions to create your investment profile.

	—	A complete and accurate investment profile is required in order for TIAA-CREF to accept your investment.

•	Complete “Section 8” to ensure compliance with Anti-Money Laundering laws.

•	Complete “Section 9” and “Section 10” by answering all questions that apply.

•	Complete “Section 11” by checking the appropriate tax status and completing the certification.

•	Complete “Section 12” by having all Signatories sign the subscription agreement.

•	Please include the following documents with your completed subscription agreement:

	—	A copy of each Signatory’s driver’s license or government issued identification card.

	—	A copy of the trust document/partnership agreement/corporate resolution.

•	Retain a copy of both “Part A” and “Part B” of the subscription agreement for your records and mail the originals to the following address:

TIAA-CREF U.S. Real Estate Fund I, L.P.
c/o Teachers Personal Investors Services, Inc.
8500 Andrew Carnegie Blvd.
Mail Stop C3-05
Charlotte, North Carolina 28262
Attention: Shawn Paulk, Advisor Sales

For overnight delivery, mail the originals to:

TIAA-CREF U.S. Real Estate Fund I, L.P.
P.O. Box 1296
Charlotte, North Carolina 28201
Attention: Shawn Paulk, Advisor Sales

PART B OF SUBSCRIPTION AGREEMENT
Please identify the investment.

		☐	New Investment

		☐	Subsequent Investment

Existing Account #:__________

1.	Account Type:	☐	Individual

		☐	Joint (rights of survivorship)

		☐	Joint (tenants in common)

		☐	UGMA/UTMA

		☐	Corporation

		☐	Partnership

		☐	Trust

		☐	Limited Liability Company

		☐	Other ______________________________

2.	Subscription Amount:	$☐ ☐ ☐, ☐ ☐ ☐, ☐ ☐ ☐. ☐ ☐*

*

The subscription amount must reflect the amount indicated on the Subscriber’s signature page in Part A. For new investments, a minimum of $150,000.00 is required (with additional increments of $10,000.00). For subsequent investments, a minimum of $50,000.00 is required (with additional increments of $10,000.00).

Source of Funds:		☐	Income from Earnings

		☐	Investment Proceeds

		☐	Gift

		☐	Sale of Business

		☐	Legal Settlement

		☐	Retirement Savings

		☐	Pension

		☐	Inheritance

		☐	Lottery/Gaming

		☐	Insurance Proceeds

		☐	Household Member/Immediate

Family Member

174 | Prospectus TIAA-CREF U.S. Real Estate Fund I

3. Account Registration:

A.	Primary Account Owner/Custodian for UGMA/UTMA

First Name	M.I.	Last Name

Social Security Number/ Taxpayer ID Number		Date of Birth

Street or P.O. Box (APO or FPO addresses will be accepted.)

If the above address is a P.O. Box, you must provide a street address.

City	State	Zip Code

Daytime Phone	Evening Phone	Email Address

☐ Please send all Annual Reports and Quarterly Reports for TIAA-CREF U.S. Real Estate Fund I, L.P., as filed with the SEC (in accordance with the terms of the Partnership Agreement), to my email address provided above until further notice. TIAA-CREF will not utilize your email address for any purpose other than the delivery of the aforementioned documents.

B.	Joint Owner/ Minor for UGMA/UTMA:

First Name	M.I.	Last Name

Social Security Number/ Taxpayer ID Number		Date of Birth

Street or P.O. Box (APO or FPO addresses will be accepted.)

If the above address is a P.O. Box, you must provide a street address.

City	State	Zip Code

Daytime Phone	Evening Phone	Email Address

☐ Please send all Annual Reports and Quarterly Reports for TIAA-CREF U.S. Real Estate Fund I, L.P., as filed with the SEC (in accordance with the terms of the Partnership Agreement), to my email address provided above until further notice. TIAA-CREF will not utilize your email address for any purpose other than the delivery of the aforementioned documents.

☐ Please find attached “Additional Account Owner/Signatory Form.”

C.	Trust/Corporation/Partnership/Other:

Entity Name

Taxpayer ID Number		Date of Formation

Jurisdiction of Organization		End of Tax Year

Street or P.O. Box (APO or FPO addresses will be accepted.)

If the above address is a P.O. Box, you must provide a street address.

City	State	Zip Code

D.	Signatories for Entities:*

*	Please submit either a copy of the trust/partnership agreement/corporate resolution or other document to verify the authorized parties to act on behalf of the above-mentioned entity.

1 of __________

First Name	M.I.	Last Name

Title (Trustee, Partner, other)

Social Security Number/Taxpayer ID Number		Date of Birth

Street or P.O. Box (APO or FPO addresses will be accepted.)

If the above address is a P.O. Box, you must provide a street address.

City	State	Zip Code

Daytime Phone	Evening Phone	Email Address

☐ Please send all Annual Reports and Quarterly Reports for TIAA-CREF U.S. Real Estate Fund I, L.P., as filed with the SEC (in accordance with the terms of the Partnership Agreement), to my email address provided above until further notice. TIAA-CREF will not utilize your email address for any purpose other than the delivery of the aforementioned documents.

TIAA-CREF U.S. Real Estate Fund I Prospectus  | 175

2 of __________

First Name	M.I.	Last Name

Title (Trustee, Partner, other)

Social Security Number/ Taxpayer ID Number		Date of Birth

Street or P.O. Box (APO or FPO addresses will be accepted.)

If the above address is a P.O. Box, you must provide a street address.

City	State	Zip Code

Daytime Phone	Evening Phone	Email Address

☐ Please send all Annual Reports and Quarterly Reports for TIAA-CREF U.S. Real Estate Fund I, L.P., as filed with the SEC (in accordance with the terms of the Partnership Agreement), to my email address provided above until further notice. TIAA-CREF will not utilize your email address for any purpose other than the delivery of the aforementioned documents.

3 of __________

First Name	M.I.	Last Name

Social Security Number/ Taxpayer ID Number		Date of Birth

Street or P.O. Box (APO or FPO addresses will be accepted.)

If the above address is a P.O. Box, you must provide a street address.

City	State	Zip Code

Daytime Phone	Evening Phone	Email Address

☐ Please send all Annual Reports and Quarterly Reports for TIAA-CREF U.S. Real Estate Fund I, L.P., as filed with the SEC (in accordance with the terms of the Partnership Agreement), to my email address provided above until further notice. TIAA-CREF will not utilize your email address for any purpose other than the delivery of the aforementioned documents.

☐ Please find attached “Additional Account Owner/Signatory Form.”

4. Bank Account Information: (Required for PAYMENT OF all distributions)

Account Type:	☐ Checking	☐ Savings

Name of Primary Account Owner

Name of Joint Owner

Name of Bank

Bank Address

City	State	Zip Code

ABA Number	Account Number

Please attach a voided check.

5.	Advisor of Record:* (Required for all accounts)

If your advisor is not already authorized, in addition, please complete the “Authorization to Access TIAA-CREF Accounts” form.

Firm Name

First Name	M.I.	Last Name

Address of Record

City	State	Zip Code

Advisor Phone	Advisor Fax	Email Address

*	If your advisor is not already so authorized, please complete the “Authorization to Access TIAA-CREF Accounts” form.

☐ Please send all Annual Reports and Quarterly Reports for TIAA-CREF U.S. Real Estate Fund I, L.P., as filed with the SEC (in accordance with the terms of the Partnership Agreement), to my email address provided above until further notice. TIAA-CREF will not utilize your email address for any purpose other than the delivery of the aforementioned documents.

176 | Prospectus TIAA-CREF U.S. Real Estate Fund I

ADVISOR USE ONLY

As a registered investment advisor, please provide your SEC and/or IARD #(s)

SEC: ________________ IARD: ___________________

Advisor APIN ☐☐☐☐☐☐

☐	Please check this box if the Advisor of Record is a federally or state charted trust company. Please provide Certificate/License Number: _____________

For DST Vision access, please provide the following:

Dealer Number __________          Branch Number __________

Rep Code __________

6. Employment Information:

A. Owner/Trustee/Custodian/Other:

Please check one of the following:

☐	Employed

☐	Retired

☐	Self Employed/Consultant

☐	Unemployed

If you checked retired or unemployed, please provide source of income by checking all that apply:

☐	Pension

☐	Social Security

☐	Investments

☐	Other ___________________

If you checked employed, please provide the following:

Employer Name	Occupation

Employer Address	Employer Phone Number

City	State	Zip Code

B. Joint Owner/Trustee/Others:

Please check one of the following:

☐	Employed

☐	Retired

☐	Self Employed/Consultant

☐	Unemployed

If you checked retired or unemployed, please provide source of income by checking all that apply:

☐	Pension

☐	Social Security

☐	Investments

☐	Other ___________________

If you checked employed, please provide the following:

Employer Name	Occupation

Employer Address	Employer Phone Number

City	State	Zip Code

C. Affiliations: (Complete if applicable for any Owners/Trustees/Custodians/Others)

☐	I am, and/or the joint applicant or an immediate family member is, a director, a 10% shareholder, or a policy-maker executive of a publicly traded company.

First Name	M.I.	Last Name

Company Name

☐	I am, and/or the joint applicant or an immediate family member is, affiliated with or working for TIAA-CREF, a member firm of a stock exchange, or the Financial Industry Regulatory Authority.

Company Name	Company Phone

Company Address

City	State	Zip Code

☐

I am a person who has discretionary authority or control with respect to the assets of TIAA-CREF U.S. Real Estate Fund I, L.P. or provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such person (a “Management Affiliate”).

For the purposes of the foregoing, an “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such person. “Control”, with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐

I am, and/or a person with interest in this account is, (i) a senior military, governmental or political official in a non-U.S. country or (ii) closely associated with or an immediate family member of such an official.

7. Investment Profile: (Required for all Accounts)

Investment Knowledge: (Check one only)

☐	None

☐	Limited

☐	Good

☐	Extensive

Investment experience in years: (Check one only)

☐	Less than 3 years

☐	3-5 years

☐	5-10 years

☐	Over 10 years

Investment experience by investment type: (Check all that apply)

☐	CDs

☐	Mutual Funds

☐	Fixed Income

☐	Individual Stocks

TIAA-CREF U.S. Real Estate Fund I Prospectus  |  177

☐	Options

☐	Commodities

☐	Hedge Funds

☐	Investment Property

☐	Limited Partnership

☐	Closed End Funds

Investment Objective: (Check one only)

☐	Capital Preservation

☐	Income

☐	Growth

☐	Speculation

Net Worth:

(Excluding the value of any and all homes, home furnishings and automobiles)

$ ☐☐☐,☐☐☐,☐☐☐.☐☐

Estimated gross income for current calendar/ fiscal year:

$☐☐☐,☐☐☐,☐☐☐.☐☐

Please provide actual income for prior two years:

Actual gross income for prior year 20 _____

$☐☐☐,☐☐☐,☐☐☐.☐☐

Actual gross income for prior year 20 _____

$☐☐☐,☐☐☐,☐☐☐.☐☐

8. Anti-Money Laundering Information:

For purposes of compliance with all applicable laws regarding money laundering, please check the appropriate box and provide the additional information requested as applicable:

☐	I am investing solely as principal and not for the benefit of any third parties.

☐	I am investing for the benefit of third parties, who are:

9. ERISA Requirements: (Answer all that apply)

i.	Is the subscriber (answer each question in (a)-(h)):

	a.	Subject to fiduciary provisions under Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”)?
☐ Yes ☐ No

	b.	A trust, which is exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”) because it is a trust described in Section 401(a) of the Code?
☐ Yes ☐ No

	c.	An individual retirement account (an “IRA”) described in Section 408(a) of the Code, a trust, plan, account or annuity that is subject to Section 4975 of the Code?
☐ Yes ☐ No

	d.	A governmental plan within the meaning of Section 3(32) of ERISA?
☐ Yes ☐ No

	e.	A church plan within the meaning of Section 3(33) of ERISA?
☐ Yes ☐ No

If “Yes”, has such church plan elected to be subject to ERISA?
☐ Yes ☐ No

	f.	A plan which is established and maintained outside of the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens?
☐ Yes ☐ No

	g.	A group trust, bank collective investment trust or insurance company separate account?
☐ Yes ☐ No

	h.	A partnership, limited liability company, trust or other entity not described in (g)?
☐ Yes ☐ No
ii.	If the Subscriber answered “Yes” to either (g) or (h), is it (answer both (a) and (b) below):

	a.	Subject to the fiduciary provisions under Part 4 of Title I of ERISA?
☐ Yes ☐ No

	b.	Subject to the prohibited transaction provisions of Section 4975 of the Code?
☐ Yes ☐ No

iii.	If the Subscriber answered “Yes” to (ii)(a) or (ii)(b), please complete the following representation by filling in the correct percentage:

Throughout the period the Subscriber holds Units, no more than ______% of the total value of the equity interest in the Subscriber will at any time be held by Benefit Plan Investors (as defined below).

iv.	Is the Subscriber an insurance company that is purchasing Units with assets of its general account:
☐ Yes ☐ No

v.	If the Subscriber answered “Yes” to (iv), please complete the following representation by filling in the correct percentage:

Throughout the period the Subscriber holds Units, no more than _______% of the general account as a whole will constitute plan assets of the Benefit Plan Investors (as defined below).

For purpose of the foregoing, a “Benefit Plan Investor” as defined in Section 3(42) of ERISA includes employee benefit plans that are subject to fiduciary provisions of Part 4 of Title I of ERISA (including, without limitation, pension and profit-sharing plans) and plans that are subject to the prohibited transaction provisions of Section 4975 of the Code (including, without limitation, IRAs and Keogh plans). The term Benefit Plan Investor does not include government plans, non-U.S. plans and church plans that have not elected to be subject to ERISA.

10. UBTI Certification:

Is the Subscriber investing assets of a pension plan, IRA or other tax-exempt entity that is subject to federal income tax on any unrelated business taxable income (“UBTI”)?

          ☐ Yes          ☐ No

178   |  Prospectus TIAA-CREF U.S. Real Estate Fund I

By checking “Yes” to (10) the Subscriber acknowledges that it has reviewed the discussion on UBTI in the “Certain U.S. Federal Income Tax Considerations” section of the Prospectus.

11. Substitute Form W-9:

Additionally, for U.S. tax planning purposes, the following information is requested. Please check all categories applicable for U.S. tax purposes.

☐	U.S. Citizen.

☐	U.S. Resident.

☐	Qualified pension, profit sharing or stock bonus plan, as defined in Section 401(a) of the Code.

☐	Private foundation, as defined in Section 509(a) of the Code.

☐	Trust formed to pay supplemental unemployment compensation, as defined in Section 501(c)(17) of the Code.

☐	Charitable trust described in Section 642(a) of the Code.

☐	Organization described in Section 501(c)(3) of the Code.

☐	Governmental plan described in Section 414(d) of the Code.

☐	Portion of a trust permanently set aside or to be used exclusively for the purposes described in Section 642(c) of the Code or a corresponding provision of a prior tax law.

☐	U.S. corporation, partnership or trust.

☐	None of the above. Please explain:

Further, Subscriber hereby certifies, under penalty of perjury, that:

(1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)

I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. person (including U.S. resident alien).

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

12. Signatures:

Subscriber has furnished the information set forth herein, such information is complete and accurate and will be complete and accurate at the Closing of the issuance and sale of the Units for which Subscriber has subscribed, and will be complete and accurate at the time any Capital Contribution is made by Subscriber unless the Fund and General Partner are notified otherwise in writing by Subscriber, and the Fund and General Partner are justified in relying upon such information. Subscriber understands that the foregoing information will be relied upon by the Fund for the purpose of determining the eligibility of Subscriber to purchase and own Units. Subscriber agrees to notify each of the General Partner and the Broker-Dealer immediately if any representations or warranty contained in the Subscription Agreement, including this Subscription Questionnaire, becomes untrue at any time, or if there is any material change in the information furnished in or pursuant to this Subscription Agreement, including this Subscriber Questionnaire. Subscriber agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of Subscriber to purchase Units. Subscriber agrees to indemnify and hold harmless the Fund and each Limited Partner from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Subscriber contained herein.

Signatures for Individual/Joint/IRA/UGMA/UTMA Registrations:

Date	Date

Print Name of Primary	Print Name of Joint Owner
Account Owner/Custodian

Signature of Primary	Signature of Joint Owner
Account Owner/Custodian

Signatures for Entity Registrations:

By signing the Subscription Agreement you are acknowledging that TIAA-CREF U.S. Real Estate Fund I, L.P. is an authorized investment vehicle for the above mentioned entity based on the governing doocuments for such entity.

Print Name of Signatory	Print Name of Signatory
(If needed)

Signature of Signatory	Signature of Signatory
(If needed)

Print Name of Signatory	Print Name of Signatory
(If needed)	(If needed)

Signature of Signatory	Signature of Signatory
(If needed)	(If needed)

The above-signed signatories are authorized and require _____ signature(s) in order to transact business on behalf of the above-mentioned entity.

TIAA-CREF U.S. Real Estate Fund I Prospectus | 179

          Until [the date that is 90 days after the date of this prospectus], all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

          We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth on the cover page of this prospectus. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

180 | Prospectus TIAA-CREF U.S. Real Estate Fund I

(This Page is Intentionally Left Blank)

TIAA-CREF U.S. Real Estate Fund | Prospectus   |  181

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

          The following table sets forth the costs and expenses to be paid in connection with the sale of our units of limited partnership interest being registered. The listed expenses will be paid by our general partner or the Asset Manager to the extent that they exceed 15% of the gross proceeds of the offering. All amounts are estimates except the SEC registration fee and the NASD filing fee, which have been paid, and assume the sale of 300,000 units.

SEC Filing Fee	$9,210
NASD Filing Fee	30,500
Printing and Postage Expenses	100,000
Legal Fees and Expenses	900,000
Accounting Fees and Expenses	200,000
Blue Sky Filing Fees and Expenses	75,000
Advertising and Sales Expenses	110,000
Broker-dealer expenses, including salaries, overhead and sales seminars	2,400,000	*
Sales incentives	3,000
Initial Establishment of Accounts at Broker-Dealer	100,000	*
Escrow and Custodian Expenses	10,000
Miscellaneous	12,290

Total expenses	$3,950,000

*	Paid or reimbursed by Asset Manager out of the asset management fee. A maximum of $2.5 million may be paid to the broker-dealer as reimbursement.

Item 32. Sales to Special Parties

          Not Applicable

Item 33. Recent Sales of Unregistered Securities

          On March 13, 2007, Teachers Insurance and Annuity Association of America (TIAA), the initial limited partner, entered into a binding commitment with the Fund to contribute $50,000,000 in exchange for 50,000 units ($1,000 per unit) of limited partnership interest. The units were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The proceeds of TIAA’s commitment will be available for contribution to the Fund after the date of the prospectus included in this registration statement on Form S-11 as and when called by the general partner for contribution to make real estate investments, pay expenses or for other purposes of the Fund.

Item 34. Indemnification of our general partner

          The Fund (or, if applicable, one of its direct or indirect subsidiaries) shall indemnify, defend and hold harmless the general partner, the Asset Manager and their affiliates performing services on behalf of the Fund (individually, an “Indemnified Person” and collectively, the “Indemnified Persons”) from and against any losses, claims, costs, damages or liabilities suffered or sustained by it, him or her by reason of any act or omission, or alleged act or omission, arising out of its, his or her activities on behalf of the Partnership (or such subsidiary) or in furtherance of the interests of the Fund (or such subsidiary), including, without limitation, judgments, fines, amounts paid in settlement and all reasonable costs and expenses, including reasonable attorneys’ fees and expenses of any investigation, defense, appeal and settlement of any threatened, pending or completed action, proceeding, suit or claim, whether civil, criminal, administrative or investigative (each, a “Legal Action”), in connection with the defense of thereof, and including any payments made by an Indemnified Person to any of its directors, managers, officers or partners who are its affiliates pursuant to an indemnification no broader than this indemnification; provided that the general partner or Asset Manager has determined, in good faith, that the act or omission which caused the losses, claims, costs, damages or liabilities was in the best interest of the Fund (or such subsidiary) and was not the result of negligence or misconduct by such Indemnified Person. The satisfaction of any indemnification, defense and saving harmless shall be from and limited to the Fund’s assets, including any then unfunded capital commitments of the limited partners (or the assets of such subsidiary), and no limited partner shall otherwise have any personal liability on account thereof.

          In the event that any Indemnified Person becomes involved in any capacity in any Legal Action by reason of the fact that it, he or she is or was the general partner, the Asset Manager or other Indemnified Person, or is or was otherwise authorized to act under the Fund’s partnership agreement or in connection therewith, or otherwise failed to act in connection with the business or affairs of the Fund or one of its direct or indirect subsidiaries or otherwise is or was serving at the Fund’s request as a director, trustee, officer, partner, member, employee or agent of one of its subsidiaries, the Fund will, or will cause the appropriate subsidiary to, periodically advance or reimburse such Indemnified Person for its attorneys’ fees and expenses and other related expenses (including the costs of any investigation and preparation) incurred in connection with such Legal Action, provided that (i) the Legal Action relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (ii) the Legal Action is initiated by a third party who is not a limited partner or, if the Legal Action is initiated by a limited partner, a court of competent jurisdiction approves such advancement or reimbursement, and (iii) such Indemnified Person undertakes to repay the advanced

TIAA-CREF U.S. Real Estate Fund I Prospectus | II-1

or reimbursed funds to the Fund or such subsidiary in a case in which such Indemnified Person is not entitled to indemnification under the Fund’s partnership agreement.

          None of the general partner, the Asset Manager or any other Indemnified Person shall be liable or accountable to the Fund or to any of its partners for any act or omission performed or failed to be performed by it, him or her, or for any losses, claims, costs, damages, or liabilities arising from any such act or omission, if the general partner or Asset Manager has determined, in good faith, that such act or omission was in the best interest of the Fund and such losses, claims, costs, damages or liabilities were not the result of misconduct or negligence by such Indemnified Person.

          Indemnification of any Indemnified Person will not be allowed for any liability, loss or damage incurred by it arising under federal and state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such Indemnified Person, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such Indemnified Person, or (iii) a court of competent jurisdiction approves a settlement of the claims against such Indemnified Person and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, our general partner or Asset Manager shall undertake to apprise the court of the position with respect to indemnification for securities law violations of the Securities and Exchange Commission and any state securities regulatory authority in a jurisdiction in which the plaintiffs claim our limited partnership interests were sold.

Item 35. Treatment of Proceeds from Stock Being Registered

          Not Applicable.

Item 36. Consolidated Financial Statements and Exhibits

(a)	Consolidated Financial Statements

The audited consolidated financial statements for TIAA-CREF U.S. Real Estate Fund I, L.P. (as of December 31, 2007 and February 28, 2007) and for TIAA-CREF USREF I GP, LLC (as of December 31, 2007 and March 6, 2007) have been filed with this Registration Statement on Form S-11.

(b)	Exhibits

The exhibits filed with this Registration Statement on Form S-11 are listed in the section entitled “Exhibit Index” in Part II of this Registration Statement.

Item 37. Undertakings

          (a) We undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) We undertake (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (c) We undertake to send to each limited partner, at least on an annual basis, a detailed statement of any transactions with our general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our general partner or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

          (d) We undertake to provide to each limited partner the financial statements required by Form 10-K for the first full fiscal year of our operations.

          (e) We undertake to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing limited partners. Each sticker supplement should disclose all compensation and fees received by our general partner and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

          (f) We undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the limited partners at least once each quarter after the distribution period of the offering has ended.

II-2 | Prospectus TIAA-CREF U.S. Real Estate Fund |

          (g) We undertake that, for the purposes of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Act or other than prospectuses filed in reliance on Rule 430A under the Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

          (h) For the purpose of determining our liability under the Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of us relating to the offering required to be filed pursuant to Rule 424 under the Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us; (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and (iv) any other communication that is an offer in the offering made by us to the purchaser.

          (i) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TIAA-CREF U.S. Real Estate Fund I Prospectus | II-3

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Not Covered by Report of Independent Registered Public Accountant)

TIAA REAL ESTATE ACCOUNT

          The information contained below relates to acquisitions of properties since January 1, 2004 by the TIAA Real Estate Account. This table provides information regarding the nature and location of the properties and the manner in which the properties were acquired. Past performance is not necessarily indicative of future performance. All amounts are through June 30, 2007.

Name of Property	Location	Type	Gross Leasable Square Feet(1)		Date of Purchase	Mortgage Financed at Purchase ($M)	Acquisition Cost ($M)(2)

Champlin Marketplace	Champlin, MN	Retail	103,577		6/8/07	$—	$18.4
Preston Sherry Plaza	Dallas, TX	Office	147,008		6/1/07		45.2
Printemps de L’Homme	Paris, France	Retail	142,365		3/8/07	—	263.7
Developers Diversified Realty Corporation (Joint Venture—85% Interest)	Various	Retail	17,000,000	(5,6)	2/27/07	—	1,038.6
Camelback Center	Phoenix, AZ	Office	232,617		1/17/07	—	75.7
The Newbry	Boston, MA	Office	607,685		12/28/06	—	370.7
1900 South Burgundy Place (Ontario Industrial Portfolio)	Ontario, CA	Industrial	397,125		12/21/06	—	28.0
The Ellipse at Ballston	Arlington, VA	Office	195,743		11/14/06	—	85.4
TREA Florida Retail, LLC—Orlando (Joint Venture—80% Interest)(3)	Orlando , FL	Retail	689,711		11/9/06	—	149.6
TREA Florida Retail, LLC—Miami (Joint Venture—80% Interest)(3)	Miami, FL	Retail	315,988		11/9/06	—	70.8
TREA Florida Retail, LLC— Fort Lauderdale (Joint Venture—80% Interest)(3)	Fort Lauderdale, FL	Retail	113,752		11/9/06	—	19.6
TREA Florida Retail, LLC—Tampa (Joint Venture—80% Interest)(3)	Tampa, FL	Retail	140,103		11/9/06	—	23.2
Publix at Weston Commons	Weston, FL	Retail	126,922		10/12/06	35.0	54.2
Hamilton Mill Business Center (Shawnee Ridge Industrial Portfolio)(4)	Buford, GA	Industrial	647,228		10/5/06	—	31.9
Praire Point Corporate Park (Chicago Industrial Portfolio)(4)	Bolingbrook, IL	Industrial	124,632		10/5/06	—	10.2
Airways Distribution Center	Memphis, TN	Industrial	556,600	(5)	10/5/06	—	24.9
Pinnacle Industrial / DFW Trade Center	Grapevine, TX	Industrial	899,200		10/5/06	—	45.9
Millennium Corporate Park	Redmond, WA	Office	536,884		10/3/06	—	139.1
1401 H Street, NW	Washington, DC	Office	348,629		9/29/06	115.0	208.2
South Frisco Village	Frisco, TX	Retail	227,175		9/29/06	26.3	46.8
Weber Distribution (Rancho Cucamonga)(4)	Rancho Cucamonga, CA	Industrial	275,760		9/26/06	—	20.6
Marketfair	West Windsor, NJ	Retail	235,144		9/13/06	—	94.0
Wellpoint Village, CA	Westlake	Office	208,000		7/12/06	—	48.2
Creeksides at Centerpoint	Kent, WA	Office	218,589		7/6/06	—	40.3
The North 40 Office Complex	Boca Raton, FL	Office	350,004		6/30/06	—	63.2
Park Place on Turtle Creek	Dallas, TX	Office	177,169		6/29/06	—	44.3
Phoenix Apartment Portfolio	Phoenix, AZ	Apartment	1176 Units		6/23/06	—	178.1
Kierland Apartment Portfolio	Scottsdale, AZ	Apartment	1000 Units		6/23/06	—	230.6
Houston Apartment Portfolio	Houston, TX	Apartment	2295 Units		6/23/06	—	304.4
Wilshire Rodeo Plaza	Beverly Hills, CA	Office	265,001		6/6/06	112.7	196.3
Broadlands Business Park	Elkton, MD	Industrial	756,690		2/17/06	—	34.7
GE Appliance East Coast Distribution Facility	Perryville, MD	Industrial	1,004,000	(5)	12/29/05	—	46.5
Plainsboro Plaza	Plainsboro, NJ	Retail	218,653		12/23/05	—	50.7
Embarcadero Center West	San Francisco, CA	Office	472,261		12/14/05	—	206.0

II-4 | Prospectus TIAA-CREF U.S. Real Estate Fund I

Name of Property	Location	Type	Gross Leasable Square Feet(1)		Date of Purchase	Mortgage Financed at Purchase ($M)	Acquisition Cost ($M)(2)

Lincoln Centre	Dallas, TX	Office	1,635,352		12/1/05	$—	$255.3
Regal Logistics Campus	Fife, WA	Industrial	968,535		11/28/05	—	63.2
Palomino Park Apartments	Denver, CO	Apartment	1184 Units		11/22/05	—	176.2
1 & 7 Westferry Circus	London, UK	Office	395,784		11/15/05	232.6	379.4
Shawnee Ridge Industrial Portfolio	Atlanta, GA	Industrial	775,694		10/12/05	—	44.4
RR Donnelly Distribution Center (Chicago Caleast Industrial Portfolio)(4)	Bolingbrook, IL	Industrial	659,157		10/6/05	—	33.6
201 Greenwood Court (Atlanta Industrial Portfolio)(4)	Atlanta, GA	Industrial	800,000	(5)	9/27/05	—	30.4
The Caruth	Dallas, TX	Apartment	338 Units		9/1/05	—	61.0
Glenridge Walk	Atlanta, GA	Apartment	296 Units		8/26/05	—	44.3
1050 Lenox Park	Atlanta, GA	Apartment	407 Units		8/26/05	—	70.8
The Maroneal	Houston, TX	Apartment	309 Units		7/29/05	—	35.0
Urban Centre	Tampa, FL	Office	549,375		7/21/05	—	105.6
980 9th Street & 1010 8th Street	Sacramento, CA	Office	481,885		7/18/05	—	159.5
The Reserve at Sugarloaf	Duluth, GA	Apartment	333 Units		7/1/05	26.4	44.3
260 Prospect Plains Road (South River Road Industrial)(4)	Cranbury Township, NJ	Industrial	232,886		6/15/05	—	14.7
Inverness Center	Birmingham, AL	Office	903,857		6/1/05	—	92.7
Del Monte Distribution Center (Dallas Industrial Portfolio)(4)	Fort Worth, TX	Industrial	689,660		5/20/05	—	26.1
Suncrest Village	Orlando, FL	Retail	93,358		4/29/05	—	15.6
99 High Street	Boston, MA	Office	731,204		4/27/05	185.0	273.2
8270 Greensboro Drive	Tyson’s Corner, VA	Office	157,980		4/22/05	—	60.5
East North Central RA Industrial Portfolio(7)	Chicago, IL	Industrial	237,092		1/27/05	—	18.4
50 Fremont	San Francisco, CA	Office	817,412		12/21/04	135.0	323.3
1001 Pennsylvania Avenue	Washington, DC	Office	802,390		12/21/04	210.0	466.4
1900 K Street	Washington, DC	Office	342,884		12/21/04	—	219.5
Fourth & Madison	Seattle, WA	Office	845,533		12/21/04	145.0	347.9
IDI Nationwide Industrial Portfolio	Various	Industrial	3,655,671		12/10/04	42.0	105.5
Centre Pointe & Valley View	Los Angeles, CA	Industrial	307,685		12/2/04	—	25.3
Harrell Street Distribution Center (Ontario Industrial Portfolio)(4)	Mira Loma, CA	Industrial	886,052		9/30/04	9.5	46.4
East North Central RA Industrial Portfolio(7)	Chicago, IL	Industrial	612,756		9/30/04	—	23.7
Northeast RA Industrial Portfolio	Boston, MA	Industrial	384,000	(5)	9/30/04	—	33.1
Four Oaks Place	Houston, TX	Office	1,762,616		9/30/04	—	255.4
The Market at Southpark	Denver, CO	Retail	190,080		9/17/04	—	33.4
Northern CA RA Industrial Portfolio	Oakland, CA	Industrial	741,456		8/27/04 & 9/30/04	—	59.1
Mountain RA Industrial Portfolio	Phoenix, AZ	Industrial	136,704		8/27/04	—	5.5
Southern CA RA Industrial Portfolio	Los Angeles, CA	Industrial	920,028		8/27/04	—	88.8
Mideast RA Industrial Portfolio	Wilmington, DE	Industrial	266,141		8/27/04	—	16.5
Northwest RA Industrial Portfolio	Seattle, WA	Industrial	312,231		8/27/04	—	19.4
Yahoo Center (Joint Venture—50% Interest)	Santa Monica, CA	Office	1,087,952		7/30/04	—	231.0
One Virginia Square	Arlington, VA	Office	117,967		7/13/04	—	42.4
Centerside I Office Building	San Diego, CA	Office	205,137		6/30/04	—	64.9
Mazza Gallerie	Washington, DC	Retail	293,935		5/25/04	—	77.7
Westlake North Business Park I & II	Westlake Village, CA	Office	198,558		5/18/04	—	49.6

(1)

Gross leasable square footage is represented as rentable square footage for all property types except for apartments, which are stated in number of units. The square footage is an approximate measure and is subject to periodic remeasurement.

(2)	Acquisition cost is comprised of purchase price, closing costs, debt assumed or incurred at acquisition, and all other acquisition related costs that are capitalized on the date of acquisition.

(3)	TREA Florida Retail—Orlando, Miami, Fort Lauderdale, and Tampa consolidated into TREA Florida Retail, LLC—Florida Retail Portfolio on the date of acquisition.

(4)	Acquisition was consolidated into property investment noted in parentheses.

(5)	Square footage indicated is approximate.

(6)	Investment consists of 66 properties located throughout the southeastern U.S.

(7)	East North Central RA Industrial Portfolio was acquired in two stages on 9/30/04 and 1/27/05.

TIAA-CREF U.S. Real Estate Fund | Prospectus | II-5

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS
(Not Covered by Report of Independent Registered Public Accountant)

CORE PROPERTY INVESTMENT FUND

          The information contained below relates to acquisitions of properties since inception (August 2, 2004) by a private core property investment fund sponsored by the Asset Manager and which has substantially similar investment objectives to TIAA-CREF U.S. Real Estate Fund I, L.P. This table provides a potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. Past performance is not necessarily indicative of future performance. All amounts are through June 30, 2007.

Name of Property	Location	Type	Gross Leasable Square Feet	Date of Purchase	Mortgage Financed at Purchase	Cash Down- payment	Purchase price	Cash Expenditures- Capitalized	Total Cost to Date

Cypress Park	Ft	Office	229,224	8/2/04	—	$40,475,000	$40,475,000	$3,227,044	$43,702,044
West	Lauderdale,
	FL

Stone Crest	San Diego,	Office	379,550	8/2/04	$37,000,000	39,870,000	76,870,000	6,956,413	83,826,413
	CA

Parkway	Montvale,	Office	92,337	8/2/04	—	15,600,000	15,600,000	—	15,600,000
Center	NJ

Garland	Dallas, TX	Industrial	419,961	10/25/04	—	16,450,000	16,450,000	—	16,450,000
Industrial

Sharonville	Cincinnati,	Industrial	215,670	12/22/04	—	10,350,000	10,350,000	—	10,350,000
Distribution	OH
Center

Carlton	Salem, NH	Apartment	93,411	5/11/05	—	17,600,000	17,600,000	44,417	17,644,417
Oaks

Crossroads	Lake Buena	Retail	147,214	7/19/05	34,600,000	22,450,000	57,050,000	554,875	57,604,875
at Lake	Vista, FL
Buena Vista

Hamptons	Marietta, GA	Apartment	206,608	7/27/05	—	17,861,250	17,861,250	233,411	18,094,661
at East Cobb

Memphis	Memphis, TN	Industrial	337,953	9/16/05	—	13,421,000	13,421,000	624,622	14,045,622
International

Plaza	Orlando, FL	Retail	200,913	9/19/05	44,600,000	28,460,733	73,060,733	256,908	73,317,641
Venezia

APL	Rancho	Industrial	468,682	9/19/05	—	35,000,000	35,000,000	—	35,000,000
Logistics	Cucamonga,
	CA

Roosevelt	Seattle,	Retail	138,784	11/23/05	—	48,600,000	48,600,000	72,313	48,672,313
Square	WA

Flatiron	Boulder,	Office	166,048	9/29/06	—	17,218,600	17,218,600	295,896	17,514,496
Park West	CO

Carlow	Bolingbrook,	Industrial	747,152	3/16/07	—	44,000,000	44,000,000	—	44,000,000
Corporate	IL
Center II

King	Alexandria,	Office	148,609	6/14/07	—	80,540,000	80,540,000	—	80,540,000
Street	VA
Station III

II-6   |  Prospectus TIAA-CREF U.S. Real Estate Fund I

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this pre-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 11th day of March, 2008.

TIAA-CREF U.S. REAL ESTATE FUND I, L.P.

By:	TIAA-CREF USREF I GP, LLC,
its General Partner

By:	/s/ Glenn A. MacFarlane

	Name:	Glenn A. MacFarlane
	Title:	Vice President

          Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Principal Executive Officer	March 11, 2008

Scott C. Evans

/s/ Glenn A. MacFarlane	Principal Financial and Accounting Officer	March 11, 2008

Glenn A. MacFarlane

*	Manager of TIAA-CREF USREF I GP,	March 11, 2008
the General Partner of the Fund
Thomas C. Garbutt

*	Manager of TIAA-CREF USREF I GP,	March 11, 2008
the General Partner of the Fund
Philip J. McAndrews

By: /s/ Glenn A. MacFarlane

Glenn A. MacFarlane

*Signed by Glenn A. MacFarlane as Attorney in Fact pursuant to powers of attorney filed herewith

TIAA-CREF U.S. Real Estate Fund I Prospectus  | II-7

EXHIBIT INDEX

1	Form of Distribution Agreement among TIAA-CREF U.S. Real Estate Fund I, L.P., Teachers Advisors, Inc., TIAA-CREF USREF I GP, LLC and Teachers Personal Investors Services, Inc. Services, LLC*

3	Amended and Restated Agreement of Limited Partnership of TIAA-CREF U.S. Real Estate Fund I, L.P. (included as Exhibit A to the Prospectus)

4	Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to the Prospectus)

5	Opinion of Mayer Brown LLP regarding the validity of limited partnership interests of TIAA-CREF U.S. Real Estate Fund I, L.P.*

8	Opinion of Mayer Brown LLP regarding certain federal income tax matters.*

10(a)	Escrow Agreement relating to custody of Subscription Agreements

10(b)	Form of Asset Management Agreement among TIAA-CREF U.S. Real Estate Fund I, L.P., TIAA-CREF USREF I GP, LLC and Teachers Advisors, Inc.*

10(c)	Form of Amended and Restated Limited Liability Company Agreement of TIAA-CREF USREF I REIT, LLC

23(a)	Consent of Mayer Brown LLP (included in Exhibits 5 and 8)*

23(b)	Consent of PricewaterhouseCoopers LLP re: TIAA-CREF U.S. Real Estate Fund I, L.P.

23(c)	Consent of PricewaterhouseCoopers LLP re: TIAA-CREF USREF I GP, LLC

24	Powers of Attorney*

*	Previously Filed

II-8  |  Prospectus TIAA-CREF U.S. Real Estate Fund |